Exhibit 2.3

EXECUTION VERSION

30 December 2008 as amended and restated on
21 April 2009, 11 June 2009, 16 March 2010, 21
May 2010, 29 June 2010, 25 September 2010, 14
January 2011, 22 February 2012 and as further
amended and restated on 14 December 2012
2010

THE BANKS AND FINANCIAL INSTITUTIONS NAMED HEREIN	(1)
as ECA Lenders

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK	(2)

CITIBANK INTERNATIONAL PLC	(3)
as ECA Agents

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK	(4)

CITIBANK INTERNATIONAL PLC	(5)
as National Agents

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK	(6)
as Security Trustee

JETSTREAM AIRCRAFT LEASING LIMITED	(7)
as Principal Borrower

ALS 3 LIMITED	(8)
and
AIRSTREAM AIRCRAFT LEASING LIMITED
as Borrowers

AERCAP IRELAND LIMITED	(9)

and

AERCAP A330 HOLDINGS LIMITED	(10)
as Principal AerCap Obligors

THE COMPANIES NAMED HEREIN	(11)
as Lessees

THE COMPANIES NAMED HEREIN	(12)
as Lessee Parents

CITIBANK, N.A.	(13)
as Administrative Agent

and

AERCAP HOLDINGS N.V.	(14)

FACILITY AGREEMENT
in respect of the financing of up to fifteen (15)
Airbus A330 and twelve (12) Airbus A320 Aircraft

Contents

Clause		Page

1	Definitions	3

2	Availability - ECA Facility	4

3	Utilisation of the ECA Facility	6

4	Representations and warranties	8

5	Undertakings and covenants - general	12

6	Undertakings and covenants of Lessees - operational and sub-leasing	17

7	Change of ownership and/or leasing structure with respect to an Aircraft	27

8	Mitigation	36

9	Contest	38

10	Covenants - ECA Finance Parties	39

11	Enforcement of Trust Documents	43

12	Proceeds Account	45

13	Application of sums received	46

14	Fees, Expenses and indemnities	56

15	National Agent	57

16	ECA Agent	59

17	Appointment and powers of the Security Trustee	63

18	Declaration of trust; supplemental provisions	63

19	Restrictions and limitations on and exclusions of the duties and responsibilities of the Security Trustee	64

20	No restriction on or liability to account for other transactions	66

21	Common Agent and Security Trustee	66

22	Change of Security Trustee	66

23	Limited recourse obligations of Borrowers	68

24	Set-off	69

25	Notices	70

26	Confidentiality	72

27	Joint and several liability	72

28	Consents and related matters	73

29	Subordination	73

30	Miscellaneous	74

31	Transfers	76

32	Governing law and jurisdiction	78

33	Contracts (Rights of Third Parties) Act 1999	78

34	Export Credit Agencies	79

35	Parallel debt	79

36	Principal AerCap Obligors and Airbus Purchase Agreement	80

Schedule 1 Definitions		82

Schedule 2 The Lenders		131

Schedule 3 The Aircraft Part 1 - The A330 Aircraft		133

Part 2 - The DekaBank Aircraft		134

Part 3 - The SLB A320 Aircraft		134

Part 4 - The Alitalia/AFS SLB Aircraft		134

Part 5 - The Capital Markets Aircraft		134

Part 6 - The AerVenture Aircraft		135

Part 7 - The Citibank/Govco Aircraft		135

Part 8 - The VAA SLB Aircraft		135

Schedule 4 ECA Utilisation Notice		136

Schedule 5 - IDERA Form of Irrevocable De-registration and Export Request Authorisation		137

Schedule 6 ECA Loan Agreement		138

Schedule 7 Operational Undertakings		139

Schedule 8 Sub-Lease requirements		151

Schedule 9 Quiet Enjoyment Undertaking		155

Schedule 10 Part I : Conditions precedent - initial		157

Part II: Conditions precedent to each Loan		159

Schedule 11 Transfer Certificate		161

Schedule 12 English Law Mortgage Letter		165

THIS FACILITY AGREEMENT is made on 30 December 2008 as amended and restated on 21 April 2009, 11 June 2009, 16 March 2010, 21 May 2010, 29 June 2010, 25 September 2010 and 14 January 2011, as amended on 22 February 2012, and as further amended and restated on 14 December 2012, as a deed

BETWEEN:

(1)                       THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 2 as ECA Lenders;

(2)                       CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a société anonyme established under the laws of France with a capital social of 6,055,504,839 Euros, whose registered office is at 9 Quai du President Paul Doumer, 92920 Paris La Defense Cedex, France in its capacity as agent for those ECA Lenders in relation to the Financed Aircraft other than the Citibank/GovCo Aircraft;

(3)                       CITIBANK INTERNATIONAL PLC acting through its office at Citigroup Centre, 5th Floor CGC2, Canary Wharf, London E14 5LB, United Kingdom in its capacity as agent for those ECA Lenders in relation to the Citibank/GovCo Aircraft;

(4)                       CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a société anonyme established under the laws of France with a capital social of 6,055,504,839 Euros, acting through its office in England at Broadwalk House, 5 Appold Street, London EC2A 2DA, England in its capacity as national agent for ECGD and those ECA Lenders in relation to the Financed Aircraft other than the Citibank/GovCo Aircraft;

(5)                       CITIBANK INTERNATIONAL PLC acting through its office at Citigroup Centre, 5th Floor CGC2, Canary Wharf, London E14 5LB, United Kingdom in its capacity as national agent for ECGD and those ECA Lenders in relation to the Citibank/GovCo Aircraft;

(6)                       CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a société anonyme established under the laws of France with a capital social of 6,055,504,839 Euros, whose registered office is at 9 Quai du President Paul Doumer, 92920 Paris La Defense Cedex, France, in its capacity as Security Trustee for and on behalf of the Secured Parties;

(7)                       JETSTREAM AIRCRAFT LEASING LIMITED, a company incorporated under the laws of the Cayman Islands and having its registered office at Intertrust SPV (Cayman) Limited, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands as Principal Borrower;

(8)                       ALS 3 LIMITED (formerly Aerostream Aircraft Leasing Limited), a company incorporated under the laws of the Cayman Islands and having its registered office at Intertrust SPV (Cayman) Limited, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands as Borrower;

(9)                       AIRSTREAM AIRCRAFT LEASING LIMITED, a company incorporated under the laws of the Cayman Islands and having its registered office at Intertrust SPV (Cayman) Limited, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands as Borrower;

(10)                AERCAP IRELAND LIMITED (previously known as debis AirFinance Ireland Limited and debis AirFinance Ireland plc) a company incorporated under the laws of Ireland and having its registered office at 4450 Atlantic Avenue, Westpark, Shannon, Co. Clare, Ireland; and

(11)                AERCAP A330 HOLDINGS LIMITED a company incorporated under the laws of Ireland and having its registered office at 4450 Atlantic Avenue, Westpark, Shannon, Co. Clare, Ireland,

as Principal AerCap Obligors; and

(12)                STREAMLINE AIRCRAFT LEASING LIMITED, a company incorporated under the laws of Ireland, whose registered office is at 4450 Atlantic Avenue, Westpark, Shannon, Co. Clare, Ireland as First Lessee;

(13)                COMETSTREAM AIRCRAFT LEASING LIMITED, a company incorporated under the laws of Ireland and having its registered office at 4450 Atlantic Avenue, Westpark, Shannon, Co. Clare, Ireland;

(14)                SLIPSTREAM AIRCRAFT LEASING LIMITED, a limited liability company incorporated under the laws of Bermuda, having its registered address at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda;

(15)                NICE LOCATION S.A.R.L., a société á résponsabilité limitée organised under the laws of France, whose address and principal place of business is at 52 rue de la Victoire, TMV Pôle, 75009 Paris France;

(16)                PISCESSTREAM AIRCRAFT LEASING LIMITED, a company incorporated under the laws of Ireland and having its registered office at 4450 Atlantic Avenue, Westpark, Shannon, Co. Clare, Ireland;

(17)                AUREASTREAM AIRCRAFT LEASING LIMITED, a limited liability company incorporated under the laws of Bermuda, having its registered address at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda;

(18)                NOVASTREAM AIRCRAFT LEASING LIMITED, a limited liability company incorporated under the laws of Bermuda, having its registered address at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda;

(19)                STELLASTREAM AIRCRAFT LEASING LIMITED, a company incorporated under the laws of Ireland and having its registered office at 4450 Atlantic Avenue, Westpark, Shannon, Co. Clare, Ireland;

(20)                BIARRITZ LOCATION S.A.R.L., a société á résponsabilité limitée organised under the laws of France, whose address and principal place of business is at 52 rue de la Victoire, TMV Pôle, 75009 Paris France;

(21)                LIBRASTREAM AIRCRAFT LEASING LIMITED, a company incorporated under the laws of Ireland and having its registered office at 4450 Atlantic Avenue, Westpark, Shannon, Co. Clare, Ireland;

(22)                GOLDSTREAM AIRCRAFT LEASING LIMITED, a limited liability company incorporated under the laws of Bermuda, having its registered address at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda;

(23)                VIRGOSTREAM AIRCRAFT LEASING LIMITED, a company incorporated under the laws of Ireland and having its registered office at 4450 Atlantic Avenue, Westpark, Shannon, Co. Clare, Ireland;

(24)                WHITESTREAM AIRCRAFT LEASING LIMITED, a limited liability company incorporated under the laws of Bermuda, having its registered address at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda;

(25)                LEOSTREAM AIRCRAFT LEASING LIMITED, a company incorporated under the laws of Ireland and having its registered office at 4450 Atlantic Avenue, Westpark, Shannon, Co. Clare, Ireland;

(26)                SILVERSTREAM AIRCRAFT LEASING LIMITED, a limited liability company incorporated under the laws of Bermuda, having its registered address at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda;

(27)                GEMINISTREAM AIRCRAFT LEASING LIMITED, a company incorporated under the laws of Ireland and having its registered office at 4450 Atlantic Avenue, Westpark, Shannon, Co. Clare, Ireland;

(28)                COPPERSTREAM AIRCRAFT LEASING LIMITED, a limited liability company incorporated under the laws of Bermuda, having its registered address at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda;

(29)                MAINSTREAM AIRCRAFT LEASING LIMITED, a company incorporated under the laws of Ireland and having its registered office at 4450 Atlantic Avenue, Westpark, Shannon, Co. Clare, Ireland;

(30)                AERCAP PARTNERS 2 LIMITED, a company incorporated under the laws of Ireland and having its registered office at 4450 Atlantic Avenue, Westpark, Shannon, Co. Clare, Ireland;

(31)                AERCAP IRELAND ASSET INVESTMENT 2 LIMITED, a company incorporated under the laws of Ireland and having its registered office at 4450 Atlantic Avenue, Westpark, Shannon, Co. Clare, Ireland

(32)                AERVENTURE EXPORT LEASING LIMITED, a company incorporated under the laws of Ireland and having its registered office at 4450 Atlantic Avenue, Westpark, Shannon, Co. Clare, Ireland;

(33)                WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely in its capacity as owner trustee under the Trust Agreement, a national banking association having its principal office at 260 N. Charles Lindbergh Drive, MAC: U1240-026, Salt Lake City, Utah 84111, USA; and

(34)                STARSTREAM AIRCRAFT LEASING LIMITED a company incorporated under the laws of Ireland and having its registered office at 4450 Atlantic Avenue, Westpark, Shannon, Co. Clare, Ireland.

as Lessees; and

(35)                AERCAP PARTNERS 2 HOLDING LIMITED, a company incorporated under the laws of Ireland and having its registered office at 4450 Atlantic Avenue, Westpark, Shannon, Co. Clare, Ireland as Lessee Parent of the JVA320 Lessee;

(36)                AERCAP PARTNERS 3 HOLDING LIMITED (formerly known as AerAvolon Aircraft Leasing Limited), a company incorporated under the laws of Ireland and having its registered office at 4450 Atlantic Avenue, Westpark, Shannon, Co. Clare, Ireland as Lessee Parent of the JV Avolon A330 Lessees and the JV Avolon A330 Intermediate Lessees;

(37)                AERCAP IRELAND ASSET INVESTMENT 1 LIMITED, a company incorporated under the laws of Ireland and having its registered office at 4450 Atlantic Avenue, Westpark, Shannon, Co. Clare, Ireland as Lessee Parent of the Alitalia/AFS SLB Lessee;

(38)                CITIBANK, N.A., acting through its office at 388 Greenwich Street, 25th Floor, New York, New York 10013, United States of America as administrative agent for the Primary Lender; and

(39)                AERCAP HOLDINGS N.V., a company incorporated under the laws of the Netherlands registered with the trade register of the chambers of commerce under registration number 34251954, whose registered office is at AerCap House, Stationsplein 965, 1117 CE Schiphol Airport, Amsterdam, The Netherlands.

IT IS AGREED as follows:

1                               Definitions

In this Agreement (including schedules), except where the context otherwise requires or there is express provision to the contrary, words and expressions set out in Schedule 1 shall have the meanings ascribed thereto. The rules of interpretation set out in Schedule 1 are also applicable to this Agreement.

2                              Availability - ECA Facility

2.1                    ECA Facility

2.1.1          Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of each Lessee and each Borrower set out in clause 4, the ECA Lenders hereby grant and undertake to make available to (i) the Borrowers a loan facility in the principal amount of up to the ECA Facility Amount as ECA Loans, and (ii) the Capital Markets Borrower, the Capital Markets Facility in the principal amount of up to the Capital Markets Facility Amount to refinance the Capital Markets Aircraft.

2.1.2          In respect of the ECA Commitments ascribed to the Alternate Lender, the Primary Lender intends but is not obliged to assume such commitments and to fund the Alternate Lender’s ECA Portion of the ECA Loan (through its issuance and sale of commercial paper or other securities) provided that if it fails to do so, the Alternate Lender will do so.  The Primary Lender may elect at any time not to fund the entire amount of the Alternate Lender’s ECA Portion of the ECA Loan, in which case the Alternate Lender shall, subject to the terms and conditions of this Agreement, be obliged to fund such ECA Portion.

2.2                    ECA Availability Period

2.2.1          The ECA Facility can be utilised at any time during the ECA Availability Period on the terms and subject to the conditions of this Agreement.

2.2.2          It is currently contemplated that each of the Aircraft will be delivered during the Scheduled Delivery Month for that Aircraft. The relevant Principal AerCap Obligor shall, as soon as reasonably practicable following receipt of notice from or agreement with the Manufacturer of a change to the Scheduled Delivery Month for an Aircraft, notify the ECA Agent of that change. Upon receipt by the ECA Agent of that notice and provided that the new scheduled delivery month falls (a) no later than six (6) months after the original Scheduled Delivery Month for the relevant Aircraft specified in Part 1 of Schedule 3, and (b) within the ECA Availability Period, the Scheduled Delivery Month for that Aircraft shall subject always, (A) in the case of the DekaBank Aircraft, to the terms of the DekaBank Side Letter, and (B) in the case of the Citibank/GovCo Aircraft, to the terms of the Citibank Side Letter, be amended accordingly.  If either (a) or (b) does not apply, then, unless the ECA Agent otherwise agrees, that Aircraft shall thereupon cease to be an Aircraft under and for the purposes of this Agreement and the ECA Commitments for that Aircraft shall be reduced to zero.

2.3                    Number and composition of ECA Loans and Capital Markets Facility

2.3.1          Subject always to clause 3, the ECA Facility shall be available as up to twenty five (25) ECA Loans, constituting one ECA Loan for each Financed Aircraft, the Capital Markets 2010-1 Facility in respect of the Capital Markets 2010-1 Aircraft and the Capital Markets 2010-2 Facility in respect of the Capital Markets 2010-2 Aircraft, provided however that (without prejudice to the other conditions set out in this Agreement) no ECA Loan shall be available for either of the Alitalia/AFS SLB Aircraft with manufacturer’s serial numbers 4075 and 4108 unless and until the Export Credit Agencies consent to the financing of that Alitalia/AFS SLB Aircraft.

2.3.2          The maximum amount of the ECA Loan for each Financed Aircraft shall be the Maximum ECA Amount for that Financed Aircraft.

2.3.3          Subject to the terms and conditions of this Agreement and the ECA Loan Agreement for that ECA Loan, each ECA Lender for a Financed Aircraft shall participate in an ECA Loan for a Financed Aircraft through its Lending Office in an amount equal to its ECA Commitment for that Financed Aircraft.

2.3.4          To the extent that, pursuant to the Transaction Documents, the ECA Commitments for a Financed Aircraft and/or the Unutilised ECA Facility are from time to time reduced:

(a)             the Maximum ECA Amount for a Financed Aircraft shall from time to time be reduced by an amount equal to all reductions in the ECA Commitments for that Financed Aircraft;

(b)             the ECA Facility Amount shall from time to time be reduced by an amount equal to all reductions in the ECA Commitments for any Financed Aircraft and/or the Unutilised ECA Facility (but without double counting); and

(c)              the Unutilised ECA Facility shall from time to time be reduced by an amount equal to all reductions in the ECA Commitments for any Financed Aircraft.

2.3.5          Notwithstanding anything herein or in any other Transaction Document to the contrary each of the parties hereto acknowledges and agrees that, the maximum aggregate amount of the ECA Commitments in respect of the DekaBank Aircraft shall be three hundred and forty three million Dollars ($343,000,000) and the foregoing provisions of this clause 2.3 shall be construed accordingly.

2.3.6          Following the issue of each of the Capital Markets Notes, each of the Capital Markets 2010-1 Facility and the Capital Markets Facility 2010-2 has been fully drawn and utilised.

2.4                    Cancellation of the ECA Facility

Upon the expiry of the ECA Availability Period, the Unutilised ECA Facility (if any) then remaining shall be cancelled.

2.5                    Currency

Each ECA Loan and the Capital Markets Facility shall be utilised wholly in Dollars.

2.6                    Terms and conditions

Each ECA Loan shall be documented by an ECA Loan Agreement. The Capital Markets Facility shall be documented by the Capital Markets Documents.

2.7                    Several obligations

2.7.1          The obligations of each ECA Lender to make its ECA Commitment or any part thereof available and to perform its obligations under this Agreement and the other Transaction Documents are several and not joint. The failure of any ECA Lender to perform its obligations under this Agreement or any other Transaction Document shall not result in any of the other ECA Finance Parties or ECGD assuming any additional obligation or liability whatsoever.

2.7.2          Nothing contained in any Transaction Document shall constitute a partnership, association, joint venture or other entity between any two or more of the ECA Finance Parties and/or ECGD.

2.8                    Repayment Schedules

2.8.1          Each ECA Loan shall be repaid on a quarterly instalment basis, one on each ECA Repayment Date for that ECA Loan, in the amounts specified in Schedule 1 to the ECA Loan Agreement for that ECA Loan, with the final repayment being due on the Final ECA Repayment Date for that ECA Loan.

2.8.2          The amounts of the repayment instalments shown in Schedule 1 to the ECA Loan Agreement for an ECA Loan shall be calculated on a mortgage style basis applying the Relevant Rate plus the ECA Margin for that ECA Loan.

2.8.3          Interest payments and principal repayments on and in respect of the Capital Markets Notes shall be made in accordance with the terms of the Capital Markets Notes and the other Capital Markets Documents.

2.9                    ECA Premium

Each Obligor hereby expressly agrees and acknowledges that the ECA Premium for an ECA Loan is payable to ECGD in full, as a condition to, and prior to, the issue by them of the Support Agreement for that ECA Loan and is not refundable in whole or in part in any circumstances or for any reason whatsoever except if ECGD does not issue its Support Agreement for that ECA Loan. The Borrower in relation to a Financed Aircraft agrees with the Lessee of that Financed Aircraft that it will pay the ECA Premium for the ECA Loan for that Financed Aircraft to the National Agent as soon as reasonably practicable following the receipt by that Borrower of the full amount of the Initial Rent under (and as defined in) the Lease for that Financed Aircraft.

Each Obligor hereby expressly agrees and acknowledges that the ECA Premia for the Capital Markets Aircraft have been paid to ECGD in full and are not refundable in whole or in part in any circumstances or for any reason whatsoever.

3                              Utilisation of the ECA Facility

3.1                    Utilisation

3.1.1          In order to effect an ECA Loan AerCap Holdings must submit a notice to the ECA Agent substantially in the form set out in Schedule 4 identifying:

(a)             the proposed ECA Drawdown Date for that ECA Loan, which shall be a Banking Day within the ECA Availability Period not less than fifteen (15) Banking Days (or such shorter period as the ECA Agent which, in turn, is acting on the instructions of the National Agent, may agree) after the date of service of that notice;

(b)             the proposed Final ECA Repayment Date for that ECA Loan;

(c)              the amount (which shall not exceed the maximum amount calculated pursuant to clause 2.3.2) and currency (which shall be Dollars) of the proposed ECA Loan;

(d)             the relevant Financed Aircraft (including its manufacturer’s serial number, the proposed registration mark (if then known) and the manufacturer, type and serial numbers (if then known) of its Engines);

(e)              if known, the identity of and the principal place of business of the proposed Sub-Lessee and any Sub-Sub-Lessee of that Financed Aircraft;

(f)               the jurisdiction in which that Financed Aircraft shall be registered and whether, taking into account the requirements of paragraph 1(c) of Schedule 7, it is proposed that there will be a Mortgage in respect of that Financed Aircraft;

(g)              the anticipated Aircraft Purchase Price for that Financed Aircraft;

(h)             the identity of each Borrower and Lessee to be party to the Transaction Documents for that Financed Aircraft;

(i)                 if that Financed Aircraft is to be placed on lease to a Sub-Lessee pursuant to a Sub-Lease on that ECA Drawdown Date, the notice shall have attached thereto a Certified Copy of the latest draft (if any) or, if the same is then available, the executed version of the proposed Sub-Lease; and

(j)                the identity of the relevant Principal AerCap Obligor for that Financed Aircraft.

3.1.2          The ECA Agent shall:

(a)             send to the National Agent a copy of each ECA Utilisation Notice received from each Principal AerCap Obligor which complies with clause 3.1.1; and

(b)             assist in the preparation of the ECA Utilisation Documentation for the relevant ECA Loan, and as soon as reasonably practicable following receipt of the same shall procure that such ECA Utilisation Documentation is circulated to the National Agent and the relevant Borrower.

3.1.3          The ECA Agent, the relevant Borrower and each relevant Lessee shall, on or prior to the date falling three (3) Banking Days prior to the proposed ECA Drawdown Date, execute the ECA Utilisation Documentation for that ECA Loan and each ECA Lender hereby authorises and instructs the ECA Agent to execute that ECA Utilisation Documentation on its behalf.

3.1.4          The Capital Markets Facility shall be utilised pursuant to and in accordance with the Capital Markets Documents.

3.2                    Conditions precedent

3.2.1          The obligations of each of the ECA Finance Parties under this Agreement and the relevant ECA Loan Agreement in respect of the first ECA Loan shall be subject to the ECA Agent having received (or (acting on the instructions of the Majority Lenders) having waived receipt of) the documents and other evidence referred to in Part I of Schedule 10, in each case, in form and substance satisfactory to the ECA Agent (acting reasonably).

3.2.2          The obligations of each of the ECA Finance Parties under this Agreement and the relevant ECA Loan Agreement in respect of each ECA Loan shall be subject to:

(a)             the ECA Agent having received (or (acting on the instructions of the Majority Lenders) having waived receipt of) the documents and other evidence referred to in Part II of Schedule 10 in form and substance satisfactory to the ECA Agent and, if the relevant Financed Aircraft is to be placed on lease to a Sub-Lessee pursuant to a Sub-Lease on the ECA Drawdown Date for that ECA Loan, the Sub-Lease Requirements shall have been complied with in full to the satisfaction of the ECA Agent (acting reasonably) in respect of that Sub-Lease;

(b)             no Relevant Event, Termination Event, ECA Utilisation Block Event or Mandatory Prepayment Event in respect of that Aircraft having occurred which is continuing;

(c)              any requisite approvals of the competent authorities of the United Kingdom shall have been obtained and ECGD shall have indicated that they are willing to give guarantees, insurances or other applicable support (subject to satisfaction of the relevant conditions precedent) in terms satisfactory to the National Agent on that ECA Drawdown Date;

(d)             in the case of each ECA Lender, that ECA Lender having received approval from its credit committee to enter into the transactions contemplated by this Agreement and the relevant ECA Loan Agreement and to the relevant Margin, and the relevant arrangement fee payable pursuant to the relevant Fee Letter, having been agreed; and

(e)              in the case of each Citibank Finance Party, that Citibank Finance Party having received all relevant approvals with respect to its obligations under this Agreement and the relevant ECA Loan (including without limitation, approval from its credit committee) to enter into the transactions contemplated by this Agreement and the relevant ECA Loan Agreement and to the relevant Margin, and the relevant arrangement fee payable pursuant to the relevant Fee Letter, having been agreed.

3.2.3          The National Agent hereby confirms and agrees that:

(a)             as soon as reasonably practicable following a written request from a Principal AerCap Obligor to do so, it will request the approvals and indications referred to in clause 3.2.2(c) in respect of the ECA Loans for the Financed Aircraft, consistent with its normal procedures for obtaining the same;

(b)             it will keep the relevant Principal AerCap Obligor advised of progress in relation to such approvals and indications and notify the relevant Principal AerCap Obligor as soon as reasonably practicable following receipt of such approvals and/or indications or of any rejection of any approval application or change of position in relation to any of the foregoing matters; and

(c)              it will, if appropriate, involve the relevant Principal AerCap Obligor in discussions with ECGD.

4                              Representations and warranties

4.1                    Representations and warranties of each Borrower

To induce each of the ECA Finance Parties, ECGD, the Lessees, the Principal AerCap Obligors and AerCap Holdings to enter into the Transaction Documents, each Borrower represents and warrants (as to itself only) to the ECA Finance Parties, ECGD, the Lessees, the Principal AerCap Obligors and AerCap Holdings that:

4.1.1          it is duly organised or, as the case may be, incorporated and validly existing under the laws of its State of Incorporation, and has full power, authority and legal right to own its property and carry on its business as presently conducted;

4.1.2          it has the power and capacity to execute and deliver, and to perform its obligations under, the Borrower Documents and all necessary action has been or will prior to the entering into of the same be taken to authorise the execution, delivery and performance of the same;

4.1.3          all necessary legal action to authorise the person or persons who execute and deliver the Borrower Documents to execute and deliver the same and thereby bind it to all the terms and conditions hereof and thereof and to act for and on behalf of it as contemplated hereby and thereby has been or will prior to the entering into of the same be taken;

4.1.4          the Borrower Documents constitute or will when executed constitute its legal, valid and binding obligations enforceable in accordance with their terms subject to bankruptcy, insolvency and other laws affecting creditor’s rights generally, subject to general principles of equity and subject to the qualifications set out in the legal opinions to be provided to the ECA Finance Parties and ECGD in accordance with the provisions of this Agreement;

4.1.5          the execution and delivery by it of, the performance of its obligations under, and compliance with the provisions of, the Borrower Documents will not (i) contravene any existing Applicable Law of its State of Incorporation to which it is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any document, instrument or agreement to which it is a party or is subject or by which it or any of its assets may be bound, (iii) contravene or conflict with any provision of its constitutional documents, or (iv) result in the creation or imposition of, or oblige it to create, any Lien on or over any of its assets other than any Lien created pursuant to or permitted by the Transaction Documents;

4.1.6          save in respect of applicable Cayman Islands stamp duty, every consent, authorisation, licence or approval of, or registration with or declaration to, any Government Entity of its State of Incorporation in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Borrower Documents, or the performance by it of its obligations under the Borrower Documents has been or will prior to the relevant ECA Drawdown Date or, in the case of the Capital Markets Borrower, the Capital Markets Effective Time 2010-1 or the Capital Markets Effective Time 2010-2 (as applicable) be obtained or made and is or will prior to the relevant ECA Drawdown Date or, in the case of the Capital Markets Borrower, the Capital Markets Effective Time 2010-1 or Capital Markets Effective Time 2020-2 (as applicable) be in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

4.1.7          no litigation, arbitration or administrative proceeding is taking place, pending or, to its knowledge or the knowledge of its officers, threatened against it or against any of its assets;

4.1.8          it has not taken any action nor, to its knowledge or the knowledge of its officers, have any steps been taken or legal proceedings been started for any Insolvency Event in relation to it;

4.1.9          the claims of the ECA Finance Parties and ECGD against it under this Agreement and the other Borrower Documents rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application or otherwise mandatorily preferred by law;

4.1.10   except as otherwise permitted hereunder, there have been no amendments or supplements to its constitutional documents from the form of those documents last supplied by it to the ECA Agent and the constitutional documents in the form last supplied by it to the ECA Agent remain in full force and effect save that Aerostream Aircraft Leasing Limited has changed its name to ALS 3 Limited;

4.1.11   the board resolutions and, if applicable, power of attorney supplied by it to the ECA Agent pursuant to the provisions of this Agreement remain in full force and effect and have not been amended, supplemented, varied or revoked, in whole or in part, since they were entered into and the authority therein given to the persons therein named to agree and execute on its behalf the Borrower Documents remains in full force and effect and has not been revoked, amended, supplemented or varied, in whole or in part;

4.1.12   it has not, prior to entering into the Borrower Documents, engaged in any business or transaction or entered into any contract or agreement with any person or otherwise created or incurred any liability to, or acquired any asset from, any person, other than any such transactions, contracts, agreements or liabilities or acquisitions of assets as (i) have been necessary solely in order for it to establish itself as a company duly incorporated and validly existing under the laws of its State of Incorporation, or (ii) have occurred pursuant to or are contemplated by any of the Borrower Documents;

4.1.13   no Borrower Event has occurred and is continuing;

4.1.14   it has delivered all tax returns which, as of the date hereof, it is legally required to deliver and has paid all payments which are due and payable, as of the date hereof, to the tax authorities in its jurisdiction of incorporation;

4.1.15   all amounts payable by it under the Borrower Documents may be made without any deduction or withholding for or on account of any Tax;

4.1.16   no stamp, registration or similar Tax is required to be paid in its jurisdiction of incorporation on or in relation to the Borrower Documents or the transactions contemplated by the Borrower Documents unless, in the case of Cayman Islands stamp duty, the Borrower Documents are executed in, or brought into, the Cayman Islands in original form;

4.1.17   no value added tax (or Tax of a similar nature) or import or export duty or tax is payable under the laws of its jurisdiction of incorporation in respect of any Borrower Document or the performance of the obligations under any Borrower Documents;

4.1.18   [not used];

4.1.19   none of its directors is resident for tax purposes in France;

4.1.20   its:

(a)             irrevocable submission under the Borrower Documents to the jurisdiction of the courts referred to therein;

(b)             agreement that the Borrower Documents are each governed by the law referred to therein; and

(c)              agreement not to claim any immunity to which it or its assets may be entitled,

are legal, valid and binding under the laws of its jurisdiction of incorporation;

4.1.21   any judgment obtained in England in relation to the Aircraft or this Agreement will be recognised and be enforceable by the courts of its jurisdiction of incorporation, subject to any and all qualifications as set out in the legal opinion provided to, inter alios, the ECA Finance Parties and ECGD pursuant to paragraph 5(b) of Schedule 10 Part I or, in the case of the Capital Markets Borrower, the legal opinions provided pursuant to the Deed of Amendment and Restatement 2010-1 and the Deed of Amendment and Restatement 2010-2;

4.1.22   the Borrower has no Subsidiaries or employees; and

4.1.23   the Borrower’s Centre of Main Interests, corporate management, centre of administration and principal place of business is in the Cayman Islands and it does not have an establishment or place of business in any other jurisdiction.

4.2                    Representations and warranties of each Lessee

To induce each of the ECA Finance Parties, ECGD and each of the Borrowers to enter into the Transaction Documents, each Lessee represents and warrants (as to itself only) to the ECA Finance Parties, ECGD and the Borrowers that:

4.2.1          it is duly incorporated and validly existing under the laws of its State of Incorporation as a limited liability company and has power to carry on its business as it is now being conducted and to own its property and other assets;

4.2.2          it has the power to execute and deliver and to perform its obligations under the Lessee Documents and all necessary corporate, shareholder and other action has been or will prior to the entering into of the same be taken to authorise the execution, delivery and performance of the same;

4.2.3          the Lessee Documents constitute or will, when executed, constitute valid and legally binding obligations of it enforceable in accordance with their respective terms subject to applicable bankruptcy, insolvency and other laws affecting creditor’s rights generally, subject to general principles of equity and subject to the qualifications set out in the legal opinions to be provided to the ECA Finance Parties and ECGD in accordance with the provisions of this Agreement;

4.2.4          the execution and delivery of, the performance of its obligations under, and compliance by it with the provisions of, the Lessee Documents will not (i) contravene any existing Applicable Law of its State of Incorporation (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which it is a party or is subject or by which it or any of its property is bound, or (iii) contravene or conflict with any provision of its constitutional documents;

4.2.5          its obligations under the Lessee Documents will rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of it with the exception of any such obligations which are mandatorily preferred by law and not by contract;

4.2.6          it is subject to civil and commercial law with respect to its obligations under the Lessee Documents and the transactions contemplated thereby constitute private and commercial acts done for private and commercial purposes and neither it nor any of its assets is entitled to any immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement);

4.2.7          its only business is that of leasing the Aircraft and the entering into of the Lessee Documents and any and all agreements related thereto other than, in the case of each of the JV A320 Lessee and the JV Avolon A330 Lessees, entering into funding agreements or arrangements with their respective shareholders for the sole and exclusive purpose of equity capitalisation of the JV A320 Lessee and the JV Avolon A330 Lessees and, in the case of the Alitalia/AFS SLB Lessee, entering into the novation agreement in respect of the lease agreements for the Alitalia/AFS SLB Aircraft and any other agreements incidental thereto;

4.2.8          every consent, authorisation, licence or approval of, or registration with or declaration to, any Government Entity of its State of Incorporation in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Lessee Documents, or the performance by it of its obligations under the Lessee Documents to which it is or will be party has been or will prior to the relevant ECA Drawdown Date and, in the case of the Capital Markets Lessee, the Capital Markets Effective Time 2010-1 or the Capital Markets Effective Time 2010-2 (as applicable) be obtained or made and is or will prior to the relevant ECA Drawdown Date and, in the case of the Capital Markets Lessee, the Capital Markets Effective Time be in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

4.2.9          no litigation, arbitration or administrative proceeding that could (by itself or together with any other such proceedings or claims) reasonably be expected to have a material adverse effect on its ability to observe or perform its obligations under the Lessee Documents to which it is or will be a party or a material adverse effect upon its financial condition, business, assets or operations is presently in progress or, to its knowledge or the knowledge of its officers, pending or threatened against it or any of its assets;

4.2.10   it is not in breach of or in default under any agreement relating to Financial Indebtedness to which it is a party or by which it may be bound;

4.2.11   no Lease Event has occurred and is continuing;

4.2.12   it has delivered all tax returns which it is legally required to deliver as of the date hereof and has paid all payments due and payable, as of the date hereof, to the tax authorities in its jurisdiction of incorporation or, if different, the jurisdiction in which it is tax resident;

4.2.13   all amounts payable by it under the Lessee Documents may be made without any deduction or withholding for or on account of any Tax;

4.2.14   no stamp, registration or similar Tax is required to be paid in its jurisdiction of incorporation or, if different, the jurisdiction in which it is tax resident on or in relation to the Lessee Documents or the transactions contemplated by the Lessee Documents;

4.2.15   no value added tax (or Tax of a similar nature) or import or export duty or tax is payable under the laws of its jurisdiction of incorporation or, if different, the jurisdiction in which it is tax resident in respect of any Lessee Document or the performance of the obligations under any Lessee Document;

4.2.16   none of its directors is resident for tax purposes in France;

4.2.17   its:

(a)             irrevocable submission under the Lessee Documents to the jurisdiction of the courts referred to therein;

(b)             agreement that the Lessee Documents are each governed by the law referred to therein; and

(c)              agreement not to claim any immunity to which it or its assets may be entitled,

are legal, valid and binding under the laws of its jurisdiction of incorporation;

4.2.18   any judgment obtained in England, in relation to the Aircraft or this Agreement will be recognised and be enforceable by the courts of its jurisdiction of incorporation, subject to any and all qualifications as set out in the legal opinion provided to, inter alios, the ECA Finance Parties and ECGD pursuant to clause 7.3.4(j) of this Agreement or, in the case of the Capital Markets Borrower, the legal opinions provided pursuant to the Deed of Amendment and Restatement 2010-1 and the Deed of Amendment and Restatement 2010-2; and

4.2.19   the Lessee’s Centre of Main Interests, corporate management, centre of administration and principal place of business is the jurisdiction in which its registered office is located or, as the case may be, in the case of any Lessee which is resident in a jurisdiction other than the jurisdiction in which its registered office is located, the jurisdiction in which such Lessee is tax-resident and it does not have an establishment or place of business in any other jurisdiction other than any other jurisdiction in which the Lessee is deemed to be tax resident.

4.3                    Repetition

4.3.1          The representations and warranties set out in clause 4.1 are made by the Principal Borrower on the Signing Date and, in the case of any Borrower which enters into an Accession Deed after the date of this Agreement, will be deemed to be made by that Borrower on the date it executes that Accession Deed and, in the case of the Capital Markets Borrower, will be deemed to be repeated by it at the Capital Markets Effective Time 2010-1 and the Capital Markets Effective Time 2010-2. The representations and warranties made by each Borrower in clauses 4.1.1, 4.1.2, 4.1.3, 4.1.4, 4.1.11 and 4.1.12 shall be repeated by each Borrower on each ECA Repayment Date or, in the case of the Capital Markets Borrower, on each Capital Markets Payment Date.

4.3.2          The representations and warranties set out in clause 4.2 are made by each Lessee on the date on which it executes an Accession Deed and thereby accedes to this Agreement and, in the case of each Capital Markets Lessee, will be deemed to be repeated by it at the Capital Markets Effective Time. The representations and warranties made by each Lessee in clauses 4.2.1, 4.2.2, 4.2.3 and 4.2.4 shall be repeated by each Lessee on each ECA Repayment Date or, in the case of each Capital Markets Lessee, on each Capital Markets Payment Date.

4.4                    English Law Mortgage

Notwithstanding any provision of any Transaction Document (including clause 4.1 or clause 4.2), where the State of Registration of an Aircraft is not the United Kingdom, no Lessee or Borrower shall be obliged to or be deemed to have represented that the English Law Mortgage for that Aircraft is valid and enforceable in the State of Registration or in any other jurisdiction if that English Law Mortgage is not recognised as valid and enforceable in such jurisdiction, and the representations and warranties of each Borrower and each Lessee under any Transaction Document as they relate to any English Law Mortgage shall be construed accordingly.

5                              Undertakings and covenants - general

5.1                    Undertakings and covenants of each Borrower

Until all of the Secured Obligations have been satisfied in full each Borrower hereby undertakes and covenants with each ECA Finance Party, ECGD, each Lessee, each Principal AerCap Obligor and AerCap Holdings (severally as to itself only) that from the date of this Agreement:

5.1.1          it shall remain duly incorporated and validly existing under the laws of its State of Incorporation;

5.1.2          its Centre of Main Interests shall be, and remain, the jurisdiction in which its registered office is located;

5.1.3          it will limit its business exclusively to the purchase, financing, leasing and disposal of the Aircraft and the transactions contemplated by the Transaction Documents and matters reasonably incidental thereto;

5.1.4          it will not, without the prior written consent of the ECA Agent and the relevant Principal AerCap Obligor, enter into any contract or agreement with any person, and will not, without the prior written approval of the ECA Agent and the relevant Principal AerCap Obligor, otherwise create or incur any liability to any person, in each case, other than as provided for in, or permitted by, the Transaction Documents or other than such liabilities with respect to Taxes, ordinary costs and overhead expenses as have arisen or may arise in the ordinary course of its business as referred to in the immediately preceding paragraph;

5.1.5          to the extent possible pursuant to Applicable Law of its State of Incorporation, it will obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things, in each case, which may from time to time be necessary or advisable under Applicable Law of its State of Incorporation for the continued due performance of all its obligations under the Transaction Documents and shall promptly supply to the ECA Agent certified copies of any authorisation required under Applicable Law of its State of Incorporation to enable it to perform its obligations under, or for the validity or enforceability or admissibility in evidence of, any Transaction Document;

5.1.6          subject to indemnification in respect of such Taxes (other than those in respect of which it is personally liable) pursuant to the terms of this Agreement, it will as soon as reasonably practicable discharge or procure the discharge of all or any Taxes which are payable by it from time to time;

5.1.7          in the case of the Principal Borrower and each other Borrower incorporated in the Cayman Islands, it will not take any action, nor permit any action to be taken, which would result in it ceasing to be an exempted company incorporated with limited liability in the Cayman Islands;

5.1.8          to the extent possible pursuant to Applicable Law and subject to the provisions of clause 23 it will duly observe and perform all the covenants, obligations and conditions which are required to be observed and performed by it under the Transaction Documents;

5.1.9          it will not exercise any right, power or discretion vested in it pursuant to any Transaction Document otherwise than in a manner consistent with the provisions thereof, it being acknowledged and agreed that, subject to no Termination Event or Mandatory Prepayment Event having occurred and continuing (as determined by the ECA Agent, acting in its sole discretion), any right, consent (including consent to waiver) or approval that a Borrower has under the terms of an ECA Loan Agreement (including any right to deliver a Conversion Confirmation under clause 4.2 (Fixed rate option) of the ECA Loan Agreement or right to prepay any ECA Loan under clause 4.4 (Voluntary prepayment) of the relevant ECA Loan Agreement) or a Capital Markets Document (including any right voluntarily to redeem the Capital Markets Notes) shall, as between the relevant Borrower and the relevant Lessee only, be subject to the prior consent of, or shall be exercised upon the instruction of, the relevant Lessee (but subject always to the provisions of the applicable Capital Markets Reimbursement Agreement in relation to the redemption of the corresponding Capital Markets Notes);

5.1.10   it will not without the prior written consent of the ECA Agent and the relevant Principal AerCap Obligor create or permit to subsist any Lien over all or any of its present and future revenues and assets other than Permitted Liens;

5.1.11   it will take such action as the Security Trustee and (subject to no Lease Termination Event and no Capital Markets Reimbursement Event having occurred and being continuing) the relevant Principal AerCap Obligor shall reasonably require to maintain the rights granted to the Secured Parties and each Principal AerCap Obligor under the Transaction Documents and, after the occurrence of a Lease Termination Event or a Capital Markets Reimbursement Event which is continuing, to take such action as the Security Trustee may reasonably require in relation to the exercise of the rights of that Borrower under the Transaction Documents;

5.1.12   it shall comply in all respects with all Applicable Laws to which it is subject;

5.1.13   it shall not and shall not agree to:

(a)             amend or waive; or

(b)             terminate, suspend or abandon,

all or any part of any Borrower Document, except in accordance with the provisions of this Agreement;

5.1.14 it shall not (otherwise than as expressly contemplated by the Transaction Documents) do anything or take any action or knowingly omit to take any action which has or may have the effect of prejudicing the first priority nature of the security interests expressed to be created by the Security Documents.

5.1.15   it shall not do or permit to be done anything which may prejudice any right which the ECA Finance Parties and ECGD (or any of them) may have (actually or contingently) against the Manufacturer, the Engine Manufacturer or any other supplier of parts or services relating to the Aircraft; and

5.1.16   it shall provide all such documentation and information as reasonably requested by the Security Trustee and/or each ECA Lender from time to time in respect of its ‘Know Your Customer’ checks, anti-money laundering checks and similar requirements.

5.2                    Undertakings and covenants of each Lessee

Until all of the Secured Loan Obligations have been satisfied in full, each Lessee hereby undertakes and covenants with each ECA Finance Party, ECGD and each Borrower (severally as to itself only) that from the date of this Agreement:

5.2.1          to the extent possible pursuant to Applicable Law it shall obtain (within any applicable time limits) and maintain in full force and effect and comply with the terms of all authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other matters for the time being required by all Applicable Laws of its State of Incorporation to enable it to perform its obligations under, or for the validity or enforceability of, the Transaction Documents to which it is or will be a party;

5.2.2          it shall as soon as reasonably practicable notify the Security Trustee if it becomes aware of the occurrence of a Lease Termination Event which is continuing or of any other event or circumstance which will adversely affect in any material respect its ability to perform its obligations under the Transaction Documents to which it is or will be a party and shall provide the Security Trustee with reasonable details of any steps which the Lessee is taking, or proposes to take, to remedy or mitigate the effect of any such Lease Termination Event or such other event or circumstance;

5.2.3          it shall deliver or cause to be delivered to the Security Trustee as soon as reasonably practicable after the same are available:

(a)             and in any event within one hundred and eighty (180) days after the end of AerCap Holdings’ financial year, a copy of AerCap Holdings’ audited consolidated financial accounts for the relevant financial year;

(b)             and in any event within the lesser of one hundred and eighty (180) days after the end of AerCap Holdings’ financial year and thirty (30) days after AerCap Holding’s audited consolidated financial accounts have been adopted by the shareholders of AerCap Holdings at the annual general meeting of shareholders, a CFO Certificate in relation thereto;

(c)              and in any event within one hundred and eighty (180) days after the end of each Principal AerCap Obligor’s financial year, a copy of the relevant Principal AerCap Obligors’ unaudited consolidated financial accounts for the relevant year;

(d)             and in any event within ninety (90) days after the end of each semi-annual accounting period of each Principal AerCap Obligor and AerCap Holdings, a copy of each Principal AerCap Obligor’s and AerCap Holdings’ unaudited consolidated management accounts for the relevant semi-annual period, together with, in the case of AerCap Holdings, a CFO Certificate in relation thereto;

(e)              if so requested by the Security Trustee at any time because the Security Trustee and/or any other ECA Finance Party and/or ECGD has reasonable grounds to believe that a Trigger Event may have occurred and be continuing, a copy of each Principal AerCap Obligor’s and AerCap Holdings’ most recent monthly management reports, together with, in the case of AerCap Holdings, a CFO Certificate in relation thereto, in each case, prepared in accordance with US or Dutch GAAP;

5.2.4          it shall ensure that each set of financial statements supplied by it under this Agreement gives (if audited) a true and fair view of, or (if unaudited) fairly represents, its financial condition (consolidated or otherwise) as at the date to which those financial statements were drawn up;

5.2.5          it shall notify the Security Trustee of any change to the manner in which the audited consolidated financial statements of the relevant Principal AerCap Obligor or AerCap Holdings are prepared;

5.2.6          if requested by the Security Trustee it shall supply to the Security Trustee sufficient information reasonably requested to enable the ECA Finance Parties and ECGD to make a proper comparison between the financial position shown by the set of financial statements prepared on the changed basis and its most recent audited consolidated financial statements delivered to the Security Trustee under this Agreement prepared on the previous basis;

5.2.7          if so requested by the Security Trustee at any time, because the Security Trustee and/or any other ECA Finance Party and/or ECGD has reasonable grounds to believe that the contents of any CFO Certificate may not be true and correct, it shall procure that AerCap Holdings’ auditors confirm in writing to the Security Trustee that the contents of that CFO Certificate are true and correct;

5.2.8          it shall as soon as reasonably practicable provide the Security Trustee with such information as is available to it concerning its financial condition, business, assets and operations (subject to Applicable Laws and confidentiality restrictions), and/or concerning any of the Aircraft, including the maintenance, operation, usage and location thereof, as the Security Trustee may from time to time reasonably request in the context of the Transaction Documents and the transactions contemplated thereby;

5.2.9          it shall as soon as reasonably practicable provide the Security Trustee with such information as is available to it concerning a Sub-Lease or a Sub-Sub-Lease as the Security Trustee may from time to time reasonably request, subject always to any Applicable Laws and confidentiality restrictions to which it is subject in relation thereto;

5.2.10   it will duly and punctually perform its obligations under and comply with the terms of the Transaction Documents to which it is or will be a party and, except if it is contesting the same in good faith and in accordance with Applicable Law, settle all Taxes imposed upon it within the time period allowed for such settlement;

5.2.11   it will ensure that its obligations under the Transaction Documents to which it is or will be a party are, or will upon execution thereof by it rank, at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of it save for obligations mandatorily preferred by law;

5.2.12   it shall preserve its corporate existence (but, for the avoidance of doubt, it shall not be prevented from concluding any solvent reconstruction, reorganisation, merger, amalgamation or securitisation) and its Centre of Main Interests shall be and remain the jurisdiction in which its registered office is located provided that, if it is tax resident in a different jurisdiction to the jurisdiction in which its registered office is situated its Centre of Main Interests will be either its jurisdiction of incorporation or the jurisdiction in which it is considered to be tax resident; and

5.2.13   its only business shall be that of leasing the Aircraft and entering into the Transaction Documents to which it is or will be a party and any and all agreements related thereto (including those expressly contemplated in clause 4.2.7) and it will not undertake any other business other than the purchase and sale of Aircraft as and when it becomes entitled to do so under the terms of the Transaction Documents.

5.3                    Change of control

5.3.1          If at any time AerCap Holdings ceases to be listed on the New York Stock Exchange then AerCap Holdings shall as soon as reasonably practicable give written notice to the ECA Agent. If, at any time following such de-listing, at least sixty-six point six six per cent. (66.66%) of the issued shares and voting rights of AerCap Holdings are not owned by shareholder(s) which are rated “investment grade” (currently BBB- or above) by Standard & Poors and/or the equivalent thereof by Moody’s Investors Service, then AerCap Holdings shall as soon as reasonably practicable give further written notice to the ECA Agent.

5.3.2          As soon as reasonably practicable after receipt of any notice issued pursuant to clause 5.3.1, the ECA Agent (if so instructed by the National Agent which, in turn, is acting on the instructions of all of the ECA Lenders acting reasonably, in the case of the Financed Aircraft, or on behalf of ECGD, in the case of the Capital Markets Aircraft) shall enter into good faith discussions with AerCap Holdings with a view to agreeing alternative arrangements and conditions (including, without limitation, as to the provision of additional security) acceptable to the ECA Agent (acting on the instructions of the National Agent) for the continuation of the transactions contemplated by the Transaction Documents.

5.3.3          If no such arrangements and conditions acceptable to the ECA Agent (acting on the instructions of the National Agent) have been agreed and implemented in full on or prior to the date (Final Date) falling sixty (60) days after the date of the commencement of the discussions referred to in clause 5.3.2, a Mandatory Prepayment Event shall be deemed to have occurred in respect of all of the Aircraft on the Final Date.

5.3.4          If at any time:

(a)             AerCap Holdings ceases to own and control, one hundred per cent. (100%) of the shares in AerCap A330 Holdings B.V., AerCap B.V., AerCap Ireland or any Alternative Principal AerCap Obligor Parent; and/or

(b)             AerCap A330 Holdings B.V. ceases to own and control at least fifty-one per cent. (51%) of the shares in AerCap A330 Holdings; and/or

(c)              an Alternative Principal AerCap Obligor Parent, or, as the case may be, AerCap Holdings ceases to own and control at least fifty-one per cent. (51%) of the shares in any Alternative Principal AerCap Obligor (other than the JV A320 Lessee, and/or the JV Avolon A330 Lessee); and/or

(d)             the ownership requirements set out in clause 5.3.5 in respect of AerCap Partners 2 Holding Limited and/or the JV A320 Lessee are not met;

(e)              the ownership requirements set out in clauses 5.3.6 to 5.3.8 in respect of AerCap Partners 3 Holdings Limited and/or the JV Avolon A330 Lessee are not met; and/or

(f)               AerCap Holdings ceases to directly or indirectly own and control at least fifty per cent. (50%) of the shares of AerVenture,

a Mandatory Prepayment Event shall be deemed to have occurred in respect of all of the Aircraft.

5.3.5          AerCap Holdings hereby confirms for the benefit of the ECA Finance Parties and ECGD that, as of the date of the accession of the JV A320 Lessee to this Agreement:

(a)             the entire issued share capital of the JV A320 Lessee is owned one hundred per cent. by AerCap Partners 2 Holding Limited;

(b)             the entire issued share capital of AerCap Partners 2 Holding Limited is owned fifty percent (50%) by AerCap Holding & Finance Limited and fifty per cent. (50%) by Lantana Aircraft Leasing Limited; and

(c)              the entire issued share capital of AerCap Holding & Finance Limited is owned one hundred per cent. (100%) by AerCap Holdings N.V..

Notwithstanding the fact that AerCap Partners 2 Holding Limited is intended to be a joint venture between AerCap Holdings and Lantana Aircraft Leasing Limited, the ECA Finance Parties and the National Agent on behalf of ECGD acknowledge and agree that the ownership of AerCap Partners 2 Holding Limited may change over time provided that AerCap Holdings hereby agrees for the benefit of the ECA Finance Parties and ECGD that it will, at all times, directly or indirectly, own at least fifty per cent. (50%) of the shares in AerCap Partners 2 Holding Limited. AerCap Holdings acknowledges and agrees for the benefit of the ECA Finance Parties and ECGD that any indirect ownership of AerCap Partners 2 Holding Limited by AerCap Holdings will be structured on the basis that AerCap Holding & Finance Limited (or such other one hundred per cent. (100%) subsidiary of AerCap Holdings as the National Agent may, from time to time, approve) owns the requisite shareholding in AerCap Partners 2 Holding Limited. AerCap Partners 2 Holding Limited agrees that it will, at all times, own one hundred per cent. (100%) of the shares in the JV A320 Lessee.

5.3.6          AerCap Holdings hereby confirms for the benefit of the ECA Finance Parties that, as of the date of the accession of AerCap Partners 3 Holdings Limited to this Agreement:

(a)             the entire issued share capital of AerCap Partners 3 Holdings Limited is owned by AerCap Holding & Finance Limited; and

(b)             the entire issued share capital of AerCap Holding & Finance Limited is owned one hundred per cent. (100%) by AerCap Holdings N.V..

5.3.7          AerCap Holdings hereby further confirms for the benefit of the ECA Finance Parties that on the JV Closing Date AerCap Holding & Finance Limited will subscribe for 49,999 (forty nine thousand, nine hundred and ninety nine) ordinary shares of US$1 each in the capital of AerCap Partners 3 Holdings Limited and (ii) Avolon Aerospace Leasing Limited will subscribe for 50,000 (fifty thousand) ordinary shares of US$1 each in the capital of AerCap Partners 3 Holdings Limited and AerCap Partners 3 Holdings Limited will thereby become a joint venture, the shares in which are owned fifty per cent. (50%) by AerCap Holding & Finance Limited and fifty per cent. (50%) by Avolon Aerospace Leasing Limited.

5.3.8          Notwithstanding the fact that AerCap Partners 3 Holdings Limited is intended to be a joint venture between AerCap Holdings and Avolon Aerospace Leasing Limited, the ECA Finance Parties acknowledge and agree that the ownership of AerCap Partners 3 Holdings Limited may change over time provided that AerCap Holdings hereby agrees for the benefit of the ECA Finance Parties that it will, at all times, directly or indirectly, own at least fifty per cent. (50%) of the shares in AerCap Partners 3 Holdings Limited. AerCap Holdings acknowledges and agrees for the benefit of the ECA Finance Parties that any indirect ownership of AerCap Partners 3 Holdings Limited by AerCap Holdings will be structured on the basis that AerCap Holding & Finance Limited (or such other one hundred per cent. (100%) subsidiary of AerCap Holdings as the National Agent may, from time to time, approve) owns the requisite shareholding in AerCap Partners 3 Holdings Limited. AerCap Partners 3 Holdings Limited agrees that it will, at all times, own one hundred per cent. (100%) of the shares in each of the JV Avolon A330 Lessees and the JV Avolon A330 Intermediate Lessees.

6                              Undertakings and covenants of Lessees - operational and sub-leasing

6.1                    General - operational

Until all of the Secured Loan Obligations have been paid in full, each Lessee hereby undertakes and covenants with each of the ECA Finance Parties and ECGD separately and severally from the date of this Agreement or, if it is not a party to this Agreement on the date of this Agreement, from the date upon which that Lessee accedes to this Agreement that, subject to clause 6.4 and save as may be agreed from time to time with the ECA Agent, it shall at its own cost and expense, in respect of each Aircraft of which it is the Lessee, comply or procure compliance with the Operational Undertakings.

6.2                    Sub-leasing

Until all of the Secured Loan Obligations have been paid in full, each Lessee hereby undertakes and covenants with each of the ECA Finance Parties and ECGD separately and severally from the date of this Agreement or, if it is not a party to this Agreement on the date of this Agreement, from the date upon which that Lessee accedes to this Agreement that, save as may be agreed from time to time with the ECA Agent, it shall not sub-lease, charter or otherwise part with possession or operational control of any Aircraft except:

6.2.1          for testing, service, overhaul work, maintenance or repair or alterations, modifications or additions in accordance with this Agreement or any other Transaction Document or which is permitted or not prohibited by the Operational Undertakings; or

6.2.2          pursuant to a Sub-Lease or a Sub-Sub-Lease which complies in all respects with the Sub-Lease Requirements (provided however that, if a Lessee enters into a Sub-Lease which does not comply with the Sub-Lease Requirements in breach of this clause 6.2, that breach shall not result in a Lease Termination Event but shall, unless the relevant deviation is approved by the Security Trustee pursuant to clause 6.7, result in a Mandatory Prepayment Event with respect to the relevant Aircraft if that breach is not remedied within thirty (30) days after notice thereof from the Security Trustee).

Notwithstanding any such parting with possession or operational control permitted by this clause 6.2, each Lessee shall, subject only to clause 6.4, remain primarily liable and responsible for performing, and procuring observance of and compliance with, all of its obligations under this Agreement and the other Transaction Documents, provided that performance by a Sub-Lessee or a Sub-Sub-Lessee of any obligation under a Sub-Lease or a Sub-Sub-Lease shall without further act to the same extent constitute performance by the relevant Lessee of any corresponding obligation hereunder or under any other Transaction Document.

In addition to the provisions of this clause 6 and the Sub-Lease Requirements, the ECA Agent may require that:

(a)                       in the case of the Financed Aircraft, the relevant Financed Aircraft is owned by a new Alternative Borrower, if the State of Registration for that Financed Aircraft, the Habitual Base for that Financed Aircraft as at the time at which the leasing of that Financed Aircraft under the relevant Sub-Lease commences and/or the State of Incorporation of any Sub-Lessee of that Financed Aircraft is a jurisdiction which imposes strict liability on the relevant Borrower as the owner of the Financed Aircraft. If such a requirement arises, and the same is demonstrated, by an appropriate legal opinion from reputable and experienced counsel in the relevant jurisdiction, the ECA Agent shall consult with the relevant Principal AerCap Obligor in good faith in order to agree on the Alternative Borrower and the ownership and leasing structure for that Financed Aircraft, and the provisions of clause 7 shall apply; and/or

(b)                       in the case of each Capital Markets Aircraft, none of the State of Registration for that Capital Markets Aircraft, the Habitual Base for that Capital Markets Aircraft as at the time at which the leasing of that Capital Markets Aircraft under the relevant Sub-Lease commences and/or the State of Incorporation of any Sub-Lessee of that Capital Markets Aircraft is a jurisdiction which imposes strict liability on the relevant Borrower as the owner of the Capital Markets Aircraft as demonstrated by an appropriate legal opinion from reputable and experienced counsel in the relevant jurisdiction.

6.3                    Home Country restriction

6.3.1          If at any time a lessee proposes to permit an Aircraft to be delivered under a sub-lease to a sub-lessee (if it is a technical operator of aircraft) or under a sub-sub-lease to a sub-sub-lessee (if the sub-lessee is not a technical operator of aircraft and the sub-sub-lessee is a technical operator of aircraft) (Operator Lessee) directly under a sub-lease or indirectly under a sub-sub-lease if that delivery is to an Operator Lessee which is either (i) the first Operator Lessee of that Aircraft, or (ii) the second or subsequent Operator Lessee of that Aircraft or that Relevant Aircraft (as applicable) if the sub-lease or sub-sub-lease to that Operator Lessee commences prior to the second anniversary of the Delivery Date for that Aircraft, and:

(a)             as a result of the delivery of that Aircraft to that Operator Lessee, more than twenty five per cent. (25%) of the total number of the Aircraft (determined by number and not by value) financed under this Agreement and approved by ECGD for that financing would be Home Country Aircraft; or

(b)             that Operator Lessee has its State of Incorporation in the United States of America,

then, unless the delivery to the relevant Operator Lessee follows the bona fide repossession of that Aircraft, or the delivery or redelivery of that Aircraft, as a result of the termination of the leasing of that Aircraft under a previous sub-lease prior to its scheduled expiry date as a result of a default or other early termination of that sub-lease, the relevant Principal AerCap Obligor shall as soon as reasonably practicable give notice thereof to the Security Trustee.

6.3.2          Following the giving of any such notice, or if any ECA Finance Party or ECGD otherwise becomes aware of the proposed delivery of an Aircraft of the nature referred to in clause 6.3.1:

(a)             if the delivery would result in the circumstances set out in clause 6.3.1(a), the ECA Agent may, unless ECGD shall have approved the delivery, at the direction of the National Agent, serve a notice on the relevant Lessee requiring the prepayment of Loans for Home Country Aircraft that are also Financed Aircraft and/or the payment of the Capital Markets Required Redemption Amount for Home Country Aircraft that are also Capital Markets Aircraft so that the circumstances set out in clause 6.3.1(a) no longer apply. The ECA Agent shall consult with that Lessee as to the identity of the Loans and/or Capital Markets Required Redemption Amounts which shall be prepaid and/or paid; or

(b)             if the delivery would result in the circumstances set out in clause 6.3.1(b), the ECA Agent may, unless ECGD shall have approved the delivery, at the direction of ECGD serve a notice on the relevant Lessee requiring the prepayment of the Loans and/or the payment of the Capital Markets Required Redemption Amounts for the relevant Aircraft.

6.3.3          If any of the circumstances referred to in clause 6.3.1 arise, the ECA Agent will, if requested by a Principal AerCap Obligor, consult with the relevant Principal AerCap Obligor and ECGD with a view to determining whether a waiver may be available in relation to the relevant circumstances.

6.4                    Effect of Sub-Leases and Sub-Sub-Leases

6.4.1          No Lessee shall be in breach of its Operational Undertakings, nor shall a Relevant Event or Termination Event occur or be considered to have occurred (nor, for the avoidance of doubt, shall a Lessee be or be deemed to be in breach of any obligation to procure any matter by any Sub-Lessee, Sub-Sub-Lessee or other person):

(a)             as a result of any act or omission of any Sub-Lessee or Sub-Sub-Lessee or the occurrence of an event of default (howsoever defined) under any Sub-Lease or Sub-Sub-Lease, if and for so long as the obligations of that Lessee under the following provisions of this clause 6.4 are being complied with, and subject always to clause 6.4.3; or

(b)             as a result of any confiscation, restraint, detention, forfeiture, compulsory acquisition, requisition for title or requisition for hire of an Aircraft by or under the order of any Government Entity.

6.4.2          The relevant Lessee shall as soon as reasonably practicable and diligently take all steps in accordance with the Standard to:

(a)             prevent the condition of the Aircraft from being materially adversely affected as a result of the relevant matter referred to in clause 6.4.1;

(b)             compel the Sub-Lessee to remedy the relevant matter referred to in clause 6.4.1 and/or to repossess the Aircraft.

6.4.3          Notwithstanding anything to the contrary in this clause 6.4 or in any other provision of the Transaction Documents:

(a)             clause 6.4.1 shall not apply and shall not be deemed to apply to any payment, reimbursement and/or indemnity obligation or liability of any Lessee under the Transaction Documents, to any Lease Termination Event (other than any referred to in paragraphs (c) and (d) of the definition thereof) or corresponding Lease Event, to any obligations of any Lessee of the nature or in respect of any of the matters referred to in paragraph 2.2 of Schedule 8 or to the obligations of any Lessee under paragraph 10 of Schedule 7; and

(b)             the provisions of clause 6.4.1 are without prejudice to:

(i)                           the provisions of the Transaction Documents in relation to Mandatory Prepayment Events and Total Loss respectively; and

(ii)                        the obligations of the Lessees pursuant to clause 6.2.2.

6.5                    Off-Lease Period

During any Off-Lease Period for an Aircraft:

6.5.1          unless the Security Trustee (acting on the instructions of the National Agent) otherwise agrees, that Aircraft shall be registered in the United States, Ireland, the Netherlands, the United Kingdom or such other jurisdiction as the Security Trustee (acting on the instructions of the National Agent) may consent to in writing (such consent not to be unreasonably withheld or delayed), to the extent possible under Applicable Law in the name of the relevant Borrower or the relevant Lessee (as the case may be) and a Mortgage for that Aircraft shall, to the extent possible under Applicable Law, be registered in the aircraft mortgage register with the relevant Aviation Authority;

6.5.2          the relevant Lessee shall at all times carry out the Operational Undertakings in relation to that Aircraft but so that they shall be deemed to be modified to reflect the fact that that Aircraft is not being operated but is instead grounded and being stored, insured and maintained by that Lessee and, in particular:

(a)             the insurance requirements shall be modified so that that Lessee shall be required to obtain and maintain only insurance against ground risks (if and for so long as that Aircraft is not flown); and

(b)             that Lessee shall procure that the Aircraft is safely stored;

6.5.3          the relevant Borrower and each of the ECA Finance Parties:

(a)             acknowledge and agree that, subject always to the compliance in full with all relevant requirements set out in clause 7, in the case of registration of the Aircraft with the FAA, an owner-trustee structure may be utilised in relation to any of the Financed Aircraft; and

(b)             shall, at the request of the relevant Lessee and at the cost of  the Borrowers, take such action as that Lessee may reasonably request in connection with the foregoing matters; and

6.5.4          to the extent that that Aircraft will be registered in The Netherlands in accordance with clause 6.5.1:

6.5.5          no lease interest will be registered in the Dutch register pursuant to the Geneva Convention (Register voor de teboekstelling van luchtvaartuigen); and

6.5.6          the Mortgage over that Aircraft will include (i) an irrevocable notarial power of attorney granted by the relevant Borrower to the Security Trustee to deregister that Mortgage, (ii) a right of pledge on Parts as described in Article XVI of the Geneva Convention whether or not in advance, and (iii) a right of pledge in advance (bij voorbaat) on that Aircraft to the extent that it will be deregistered from the register pursuant to the Geneva Convention.

6.6                    Sub-Leases - management and notification requirements

Until all of the Secured Loan Obligations have been paid in full, each Lessee and each Principal AerCap Obligor hereby undertakes and covenants with each of the ECA Finance Parties, ECGD and each of the Borrowers separately and severally from the date of this Agreement or, if it is not a party to this Agreement on the date of this Agreement, from the date upon which that Lessee accedes to this Agreement that, save as may be agreed from time to time with the ECA Agent shall, in relation to each Aircraft:

6.6.1          manage that Aircraft and each Sub-Lease pursuant to which it is leased at any time and monitor each Sub-Lessee’s performance of its obligations under the relevant Sub-Lease in a manner consistent with the highest level of management provided by the relevant Principal AerCap Obligor with respect to any leased and/or owned aircraft within its portfolio and will not adversely discriminate against that Aircraft in any material respect when compared to other aircraft within that portfolio, being any commercial passenger aircraft that are owned and/or leased by AerCap Group Companies;

6.6.2          notify the ECA Agent in writing, as soon as reasonably practicable after it becomes aware of the same, of:

(a)             the occurrence of any Notifiable Sub-Lease Event of Default under any Sub-Lease for that Aircraft which is then continuing (which notice shall contain reasonably sufficient detail of the nature of that Notifiable Sub-Lease Event of Default, the circumstances giving rise to it (if known) and the steps which the relevant Lessee is taking in connection with it); and

(b)             of that Notifiable Sub-Lease Event of Default ceasing to occur,

and that Lessee shall, for so long as any such Notifiable Sub-Lease Event of Default is continuing, as soon as reasonably practicable provide to the ECA Agent in writing any information in connection therewith, which is available to it and subject to any confidentiality restrictions, which the ECA Agent (acting on the instructions of the National Agent) may from time to time reasonably request;

6.6.3          following the occurrence of a Trigger Event and for so long as the relevant Trigger Event is continuing, notify the ECA Agent in writing, as soon as reasonably practicable after it becomes aware thereof, of:

(a)             any sub-lessee furnished equipment installed on that Aircraft at the time at which it is delivered under a Sub-Lease; and

(b)             the installation on that Aircraft at any time of any other leased equipment to which the relevant Borrower shall not take title,

and which (in either such case) has a value greater than the Damage Notification Threshold;

6.6.4          procure that, as at the redelivery date under any Sub-Lease or Sub-Sub-Lease of that Aircraft, either:

(a)             any sub-lessee furnished equipment is removed from that Aircraft and that Aircraft is restored to the condition it was in immediately prior to the installation of that equipment; or

(b)             title to that sub-lessee furnished equipment is transferred to the relevant Borrower free of all Liens (other than Permitted Liens);

6.6.5          inform the ECA Agent if it is repossessing that Aircraft from a Sub-Lessee or Sub-Sub-Lessee and, upon receipt of any request from the ECA Agent, respond as soon as reasonably practicable to such issues as the ECA Agent may reasonably request further information on in respect of that repossession;

6.6.6          inform the ECA Agent as soon as reasonably practicable after it becomes aware of any:

(a)             Lien which has arisen over or in respect of that Aircraft or any part thereof other than any Permitted Lien; or

(b)             steps being taken by the holders of any Lien (including any Permitted Lien referred to in paragraph (b), (c), (d) or (e) of the definition thereof) to exercise or enforce that Lien or any rights in respect thereof;

6.6.7          at no time (other than as directed or consented to in writing by the Security Trustee) consent to any amendment, alteration, waiver, novation or substitution of any Sub-Lease, Sub-Sub-Lease, Assignment of Insurances, IDERA, Deregistration Power of Attorney, Sub-Lease Credit Document or Subordination Acknowledgement, or give any approval or consent or permission or make any determination or election provided for in any Sub-Lease, Sub-Sub-Lease, Assignment of Insurances, IDERA, Deregistration Power of Attorney, Sub-Lease Credit Document or Subordination Acknowledgement, in each case, to the extent that that waiver, consent, amendment, alteration, novation, substitution, approval or permission:

(a)             in the case of any Sub-Lease Credit Document, is not in accordance with the Standard:

(b)             in the case of any Sub-Lease or Sub-Sub-Lease, will result in the relevant Sub-Lease or Sub-Sub-Lease not complying with the Sub-Lease Requirements;

(c)              in the case of any Deregistration Power of Attorney, IDERA or Subordination Acknowledgement, would or might reasonably be expected to result in the rights, title and interests of the ECA Finance Parties, ECGD and the Borrowers (or any of them) in and to the Aircraft and/or under any Transaction Document being materially adversely affected, based on advice received by the Security Trustee and shared with the relevant Principal AerCap Obligor from reputable legal counsel in the relevant jurisdictions; and/or

(d)             is of or relates to an Assignment of Insurances and/or any provision of any Sub-Lease which relates to Insurances; and

6.6.8

(a)             open a Sub-Lease Account for that Aircraft and execute a Sub-Lease Account Charge over that Sub-Lease Account. The relevant Lessee will deposit, and direct the Sub-Lessee of that Aircraft to deposit, in the relevant Sub-Lease Account, all cash deposits, Maintenance Reserves and any other Sub-Lessee Security in the form of cash which (A) are paid by the relevant Sub-Lessee under the proposed Sub-Lease for that Aircraft or (B) are otherwise at any time received by or paid for the account of that Lessee by, from or on behalf of any Sub-Lessee of that Aircraft; and

(b)             deposit with the Security Trustee the originals of all letters of credit and other Sub-Lease Credit Documents which may at any time have been or be provided to or for the account of that Lessee (or any other person on its behalf) by a Sub-Lessee of that Aircraft and execute or procure the execution in favour of the Security Trustee of an irrevocable power of attorney with respect to such letters of credit and other Sub-Lease Credit Documents, and/or such other documents as the Security Trustee (acting reasonably) may require in order to ensure that the Security Trustee is able to draw amounts under such letters of credit and other Sub-Lease Credit Documents.

6.6.9          Each Sub-Lease Account Charge will provide for (without limitation):

(a)             the provision to the Security Trustee by the Sub-Lease Account Bank, upon request, of statements of all deposits, transfers and withdrawals and such other information concerning the Sub-Lease Account as the Security Trustee may from time to time reasonably request (acting upon the instructions of the ECA Agent which, in turn, is acting upon the instructions of all of the ECA Lenders, in the case of the Financed Aircraft, or the National Agent on behalf of ECGD, in the case of the Capital Markets Aircraft). In addition, the relevant Principal AerCap Obligor shall provide to the Security Trustee, upon request, an explanation in reasonable detail of the nature of all deposits, transfers and withdrawals identified in any account statement provided by the relevant Sub-Lease Account Bank and such other information concerning the Sub-Lease Account as the Security Trustee may from time to time reasonably request. The Security Trustee shall be entitled to rely on all such information provided to it by the relevant Sub-Lease Account Bank and/or the relevant Principal AerCap Obligor without further enquiry and shall have no liability to any party hereto if any such information proves not to have been correct;

(b)             the receipt by the Security Trustee of an acknowledgement (in form and substance satisfactory to the Security Trustee) from the Sub-Lease Account Bank in which the Sub-Lease Account Bank acknowledges and agrees that, following the receipt by it if of a notice from the Security Trustee stating that a Trigger Event has occurred, the Sub-Lease Account Bank will thereafter not recognise any direction, or honour any request, from the relevant Lessee or any Principal AerCap Obligor to withdraw, transfer or otherwise deal in any way with the monies then standing to the credit of the relevant Sub-Lease Account and shall deal solely with the Security Trustee in connection with the relevant Sub-Lease Account and the monies standing to the credit thereof; and

(c)              the assignment of the rights of the relevant beneficiary under the Sub-Lease Account Charge (being the party described in sub-paragraphs (a) and (b) of the definition of “Sub-Lease Account Charge” in favour of the Security Trustee.

6.6.10   In the event that that Lessee is entitled to make a claim under any letter of credit or other Sub-Lease Credit Document, which is deposited with the Security Trustee pursuant to clause 6.6.8(b), it shall as soon as reasonably practicable notify the Security Trustee. Subject always to no Trigger Event having occurred, the Security Trustee shall, as soon as reasonably practicable, take such action, at the request of that Lessee and at the cost of the Borrowers, as shall be necessary to enable that Lessee to make the relevant claim. Such action shall include, to the extent that the relevant Lessee demonstrates to the reasonable satisfaction of the Security Trustee that it is necessary, or to the extent that the relevant letter of credit expressly requires the physical possession and presentment of the letter of credit in order to drawdown any amount thereunder, returning the original of any letter of credit and/or Sub-Lease Credit Document to the Lessee for the purposes of allowing it to make a claim thereunder provided that that Lessee shall ensure that any amounts paid under any such letters of credit or other Sub-Lease Credit Documents shall be paid to the relevant Sub-Lease Account for application in accordance with this clause 6.6.10. If the Security Trustee is to return any letter of credit and/or Sub-Lease Credit Document to a Lessee pursuant to this clause 6.6.10 then the Security Trustee will use its best endeavours to return the relevant letter of credit to the relevant Lessee as soon as possible and, to the extent possible, by overnight courier.

In the event that the Lessee of that Aircraft becomes obliged, pursuant to the terms of the relevant Sub-Lease of that Aircraft, to return any cash deposits, any other Sub-Lessee Security, any Maintenance Reserves or any Sub-Lease Credit Documents paid to the relevant Sub-Lease Account for that Aircraft or deposited with the Security Trustee pursuant to clause 6.6.8(a), or make any payment determined on the basis of the amount of such cash deposits, other Sub-Lessee Security, Maintenance Reserves or Sub-Lease Credit Documents, to a Sub-Lessee, or that Lessee itself incurs expenditure in respect of the Aircraft in circumstances where that Lessee would be entitled, in the absence of the provisions of clause 6.6.8(a), to use such cash deposits, other Sub-Lessee Security, Maintenance Reserves or Sub-Lease Credit Documents in reimbursement of or application towards that expenditure, the Security Trustee shall, subject always to no Trigger Event having occurred, to such extent and as soon as reasonably practicable:

(A)                     return such cash deposits, other Sub-Lessee Security, Maintenance Reserves or Sub-Lease Credit Documents to that Sub-Lessee or direct the Sub-Lease Account Bank to do so; or

(B)                     reimburse the same to that Lessee or direct the Sub-Lease Account Bank to do so,

subject to that Lessee having certified in writing to the Security Trustee that that Lessee has become so obliged (in the case of (A)) or has incurred that expenditure (in the case of (B)).

In addition, if the relevant Sub-Lessee shall have defaulted in the payment of rent under the relevant Sub-Lease, the Security Trustee shall, subject always to no Trigger Event having occurred, at the written request from time to time of the relevant Lessee (which written request may be given at any time after such default), release and pay to that Lessee or direct the Sub-Lease Account Bank to do so, from any cash deposits and/or other Sub-Lessee Security paid to or deposited with the Security Trustee pursuant to the foregoing provisions of clause 6.6.8(a), an amount equal to the lesser of (A) the total amount of all such defaulted rent payments attributable to any period prior to the ECA Repayment Date or, in the case of a Sub-Lease in respect of a Capital Markets Aircraft, the Capital Markets Payment Date immediately preceding that written request (as certified by that Lessee in that written request), (B) such lesser amount as may be requested by that Lessee in that written request, and (C) the amount of rent paid by that Lessee to the relevant Borrower under the Lease for that Aircraft on the ECA Repayment Date or, in the case of a Lease in respect of a Capital Markets Aircraft, the Capital Markets Payment Date immediately preceding that written request. Each Lessee shall have no right to submit a request under this paragraph if, at the time at which the relevant Lessee wishes to make such a request, a Trigger Event has occurred. There shall be no limit to the number of requests which may be submitted by a Lessee under this paragraph and the maximum referred to in (C) of this paragraph shall not prevent the relevant Lessee from including in any subsequent written request under this paragraph any amount of unpaid rent under the relevant Sub-Lease attributable to any prior period in respect of which it has not already received payment from or at the direction of the Security Trustee.

For the avoidance of doubt, the Security Trustee shall in no circumstances be obliged at any time to pay or direct the Sub-Lease Account Bank to pay any amount to any person pursuant to the foregoing provisions of this clause 6.6.10 if a Trigger Event has occurred or to the extent that such amount exceeds the amount of cash deposits, other Sub-Lessee Security and (if applicable) Maintenance Reserves in relation to the relevant Aircraft received by the Security Trustee and/or in the relevant Sub-Lease Account prior to that time under this clause 6.6.10 and not prior to that time paid or reimbursed by or at the direction of the Security Trustee to any person under this clause 6.6.10.

6.6.11   Following the occurrence of a Trigger Event, each Lessee and each Principal AerCap Obligor shall cease to have any rights whatsoever to withdraw or transfer funds from each Sub-Lease Account or to deal, in any way, with each Sub-Lease Account and the monies standing to the credit thereof without the prior consent of the Security Trustee. Within five (5) Banking Days of the occurrence of a Trigger Event the relevant Principal AerCap Obligor will (A) open a Cash Collateral Account and execute a Cash Collateral Account Charge over that Cash Collateral Account and (B) deposit in the Cash Collateral Account an amount equal to three per cent. (3%)

of the Aircraft Purchase Price of each Aircraft (such amount to be held as security for the Secured Obligations in respect of which an ECA Loan or the Capital Markets Facility has, at such time, been made available under this Agreement). Upon the cessation of the relevant Trigger Event, the provisions of this clause 6.6.11 shall no longer apply and the Security Trustee will as soon as reasonably practicable pay or direct the Cash Collateral Account Bank to pay to the Lessee, to such account as it may direct, the balance then standing to the credit of the Cash Collateral Account.

6.7                    Possible replacement of Sub-Lease Account Charges with Letters of Credit

6.7.1          Notwithstanding the foregoing provisions of this clause 6, the ECA Finance Parties have agreed that each of the Qualifying Lessees shall, subject always to clause 6.8, be entitled to withdraw monies from the Qualifying Sub-Lease Accounts as described in clauses 6.7.2 to 6.7.8.

6.7.2          Provided that, on or prior to the first LC Reference Date, the Security Trustee has received one or more original Qualifying LCs, each Qualifying Lessee shall, notwithstanding the restrictions contained in any Sub-Lease Account Charge and in the preceding provisions of this clause 6, be entitled to give notice to the relevant Sub-Lease Account Bank and request that the relevant Sub-Lease Account Bank release to it, or at its direction, to AerCap Holdings an amount which, as at the first LC Reference Date is not more than the lower of (i) fifty per cent (50%) of the monies then standing to the credit of the relevant Sub-Lease Accounts and (ii) twenty five million Dollars ($25,000,000.00) and the Security Trustee will, provided that any notice has been properly served in accordance with this clause 6.7.2 consent to the release of such monies from the relevant Sub-Lease Account(s).  Any notice given by a Qualifying Lessee to a Sub-Lease Account Bank pursuant to this clause 6.7.2 shall be given by the relevant Qualifying Lessee on or prior to the first LC Reference Date.

6.7.3          AerCap Holdings agrees that it will, on or prior to each LC Reference Date provide the Security Trustee with a Qualifying Sub-Lease Account Report and represents and warrants to the Security Trustee that the information contained in each Qualifying Sub-Lease Account Report shall be true, accurate, complete and up-to-date in all respects.

6.7.4          AerCap Holdings undertakes with the Security Trustee and each of the other ECA Finance Parties to ensure that the aggregate amount of any Qualifying LCs is, at least equal to or greater than the LC Threshold Amount, as calculated on each LC Reference Date.

6.7.5          If any Qualifying Sub-Lease Account Report reveals that the aggregate of the balances standing to the credit of the Qualifying Sub-Lease Accounts is (taking into account any amounts which have been released in accordance with clause 6.7.2):

(a)             greater than the LC Threshold Amount, then AerCap Holdings shall be entitled to replace or supplement any of the then current Qualifying LCs with one or more Qualifying LCs issued in a greater amount and the relevant Qualifying Sub-Lessees shall be entitled to give notice to the relevant Sub-Lease Account Bank(s) requesting that the relevant Sub-Lease Account Bank(s) release to it, or at its direction to AerCap Holdings, any amounts which are then standing to the credit of the relevant Sub-Lease Account(s) and which are not required in order to ensure that an amount at least equal to the LC Threshold Amount is, at all times, retained in the relevant Sub-Lease Account(s) provided always that the total aggregate amount of any amounts released from any relevant Sub-Lease Accounts pursuant to clause 6.7.2 and this clause 6.7.5 shall not exceed twenty five million Dollars ($25,000,000.00) or such other amount as the Security Trustee may consent to following the review by the Security Trustee of the arrangements set out in this clause 6.7 pursuant to clause 6.8; or

(b)             less than the relevant LC Threshold Amount, then AerCap Holdings shall, by no later than the date falling ten (10) Banking Days after the relevant LC Reference Date increase such cash amounts held in the Qualifying Sub-Lease Account and, if relevant, replace the then current Qualifying LCs with one or more Qualifying LC which is at least equal to the LC Threshold Amount.

6.7.6          AerCap Holdings undertakes with the Security Trustee and each of the ECA Finance Parties to provide the Security Trustee with a replacement Qualifying LC by no later than the relevant LC Renewal Date. AerCap Holdings shall not be obliged to provide a replacement Qualifying LC pursuant to this clause 6.7.6 if equivalent cash deposits are deposited by the Qualifying Sub-Lessees (or on their behalf) into the Qualifying Sub-Lease Accounts. If the Qualifying Sub-Lessees elect to make such cash deposits, AerCap Holdings will give notice to the Security Trustee of such election which notice must be received by the Security Trustee by no later than the date falling thirty (30) Banking Days prior to the expiry date of the then current Qualifying LC.

6.7.7          Following the issue of any notice by AerCap Holdings pursuant to clause 6.7.6, AerCap Holdings shall procure that each of the Qualifying Sub-Lease Accounts are credited with the cash amounts which would otherwise have been paid into such Sub-Lease Accounts had no Qualifying LC been issued (and shall provide the Security Trustee with written evidence satisfactory to it of the basis upon which the amount of such cash amounts has been determined by AerCap Holdings) by no later than the LC Renewal Date.

6.7.8          In the event that an LC Issuer Downgrade occurs, AerCap Holdings shall, as soon as practicable following the occurrence of such LC Issuer Downgrade but, in any event, by no later than the date which falls thirty (30) days after such LC Issuer Downgrade (unless the Security Trustee agrees otherwise):

(a)             procure that (i) the Security Trustee is provided with one or more replacement Qualifying LCs which is issued by an alternative Qualifying LC Issuer; or (ii) the Qualifying Sub-Lessees deposit cash amounts into the Qualifying Sub-Lease Accounts in the amounts which would otherwise have been paid into the relevant Sub-Lease Accounts had no Qualifying LC been issued; and

(b)             if sub-clause 6.7.8(a)(ii) applies, notify the Security Trustee and procure that such cash amounts are deposited by the Qualifying Sub-Lessees in the Qualifying Sub-Lessee Accounts.

AerCap Holdings shall provide the Security Trustee with written evidence satisfactory to it of the basis upon which the amount of such cash amounts has been determined by AerCap Holdings at the same time as it gives any notice pursuant to this clause 6.7.8. Following AerCap Holdings having complied with its obligations under this clause 6.7.8, the Security Trustee shall promptly return the Qualifying LC issued by the Qualifying LC Issuer which has been the subject of the relevant downgrade to AerCap Holdings.

6.8                    Review of Qualifying LC arrangements on first LC Renewal Date

The arrangements set out in clause 6.7 shall be reviewed by the Security Trustee on the twelve (12) month anniversary of the Effective Time. If the Security Trustee is satisfied that the arrangements set out in clause 6.7 are working in the way envisaged by the Security Trustee at the time the ECA Finance Parties consented to this Agreement being amended to incorporate the provisions of clause 6.7, then the Security Trustee shall confirm that such arrangements may continue on the basis set out in clause 6.7 and may, if it is so satisfied, in addition consent to the limit of twenty five million Dollars ($25,000,000.00) referred to in clause 6.7.5 being increased to such other limit as the Security Trustee may agree. If the Security Trustee is not so satisfied then it shall notify AerCap Holdings that the arrangements set out in clause 6.7 are not to be continued. In the event that the Security Trustee so notifies AerCap Holdings, AerCap Holdings will procure that the monies which AerCap Holdings would be obliged to deposit in the relevant Qualifying Sub-Lease Accounts pursuant to clause 6.6.8 if clause 6.7 were of no force and effect are deposited in the relevant Qualifying Sub-Lease Accounts as soon as practicable but, in any event, by no later than the date which falls sixty (60) days after the date on which the Security Trustee so notifies AerCap Holdings. Following AerCap Holdings evidencing to the Security Trustee’s satisfaction that the relevant amounts have been so deposited in the Qualifying Sub-Lease Accounts, the Security Trustee shall return the original of any Qualifying LCs which it is currently holding to AerCap Holdings.  For the avoidance of doubt, following the Security Trustee making any determination pursuant to this clause 6.8 that the arrangements set out in clause 6.7 are not to be continued, AerCap Holdings shall at all times following such determination up until the date that AerCap Holdings evidences to the Security Trustee’s satisfaction that the relevant cash amounts have been deposited in the Qualifying Sub-Lease Accounts remain obligated to provide the Security Trustee with one or more Qualifying LCs which meet the requirements set out in clause 6.7.

6.9                    Further provisions relating to Sub-Leases

6.9.1          The ECA Finance Parties and the National Agent on behalf of ECGD acknowledge that each of the Principal AerCap Obligors and/or any Lessee may, in relation to a particular Aircraft, from time to time, request the approval, consent, waiver or agreement of the ECA Agent in respect of any of the matters referred to in this clause 6, including any request for a deviation from the requirements of the Sub-Lease Requirements. Any such request shall be addressed to the Security Trustee and shall be dealt with by the Security Trustee (on behalf of and in conjunction with the ECA Agent acting on the instructions of all of the ECA Lenders, in the case of the Financed Aircraft, or the National Agent on behalf of ECGD, in the case of the Capital Markets Aircraft). The relevant Principal AerCap Obligor, the Security Trustee and the relevant Finance Parties agree to consult each other and with ECGD in good faith, each acting reasonably, in relation to any such request.

6.9.2          If any Principal AerCap Obligor and/or any Lessee makes any request pursuant to clause 6.9.1 for a deviation from the Sub-Lease Requirements, the consultation period referred to in clause 6.9.1 shall be ten (10) Banking Days or such longer period as the relevant Principal AerCap Obligor and/or the relevant Lessee may request (each acting reasonably).

6.9.3          For the avoidance of doubt, nothing in this clause 6.9.3 shall prevent any Lessee or any Principal AerCap Obligor from entering into any contract and/or documentation with a proposed Sub-Lessee in relation to a proposed Sub-Lease which does not comply with the Sub-Lease Requirements (but not, for the avoidance of doubt, actually leasing an Aircraft to a Sub-Lessee pursuant to that contract and/or documentation or otherwise) if the parties’ rights and obligations under that contract and/or documentation are expressed to be subject to the consent of the Security Trustee to the relevant deviation from the Sub-Lease Requirements.

6.10             Matters relating to Notices and Acknowledgements

6.10.1   A Lessee shall be entitled to deviate from the terms of any notice or acknowledgement attached to any Security Document in order to accommodate the reasonable requests of any Sub-Lessee, Sub-Sub-Lessee or Insurer or any other person (other than an Obligor) to whom such notice is addressed or who is to execute such acknowledgement, provided always that no such deviation:

6.10.2   is inconsistent with the Standard; and

6.10.3   would or might reasonably be expected to result in the rights, title and interests of the ECA Finance Parties, ECGD and the Borrowers (or any of them) in and to the Aircraft and/or under any Transaction Document being materially adversely affected.

6.11             Insurances

The Lessee of an Aircraft shall, prior to the delivery of that Aircraft under any Sub-Lease or Sub-Sub-Lease, provide the Security Trustee with (in each case, in English or accompanied by a certified translation into English) certificates of insurance and a broker’s or insurer’s letter of undertaking that evidence to the satisfaction of the Security Trustee that the insurances required by this Agreement will continue in full force after the delivery of that Aircraft to the Sub-Lessee or Sub-Sub-Lessee (as applicable).

7                              Change of ownership and/or leasing structure with respect to an Aircraft

7.1                    Acknowledgement of need for changes

7.1.1          The ECA Finance Parties and the National Agent on behalf of ECGD hereby acknowledge that it may be necessary, from time to time during the Security Period, to change the leasing structure with respect to any Aircraft and/or the ownership structure with respect to any Financed Aircraft. Each Obligor which is a party hereto hereby acknowledges that, pursuant to clause 6.2, the ECA Agent may require a change in the Borrower for a Financed Aircraft in the circumstances referred to in clause 6.2. In any such case, the following provisions of this clause 7 shall apply.

7.1.2          If a Principal AerCap Obligor wishes, at any time during the Security Period, to change the ownership structure with respect to any Capital Markets Aircraft it shall notify the National Agent, the ECA Agent and the Security Trustee of the proposed change and each of the National Agent, the ECA Agent and the Security Trustee shall be entitled, in their absolute discretion, to decide whether or not to agree to the proposed change. If each of the National Agent, the ECA Agent and the Security Trustee do agree to the proposed change, the provisions of clause 7.2 and, if applicable, clause 7.3 shall then apply (as if the references therein to Financed Aircraft were to the relevant Capital Markets Aircraft), together with any additional requirements that may be imposed by any of the National Agent, the ECA Agent and the Security Trustee. The relevant Principal AerCap Obligor shall on demand pay to each of the ECA Indemnitees all Expenses incurred by it in considering the proposed change, whether or not it agrees to the proposed change.

7.2                    Consent

The ECA Finance Parties hereby agree to consent to any change of leasing structure with respect to any Aircraft or any change of ownership structure with respect to any Financed Aircraft, including without limitation a transfer of the relevant Lease to another Lessee or the transfer of the shares of the relevant Lessee to another Lessee or to a Principal AerCap Obligor, as the case may be (provided that, in the case of any change of Sub-Lessee, the provisions of clause 6.2 instead shall apply), and co-operate in a timely manner with the relevant Lessee to give effect to that change, provided that the following conditions are satisfied:

7.2.1          the relevant Principal AerCap Obligor shall have given to the ECA Agent thirty (30) Banking Days’ written notice prior to the proposed effective date of the proposed change (Proposed Effective Date) details of the following:

(a)             the affected Aircraft;

(b)             the proposed change in the ownership and/or leasing structure, each affected Borrower, each affected Lessee and each other person that will play a role in the proposed ownership and/or leasing structure with respect to that Aircraft (including, without limitation, each proposed new Borrower and/or new Lessee);

(c)              if the change involves a change of, or a new, Borrower and/or Lessee:

(i)                           the identity and ownership structure of the new Borrower and/or Lessee; and

(ii)                        its proposed State of Incorporation;

7.2.2          the relevant Principal AerCap Obligor shall have agreed the following with the Security Trustee (acting on the instructions of the National Agent) at least ten (10) Banking Days prior to the Proposed Effective Date:

(a)             if the change involves a change in ownership of the affected Financed Aircraft, the documentation pursuant to which title to the affected Financed Aircraft will be transferred from one Borrower to another Borrower;

(b)             all Borrower Novations and Lessee Novations (if any) required in connection with the change;

(c)              if the change involves a change of, or a new, Borrower and/or Lessee:

(i)                           such other documents as the Security Trustee (acting on the instructions of the National Agent) shall reasonably require to ensure that the Finance Parties, ECGD and, in the case of any change in, or new, Lessee, the relevant Borrower will be in no worse position than they would have been in the absence of that change; and

(ii)        such legal opinion or opinions as the Security Trustee (acting on the instructions of the National Agent) shall reasonably require to demonstrate that the Finance Parties, ECGD and, in the case of any change in, or new, Lessee, the relevant Borrower will be in no worse position than they would have been in the absence of that change;

(d)             if the change involves the introduction of any Alternative Obligor into such ownership and/or leasing structure, the requirements set out in clause 7.3 shall have been satisfied;

7.2.3          the Borrower in respect of that Aircraft shall have paid:

(a)                      to the Security Trustee in full on or prior to the Proposed Effective Date such fees in connection with that proposed change as are agreed from time to time pursuant to the Fees Letters; and

(b)                      to ECGD in full on or prior to the Proposed Effective Date all reasonable fees charged by ECGD in connection with, and notified by them to the relevant Principal AerCap Obligor in advance of, that proposed change;

7.2.4          if the change involves the introduction of a tax lease structure in respect of that Aircraft, the revised structure shall (subject always to clause 7.2.5) reflect any absence of cross-default or cross-collateralisation, as between that Aircraft and the other Aircraft; and

7.2.5          ECGD shall have consented in writing to the change.

Any change in ownership and/or leasing structure satisfying the requirements of this clause 7.2 is referred to as a Permitted Change.

7.3                    Alternative Obligors/Principal Lessees

7.3.1          The Principal AerCap Obligors shall be entitled to request that an Alternative Obligor be incorporated into the ownership and/or leasing structure in respect of a Financed Aircraft and/or that an Alternative Lessee be incorporated into the leasing structure in respect of a Capital Markets Aircraft.

Any such request shall be made by the relevant Principal AerCap Obligor by written notice to the Security Trustee (an Alternative Obligor Request). The Alternative Obligor Request shall identify the following:

(a)             its proposed State of Incorporation;

(b)             in the case of an Alternative Borrower, the identity of the Alternative Borrower Manager and the Alternative Borrower Trustee; and

(c)              in the case of an Alternative Lessee, the role which that party is intended to take in the leasing structure with respect to that Aircraft.

The Security Trustee (acting on the instructions of the National Agent) shall consider that request in good faith taking into account the matters referred to above. The Security Trustee (acting on the instructions of the National Agent) shall inform the relevant Principal AerCap Obligor within fifteen (15) Banking Days of receipt of an Alternative Obligor Request in respect of an Alternative Lessee and within thirty (30) Banking Days of receipt of an Alternative Obligor

Request in respect of an Alternative Borrower as to whether the Alternative Obligor Request has been approved by the National Agent.

7.3.2          Each Alternative Obligor shall be capable of providing representations, warranties, undertakings and covenants having substantially the same effect as those given by the relevant Obligors in clauses 4 and 5.

7.3.3          Each Alternative Borrower shall be a company whose shares are held by (a) the Trustee or another trustee approved by the Security Trustee (acting on the instructions of the National Agent) on trust for charitable purposes, or (b) the Principal Borrower. Each Alternative Borrower shall be managed by the Initial Manager or another established and recognised management company acceptable to the Security Trustee (acting on the instructions of the National Agent) and on terms either pursuant to the Initial Administration Agreement (where the manager is the Initial Manager) or otherwise on terms substantially similar to the Initial Administration Agreement.

7.3.4          The relevant Principal AerCap Obligor shall procure that the Security Trustee is provided with the following documents and evidence, in form and substance satisfactory to the Security Trustee (acting on the instructions of the National Agent) no later than fifteen (15) Banking Days prior to the Proposed Effective Date (or such later date as the Security Trustee (acting on the instructions of the National Agent and the relevant Principal AerCap Obligor) may agree):

(a)             an Accession Deed duly executed by the parties thereto;

(b)             an Alternative Lessee Share Charge or, as applicable, an Alternative Borrower Share Charge duly executed by the parties thereto over the entire issued share capital of the Alternative Obligor together with certified copies of the minute books and the share register (if any) of the Alternative Obligor and the originals of the share certificates of the Alternative Obligor referred to therein and duly executed originals of the letters of resignation, irrevocable proxies and undated share transfer forms referred to therein;

(c)              in the case of an Alternative Borrower;

(i)                           an Alternative Borrower Floating Charge together with any documents deliverable therewith;

(ii)                        a Security Assignment duly executed by the parties thereto, together with duly executed notices and acknowledgements referred to therein, in each case, duly perfected and (if applicable) registered in all applicable jurisdictions;

(iii)                     an English Law Mortgage, an English Law Mortgage Letter and (subject to clause 14.6) a Mortgage, each duly executed by the parties thereto and, in the case of the Mortgage (if any), duly perfected and registered in the State of Registration; and

(iv)                    either an accession deed whereby the Alternative Borrower accedes to the Initial Administration Agreement (where the Alternative Borrower is managed by the Initial Manager) or an Alternative Borrower Administration Agreement duly executed by the Alternative Borrower Manager and the other parties thereto, on the terms required by clause 7.3.3 (in all other circumstances), (except where the shares in the Alternative Borrower are held by the Principal Borrower) an Alternative Declaration of Trust duly executed by the Alternative Borrower Trustee and an Alternative Borrower Comfort Letter duly executed by the Alternative Borrower Manager;

(d)             in the case of an Alternative Lessee, a Lessee Assignment duly executed by the parties thereto, together with duly executed notices and acknowledgements referred to therein, in each case, duly perfected and (if applicable) registered in all applicable jurisdictions;

(e)              if any Intermediate Lease will be entered into:

(i)                           an Intermediate Lessee Assignment duly executed by the parties thereto, together with duly executed notices and acknowledgements referred to therein, in each case, duly perfected and (if applicable) registered in all applicable jurisdictions;

(ii)                        a draft of that Intermediate Lease evidencing that (A) that Intermediate Lease is made between two Lessees, and (B) that Intermediate Lease is expressly subject and subordinate to the Lease for that Aircraft; and

(iii)                     a legal opinion from legal counsel reasonably acceptable to the Security Trustee (acting on the instructions of the ECA Agent which, in turn, is acting on the instructions of all of the ECA Lenders, in the case of the Financed Aircraft, or the National Agent on behalf of ECGD, in the case of the Capital Markets Aircraft) in all relevant jurisdictions addressed to the Security Trustee (in form and substance reasonably satisfactory to the Security Trustee (acting on the instructions of the ECA Agent which, in turn, is acting on the instructions of all of the ECA Lenders, in the case of the Financed Aircraft, or the National Agent on behalf of ECGD, in the case of the Capital Markets Aircraft) confirming that that Intermediate Lease shall be recognised as being subject and subordinate to the Lease for that Aircraft pursuant to the Applicable Laws of that jurisdiction;

(f)               any such novations, assignments or other documents as may be required in order to make the Alternative Obligor a party to the Airframe Warranties Agreement and the Engine Warranties Agreement, in each case, for that Aircraft;

(g)              a certificate signed by a director of the Alternative Obligor and, in the case of an Alternative Borrower, the relevant Alternative Borrower Trustee, setting out, in each case, the specimen signature of those persons authorised to sign the Transaction Documents to which the Alternative Obligor is or is to be a party and attaching, in each case, Certified Copies of the following (or their equivalent):

(i)                           the certificate of incorporation of the Alternative Obligor together with its constitutional documents;

(ii)                        the resolutions of the board of directors and shareholders of the Alternative Obligor approving the execution and performance by it of each Transaction Document to which it is or is to be a party;

(iii)                     the resolutions of the owner of the entire issued share capital of the Alternative Obligor approving the execution and performance by that person of each Transaction Document to which it is or is to be a party; and

(iv)                    a power of attorney appointing those persons authorised to sign on behalf of the Alternative Obligor each Transaction Document to which it is, or is to be, a party;

(h)             if the Alternative Obligor is to be incorporated in the Cayman Islands, a certificate of exemption in respect of the Alternative Obligor from the appropriate Cayman Islands authorities;

(i)                 a legal opinion from in-house counsel to AerCap Holdings as to the due execution by the relevant Principal AerCap Obligor of the Accession Deed, in form and substance reasonably acceptable to the Security Trustee;

(j)                a legal and tax opinion from reputable counsel acceptable to the Security Trustee in the State of Incorporation of the Alternative Obligor and, if the Alternative Obligor is deemed to be tax resident in a jurisdiction other than its jurisdiction of incorporation, a legal opinion from independent counsel in such jurisdiction, in each case in form and substance reasonably acceptable to the Security Trustee; and

(k)             a legal opinion from Norton Rose LLP, counsel to the Lenders, as to English law, in form and substance reasonably acceptable to the Security Trustee.

7.3.5          Each AerCap Obligor other than the Alternative Obligor hereby irrevocably authorises the relevant Principal AerCap Obligor to execute any duly completed Accession Deed on its behalf. Each ECA Finance Party and each Borrower other than the Alternative Obligor hereby irrevocably authorises the Security Trustee to execute any duly completed Accession Deed on its behalf. Upon receipt by the Security Trustee of the Accession Deed signed by the relevant Principal AerCap Obligor and the Alternative Obligor, the Security Trustee shall sign the same for itself and on behalf of the other ECA Finance Parties and the Borrowers other than the Alternative Obligor and shall as soon as reasonably practicable give notice of that execution to all of the parties to the Accession Deed. Upon execution of any such Accession Deed, it shall take effect in accordance with, but subject to, the terms hereof and thereof.

7.3.6          The relevant Principal AerCap Obligor shall procure that the Security Trustee is provided with the following documents and evidence, in form and substance satisfactory to the Security Trustee (acting on the instructions of the National Agent) no later than fifteen (15) Banking Days prior to the date on which the accession of any Principal Lessee to this Agreement is to become effective (or such later date as the Security Trustee (acting on the instructions of the National Agent and the relevant Principal AerCap Obligor) may agree:

(a)             an Accession Deed duly executed by the parties thereto;

(b)             a Principal Lessee Share Charge duly executed by the parties thereto over the entire issued share capital of the relevant Principal Lessee together with certified copies of the minute books and the share register (if any) of the relevant Principal Lessee and the originals of the share certificates of the relevant Principal Lessee referred to therein and duly executed originals of the letters of resignation, irrevocable proxies and undated share transfer forms referred to therein;

(c)              a Lessee Assignment duly executed by the parties thereto, together with duly executed notices and acknowledgements referred to therein, in each case, duly perfected and (if applicable) registered in all applicable jurisdictions;

(d)             any such novations, assignments or other documents as may be required in order to make the relevant Principal Lessee a party to the Airframe Warranties Agreement and the Engine Warranties Agreement, in each case, for that Aircraft;

(e)              a certificate signed by a director of the relevant Principal Lessee setting out, in each case, the specimen signature of those persons authorised to sign the Transaction Documents to which such Principal Lessee is or is to be a party and attaching, in each case, Certified Copies of the following (or their equivalent):

(i)                           the certificate of incorporation of the relevant Principal Lessee together with its constitutional documents;

(ii)                        the resolutions of the board of directors and shareholders of the relevant Principal Lessee approving the execution and performance by it of each Transaction Document to which it is or is to be a party;

(iii)                     the resolutions of the owner of the entire issued share capital of the relevant Principal Lessee approving the execution and performance by that person of each Transaction Document to which it is or is to be a party; and

(iv)                    a power of attorney appointing those persons authorised to sign on behalf of the relevant Principal Lessee each Transaction Document to which it is, or is to be, a party,

(f)               a legal opinion from in-house counsel to AerCap Holdings as to the due execution by the relevant Principal Lessee of the Accession Deed, in form and substance reasonably acceptable to the Security Trustee;

(g)              a legal and tax opinion from reputable counsel acceptable to the Security Trustee (acting on the instructions of the ECA Agent which, in turn, is acting on the instructions of all of the ECA Lenders, in the case of the Financed Aircraft, or the National Agent on behalf of ECGD, in the case of the Capital Markets Aircraft) in the State of Incorporation of the relevant Principal Lessee and, if the relevant Principal Lessee is deemed to be tax resident in a jurisdiction other than its jurisdiction of incorporation, a legal opinion from independent counsel in such jurisdiction, in each case in form and substance reasonably acceptable to the Security Trustee; and

(h)             a legal opinion from Norton Rose LLP, counsel to the Lenders, as to English law, in form and substance reasonably acceptable to the Security Trustee.

7.3.7          It is agreed that where a Financed Aircraft is to be registered with the FAA, title to the relevant Aircraft may be held by a professional US owner trustee pursuant to a US ownership trust arrangement under which the relevant Borrower shall be the owner participant (such owner trustee and ownership trust arrangement to be satisfactory to the Security Trustee, acting on the instructions of the National Agent which, in turn, is acting on the instructions of all of the ECA Lenders acting reasonably). The provisions of clause 7.3.1 relating to the submission, consideration and approval of an Alternative Obligor Request shall apply in relation to any written request by a Principal AerCap Obligor to utilise such an arrangement and the provisions of the Transaction Documents relating to ownership and registration of that Financed Aircraft and the taking of security over that Financed Aircraft shall be construed accordingly. The parties hereto agree and acknowledge that the use of such an ownership trust arrangement may result in a need for security alternative and/or additional to that contemplated by the relevant foregoing provisions of this clause 7.

7.4                    Consummation of Permitted Change

Provided that all of the documents and opinions referred to in clauses 7.2.2 and, if relevant, 7.3 relating to a Permitted Change have been agreed with all relevant parties in accordance with such clauses and the fees payable pursuant to clause 7.2.3 have been paid, the affected Obligors may and, at the request of the relevant Lessee and at the cost of the Borrowers, the affected Obligors and the ECA Finance Parties shall consummate that Permitted Change on the date specified by the relevant Principal AerCap Obligor (which shall be a Banking Day occurring no earlier than the Proposed Effective Date and no later than the date falling forty five (45) days after the Proposed Effective Date) and, simultaneously therewith, the relevant Principal AerCap Obligor will deliver to the Security Trustee originals or Certified Copies of all such documents and opinions.

7.5                    Co-operation

Each of the ECA Finance Parties agrees, at the request of each Principal AerCap Obligor and at the cost of the Borrowers, to do such acts and things and execute such documents as may reasonably be required to complete any Permitted Change, subject to and in accordance with the provisions of this clause 7.

7.6                    Matters relating to the Borrower Trustee and the Manager

7.6.1          If:

(a)             any Borrower Trustee or Manager defaults in the performance of any of its material obligations under any Transaction Document to which it is a party and such default is not remedied within thirty (30) days of notice thereof from the Security Trustee (with a copy to the relevant Principal AerCap Obligor); or

(b)             a Winding Up (as defined in clause 3.2 of the Initial Administration Agreement) occurs and is continuing with respect to any Borrower Trustee or Manager; or

(c)              the ultimate beneficial owner of any Borrower Trustee or Manager (being the person who issues the relevant Comfort Letter in respect of any Borrower Trustee or Manager) notifies any party hereto that it proposes to dispose of all or any of its shares in the relevant Borrower Trustee or Manager, each of the ECA Finance Parties and each Principal AerCap Obligor agrees as follows:

(i)                           as soon as reasonably practicable upon becoming aware of such default, Insolvency Event or disposal, it will notify each other of the same and thereafter consult with each other in good faith for a period of up to sixty (60) days or, in the case of paragraph (c) above, six (6) weeks (or, in either such case, such longer period as the relevant Principal AerCap Obligor and the Security Trustee (acting on the instructions of the ECA Agent which, in turn, is acting on the instructions of all of the ECA Lenders, in the case of the Financed Aircraft, or the National Agent on behalf of ECGD, in the case of the Capital Markets Aircraft, may agree) as to the most appropriate course of action with regard to such default, Insolvency Event or disposal and will take such steps as are reasonable and open to them, at the cost of the Borrowers, to mitigate the effect of such default, Insolvency Event or disposal subject always to the proviso to clause 8.1.4 and the conditions set forth in clause 8.2. Without limiting the foregoing (but subject always to the proviso to clause 8.1.4 and clause 8.2), the relevant Principal AerCap Obligor and the ECA Finance Parties will consider whether action should be taken to:

(A)                     terminate any applicable Administration Agreement or the appointment of the Manager thereunder or replace the defaulting Manager and defaulted Administration Agreement with an alternative manager and administration agreement acceptable to the relevant Principal AerCap Obligor and the Security Trustee (both acting reasonably and, in the case of the Security Trustee, on the instructions of the ECA Agent which, in turn, is acting on the instructions of all of the ECA Lenders, in the case of the Financed Aircraft, or the National Agent on behalf of ECGD, in the case of the Capital Markets Aircraft); and/or

(B)                     preserve or enforce the rights of the Security Trustee under any Borrower Share Charge, including action to have the shares in the relevant Borrower which are subject to such Borrower Share Charge transferred to another person acceptable to the relevant Principal AerCap Obligor and the Security Trustee (both acting reasonably), to be held on trust on terms substantially the same as the Declaration of Trust for the relevant Borrower and subject to a further share charge on terms substantially the same as the related Borrower Share Charge; and

and if such action is considered appropriate by the relevant Principal AerCap Obligor and agreed to by the Security Trustee, then the relevant Principal AerCap Obligor and/or the Security Trustee shall take such steps as are open to them, at the cost of the relevant Borrower(s), to effect such termination, replacement, preservation, enforcement and/or transfer; and

(ii)                        if at the end of the consultation period referred to above the relevant default, Insolvency Event or disposal is still subsisting and the same has not been mitigated as contemplated by the foregoing provision, the Security Trustee shall, if the ECA Agent, acting on the instructions of the ECA Lenders, in the case of the Financed Aircraft, or the National Agent on behalf of ECGD, in the case of the Capital Markets Aircraft, considers that the same would or might reasonably be expected to result in the rights, title and interests of the Finance Parties, ECGD and the Borrowers (or any of them) in and to the Aircraft and/or under any Transaction Document being materially adversely affected, based on advice received by the Security Trustee and shared with the relevant Principal AerCap Obligor from reputable legal counsel in the relevant jurisdictions, be entitled to declare a Mandatory Prepayment Event with respect to the relevant Aircraft.

7.6.2          Subject always to the provisions of the Capital Markets Documents, in the case of the Capital Markets Borrower, but otherwise notwithstanding any provision of any Transaction Document to the contrary, the ECA Finance Parties and the Principal AerCap Obligors agree that if the Principal AerCap Obligors consider it appropriate that action is taken to:

(a)             terminate any Administration Agreement and replace that Administration Agreement with an alternative manager and/or administration agreement acceptable to Security Trustee (acting on the instructions of the ECA Agent which, in turn, is acting on the instructions of all of the ECA Lenders (acting reasonably) and the National Agent) or terminate the appointment of any Manager and replace that Manager with an alternative manager acceptable to the Security Trustee (acting on the instructions of the ECA Agent which, in turn, is acting on the instructions of all of the ECA Lenders (acting reasonably), in the case of the Financed Aircraft, or the National Agent on behalf of ECGD, in the case of the Capital Markets Aircraft); and/or

(b)             preserve or enforce the rights of the Security Trustee under any Borrower Share Charge, including action to have the shares in the relevant Borrower which are subject to that Borrower Share Charge transferred to another person acceptable to the Principal AerCap Obligors and the Security Trustee (both acting reasonably and in the case of the Security Trustee on the instructions of the ECA Agent which, in turn, is acting on the instructions of all of the ECA Lenders (acting reasonably), in the case of the Financed Aircraft, or the National Agent on behalf of ECGD, in the case of the Capital Markets Aircraft), to be held on trust on terms substantially the same as the Principal Declaration of Trust and subject to a further share charge on terms substantially the same as that Borrower Share Charge, in each case, at a time when no Lease Termination Event has occurred and is continuing and as a result of concerns that the relevant Principal AerCap Obligors may have in relation to the continuation of the participation of a particular Manager or Borrower Trustee in the transactions contemplated by the Transaction Documents, the Principal AerCap Obligors shall be entitled to take, or direct the Security Trustee to take, such action, and the Security Trustee shall take such action as is available to it as soon as reasonably practicable after being required to do so by the relevant Principal AerCap Obligor. The relevant Borrower(s) agrees to indemnify the Security Trustee in respect of all Losses and Expenses suffered or incurred as a result of the Security Trustee taking any such action.

7.6.3          Each of the parties hereto agrees, at the cost of the relevant Borrower(s), to enter into or approve the execution of such documentation (including amendments to any of the Transaction Documents) as may be required in order to implement the arrangements contemplated by clause 7.6.1 or 7.6.2.

7.6.4          At all times when no Lease Termination Event has occurred and is continuing, the consent of the Principal AerCap Obligors shall be required for the appointment of any new Manager or new Borrower Trustee.

7.7                    Change in Ownership of JV A320 Lessee

7.7.1          AerCap Holdings hereby agrees for the benefit of the ECA Finance Parties and ECGD that, subject always to clause 5.3.5, promptly upon it becoming aware of:

(a)             any proposed disposal by a shareholder in AerCap Partners 2 Holding Limited of all (or any part of) such party’s shareholding in AerCap Partners 2 Holding Limited; and/or

(b)             any proposed disposal or transfer by any party of any beneficial ownership interest which such party has, directly or indirectly, in AerCap Partners 2 Holding Limited

(including, for the avoidance of doubt, any change in the identity of the party which is the ultimate beneficial owner of AerCap Partners 2 Holding Limited)

it will notify the National Agent in writing of the identity of any proposed new shareholder and/or any change to the identity of the party holding such beneficial ownership interest in AerCap Partners 2 Holding Limited and,  upon completion of any such disposal or transfer, provide the National Agent with written confirmation of the identity of such new shareholder and/or party holding any such beneficial ownership interest and the extent of its shareholding and/or beneficial ownership interest in AerCap Partners 2 Holding Limited.

7.7.2          Aercap agrees that, promptly upon it receiving notice in writing from any party of a material change in the funding or legal or beneficial ownership of Lantana Aircraft Leasing Limited (including, for the avoidance of doubt, any change in the identity of the party which is the ultimate beneficial owner of Lantana Aircraft Leasing Limited) it will notify the National Agent of such change.

7.7.3          Aercap agrees that on request by the National Agent it will provide such information in its possession regarding the funding and legal and beneficial ownership of Lantana Aircraft Leasing Limited as the National Agent may reasonably require and/or shall request that Lantana Aircraft Leasing Limited provides such information.

7.8                    Change in Ownership of JV Avolon A330 Lessee

7.8.1          AerCap Holdings hereby agrees for the benefit of the ECA Finance Parties that, subject always to the covenants contained in clauses 5.3.6 to 5.3.8, promptly upon it becoming aware of:

(a)             any proposed disposal by a shareholder in AerCap Partners 3 Holdings Limited of all (or any part of) such party’s shareholding in AerCap Partners 3 Holdings Limited; and/or

(b)             any proposed disposal or transfer by any party of any beneficial ownership interest which such party has, directly or indirectly, in AerCap Partners 3 Holdings Limited (including, for the avoidance of doubt, any change in the identity of the party which is the ultimate beneficial owner of AerCap Partners 3 Holdings Limited)

it will notify the National Agent in writing of the identity of any proposed new shareholder and/or any change to the identity of the party holding such beneficial ownership interest in AerCap Partners 3 Holdings Limited and, upon completion of any such disposal or transfer, provide the National Agent with written confirmation of the identity of such new shareholder and/or party holding any such beneficial ownership interest and the extent of its shareholding and/or beneficial ownership interest in AerCap Partners 3 Holdings Limited.

7.8.2          AerCap Holdings agrees that, promptly upon it receiving notice in writing from any party of a material change in the direct or indirect legal or beneficial ownership of Avolon Aerospace Leasing Limited, it will notify the National Agent of such change.

7.8.3          Aercap Holdings agrees that on request by the National Agent it will provide such information in its possession regarding the funding and legal and beneficial ownership of Avolon Aerospace Leasing Limited (including, for the avoidance of doubt, any change in the identity of the party which is the ultimate beneficial owner of Avolon Aerospace Leasing Limited) as the National Agent may reasonably require and/or shall request that Avolon Aerospace Leasing Limited provides such information.

8                              Mitigation

8.1                    General

If:

8.1.1          a Borrower Termination Event occurs in relation to an Aircraft; or

8.1.2          as a result of a Change in Law, any of the Security Documents for an Aircraft, at any time and for any reason, ceases to be valid or enforceable in accordance with its terms; or

8.1.3          any Obligor becomes obliged to make any payment or any increased payment under any of clauses 4.8, 9.1, 9.7 or 10.1 of the Loan Agreement for a Financed Aircraft, any of clauses 2.4, 4.1 or 4.8 of each of the Capital Markets Reimbursement Agreements or any of clauses 8.8, 13.1 or 13.2 of the Lease for an Aircraft; or

8.1.4          clause 10.2 or clause 10.3 of the Loan Agreement for a Financed Aircraft applies or an Illegality Event under and as defined in each of the Capital Markets Reimbursement Agreements occurs; or

8.1.5          paragraph 4 of the DekaBank Side-Letter applies,

(each a Relevant Circumstance) then, without in any way limiting, reducing or otherwise qualifying the rights and obligations of the ECA Finance Parties and ECGD under any provision of the Transaction Documents, any party hereto who is aware of the same will, upon becoming aware of the same, notify the other parties hereto thereof and, for a period of up to forty (40) days, if the relevant Aircraft is a Capital Markets Aircraft, or sixty (60) days, if the relevant Aircraft is a Financed Aircraft, and subject as provided in clause 10.2, the ECA Finance Parties and the National Agent on behalf of ECGD agree that they will not take any action which will result in the acceleration of any Loan or the payment of the Capital Markets Reimbursement Amount or any Capital Markets Required Redemption Amount, and that the provisions of clauses 11.5 and 11.6 (except to the extent that such clauses relate to Notices of Reservation of Rights) shall not apply, by reason of the Relevant Circumstance and that they will take such steps as are reasonable and as may be open to them to mitigate the effects of that circumstance (including the restructuring of the transactions hereby contemplated in a manner which will avoid the circumstance in question (which may, in the case of the Financed Aircraft only, include a change in the identity of one or more of the Lenders) and on terms which the ECA Finance Parties, ECGD and the relevant Principal AerCap Obligor consider reasonable), provided that (and the following proviso shall also apply to clause 7.6):

(a)             no party shall be under any obligation to take any such action if to do so would have a material adverse effect on its business, operations or financial condition or the financial basis under which the Transaction Documents have been entered into or would entail any cost, Loss, Expense or Tax to that party (unless, in the case of an adverse effect on that financial basis, or cost, Loss, Expense or Tax, the relevant party shall have been indemnified or otherwise secured to its satisfaction by the Borrowers, who shall have received a counter-indemnity from the Lessees which shall have been guaranteed under the Guarantee); and

(b)             the parties shall not be under any obligation to achieve any particular result nor shall any of them incur any liability to any Obligor by virtue of the steps taken or such steps resulting in less than complete mitigation.

8.2                    Conditions - general

The agreement of the parties set forth in clauses 7.6 and 8.1 is subject to the conditions that:

8.2.1          at the relevant time, no Lease Termination Event, Mandatory Prepayment Event for that Aircraft (other than a Mandatory Prepayment Event of the nature referred to in paragraph (c) or (d) of the definition thereof), Capital Markets Reimbursement Event or Total Loss of that Aircraft shall have occurred and be continuing;

8.2.2          no action to be taken under, or any delay in any action as a result of the operation of, clause 7.6 or 8.1 (as applicable) would or might reasonably be expected to result in the rights, title and interests of the ECA Finance Parties, ECGD and the Borrowers (or any of them) in and to the Aircraft and/or under any Transaction Document being materially adversely affected, based on advice received by the Security Trustee and shared with the relevant Principal AerCap Obligor from reputable legal counsel in the relevant jurisdictions;

8.2.3          all amounts due and payable, or expressed to be due and payable, to each party pursuant to the Transaction Documents at the relevant time shall have been paid to them; and

8.2.4          no Applicable Law shall prevent any party from performing its obligations under clause 7.6 or 8.1 (as applicable).

9                              Contest

9.1                    Each of the ECA Finance Parties hereby agrees that, if any Obligor is required to indemnify such ECA Finance Party for any Loss under clause 9.1 of any Loan Agreement and/or clause 4.1 of any of the Capital Markets Reimbursement Agreements and/or clause 13.2 of any Lease, so long as no Lease Termination Event has occurred and is continuing, any Lessee and any Sub-Lessee shall have the right to investigate and the right in its sole discretion and its own name to defend or compromise any such Loss and such ECA Finance Party shall co-operate, at the Borrowers’ expense, with all reasonable requests of such Lessee in connection therewith. Such co-operation will include, without limitation, the relevant ECA Finance Party providing such details as are available to it (free from confidentiality restrictions) of the relevant events and circumstances, the relevant ECA Finance Party notifying the relevant Lessee of its proposed course of action in relation to the claim which forms the basis of the Loss and the relevant ECA Finance Party reviewing any representations from any Lessee or any Sub-Lessee (or their respective counsel) as to the legal basis of such claim and responding to all reasonable questions from any Lessee or any Sub-Lessee generally in relation to such claim. Each of the ECA Finance Parties agrees that, if it is not possible under Applicable law for a Lessee and/or Sub-Lessee to defend or compromise any Loss of the nature indemnified under clause 9.1 of any Loan Agreement and/or clause 4.1 of any of the Capital Markets Reimbursement Agreements and/or clause 13.2 of any Lease in its own name, the relevant Lessee will consult with, consider representations from and discuss with such ECA Finance Party, in each case in good faith, with a view to determining whether and, if so, on what basis such ECA Finance Party may be prepared to defend or compromise such Loss in it own name and if, following such good faith consultation, such ECA Finance Party determines that it is not prepared to defend or compromise such Loss in its own name then such ECA Finance Party shall be under no obligation to defend or compromise such Loss in its own name.

9.2                    No ECA Finance Party shall be obliged to provide any co-operation pursuant to clause 9.1 unless (i) the relevant Lessee shall indemnify such ECA Finance Party to its reasonable satisfaction against all Losses which the ECA Finance Party may incur in connection with, or as a result of, contesting such Loss or taking such action, including, without limitation, all legal and accountancy fees and disbursements, and the amount of any interest payments or penalties which may be payable or any other loss or damage whatsoever which may be incurred as a result of contesting such claim or taking such action and (ii) if such contest is to be initiated by the payment of, and the claiming of a refund for, such Losses, the relevant Lessee shall have advanced to such ECA Finance Party sufficient funds (on an interest free basis and if such advance results in taxable income to such ECA Finance Party on an after Tax basis) to make such payment. Nothing herein shall require such ECA Finance Party to take or refrain from taking any action or do anything pursuant to clause 9.1 (i) which would (or might), in the reasonable opinion of such ECA Finance Party, entail any material risk of civil or criminal liability to any Obligor or any ECA Finance Party or (ii) if, judged by reference to the generally accepted practice in the aviation finance market at such time, it would be materially prejudicial to such ECA Finance Party’s interests. If such ECA Finance Party shall obtain a refund of all or any part of any such Losses which any Obligor shall have paid, such ECA Finance Party shall as soon as reasonably practicable pay to the relevant Lessee an amount which such ECA Finance Party determines will leave such ECA Finance Party in no better or worse position than it would have been had there been no claim against such ECA Finance Party for such Losses.

9.3                    Each ECA Finance Party shall take such action as it may, in good faith, deem reasonable under the circumstances to mitigate any indemnification obligation of the Obligors under clause 9.1 of any Loan Agreement and/or clause 4.1 of any of the Capital Markets Reimbursement Agreements and/or clause 13.2 of any Lease, provided that the failure of such Finance Party to take any such mitigation action shall not reduce, diminish or otherwise affect the obligation of the relevant Obligors to indemnify such Finance Party pursuant to clause 9.1 of the relevant

Loan Agreement and/or clause 4.1 of any of the Capital Markets Reimbursement Agreements and/or clause 13.2 of any Lease.

9.4                    The provisions of clause 9 shall not apply to ECGD in the event that ECGD becomes a party to this Agreement.

9.5                    Each Borrower agrees to extend the same contest and mitigation rights, mutatis mutandis, to each Lessee and Sub-Lessee as those set out in clauses 9.1 and 9.3, as if all references therein to the ECA Finance Parties were references to that Borrower.

10                       Covenants - ECA Finance Parties

10.1             Quiet enjoyment - Lessee

So long as no Lease Termination Event has occurred and is continuing, each ECA Finance Party agrees that neither it, nor any person lawfully claiming through that ECA Finance Party, will interfere with the quiet use, possession and enjoyment of an Aircraft which is then subject to the security constituted by the Security Documents by any Lessee, any Sub-Lessee or any Sub-Sub-Lessee of that Aircraft.

10.2             Quiet enjoyment - Sub-Lessees

The ECA Finance Parties and the Borrowers acknowledge that a Sub-Lessee of an Aircraft which is then the subject of an ECA Loan or the Capital Markets Facility may request the Lessee of that Aircraft to procure the execution and delivery of a quiet enjoyment undertaking by the ECA Finance Parties, or by the Security Trustee on their behalf, and by the relevant Borrower. The ECA Finance Parties and the Borrowers agree that they shall, as soon as reasonably practicable following a request by that Lessee, grant, or (in the case of the ECA Finance Parties only) shall instruct the Security Trustee to grant, a quiet enjoyment undertaking to that Sub-Lessee, in the same terms mutatis mutandis as the Quiet Enjoyment Undertaking, provided that all provisions of the Sub-Lease Requirements in relation to the sub-leasing of that Aircraft to that Sub-Lessee are satisfied in full or waived in accordance with clause 6.7. The ECA Finance Parties and the Borrowers agree that they shall perform their respective obligations under each Quiet Enjoyment Undertaking.

10.3             Non-receipt of Borrower amounts

If the ECA Agent shall not receive on its due date any amount due or expressed to be due from a Borrower to the ECA Agent (on its own behalf or on behalf of the relevant Lenders or any of them) under the Transaction Documents, the ECA Agent shall as soon as reasonably practicable notify the relevant Principal AerCap Obligor in writing of that non-receipt.

10.4             Finance Party Liens

Each ECA Finance Party agrees for the benefit of each Principal AerCap Obligor and each Lessee as follows:

10.4.1

(a)             it shall not create or permit to arise or subsist any Finance Party Lien (other than any Permitted Finance Party Lien) over or with respect to any Aircraft which is then the subject of an ECA Loan or the Capital Markets Facility and shall as soon as reasonably practicable, at its own expense, discharge or procure the discharge of any such Finance Party Lien if the same shall exist at any time; and

(b)             it will not do, and will use all reasonable endeavours to prevent, any act which could reasonably be expected to result in any Aircraft which is then the subject of an ECA Loan or the Capital Markets Facility being arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory Finance Party Lien and, if any such arrest, confiscation, seizure, taking, impounding, forfeiture or detention occurs, it will give the relevant Principal AerCap Obligor immediate written notice thereof, and will procure the prompt release of that Aircraft; and

10.4.2   it will comply with the obligations expressed to be assumed by it under the Transaction Documents.

10.5             Direct payments

In circumstances where a payment obligation by a Lessee to a Borrower under the Lease for an Aircraft is matched by a corresponding payment obligation by that Borrower to the ECA Finance Parties or, as the case may be, ECGD under the Loan Agreements for that Aircraft or the Capital Markets Reimbursement Agreements or any other Transaction Document for that Aircraft, payment of that amount by that Lessee direct to the ECA Agent shall (upon receipt thereof by the ECA Agent) be deemed to constitute payment of that amount by that Lessee to that Borrower under that Lease and payment of that amount by that Borrower to the relevant ECA Finance Parties or, as the case may be, ECGD under those Loan Agreements or the relevant Capital Markets Reimbursement Agreement or other Transaction Document (as applicable).

10.6             Release of security

10.6.1   (i) In the case of each of the Financed Aircraft, upon irrevocable receipt in full by the Security Trustee and/or the ECA Agent of all amounts of principal and interest owing in respect of each Loan for that Financed Aircraft, so that each such Loan shall have been repaid in full, together with all other amounts due but unpaid at that time in respect of each such Loan in accordance with the terms of the Loan Agreements for those Loans, or (ii) in the case of each of the Capital Markets Aircraft, upon irrevocable receipt in full by the Security Trustee and/or the ECA Agent of the relevant Capital Markets Required Redemption Amount for that Capital Markets Aircraft plus all other amounts due but unpaid at that time in respect of that Capital Markets Aircraft in accordance with the terms of the Capital Markets Documents relating thereto and provided that all past, present and future obligations and liabilities of ECGD under and pursuant to the Capital Markets Guarantees and the other Capital Markets Documents, insofar as those obligations and liabilities relate to that Capital Markets Aircraft, have been unconditionally and irrevocably released and discharged in full, then:

(a)             the rights of the Secured Parties (other than the related Lessee) in respect of any Mortgage, any English Law Mortgage, the Security Assignment and the other Security Documents (in each case, to the extent solely relating to the relevant Aircraft) shall thereupon be deemed to be released, terminated and, as the case may be, reassigned; and

(b)             the Security Trustee shall (acting on the instructions of the ECA Agent which in the case of the Financed Aircraft only is in turn acting on the instructions of all of the ECA Lenders) confirm in writing to the Lessee for that Aircraft that all such amounts have been paid in full, at which time title to that Aircraft shall be transferred by the relevant Borrower in accordance with the Lease for that Aircraft.

Upon title so transferring, if so requested by that Lessee, the Security Trustee (acting on the instructions of the ECA Agent which in the case of the Financed Aircraft is in turn acting on the instructions of all of the ECA Lenders and in the case of the Capital Markets Aircraft is in turn acting on the instructions of the National Agent on behalf of ECGD) shall, at the cost of the Borrowers, as soon as reasonably practicable release, terminate and, as the case may be, reassign any English Law Mortgage, any Mortgage, each Security Assignment and the other Security Documents (in each case, to the extent solely relating to the relevant Aircraft), and take such other action which that Lessee may reasonably request in order to effect those releases, terminations and reassignments. If the Borrower is the beneficiary of any security constituted by the Security Documents, the Borrower will also thereupon take such other action which that Lessee may reasonably request in order to effect the release, termination and reassignment of the Borrower’s interests under the Security Documents, to the extent solely relating to that Aircraft.

10.6.2   Upon an Aircraft ceasing to be leased by the Lessee for that Aircraft to a particular Sub-Lessee under a Sub-Lease and where that Sub-Lessee has returned that Aircraft to that Lessee in accordance with that Sub-Lease:

(a)             the Security Trustee and the relevant Borrower agree (at the cost and expense of the Borrowers), if so requested by that Lessee, as soon as reasonably practicable to release and reassign that Sub-Lease, the relevant Assignment of Insurances, the relevant IDERA and the relevant Deregistration Power of Attorney from the security created pursuant to the Lessee Assignment(s) which relates to that Aircraft and the Security Assignment which relates to that Aircraft and to take such further action as that Lessee may reasonably request in order to effect such releases and reassignments; and

(b)             the Security Trustee agrees (at the cost and expense of the Borrowers), if so requested by that Lessee, as soon as reasonably practicable to release any Mortgage for that Aircraft granted to it in connection with the leasing of that Aircraft to that Sub-Lessee and as soon as reasonably practicable to take such further action as that Lessee may reasonably request in order to give effect to that release, provided that the Borrower has, if it is required to do so pursuant to paragraph 1 of Schedule 7, granted a new Mortgage for that Aircraft in favour of the Security Trustee in accordance with the provisions of this Agreement and the other Transaction Documents. The foregoing undertakings shall also apply, subject to the related proviso, in circumstances where there is a change of the State of Registration permitted under this Agreement.

10.6.3   Upon title to an Engine or Part transferring to a Lessee pursuant to clause 11.5 of the relevant Lease, if so requested by that Lessee, the Security Trustee shall, at the cost of the Borrowers, as soon as reasonably practicable release, terminate and, as the case may be, reassign the English Law Mortgage and any Mortgage (in each case, to the extent solely relating to the relevant Engine or Part, and subject always to equivalent security having first been created and perfected over the replacement Engine or Part), and take such other action which that Lessee may reasonably request in order to effect those releases, terminations and reassignments.

10.7             Substitution of Aircraft

10.7.1   If a Total Loss of an Aircraft occurs or the relevant Lessee otherwise wishes to substitute an Aircraft for the purposes of the Transaction Documents (in each case, the Existing Aircraft), that Lessee may, by notice to the ECA Agent, request permission to substitute for the Existing Aircraft another Airbus aircraft of the same type or in the same family of aircraft as the Existing Aircraft (the Replacement Aircraft). The notice shall provide details of the age from delivery by the Manufacturer and number of block hours since the last Heavy Maintenance Check of the proposed Replacement Aircraft. The National Agent shall consider any such request in good faith, in accordance with the then current practice of the Export Credit Agencies in relation to the substitution of aircraft, and shall inform that Lessee within twenty one (21) Banking Days of the receipt of that notice as to whether the proposed substitution has been approved and, if approved, the terms upon which that Replacement Aircraft shall be substituted for the Existing Aircraft. The parties to this Agreement acknowledge that the current practice of Export Credit Agencies is that Export Credit Agency-supported Airbus aircraft may only be substituted in Export Credit Agency-supported facilities by new Airbus aircraft of the same type or in the same family of aircraft as the Existing Aircraft and that any such substitution is, in any event, subject to the approval of ECGD.

10.7.2   Following a request by the relevant Lessee for the substitution of an Aircraft in accordance with clause 10.7.1 following a Total Loss of that Aircraft and if the Total Loss Proceeds for that Total Loss have been paid to the Security Trustee either:

(a)             prior to the National Agent informing that Lessee of the decision of the ECA Lenders or ECGD as applicable as to that substitution; or

(b)             if the National Agent has approved the substitution of the Existing Aircraft, prior to the actual substitution of the Existing Aircraft by a Replacement Aircraft,

an amount of the Total Loss Proceeds for that Total Loss equal to the Required Insurance Value (Retained Proceeds) shall remain in the relevant Proceeds Account pending completion of the substitution (and assuming, in the case of 10.7.2(a), that the substitution will be approved) for up to one hundred and eighty (180) days or such other period of time as shall then reflect the then current practice of ECGD as notified by ECGD to the National Agent. If the Existing Aircraft is then substituted by the Replacement Aircraft in accordance with the approval and terms given or specified pursuant to clause 10.7.1, the Retained Proceeds (together with accrued interest thereon for the period whilst held in the relevant Proceeds Account at the rate agreed between the Security Trustee (acting on the instructions of the National Agent and that Lessee) shall, subject to the proviso to this clause 10.7.2, be returned to that Lessee. Notwithstanding anything to the contrary herein or in any other Transaction Document, the Obligors agree and acknowledge that the relevant Lessee shall continue to be obliged to pay Rent under and in accordance with the relevant Lease and the relevant Borrower shall continue to be obliged to make all payments of principal and interest falling due under the relevant Loan Agreements, in each case, for the Existing Aircraft, unless and until either (i) the substitution has been completed, from which time the relevant Lessee shall be obliged to pay Rent under and in accordance with the relevant Lease and the relevant Borrower shall be obliged to make all payments of principal and interest falling due under the relevant Loan Agreements, in each case, for the Replacement Aircraft in place of the Existing Aircraft, or (ii) the Retained Proceeds have pursuant thereto been applied in accordance with clause 13.4.

Provided however that, if at any time prior to the actual substitution of the Existing Aircraft by a Replacement Aircraft, a Lease Termination Event shall occur and be continuing, the foregoing provisions of this clause 10.7 shall cease to be of any further application and the Retained Proceeds shall be applied in accordance with clause 13.7.

10.7.3   If at any time the relevant Lessee withdraws its request for substitution following a Total Loss or such request is rejected or such substitution has not been completed within one hundred and eighty (180) days of the submission of the relevant request (or such other period as the parties may agree), then, as soon as reasonably practicable thereafter, the Retained Proceeds (together with accrued interest thereon for the period whilst held in the relevant Proceeds Account at the rate agreed between the Security Trustee and that Lessee) shall be applied in accordance with clause 13.4, and the other provisions of this Agreement and the Transaction Documents relating to a Total Loss shall be implemented, disregarding for this purpose any reference therein to any such substitution.

10.8             Borrower matters

Each ECA Finance Party agrees with the Principal AerCap Obligors that, prior to the exercise of any rights, discretions or powers conferred on it under any of the Administration Agreements and/or pursuant to the Declarations of Trust, it shall, if no Lease Termination Event has then occurred which is continuing, consult in good faith with the relevant Principal AerCap Obligor as to the manner and nature of such exercise, provided however that the relevant ECA Finance Party shall nevertheless, subject to clause 8, be entitled to exercise such discretion without reference (or, as the case may be, without further reference) to the relevant Principal AerCap Obligor if at any time it believes (acting reasonably) that failure to do so would or might reasonably be expected to result in the rights, title and interests of the ECA Finance Parties, ECGD and the Borrowers (or any of them) in and to any Aircraft and/or under any Transaction Document being materially adversely affected, based on advice received by the Security Trustee and shared with The relevant Principal AerCap Obligor from reputable legal counsel in the relevant jurisdictions. The foregoing provisions of this clause 10.8 are subject always to the requirements of clause 7.6.

10.9             Transaction Documents

Subject always to the provisions of clause 30.6.2, each of the parties hereto agrees for the benefit of each of the other parties hereto that it will not, other than in accordance with the express terms of the Transaction Documents, terminate, or acquiesce in the termination of, or alter or amend the provisions of, the Transaction Documents or any of them without the prior written consent of each of the other parties hereto.

11                       Enforcement of Trust Documents

11.1             No enforcement by Secured Parties

None of the Secured Parties shall have any independent power to enforce any of the Trust Documents, to exercise any rights and/or powers or to grant any consents or releases under or pursuant to any of the Trust Documents or otherwise have direct recourse to the security constituted by any of the Trust Documents. Notwithstanding the foregoing or any other provision of this Agreement or any other Transaction Document, it is hereby acknowledged and agreed that the ECA Agent shall be entitled to send an ECA Acceleration Notice under any ECA Loan Agreement and/or any Capital Markets Reimbursement Agreement.

11.2             Acceleration of Loans

Save as expressly provided in this clause 11 none of the ECA Finance Parties shall have any independent power to take any steps to accelerate or demand repayment of any Loan pursuant to any Loan Agreement or accelerate or demand payment of any Capital Markets Reimbursement Amount pursuant to any Capital Markets Reimbursement Agreement, or to exercise, save to the extent provided above, any rights or powers or to grant any consents or releases relating to or in connection with the occurrence or existence of any Termination Event.

11.3             Action under Trust Documents

At all times before the Secured Loan Obligations have been fully repaid and discharged, subject to the Security Trustee being indemnified to its satisfaction in accordance with clause 14 and without prejudice to clause 11.5, the Security Trustee shall take such action (including, without limitation, the exercise of all rights and/or powers and the granting of consents or releases) or, as the case may be, refrain from taking such action under or pursuant to the Trust Documents as all of the ECA Lenders (or, in the case of the Capital Markets Aircraft, the National Agent on behalf of ECGD) or, where specified, the Majority Lenders shall specifically direct the Security Trustee (that direction being given in writing through the National Agent).  Each of the parties to this Agreement acknowledges and agrees that wherever in this Agreement the Security Trustee is expressed to take any action, or make any determination, it shall take such action and make such determination at the direction of the National Agent acting on the instructions of all of the ECA Lenders (or, in the case of the Capital Markets Aircraft, the National Agent on behalf of ECGD) or, where specified, the Majority Lenders.  At all times after the Secured Loan Obligations have been fully repaid and discharged, subject to the Security Trustee being indemnified to its satisfaction, the Security Trustee shall take such action (including, without limitation, the exercise of all rights and/or powers and the granting of consents or releases) or, as the case may be, refrain from taking such action under or pursuant to the Trust Documents as the relevant Lessee may direct. Unless and until the Security Trustee shall have received such directions or instructions, the Security Trustee shall not be required to take any action under any of the Trust Documents.

11.4             Instructions of Majority Lenders

The Security Trustee shall be entitled (and bound) to assume that any directions received by it from the ECA Agent (or, once the Secured Loan Obligations have been fully repaid and discharged, the relevant Lessee) under or pursuant to this Agreement or any of the other Transaction Documents are the directions of all of the ECA Lenders (or, in the case of the Capital Markets Aircraft, the National Agent on behalf of ECGD) or, where specified, of the Majority Lenders (or, once the Secured Loan Obligations have been fully repaid and discharged, of the relevant Lessee) acting pursuant to the provisions of the Transaction Documents. The Security Trustee shall not be liable to the Secured Parties or any of them for any action taken or omitted under or in connection with this Agreement or any of the other Transaction Documents in accordance with any such directions.

11.5             Action following Termination Event

Subject always to clause 8 and the final paragraph of this clause 11.5, if at any time before the Secured Loan Obligations have been fully repaid and discharged any party hereto becomes aware that a Termination Event has occurred and is continuing, that party shall as soon as practicable after becoming aware thereof give written notice to the relevant Borrower, the ECA Agent and the Security Trustee and the ECA Agent shall thereupon give notice (a Notice of Applicable Event) of the same to the National Agent and if:

11.5.1   within a period of thirty (30) days following the giving of the Notice of Applicable Event by the ECA Agent or the expiry of any period specified in any Notice of Reservation of Rights issued by the Security Trustee pursuant to clause 11.6, the National Agent (acting on the instructions of all of the ECA Lenders and ECGD) shall not have given either (i) notice (a Notice for Inaction) to the Security Trustee requiring that action not to be taken, or (ii) notice to the Security Trustee requiring the issue of a Notice of Reservation of Rights, or a further Notice of Reservation of Rights, pursuant to clause 11.6; or

11.5.2   the National Agent (acting on the instructions of all of the ECA Lenders and ECGD) gives notice (a Notice for Action) in writing to the Security Trustee requiring that action to be taken,

then, upon the expiry of the thirty (30) day period referred to in clause 11.5.1 or upon the giving of notice by the ECA Agent (acting on the instructions of all of the ECA Lenders and the National Agent on behalf of ECGD) pursuant to clause 11.5.2 (or, if any Notice(s) of Reservation of Rights have been delivered by the Security Trustee pursuant to clause 11.6, upon the expiry of the period specified in the last Notice of Reservation of Rights so delivered by the Security Trustee), to the extent permitted by the Transaction Documents and Applicable Law (and provided that, at the relevant time, that Termination Event is continuing and subject always to clause 8):

(a)             an ECA Acceleration Notice shall be deemed to have been given pursuant to and for all purposes of each ECA Loan Agreement and each Capital Markets Reimbursement Agreement and the Loans shall become due and payable pursuant to and in accordance with the terms of the Loan Agreements and each Capital Markets Reimbursement Amount shall become due and payable pursuant to and in accordance with the terms of the Capital Markets Reimbursement Agreements; and/or

(b)             the Security Trustee shall ensure that such steps as may be available and as may be prudent are taken to enforce the security constituted, and/or the rights contained, in the relevant Trust Documents.

The foregoing provisions of clause 11.5 shall not apply to the Capital Markets Aircraft which are instead subject to the arrangements set forth in the Capital Markets ECGD Agency Agreements and the other Capital Markets Documents.

11.6             Reservation of rights

Subject to clause 8, if within thirty (30) days of the issue of a Notice of Applicable Event, the National Agent has given to the Security Trustee a notice in writing requiring it to do so (provided that the Security Trustee does not receive a Notice for Action pursuant to clause 11.5.2 within that period), the Security Trustee shall by notice in writing to the Lessees and the relevant Principal AerCap Obligor (a Notice of Reservation of Rights) reserve all of its rights under the Transaction Documents arising as a consequence of the occurrence of the Termination Event in question and take any such other action as specified in that notice, which notice may (inter alia) require the relevant AerCap Obligor (in the case of a Lease Termination Event) or the relevant Borrower (in the case of a Borrower Termination Event) to remedy that Termination Event within a period of thirty (30) days after the date on which the Notice of Reservation of Rights is given or such other period as the Security Trustee may agree and specify in that notice. Upon the expiry of the period specified in any Notice of Reservation of Rights, the Security Trustee shall, if it is instructed in writing to do so by the National Agent prior to the expiry of that period (provided the Security Trustee does not receive a Notice for Action pursuant to clause 11.5.2 within that period), give to the relevant Lessee and any other relevant person a further Notice of Reservation of Rights.

11.7             Demands under the Guarantee

11.7.1   Notwithstanding anything in this Agreement or any of the other Transaction Documents to the contrary, each of the ECA Finance Parties agrees and acknowledges in connection with the Guarantee that the ECA Agent, acting on the instructions of all of the ECA Lenders in relation to the Financed Aircraft or, as the case may be, the National Agent acting on the instructions of ECGD in relation to the Capital Markets Aircraft, shall be entitled to instruct the Security Trustee to send a Notice of Demand in respect of any amounts outstanding from a Lessee to a Borrower for the ultimate account of any ECA Finance Party or ECGD or in respect of any obligations owed by a Lessee to a Borrower for the ultimate account of any ECA Finance Party or ECGD, in each case in accordance with and subject to the provisions of the Guarantee.

11.7.2   So long as no Lease Termination Event and no ECA Utilisation Block Event has occurred and is continuing at that time any amounts received by the Security Trustee under the Guarantee as a result of any Notice of Demand sent in accordance with the instructions of the ECA Agent shall be applied in accordance with clause 13.8.1.

11.7.3   If any amounts are received by the Security Trustee under the Guarantee:

(a)             and at that time a Lease Termination Event has occurred and is continuing, such amounts shall be applied in accordance with clause 13.7;

(b)             and at that time an ECA Utilisation Block Event has occurred and is continuing, such amounts shall be held in the relevant Proceeds Account until such time as clause 11.7.2 or clause 11.7.3(a) shall become applicable, at which time such amounts shall be applied in accordance with clause 11.7.2 or clause 11.7.3(a) (as applicable).

12                       Proceeds Account

12.1             Proceeds Account

On or before the occurrence of any event which will result in the payment of any Proceeds in relation to an Aircraft or as soon as reasonably practicable thereafter, the Security Trustee shall open the Proceeds Account for that Aircraft and shall as soon as reasonably practicable notify all parties to this Agreement of such details of that account as they may require in order to comply with their obligations under clause 12.3.

12.2             Proceeds to be held on trust

Any sum received or recovered by any party hereto which is required by any provision hereof to be paid to the Security Trustee for credit to the applicable Proceeds Account shall be received by that party on trust for the Security Trustee and that party shall as soon as reasonably practicable pay that sum to the Security Trustee for credit to the applicable Proceeds Account.

12.3             Payments to Proceeds Account

Each party shall from time to time pay any Proceeds (other than any such amounts as may be received by way of distribution from any Proceeds Account) to the Security Trustee as soon as reasonably practicable upon receipt thereof for application in accordance with the terms of this Agreement.

12.4             Proceeds received

All Proceeds received or recovered by the Security Trustee (otherwise than by way of distribution from any Proceeds Account) shall as soon as reasonably practicable be credited to the applicable Proceeds Account.

12.5             Currency conversion

If any Proceeds in respect of an Aircraft are received or recovered by the Security Trustee (otherwise than by way of distribution from any Proceeds Account) in any currency other than Dollars, such Proceeds shall be applied in the purchase of Dollars at the spot rate of exchange available to the Security Trustee (in the ordinary course of business) on the date of receipt or, if it is not practicable to effect that purchase on that date, the immediately following day on which banks are generally open for the transaction of that foreign exchange business in the jurisdiction through which the Security Trustee is acting for the purposes of this Agreement, and the net amount of Dollars so purchased (after the deduction by the Security Trustee of any reasonable costs incurred by it in connection with that purchase) shall be credited to the applicable Proceeds Account.

12.6             No set-off or counterclaim

Each party agrees that any sums which it pays in accordance with clause 12.3 shall be made without any set-off or counterclaim and free and clear of and without any withholding or deduction whatsoever (except as required by law and, in the case of each Obligor, subject to clause 4.8 of the relevant Loan Agreement, clause 2.4 of each of the Capital Markets Reimbursement Agreements or, as applicable, clause 13.1 of the relevant Lease) to the Security Trustee, in the currency of receipt, in accordance with the terms of this Agreement (but if any such deduction or withholding is required by law then the party affected by that requirement (the affected party) agrees that it shall consult in good faith with the parties to this Agreement who may be affected thereby with a view to mitigating the effect of any such deduction or withholding provided that the affected party shall not be obliged (subject, in the case of each Obligor to clause 4.8 of the relevant Loan Agreement, clause 2.4 of each of the Capital Markets Reimbursement Agreements or, as applicable, clause 13.1 of the relevant Lease) to incur any additional expense, nor to take any course of action other than it would do in relation to any counterparty to any of its similar contracts who would be affected by the same or any similar legal requirement).

12.7             Interest

Interest shall accrue from day to day on the amounts of all Proceeds received by the Security Trustee and from time to time standing to the credit of any Proceeds Account at the best rate available to the Security Trustee for such interest periods as the Security Trustee shall reasonably select from time to time. Any such interest shall be credited to the relevant Proceeds Account at the end of each such interest period.

13                       Application of sums received

13.1             Application of scheduled payments prior to the occurrence of a Lease Termination Event

Upon receipt by the ECA Agent of any amount referred to in clause 4.10.1 of an ECA Loan Agreement prior to the occurrence of a Lease Termination Event which is continuing, the ECA Agent shall make the same available in accordance with the provisions of clause 4.10.2 of that ECA Loan Agreement to the National Agent for application by the National Agent in or towards the payment of amounts due to the relevant ECA Lenders, that application to be in accordance with the terms agreed between the National Agent, the relevant ECA Lenders and ECGD.

13.2             Application of amounts received in respect of indemnity obligations

13.2.1   Notwithstanding any provision of the Transaction Documents to the contrary, any amounts payable to any ECA Finance Party or ECGD in respect of any indemnity obligations owed by any Obligor pursuant to the Transaction Documents shall be paid by the relevant Obligor to the ECA Agent.

13.2.2   Any and all monies received by the ECA Agent (whether as a result of the provisions of clause 13.2.1 or otherwise) or (as the case may be) the Security Trustee from any Obligor in respect of any indemnity obligations of that Obligor prior to the occurrence of a Lease Termination Event which is continuing shall be paid by the ECA Agent or (as the case may be) the Security Trustee, as soon as reasonably practicable following receipt thereof, to the relevant ECA Finance Party or, as the case may be, ECGD (through the National Agent in the case of any ECA Lender or ECGD) in respect of whom the indemnity claim was made up to the total amount owing to that ECA Finance Party or, as the case may be, ECGD in respect of that indemnity claim.

13.3             Application of insurance proceeds (other than in respect of a Total Loss of an Aircraft)

13.3.1   At any time when no Lease Termination Event has occurred and is continuing, any insurance proceeds in respect of any loss of or damage to an Aircraft not amounting to a Total Loss of that Aircraft or any of its Engines which are received by any party to this Agreement, other than any such proceeds which are received by a Lessee pursuant to and as permitted by paragraph 10(i) of Schedule 7, together with such amount of interest as may have accrued thereon whilst held by that party, shall be paid to either:

(a)             the repairers against presentation of their invoices; or

(b)             the relevant Lessee against presentation of receipts or other evidence of the repairers evidencing the payment in full of the repairers’ invoices,

and, pending that payment, such insurance proceeds (together with accrued interest thereon) shall be held by that party (if not the Security Trustee) on trust for and to the order of the Security Trustee (as trustee for the Secured Parties pursuant to the terms hereof).

13.3.2   At any time when no Lease Termination Event has occurred and is continuing, any insurance proceeds in respect of a Total Loss of an Engine not amounting to a Total Loss of an Aircraft (including where the Engine has been detached from the relevant Airframe and is installed on another airframe), other than any such proceeds which are received by a Lessee pursuant to and as permitted by paragraph 10(i) of Schedule 7, which are received by any party to this Agreement, together with that amount of interest as may have accrued thereon whilst held by that party, shall be paid to either:

(a)             the vendor of a replacement Engine; or

(b)             the relevant Lessee against presentation of receipts or other evidence of the vendor evidencing the payment in full of the purchase price for the replacement Engine, provided that (and, in the case of (b) above, as a condition to payment to the relevant Lessee):

(i)                           title to that replacement Engine shall vest with the relevant Borrower free and clear of all Liens (other than Permitted Liens) pursuant to a full warranty bill of sale in form and substance reasonably satisfactory to the Security Trustee; and

(ii)                        all steps as the Security Trustee may reasonably require are taken to render that replacement Engine subject to this Agreement, the Loan Agreements, the Capital Markets Documents, the Security Documents and the other applicable Transaction Documents so that the rights of the ECA Finance Parties, ECGD and the relevant Borrower in respect of the replacement Engine are the same as they were in respect of the Engine that suffered a Total Loss save that they are in respect of the replacement Engine.

Pending that payment, such insurance proceeds (together with accrued interest thereon) shall be held by that party (if not the Security Trustee) on trust for and to the order of the Security Trustee (as trustee for the Secured Parties pursuant to the terms hereof).

13.3.3   Notwithstanding the provisions of clauses 13.3.1 or 13.3.2, if and to the extent that AVN67B (or any replacement or equivalent thereof) shall be in effect in relation to the Insurances, and if any provision of clause 13.3.1 or clause 13.3.2 shall conflict with AVN67B (or any replacement or equivalent thereof), the terms of AVN67B (or any replacement or equivalent thereof) shall apply.

13.3.4   Notwithstanding any provision of this clause 13 to the contrary, any monies paid under liability insurances shall be paid to the person, firm or company by whom the liability (or alleged liability) covered by such insurances was incurred, or, if the liability (or alleged liability) has previously been discharged or indemnified, such monies shall be paid to the person who has discharged or indemnified that liability (or alleged liability) in reimbursement of the monies so expended by it in satisfaction of that liability (or alleged liability) or indemnity.

13.4             Application of Total Loss Proceeds

13.4.1   Subject to clause 10.7, if any Total Loss Proceeds in respect of a Total Loss of an Aircraft are received by the Security Trustee at a time when no Lease Termination Event has occurred and is continuing and, in the case of the Capital Markets Aircraft, no Capital Markets Reimbursement Event has occurred and is continuing, an amount of those Total Loss Proceeds equal to the Required Insurance Value, together with such amount of interest as may have accrued thereon whilst held in the relevant Proceeds Account, shall be applied as soon as reasonably practicable following that receipt in the following order:

(a)             first, in reimbursement of the ECA Finance Parties and/or ECGD of any and all Qualifying Expenses due and payable to any of the ECA Finance Parties and/or ECGD pursuant to any of the Transaction Documents;

(b)             if that Aircraft is a Financed Aircraft:

(i)                           secondly, in payment on a pro rata and pari passu basis of an amount of up to the total amount of interest then due in respect of the ECA Loan for that Financed Aircraft for application by the National Agent in or towards payment of interest outstanding to the relevant ECA Lenders under that ECA Loan Agreement;

(ii)                        thirdly, in payment on a pro rata and pari passu basis of an amount of up to the total amount of principal then outstanding in respect of the ECA Loan for that Financed Aircraft to be applied by the National Agent in the proportions specified in the ECA Loan Agreement for that Financed Aircraft for application by the National Agent in or towards payment of principal outstanding to the relevant ECA Lenders under that ECA Loan Agreement;

(c)              if that Aircraft is a Capital Markets Aircraft:

(i)                           secondly, in payment to the ECA Agent for the account of ECGD of an amount equal to the Capital Markets Required Redemption Amount for that Capital Markets Aircraft;

(d)             fourthly (or thirdly, as applicable), in payment to each ECA Finance Party and/or ECGD on a pro rata and pari passu basis of all other amounts owing to that ECA Finance Party and/or ECGD under this Agreement, the ECA Loan Agreement for that Aircraft, if it is a Financed Aircraft, or the Capital Markets Reimbursement Agreement, if it is a Capital Markets Aircraft, and any other Transaction Document which remain unpaid (which shall include, for the avoidance of doubt, any Expenses other than Qualifying Expenses which are owing at that time and any amounts due and payable under clause 9.2.1 or clause 9.2.2 of that ECA Loan Agreement, if applicable), in each case, to the extent relating to that Aircraft;

(e)              fifthly (or fourthly, as applicable), in payment to the Borrower for that Aircraft of all amounts owing by the relevant Lessee and/or the relevant Principal AerCap Obligor to that Borrower under this Agreement or any other Transaction Document which remain unpaid, to the extent relating to that Aircraft;

(f)               finally, any balance shall be paid as directed by the relevant Lessee.

13.4.2   If the amount of Total Loss Proceeds to be applied in or towards payment of sums due pursuant to any of sub-clauses 13.4.1(a) to 13.4.1(d) is insufficient to pay in full all sums referred to in the relevant sub-clause, the amount so available shall be paid to each party entitled to receive such sums pursuant to that sub-clause on a pari passu and pro tanto basis to its respective interest in the total amount due and payable pursuant to that sub-clause.

13.4.3   To the extent that the Total Loss Proceeds for an Aircraft which are received by the Security Trustee exceed the Required Insurance Value, the amount of the excess shall be paid as soon as reasonably practicable following receipt to the Lessee of that Aircraft or as it may direct, notwithstanding any provision hereof to the contrary.

13.4.4   If any Total Loss Proceeds are received after the occurrence of a Lease Termination Event which is continuing and/or, in the case of the Capital Markets Aircraft, after the occurrence of a Capital Markets Reimbursement Event which is continuing, an amount of those Total Loss Proceeds equal to the Required Insurance Value, together with such amount of interest as may have accrued thereon whilst held in the relevant Proceeds Account, shall be applied in accordance with clause 13.7.1.

13.5             Application of Requisition Proceeds

If any Requisition Proceeds (other than Total Loss Proceeds) or similar proceeds are received by the Security Trustee, such Requisition Proceeds, together with such amount of interest as may have accrued thereon whilst held in the relevant Proceeds Account, shall as soon as reasonably practicable be paid by the Security Trustee to the relevant Lessee (or as it may direct) unless a Lease Termination Event or, if the relevant Aircraft is a Capital Markets Aircraft, a Capital Markets Reimbursement Event has occurred and is continuing, in which case they shall be applied in accordance with clause 13.7 and subject always to the rights of any Sub-Lessee under any Assignment of Insurances and/or Sub-Lease.

13.6             Application of Proceeds received as a result of a prepayment made pursuant to clauses 4.4, 4.6 or 10.3 of any ECA Loan Agreement or clauses 13.2 or 13.4 of the Capital Markets Reimbursement Agreement

13.6.1   If any Proceeds are received by the Security Trustee as a result of a prepayment made pursuant to clauses 4.4, 4.6 or 10.3 of any ECA Loan Agreement (in this clause 13.6, ECA Prepayment Proceeds) prior to the occurrence of a Lease Termination Event which is continuing, such ECA Prepayment Proceeds, together with such amount of interest as may have accrued thereon whilst held in the relevant Proceeds Account, shall be applied as soon as reasonably practicable following that receipt in the following order:

(a)             first, in reimbursement of the ECA Finance Parties and/or ECGD of any and all Qualifying Expenses due and payable to any of the ECA Finance Parties and/or ECGD pursuant to any of the Transaction Documents for the Aircraft to which that ECA Loan relates;

(b)             secondly, in payment of an amount of up to the total amount of interest in respect of the ECA Loan which is being prepaid to the National Agent in the proportion specified in the ECA Loan Agreement for that ECA Loan for application by the National Agent in or towards payment of interest outstanding to the relevant ECA Lenders under that ECA Loan Agreement;

(c)              thirdly, in payment of an amount of up to the total amount of principal outstanding in respect of the ECA Loan which is being prepaid to the National Agent in the proportions specified in the ECA Loan Agreement for that ECA Loan for application by the National Agent in or towards payment of principal outstanding to the relevant ECA Lenders under that ECA Loan Agreement;

(d)             fourthly, in or towards payment to the National Agent (for the account of the relevant ECA Lenders or ECGD) and to the ECA Agent for its own account, pro rata, of any Break Costs to the extent covered by ECGD;

(e)              fifthly, in payment to the ECA Finance Parties and/or ECGD on a pro rata and pari passu basis of all amounts owing to the ECA Finance Parties and/or ECGD under this Agreement, that ECA Loan Agreement or any other Transaction Document which remain unpaid (which shall include, for the avoidance of doubt, any Expenses other than Qualifying Expenses which are owing at that time and any amounts due and payable under clause 9.2.1 or clause 9.2.2 of that ECA Loan Agreement), in each case, to the extent relating to that ECA Loan;

(f)               sixthly, in payment to the Borrower under that ECA Loan Agreement of all amounts owing by the relevant Lessee and/or the relevant Principal AerCap Obligor to that Borrower under this Agreement or any other Transaction Document which remain unpaid, to the extent relating to that ECA Loan;

(g)              finally, any balance shall be paid as directed by the relevant Lessee.

13.6.2   If the amount of any ECA Prepayment Proceeds to be applied in or towards payment of sums due pursuant to any of sub-clauses 13.6.1(a) to 13.6.1(e), as the case may be, is insufficient to pay in full all sums referred to in the relevant sub-clause, the amount so available shall be paid to each party entitled to receive such sums pursuant to that sub-clause on a pari passu and pro tanto basis to its respective interest in the total amount due and payable pursuant to that sub-clause.

13.6.3   If any ECA Prepayment Proceeds are received after the occurrence of a Lease Termination Event which is continuing, such ECA Prepayment Proceeds together with such amount of interest as may have accrued thereon whilst held in the relevant Proceeds Account, shall be applied in accordance with clause 13.7.1.

13.6.4   All Proceeds received by any ECA Finance Party or ECGD as a result of a prepayment and/or redemption pursuant to clauses 13.2 and 13.4 of each of the Capital Markets Reimbursement Agreements shall be applied in accordance with clauses 13.2.6 and 13.4.5 of each of the Capital Markets Reimbursement Agreements.

13.7             Application of Proceeds following a Lease Termination Event or Capital Markets Reimbursement Event

13.7.1   Subject to clause 13.4.3, any Proceeds in respect of an Aircraft or otherwise in relation to the ECA Loan and/or, as the case may be, Capital Markets Facility for that Aircraft which are held in a Proceeds Account or received by the Security Trustee at any time when a Lease Termination Event or, if that Aircraft is a Capital Markets Aircraft, a Capital Markets Reimbursement Event has occurred and is continuing (and any other amounts which are, pursuant to this clause 13, to be applied in accordance with this clause 13.7.1), together with such amount of interest as may have accrued thereon whilst held in the relevant Proceeds Account, shall be applied by the Security Trustee as soon as reasonably practicable following receipt by the Security Trustee as follows:

(a)             first, in or towards reimbursing each of the ECA Representatives, ECGD, any other Export Credit Agency and/or any Receiver for any and all Qualifying Expenses due and payable pursuant to any of the Transaction Documents and in or towards payment of any debts or claims which are by Applicable Law payable in preference to the amounts due to the ECA Representatives and/or the ECA Lenders (but only to the extent such debts or claims have such preference);

(b)             secondly:

(i)                           if that Aircraft is a Financed Aircraft:

(A)                     first, in payment on a pro rata and pari passu basis of an amount of up to the total interest outstanding in respect of the ECA Loan for that Financed Aircraft (but expressly excluding any amounts owing to the ECA Lenders pursuant to clause 10.2.1 (b) (ii) of any ECA Loan Agreement) to be applied by the National Agent in or towards the payment of interest outstanding to the relevant ECA Lenders under that ECA Loan Agreement (but expressly excluding any amounts owing to the ECA Lenders pursuant to clause 10.2.1 (b) (ii) of any ECA Loan Agreement) in the proportions specified in that ECA Loan Agreement;

(B)                     secondly, in payment on a pro rata and pari passu basis of an amount of up to the total principal outstanding in respect of the ECA Loan for that Financed Aircraft to be applied by the National Agent in or towards the payment of principal outstanding to the relevant ECA Lenders under that ECA Loan Agreement in the proportions specified in that ECA Loan Agreement;

(ii)                                  if that Aircraft is a Capital Markets Aircraft, in payment to the ECA Agent on behalf of ECGD of an amount up to the Capital Markets Reimbursement Amount (including, to the extent that amounts comprising the Capital Markets Reimbursement Amount have not yet fallen due, an amount sufficient to discharge in full those amounts when they do fall due, and, to the extent that the Capital Markets Reimbursement Amount was not paid on the due date, interest accruing thereon to the date of payment);

(c)              thirdly, in or towards payment to the National Agent (for the account of the relevant ECA Lenders or ECGD) and to each relevant ECA Agent for its own account, pro rata, of any Break Costs to the extent covered by ECGD;

(d)             fourthly, if that Aircraft is a Financed Aircraft, in or towards payment to the National Agent (for the account of the ECA Lenders) of any amounts owing to the ECA Lenders pursuant to clause 10.2.1(b)(ii) of any ECA Loan Agreement;

(e)              fifthly, to the persons, in the order and in respect of the matters referred to in paragraphs (a) to (d) inclusive above, in relation to each of the Aircraft other than that Aircraft (and, if that Aircraft is a Capital Markets Aircraft, other than the other Capital Markets Aircraft);

(f)               sixthly, to the relevant ECA Finance Party and/or ECGD on a pro rata and pari passu basis in respect of all other amounts owing to that ECA Finance Party and/or ECGD under this Agreement or any other Transaction Document which remain unpaid (which shall include, for the avoidance of doubt, any Expenses other than Qualifying Expenses which are owing at that time and any amounts due and payable under clause 9.2.1 or clause 9.2.2 of any ECA Loan Agreement for an Aircraft), in each case, to the extent relating to the Aircraft;

(g)              seventhly, to the extent that, at such time, an A320 Termination Event has occurred, in or towards payment to the A320 Security Trustee of amounts due but unpaid under the A320 Facility Agreement for application in accordance with the terms of the A320 Facility Agreement;

(h)             eighthly, in or towards payment to the applicable security trustee or security agent of amounts due but unpaid under any loan or other agreements supported by the Export Credit Agencies in respect of Other ECA Indebtedness (other than the A320 Facility Agreement) for application in accordance with the terms of the relevant documentation in respect of Other ECA Indebtedness (other than the A320 Facility Agreement) and in such order or proportions as are applicable under the relevant documents or as directed by the Export Credit Agencies, as applicable;

(i)                 ninthly, in payment to the Borrower which is the owner of that Aircraft of all amounts owing by any Lessee and/or the relevant Principal AerCap Obligor to that Borrower under this Agreement or any other Transaction Document which remain unpaid, to the extent relating to that Aircraft; and

(j)                finally, once all the amounts referred to in paragraphs (a) to (i) inclusive above have been satisfied and discharged in full and the Secured Loan Obligations have been satisfied and discharged in full, any balance shall be paid as directed by the relevant Lessee.

If the amount of any Proceeds to be applied in or towards payment of sums due pursuant to any of paragraphs (a) to (h) inclusive above is insufficient to pay in full all sums referred to in the relevant sub-clause, the amount so available shall be paid to each party entitled to receive such sums pursuant to that sub-clause on a pari passu and pro tanto basis to its respective interest in the total amount due and payable pursuant to that sub-clause.

13.8             Application of Proceeds received pursuant to the Guarantee

13.8.1   If any Proceeds are received by the Security Trustee pursuant to the Guarantee as a result of any demand or notice given by the Security Trustee under the Guarantee at the request of the ECA Agent in accordance with clause 11.7.1 (in this clause 13.8, Guarantee Proceeds) and clause 11.7.2 applies, such Guarantee Proceeds, together with such amount of interest as may have accrued thereon whilst held in the relevant Proceeds Account, shall be applied as soon as reasonably practicable following that receipt in the following order:

(a)             first, in or towards reimbursing each of the ECA Representatives, ECGD, any other Export Credit Agency and/or any Receiver for any and all Qualifying Expenses due and payable pursuant to any of the Transaction Documents and in or towards payment of any debts or claims which are, by Applicable Law, payable in preference to the amounts due to the ECA Representatives and/or the ECA Lenders (but only to the extent that such claims have preference);

(b)             secondly:

(i)                           where the Guarantee Proceeds relate to a Financed Aircraft:

(A)                     first, in payment of an amount of up to the total amount of interest outstanding in respect of the ECA Loans (but expressly excluding any amounts owing to the ECA Lenders pursuant to clause 10.2.1(b)(ii) of any ECA Loan Agreement) to the National Agent for application by the National Agent in or towards payment of interest outstanding to the relevant ECA Lenders under the ECA Loan Agreements (but expressly excluding any amounts owing to the ECA Lenders pursuant to clause 10.2.1(b)(ii) of any ECA Loan Agreement) in the respective proportions specified in the ECA Loan Agreements; and

(B)                     second, an amount of up to the total amount of principal outstanding in respect of the ECA Loans to the National Agent for application by the National Agent in or towards payment of principal outstanding to the relevant ECA Lenders under the ECA Loan Agreements in the respective proportions specified in the ECA Loan Agreements;

(ii)                        where the Guarantee Proceeds relate to a Capital Markets Aircraft, in payment to the National Agent on behalf of ECGD of an amount up to the Capital Markets Reimbursement Amount (including, to the extent that amounts comprising the Capital Markets Reimbursement Amount have not yet fallen due, an amount sufficient to discharge in full those amounts when they do fall due, and, to the extent that the Capital Markets Reimbursement Amount was not paid on the due date, interest accruing thereon to the date of payment);

(c)              thirdly, in or towards payment to the National Agent (for the account of the relevant ECA Lenders or ECGD) and the ECA Agent for its own account, pro rata, of any Break Costs to the extent covered by ECGD;

(d)             fourthly, in or towards payment to the National Agent (for the account of the ECA Lenders) of any amounts owing to the ECA Lenders pursuant to clause 10.2.1(b)(ii) of any ECA Loan Agreement;

(e)              fifthly, in payment to the ECA Finance Parties and/or ECGD on a pro rata and pari passu basis of all amounts owing to the ECA Finance Parties and/or ECGD under this Agreement, the ECA Loan Agreements, the Capital Markets Reimbursement Agreements or any other Transaction Document which remain unpaid (which shall include, for the avoidance of doubt, any Expenses other than Qualifying Expenses which are owing at that time and any amounts due and payable under clause 9.2.1 or clause 9.2.2 of that ECA Loan Agreement);

(f)               sixthly, to the extent that, at such time, an A320 Termination Event has occurred, in or towards payment to the A320 Security Trustee of amounts due but unpaid under the A320 Facility for application in accordance with the terms of the A320 Facility Agreement;

(g)              seventhly, in or towards payment to the applicable security trustee or security agent of amounts due but unpaid under any loan or other agreements supported by the Export Credit Agencies in respect of Other ECA Indebtedness (other than the A320 Facility Agreement) for application in accordance with the terms of the said loan or other agreements and in such order or proportions as are applicable under the relevant documents or as directed by the Export Credit Agencies, as applicable;

(h)             eighthly, in payment to each Borrower of all amounts owing by any Lessee and/or the relevant Principal AerCap Obligor to that Borrower under this Agreement or any other Transaction Document which remain unpaid; and

(i)                 finally, any balance shall be paid as directed by the relevant Lessee.

13.8.2   If the amount of any Guarantee Proceeds to be applied in or towards payment of sums due pursuant to any of sub-clauses 13.8.1(a) to 13.8.1(g) is insufficient to pay in full all sums referred to in the relevant sub-clause, the amount so available shall be paid to each party entitled to receive such sums pursuant to that sub-clause on a pari passu and pro tanto basis to its respective interest in the total amount due and payable pursuant to that sub-clause.

13.9             Application by National Agent

13.9.1   Any application by the National Agent of funds received from the Security Trustee by way of distribution from a Proceeds Account pursuant to any provision of this clause 13 shall be effected in accordance with the terms agreed between the National Agent, the relevant ECA Lenders and ECGD, and the National Agent shall inform each other party hereto, upon that party’s request, of the effect of that application on the remaining principal and interest due on the relevant ECA Loan and/or, as the case may be, in respect of the Capital Markets Notes.

13.9.2   If any Proceeds in one currency (as applicable, the Recovered Currency) are required to be exchanged into another currency (as applicable, the Required Currency) in order that such Proceeds can be applied in accordance with the order of application of proceeds set out in this clause 13, then the Security Trustee shall sell the relevant amount in the Recovered Currency and purchase an equivalent amount in the Required Currency at the spot rate of exchange available to the Security Trustee (in the ordinary course of business) on the date of receipt or, if it is not practicable to effect that purchase on that date, the immediately following day on which banks are generally open for the transaction of that foreign exchange business in the jurisdiction through which the Security Trustee is acting for the purposes of this Agreement. The new amount of the Required Currency so purchased (after the deduction by the Security Trustee of any reasonable costs of exchange incurred by it in connection with that purchase) shall be applied in accordance with this clause 13.

13.9.3   Following the occurrence of a Lease Termination Event or a Capital Markets Reimbursement Event and for as long thereafter as the same is continuing, the Security Trustee shall be entitled,

at the discretion of the National Agent (acting on the instructions of ECGD), to retain any Proceeds received or recovered in a Proceeds Account until all of the ECA Lenders and the National Agent shall direct all or part of such Proceeds to be applied in accordance with clause 13.7.

13.10                 Identity of ECA Finance Parties

In considering at any time (and from time to time) the persons entitled to the benefit of any or all of the Proceeds or the Trust Property, each Representative may:

13.10.1       (without prejudice to clause 19.4) rely and act in reliance upon any Transfer Certificate or notice of assignment unless and until the same is superseded by a further Transfer Certificate or notice so that no Representative shall have any liability or responsibility to any party as a consequence of placing reliance on and acting in reliance upon any Transfer Certificate or notice of assignment (including if any notice of assignment or Transfer Certificate was not, or proves not to have been, authentic or duly authorised); and

13.10.2       (without prejudice to clause 19.4) to the extent that any such information is not inconsistent with information on which any Representative is entitled to rely under this clause 13, rely and act in reliance upon any information provided to any Representative by any party to the Transaction Documents so that no Representative shall have any liability or responsibility to any party as a consequence of placing reliance on and acting in reliance upon any such information unless the relevant Representative has actual knowledge that that information is inaccurate or incorrect (for which purpose no Representative shall be treated as having actual knowledge of any matter of which the corporate finance, corporate lending, loan administration or any other department or division outside the Transportation Group/Middle Office of that Representative (or equivalent department of the person for the time being acting as that Representative) may become aware in the context of corporate finance, advisory, lending or loan administration activities from time to time undertaken by that Representative for any Obligor or any other person).

13.11                 Information to Security Trustee

Each of the ECA Finance Parties (whether directly or through its ECA Agent) shall provide the Security Trustee and each other Representative with such written information as the Security Trustee or such other Representative may reasonably require for the purpose of carrying out its duties and obligations under this Agreement and/or the Trust Documents and, in particular, with such directions in writing as may reasonably be required so as to enable the Security Trustee and each other Representative to apply the proceeds of realisation of the Trust Documents and the Trust Property, in each case, as contemplated by this clause 13.

13.12                 Recoveries by Lenders

13.12.1       General

If:

(a)              an ECA Lender receives or recovers any amount in respect of sums due from a Borrower under any Loan Agreement (whether by set-off or otherwise) which is greater than the amount it should have received in accordance with the terms of that Loan Agreement on or before the date of that receipt or recovery; or

(b)              an ECA Lender receives or recovers any amount in respect of sums due from a Borrower under any Loan Agreement (whether by set-off or otherwise) at any time after the National Agent has notified the ECA Agent that it has not received all amounts then due to have been paid to it for the account of the relevant ECA Lenders in its National Syndicate, that ECA Lender shall as soon as reasonably practicable notify the ECA Agent of that amount and the manner of its receipt or recovery.

13.12.2       Redistribution of receipts

Following:

(a)              receipt of notice from an ECA Lender under clause 13.12.1; or

(b)              the ECA Agent notifying the ECA Lenders that not all ECA Lenders have received all sums then due to have been received by them pursuant to the Loan Agreements,

the ECA Agent shall, as soon as practicable, having regard to the circumstances, consult with the Lenders to establish the aggregate amount of sums received or recovered by the Lenders participating in the relevant Loans and what payments are necessary amongst the Lenders for (in the first instance) that aggregate amount to be divided amongst the Lenders in proportion to their respective Contributions in order to, and in such manner as will, accord with the application provisions and order of priority of payment set out in the foregoing provisions of this clause 13.

13.12.3       Payments by Lenders

The Lenders shall as soon as reasonably practicable make such payments to each other, through the ECA Agent, as the ECA Agent shall direct to effect the proportionate divisions referred to in clause 13.12.2.

13.12.4       Deemed payments by relevant Obligor

If an ECA Lender makes a payment or payments pursuant to clause 13.12.3, any payment previously received by that ECA Lender as described in clause 13.12.1 shall, subject to clause 13.12.6, be deemed to have been made by the relevant Obligor on the understanding that it was received by that ECA Lender as agent for the Lenders and that the payments described in clause 13.12.5 would be made and the liabilities of the relevant Obligor to each of the Lenders shall accordingly be determined on the basis that such payment or payments pursuant to clause 13.12.5 would be made.

13.12.5       No discharge of indebtedness

If an ECA Lender makes a payment or payments pursuant to clause 13.12.3, clause 13.12.4 shall not apply if the relevant indebtedness of the relevant Obligor to that ECA Lender has been extinguished, discharged or satisfied by the amount received or recovered (for example, because of set-off). In this event, for the purpose only of determining the liabilities of the relevant Obligor to the Lenders (other than the relevant Lender making the said payment or payments) and the liabilities of the Lenders to each other, the said payment or payments by the relevant Lender shall be deemed to have been made on behalf of the relevant Obligor in respect of its obligations under the relevant Loan Agreement.

13.12.6       Adjustment upon rebate

The parties shall make such payments and take such steps as may be just and equitable to re-adjust the position of the parties if an ECA Lender, having followed the procedures required above, is obliged to return any sum (referred to in clause 13.12.1) to the relevant Obligor or any person claiming by or through the relevant Obligor.

13.12.7       Consents for payments

Each ECA Finance Party agrees to take all steps required of it pursuant to clause 13.12.1 to use all reasonable endeavours to obtain any consents or authorisations which may at any relevant time be required for any payment by it pursuant to clause 13.12.3.

13.12.8       No charge created

The provisions contained in this clause 13.12 shall not and shall not be construed so as to constitute a charge by any Lender over all or any part of a sum received or recovered by it in the circumstances mentioned in this clause 13.12.

13.13                 Aircraft

The foregoing provisions of this clause 13 apply to Aircraft which, at the relevant time, are subject to the security constituted by the Security Documents.

14                                  Fees, Expenses and indemnities

14.1                        Indemnification from Trust Property - Security Trustee

Without prejudice to any right to indemnity arising under Applicable Law, clause 14.2 or any other provision of the Transaction Documents, the Security Trustee and every agent or other person appointed by it in connection with its appointment under this Agreement shall be entitled to be indemnified out of the proceeds of enforcement of the Trust Documents in respect of all Expenses, Losses and Taxes, in respect of which the Security Trustee is entitled to be indemnified by any Obligor pursuant to any other provision of this Agreement or any other Transaction Document but which is not received by the Security Trustee when due, provided always that the foregoing provisions of this clause 14.1 shall be in all respects subject to clause 13.

14.2                        Indemnification of Expenses - ECA Finance Parties and ECGD

14.2.1              Each Borrower shall pay to the ECA Agent for the account of the relevant ECA Finance Party (which, in the case of the Security Trustee, shall for the purposes of this clause 14.2 include each agent or other person appointed by it in connection with its appointment under this Agreement) or ECGD (as applicable), within ten (10) days of demand (which demand shall be accompanied by reasonable evidence of the amount demanded), whether or not any ECA Utilisation Documentation is entered into and/or any amount is disbursed under the Loan Agreements, all Expenses incurred by the ECA Finance Parties and ECGD (or any of them).

14.2.2              Each Lender (other than the Primary Lender and, to the extent relevant, ECGD) shall reimburse the Security Trustee, rateably in accordance with its Liability, for any amount which is due and payable to the Security Trustee (or, as the case may be, the relevant agent or other person appointed by it in connection with its appointment under this Agreement) pursuant to clause 14.2.1 but is not received by the Security Trustee.

14.2.3              Each ECA Lender (other than the Primary Lender and, to the extent relevant, ECGD) shall reimburse the ECA Agent, rateably in accordance with its Liability, for any amount which is due and payable to the ECA Agent pursuant to clause 14.2.1 but is not received by the ECA Agent.

14.2.4              Each ECA Lender (other than the Primary Lender and, to the extent relevant, ECGD) shall reimburse the National Agent, rateably in accordance with its Liability, for any amount which is due and payable to the National Agent pursuant to clause 14.2.1 but is not received by the National Agent.

14.3                        Borrower fees

Each Borrower shall:

14.3.1              procure that all fees payable to the relevant Manager from time to time are paid as soon as reasonably practicable when due in accordance with the relevant Administration Agreement; and

14.3.2              pay or procure that there are paid all other fees, costs and expenses in connection with the incorporation, administration and management of that Borrower and its related trust and/or other ownership arrangements including, without limitation, all fees, costs and expenses in connection with the preparation and approval of accounts for that Borrower by auditors approved by the Security Trustee and the relevant Principal AerCap Obligor.

14.4                        Stamp and other duties

Subject to clause 14.6 and to the proviso to this clause 14.4, each Borrower shall pay any stamp, documentary, transaction, registration or other like duties or Taxes (including any duties or Taxes payable by any ECA Finance Party or ECGD, but excluding Excluded Taxes) imposed on any Transaction Document for an Aircraft which is owned by that Borrower and shall indemnify the ECA Finance Parties and ECGD against any liability arising by reason of any delay or omission by that Borrower to pay such duties or Taxes (other than Excluded Taxes). Provided however that no Borrower shall be liable to indemnify any ECA Finance Party under this clause 14.4 in respect of any duties or Taxes which are imposed in a jurisdiction as a result of that ECA Finance Party taking or sending the relevant Transaction Document into that jurisdiction unless that ECA Finance Party was required to do so by Applicable Law or in order to take enforcement action in that jurisdiction following the occurrence of a Lease Termination Event which is then continuing. The other parties hereto agree to co-operate in good faith with each other with a view to avoiding or minimising liability for stamp, documentary, transaction, registration or other like duties of Taxes which may be imposed in connection with any Transaction Document in any jurisdiction.

14.5                        Recordation and registration expenses

Subject to clause 14.6, the Borrowers shall pay and indemnify the ECA Finance Parties and ECGD and the Lessees shall pay and indemnify the Borrowers against all fees, costs and expenses associated with:

14.5.1              the filing or recording of this Agreement or any other Transaction Document for an Aircraft which is leased to that Lessee or the relevant Borrower’s ownership interest in the State of Registration for that Aircraft, any State of Incorporation for a person which is party to the ownership and/or leasing arrangements for that Aircraft or the Habitual Base for that Aircraft including (but not limited to) the provision of translations, registrations, notarisations or legalisations, if required by Applicable Law; and

14.5.2              the registration of that Aircraft and integration of that Aircraft into that Lessee’s, any Sub-Lessee’s and/or any Sub-Sub-Lessee’s fleet.

14.6                        Mortgage cost

No Borrower shall be liable to pay and/or indemnify any ECA Finance Party and no Lessee shall be liable to pay and/or indemnify any Borrower against any of the Taxes, fees, costs and expenses referred to in clauses 14.4 and 14.5 to the extent that, in relation to any individual Mortgage for an Aircraft, such Taxes, fees, costs and expenses together exceed twenty thousand Dollars ($20,000) and, pursuant to paragraph 1(c) of Schedule 7, no Mortgage for that Aircraft is required.

15                                  National Agent

15.1                        Appointment of National Agent

15.1.1              Each of the ECA Lenders for a Financed Aircraft irrevocably appoints the National Agent as its agent for the purposes of this Agreement and the other Transaction Documents and authorises the National Agent (whether or not by or through employees or agents) to take such action on the ECA Lenders behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the National Agent by this Agreement, together with such powers and discretions as are reasonably incidental thereto. The National Agent shall not, however, have any duties, obligations or liabilities to the ECA Lenders beyond those expressly stated in this Agreement and the other Transaction Documents. To the extent that, in this Agreement and the other Transaction Documents, the National Agent is expressed to take any action or give any instructions to the ECA Agent, the Security Trustee or any other party, the National Agent shall, unless otherwise specified, take such action, and give such instructions, acting upon the instructions of all of the ECA Lenders for a Financed Aircraft or ECGD in relation to the Capital Markets Aircraft.

15.1.2              The National Agent has been appointed as agent for ECGD on the terms of this clause 15 in relation to the Capital Markets Aircraft and the Capital Markets Facility pursuant to the Capital Markets ECGD Agency Agreement.

15.1.3              For the avoidance of doubt, each of the ECA Lenders acknowledges and agrees to the appointment of one National Agent in respect of those Financed Aircraft other than the Citibank/GovCo Aircraft and a separate National Agent in respect of the Citibank/GovCo Aircraft to the extent specified in the definition of “National Agent” set out in Schedule 1 to this Agreement and all references to the defined term “National Agent” in this Agreement shall be read and construed accordingly.

15.2                        Identity of ECA Lenders

The National Agent may deem and treat (a) each ECA Lender as the person entitled to the benefit of the Contribution of that ECA Lender in any ECA Loan for all purposes of the Transaction Documents unless and until a notice of assignment of that ECA Lender’s Contribution in any ECA Loan or any part thereof, or any Transfer Certificate in respect thereof, shall have been filed with the ECA Agent and the ECA Agent shall have notified the National Agent thereof, (b) the office set opposite the name of each ECA Lender in Schedule 2 or, as the case may be, in any relevant Transfer Certificate as that ECA Lender’s facility office unless and until a written notice of change of facility office shall have been received by the National Agent, and the National Agent may act upon any such notice unless and until the same is superseded by a further such notice, and (c) ECGD as the person entitled to the benefit of the Capital Markets Reimbursement Agreement for all purposes of the Transaction Documents.

15.3                        No responsibility for other parties

The National Agent shall not have any responsibility to any ECA Lender or ECGD:

15.3.1              on account of the failure of any Obligor, any other party to the Transaction Documents or any other person to perform their obligations under any of the Transaction Documents; or

15.3.2              for the financial condition of any Obligor, any other party to the Transaction Documents or any other person; or

15.3.3              for the completeness or accuracy of any statements, representations or warranties in any of the other Transaction Documents or any document delivered under this Agreement or any of the other Transaction Documents; or

15.3.4              for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Agreement or any of the other Transaction Documents, of any certificate, report or other document executed or delivered under this Agreement or any of the Transaction Documents and/or of all or any part of the ownership, leasing, security and/or financing structure contemplated by the Transaction Documents (or any of them); or

15.3.5              otherwise in connection with any ECA Loan, any Capital Markets Reimbursement Agreement, any Capital Markets Facility or the negotiation of this Agreement or any of the other Transaction Documents; or

15.3.6              for acting (or, as the case may be, refraining from acting) in accordance with the instructions of the Majority Lenders and/or in accordance with any provision of any Transaction Document.

15.4                        No restriction on other business

The National Agent may, without any liability to account to any ECA Lender or ECGD, accept deposits from, lend money to, and generally engage in any kind of banking or trust business with, any Obligor, any other party to the Transaction Documents, any AerCap Group Company or any of their respective Subsidiaries or Affiliates or any other ECA Finance Party as if it were not the National Agent.

15.5                        Retirement of National Agent

The National Agent may retire from its appointment as agent for the ECA Lenders and ECGD having given to the ECA Agent, the relevant Principal AerCap Obligor and each of the ECA Lenders not less than thirty (30) days’ notice of its intention to do so, provided that no such retirement by the National Agent shall take effect unless there has been appointed by the ECA Lenders and ECGD as a successor agent (which shall have accepted such appointment in writing) either:

(a)              an ECA Lender nominated by the ECA Lenders and approved by ECGD; or

(b)              failing such a nomination, any reputable and experienced bank or financial institution nominated by the National Agent and approved by ECGD after consultation with the Secured Parties.

15.6                        Payments to National Agent

All moneys to be paid or distributed by the ECA Agent or the Security Trustee to the relevant ECA Lenders or ECGD under this Agreement or any other Transaction Document may be effected by payment to the National Agent for the account of the relevant ECA Lenders or ECGD (as applicable) of the amount so to be paid or distributed. Each payment so received by the National Agent shall (unless otherwise agreed by the National Agent and the relevant ECA Lenders or ECGD (as applicable) to the contrary) be distributed between the relevant ECA Lenders in accordance with their respective Contributions or to ECGD (as applicable).

15.7                        Service of notice on National Agent

Any party to this Agreement may validly effect service of any notice required under this Agreement or otherwise in respect of any ECA Loan on any ECA Lender by delivering that notice to the National Agent for onward transmission to the relevant ECA Lender. Any party to this Agreement may validly effect service of any notice required under this Agreement on ECGD by delivering that notice to the National Agent for onward transmission to ECGD.

15.8                        Notice to ECA Lenders

Any notice required to be given by or to any ECA Lender to or by the ECA Agent or the Security Trustee shall be given through the National Agent and the ECA Agent and the Security Trustee shall each disregard any notice purported to be given by an ECA Lender in any other manner. In the event that the National Agent gives any notice or consent or, in the circumstances contemplated by clause 15.5, fails to give any notice or consent, the ECA Agent and the Security Trustee shall be entitled (and bound) to assume that that notice or consent has been given or, as the case may be, failed to have been given by all the ECA Lenders.

15.9                        Information relating to notices

The National Agent shall as soon as reasonably practicable notify each ECA Lender and ECGD of the contents of each notice, certificate, document or other communication received by it from any other party under or pursuant to any Transaction Document.

16                                  ECA Agent

Appointment of ECA Agent

16.1                        Each ECA Lender and the National Agent irrevocably appoints the ECA Agent as its agent for the purposes of each ECA Loan, (in the case of the National Agent acting for ECGD only) the Capital Markets Facility and the Transaction Documents on the following terms and further authorises the ECA Agent (whether or not by or through employees or agents) to take such action on its behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the ECA Agent by this Agreement and the other Transaction Documents, together with such powers and discretions as are reasonably incidental thereto. The ECA Agent shall not, however, have any duties, obligations or liabilities to the ECA Lenders or the National Agent beyond those expressly stated in this Agreement and the other Transaction Documents.

16.2                        For the avoidance of doubt, each of ECA Lender and the National Agent acknowledges and agrees to the appointment of one ECA Agent in respect of those Financed Aircraft other than the Citibank/GovCo Aircraft and a separate National Agent in respect of the Citibank/GovCo Aircraft to the extent specified in the definition of “ECA Agent” set out in Schedule 1 to this Agreement and all references to the defined term “ECA Agent” in this Agreement shall be read and construed accordingly.

16.3                        Rights of ECA Agent

With respect to its own Contribution (if any) in any ECA Loan, the ECA Agent shall have the same rights and powers under this Agreement and the other Transaction Documents as any other ECA Lender and may exercise the same as though it were not performing the duties and functions delegated to it (as agent) under this Agreement or, as the case may be, the Transaction Documents, and the term ECA Lender shall, unless the context otherwise indicates, include the ECA Agent. Neither this Agreement nor any of the other Transaction Documents shall (nor shall the same be construed so as to) constitute a partnership between the parties or any of them or so as to establish a fiduciary relationship between the ECA Agent (in any capacity) and any other person.

16.4                        No obligations to other parties

The ECA Agent shall not:

16.4.1              be obliged to make any enquiry as to any default by any Borrower, any Lessee, a Principal AerCap Obligor or any other person in the performance or observance of any of the provisions of any of the Transaction Documents or as to the existence of a default, a Relevant Event or a Termination Event unless the ECA Agent has actual knowledge thereof, or has been notified in writing thereof by the National Agent, in which case the ECA Agent shall as soon as reasonably practicable notify the ECA Lenders (through the National Agent) of the relevant event or circumstances;

16.4.2              be liable to any ECA Lender, the National Agent or ECGD for any action taken or omitted under or in connection with this Agreement or any of the other Transaction Documents or any ECA Loan except in the case of the gross negligence or wilful misconduct of the ECA Agent.

For the purposes of this clause 16, the ECA Agent shall not be treated as having actual knowledge of any matter of which the corporate finance or leasing or any other division outside the Transportation Group/Middle Office of the ECA Agent (or equivalent department of the person for the time being acting as the ECA Agent) may become aware in the context of corporate finance or advisory activities from time to time undertaken by the ECA Agent for any Borrower, any Lessee, the Principal AerCap Obligors or any other person.

16.5                        Communications

The ECA Agent shall as soon as reasonably practicable notify the National Agent of the contents of each notice, certificate, document or other communication received by it in its capacity as ECA Agent from any Obligor or any other person under or pursuant to any of the Transaction Documents.

16.6                        Identity of ECA Lenders

The ECA Agent may deem and treat (a) each relevant ECA Lender as the person entitled to the benefit of the Contribution with respect to an ECA Loan of that ECA Lender for all purposes of the Transaction Documents unless and until a notice of assignment of that ECA Lender’s Contribution (with respect to that ECA Loan) or any part thereof, or a Transfer Certificate in respect thereof, shall have been filed with the ECA Agent, (b) the office set opposite the name of each ECA Lender in Schedule 2 or, as the case may be, in any relevant Transfer Certificate as that ECA Lender’s facility office unless and until a written notice of change of facility office shall have been received by the ECA Agent and the ECA Agent may act upon any such notice unless and until the same is superseded by a further such notice, and (c) ECGD as the person entitled to the benefit of the Capital Markets Reimbursement Agreement for all purposes of the Transaction Documents.

16.7                        No reliance on ECA Agent

Each ECA Lender and the National Agent on behalf of ECGD acknowledges that it has not relied on any statement, opinion, forecast or other representation made by the ECA Agent to induce it to enter into any of the Transaction Documents and that it has made and will continue to make, without reliance on the ECA Agent and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of each Obligor and each other party to the Transaction Documents and its own independent investigation of the financial condition and affairs of each Obligor and each other party to the Transaction Documents in connection with the making and continuation of any ECA Loan or the Capital Markets Facility. The ECA Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide the ECA Lenders or ECGD with any credit or other information with respect to any Obligor or any other party to the Transaction Documents whether coming into its possession before the making of the relevant ECA Loan or the entry into of the Capital Markets Facility or at any time or times thereafter, other than as provided in clauses 16.4.1 and 16.5. The ECA Agent shall not have any duty or responsibility for the completeness or accuracy of any information given by any Obligor or any other person in connection with or pursuant to any of the Transaction Documents, whether the same is given to the ECA Agent and passed on by it to the ECA Lenders, the National Agent or ECGD or otherwise.

16.8                        No responsibility for other parties

The ECA Agent shall not have any responsibility to any ECA Lender, ECGD or the National Agent:

16.8.1              on account of the failure of any Obligor, any other party to the Transaction Documents or any other person to perform their obligations under any of the Transaction Documents; or

16.8.2              for the financial condition of any Obligor, any other party to the Transaction Documents, or any other person; or

16.8.3              for the completeness or accuracy of any statements, representations or warranties in any of the Transaction Documents or any document delivered under this Agreement or any of the other Transaction Documents; or

16.8.4              for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Agreement or any of the other Transaction Documents, of any certificate, report or other document executed or delivered under this Agreement or any of the Transaction Documents and/or of all or any part of the ownership, leasing, security and/or financing structure contemplated by the Transaction Documents (or any of them); or

16.8.5              otherwise in connection with any ECA Loan, the Capital Markets Facility or the negotiation of this Agreement or any of the other Transaction Documents; or

16.8.6              for acting (or, as the case may be, refraining from acting) in accordance with the instructions of the Majority Lenders (or, where it is expressly required to do so, the National Agent) and/or in accordance with any provision of any Transaction Document.

The ECA Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person and shall be entitled to rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it.

16.9                        No restriction on other business

The ECA Agent may, without any liability to account to any ECA Lender, the National Agent or ECGD, accept deposits from, lend money to, and generally engage in any kind of banking or trust business with, any Obligor, any other party to the Transaction Documents, any AerCap Group Company or any of their respective Subsidiaries or Affiliates or any other ECA Finance Party as if it were not the ECA Agent.

16.10                 Retirement of ECA Agent

16.10.1       The ECA Agent may retire from its appointment as ECA Agent under this Agreement and the other Transaction Documents having given to the relevant Principal AerCap Obligor and each ECA Lender, the National Agent and ECGD not less than thirty (30) days’ notice of its intention to do so, provided that no such retirement shall take effect unless there has been appointed by the Majority Lenders as a successor:

(a)              an ECA Lender nominated by the Majority Lenders and approved by the National Agent on behalf of ECGD; or

(b)              failing such a nomination, any reputable and experienced bank or financial institution nominated by the retiring ECA Agent and approved by ECGD after consultation with the Secured Parties, and that successor ECA Agent shall have accepted that appointment in writing.

16.10.2       Upon any such successor as aforesaid being appointed, the retiring ECA Agent shall be discharged from any further obligation under this Agreement and the other Transaction Documents and its successor and each of the other parties to this Agreement and the other Transaction Documents shall have the same rights and obligations among themselves as they would have had if that successor had been a party to this Agreement in place of the retiring ECA Agent.

16.11                 Removal of ECA Agent

The Majority Lenders may at any time require the ECA Agent to retire from its appointment as ECA Agent under this Agreement and the other Transaction Documents without giving any reason upon giving to the ECA Agent and each Borrower, each Lessee the relevant Principal AerCap Obligor not less than thirty (30) days’ prior written notice to that effect. The ECA Agent agrees to co-operate in giving effect to that resignation in accordance with any such notice duly received by it and, in that connection, shall execute all such deeds and documents as the Majority Lenders may reasonably require in order to provide for:

(a)              that resignation;

(b)              the appointment of a successor ECA Agent in compliance with clause 16.10 but so that, for this purpose, the reference in clause (b) to the retiring ECA Agent shall be deemed to be a reference to the Majority Lenders; and

(c)               the transfer of the rights and obligations of the ECA Agent under this Agreement and the other Transaction Documents to that successor,

in each case in a legal, valid and binding manner. The retiring ECA Agent shall not be responsible for any costs occasioned by that retirement (including in relation to any such deeds or documents referred to in this clause 16.11).

16.12                 Service of notice on ECA Agent

Any party to this Agreement may validly effect service of any notice required under this Agreement or otherwise in respect of any ECA Loan on any ECA Lender by delivering that notice to the ECA Agent for onward transmission to the relevant ECA Lender.

16.13                 Information relating to notices

The ECA Agent shall, as soon as reasonably practicable, notify each ECA Lender of the contents of each notice, certificate, document or other communication received by it from any other party under or pursuant to any Transaction Document.

17                                  Appointment and powers of the Security Trustee

17.1                        The trust

Each of the Secured Parties (or, in the case of the Capital Markets Aircraft, the National Agent on behalf of ECGD) irrevocably appoints the Security Trustee as its security agent and trustee to hold the Trust Property for the purposes of this Agreement and the other Transaction Documents on the terms set out in this Agreement and in the other Trust Documents.

17.2                        Delegation of powers

By virtue of the appointment set out in clause 17.1, each of the Secured Parties hereby authorises the Security Trustee (whether or not by or through its employees as agents) to take such action on its behalf and to exercise such rights, remedies and powers as are specifically delegated to the Security Trustee by this Agreement and/or any of the other Transaction Documents together with such powers and rights as are reasonably incidental thereto.

17.3                        Obligations of Security Trustee

The Security Trustee shall have no duties, obligations or liabilities to any of the parties by whom it has been appointed beyond those expressly stated in this Agreement and/or the other Transaction Documents and specifically (but without prejudice to the generality of the foregoing) the Security Trustee shall not be obliged to take any action or exercise any rights, remedies or powers under or pursuant to this Agreement or any of the other Transaction Documents beyond those which it is specifically instructed in writing to take or exercise as provided in clause 11 and then only to the extent stated in such specific written instructions.

18                                  Declaration of trust; supplemental provisions

18.1                        Declaration of trust

The Security Trustee hereby accepts its appointment under clause 17.1 as trustee in relation to the Trust Property and the Transaction Documents with effect from the date of this Agreement and irrevocably acknowledges and declares that from that date it holds the same on trust for the Secured Parties and that it shall apply, and deal with, the Trust Property (including without limitation any moneys received by the Security Trustee under the Trust Documents) in accordance with the provisions of this Agreement.

18.2                        Perpetuities

The trusts constituted or evidenced by this Agreement shall remain in full force and effect until whichever is the earlier of the expiration of a period of eighty (80) years from the date of this Agreement and receipt by the Security Trustee of written confirmation from the ECA Agent and the Lessees that all the obligations and liabilities for which such Trust Documents are constituted as security have been discharged in full. The parties to this Agreement declare that the perpetuity period applicable to this Agreement shall, for the purposes of the Perpetuities and Accumulations Act 1964 be a period of eighty (80) years from the date of this Agreement.

18.3                        Implicit powers

In its capacity as trustee in relation to the Trust Documents, the Security Trustee shall, without prejudice to any of the powers and immunities conferred upon trustees by law (and to the extent not inconsistent with the provisions of this Agreement or any of the other Trust Documents) have all the same powers as a person acting as the beneficial owner of that property and/or as are conferred upon the Security Trustee by this Agreement and/or any of the other Trust Documents.

18.4                        Determination of issues

The ECA Finance Parties (including the National Agent on behalf of ECGD) agree that, in its capacity as trustee in relation to the Trust Documents, the Security Trustee shall have full power to determine all questions and doubts arising in relation to the interpretation or application of any of the provisions of this Agreement or any of the other Trust Documents as it affects the Security Trustee and every such determination (whether made upon a question actually raised or implied in the acts or proceedings of the Security Trustee) shall be conclusive and shall bind each of the ECA Finance Parties (including the National Agent on behalf of ECGD) (save in the case of manifest error or the wilful misconduct or gross negligence of the Security Trustee).

18.5                        Use of agents

The Security Trustee may, in the conduct of any trusts constituted by this Agreement and in the conduct of its obligations under and in respect of the Trust Documents or any of them (otherwise than in relation to its right to make any declaration, determination or decision), instead of acting personally, employ and pay any agent (whether being a lawyer, chartered accountant or any other person) to transact or concur in transacting any business and to do or concur in doing any acts required to be done by the Security Trustee (including the receipt and payment of money). Any such agent shall be reputable and experienced and, unless at the time of appointment a Lease Termination Event shall have occurred and be continuing, not a competitor of AerCap Holdings as an aircraft operating lessor and, if engaged in any profession or business, such agent shall be entitled to be paid all usual professional and other charges for business transacted and acts done by him or any partner or employee of his in connection with such trusts. The Security Trustee shall not be bound to supervise, or be responsible for any loss incurred by reason of any act or omission of, any such agent if the Security Trustee shall have exercised reasonable care in the selection of that agent.

18.6                        Effect of Agreement

It is agreed between all parties to this Agreement that in relation to any jurisdiction the courts of which would not recognise or give effect to the trusts expressed to be constituted by this Agreement, the relationship of the Secured Parties to the Security Trustee shall in the case of each of the trusts constituted hereby be construed simply as one of principal and agent but, to the fullest extent permissible under the laws of each and every such jurisdiction, this Agreement shall have full force and effect as between the parties.

19                                  Restrictions and limitations on and exclusions of the duties and responsibilities of the Security Trustee

19.1                        No obligation to act

The Security Trustee shall not be obliged:

19.1.1              to request any certificate or opinion under any Transaction Document unless so required in writing by an Agent or, if the Secured Loan Obligations have been paid and discharged in full, the relevant Lessee, in which case the Security Trustee shall as soon as reasonably practicable make the appropriate request of the relevant party; or

19.1.2              to make any enquiry as to any default by any party in the performance or observance of any provision of any of the Trust Documents or as to whether any event or circumstance has occurred as a result of which the security constituted by any of the Trust Documents shall have or may become enforceable.

19.2                        No responsibility to provide information

The Security Trustee shall not have any duty or responsibility, either initially or on a continuing basis:

19.2.1              subject to clause 19.7, to provide any of the Secured Parties with any information with respect to any Borrower, any Lessee, any Principal AerCap Obligor or any other person whenever coming into its possession; or

19.2.2              to investigate or make any enquiry into the title of any party to the Trust Property or any part thereof.

19.3                        No responsibility for other parties

The Security Trustee shall not have any responsibility to any of the Secured Parties (a) on account of the failure of any party to perform any of its or their obligations under any of the Transaction Documents, (b) for the financial condition of any Obligor, the Manufacturer, the Engine Manufacturer, any Sub-Lessee, any Sub-Sub-Lessee, any Insurer or any other person, (c) for the completeness or accuracy of any statements, representations or warranties in any of the Transaction Documents or any document delivered under any of the Transaction Documents, (d) for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Agreement or any of the other Transaction Documents, of any certificate, report or other document executed or delivered under this Agreement or any of the Transaction Documents and/or of all or any part of the ownership, leasing, security and/or financing structure contemplated by the Transaction Documents (or any of them), (e) to investigate or make any enquiry into the title of any party to the Trust Property or any part thereof, (f) for the failure to register any of the Transaction Documents on any register with any Government Entity, (g) for the failure to take or require any Obligor, the Manufacturer, the Engine Manufacturer, any Sub-Lessee, any Sub-Sub-Lessee, any Insurer or any other person to take any steps to render any of the Trust Property effective or to secure the creation of any ancillary charge under the laws of the jurisdiction concerned, or (h) otherwise in connection with the Transaction Documents or their negotiation or for acting (or, as the case may be, refraining from acting) in accordance with the directions of any of the Secured Parties given pursuant to clause 11 or in reliance upon information provided by any of the Secured Parties pursuant to clause 11 or otherwise other than to the extent of its own wilful misconduct or gross negligence.

19.4                        Reliance on communications

The Security Trustee shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person and shall be entitled to rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it.

19.5                        Safekeeping of Trust Documents

The Security Trustee shall be entitled to place all deeds, certificates and other documents relating to the Trust Property deposited with it under or pursuant to the Trust Documents or any of them in any safe deposit, safe or receptacle selected by the Security Trustee or with any solicitor or firm of solicitors and may make any such arrangements as it thinks fit for allowing each Secured Party access to, or its solicitors or auditors possession of, such documents when necessary or convenient, and the Security Trustee shall not be responsible for any Loss incurred in connection with any such deposit, access or possession.

19.6                        No obligation to act in breach of Applicable Law

The Security Trustee may refrain from doing anything which would, or might in its opinion, be contrary to any Applicable Law or which would or might render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive, regulation or regulatory requirement.

19.7                        Communications

The Security Trustee shall, as soon as practicable, notify the ECA Agent and the National Agent of the contents of any communication received by it from any Obligor, any Sub-Lessee or any Sub-Sub-Lessee pursuant to any Transaction Document.

20                                  No restriction on or liability to account for other transactions

20.1                        No restriction on other business

The Security Trustee may, without any liability to account to any of the ECA Finance Parties, ECGD or any Lessee, accept deposits from, lend money to, and generally engage in any kind of trust or banking business with, or be the owner or holder of any shares or other securities of, any Obligor, any Sub-Lessee, any Sub-Sub-Lessee or any AerCap Group Company or any Subsidiary or Affiliate of any Obligor, any Sub-Lessee, any Sub-Sub-Lessee or any AerCap Group Company or any of the Finance Parties or any other person as if it were not the Security Trustee.

20.2                        Rights of Security Trustee

With respect to its own participation in the Transaction Documents, the Security Trustee shall have the same rights and powers thereunder and under the Trust Documents as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it under this Agreement.

21                                  Common Agent and Security Trustee

Notwithstanding that the ECA Agent, the National Agent and the Security Trustee may from time to time be the same entity, the ECA Agent, the National Agent and the Security Trustee, have entered into this Agreement in their separate capacities as agent for the ECA Lenders and the National Agent on behalf of ECGD, national agent for the ECA Lenders and ECGD and as security agent and trustee for the Secured Parties, under and pursuant to the Transaction Documents, provided that where this Agreement provides for the ECA Agent, the National Agent or the Security Trustee, to communicate with or provide instructions to each other while the ECA Agent, the National Agent and the Security Trustee are the same entity, it will not be necessary for there to be any such formal communication or instructions notwithstanding that this Agreement provides in certain cases for the same to be in writing.

22                                  Change of Security Trustee

22.1                        Retirement of Security Trustee

The Security Trustee may retire from its appointment as Security Trustee under this Agreement and the other Transaction Documents without giving any reason having given to the ECA Finance Parties, the National Agent on behalf of ECGD, each Borrower, each Lessee and a Principal AerCap Obligor not less than thirty (30) days’ notice of its intention to do so, provided that no such retirement shall take effect unless there has been appointed as a successor security agent and trustee by instrument in writing signed by the Security Trustee and accepted in writing by the successor:

22.1.1              a bank or financial institution nominated by the Majority Lenders and approved by ECGD; or

22.1.2              failing such a nomination, any bank or financial institution nominated by the Security Trustee and approved by ECGD after consultation with the Secured Parties,

22.1.3              and, in either case, that successor security trustee shall have duly accepted that appointment by delivering to each Agent written confirmation (in a form acceptable to each Agent) of that acceptance agreeing to be bound by this Agreement in the capacity of Security Trustee as if it had been an original party to this Agreement and the other Transaction Documents.

22.2                        Removal of Security Trustee

The Majority Lenders (or, if the Secured Loan Obligations have been paid and discharged in full, the Lessees) may at any time require the Security Trustee to retire from its appointment as Security Trustee with respect to the Trust Property under this Agreement and the other Transaction Documents without giving any reason upon giving to the Security Trustee, each Borrower, each Lessee and the relevant Principal AerCap Obligor not less than thirty (30) days’ prior written notice to that effect. The Security Trustee agrees to co-operate in giving effect to that retirement in accordance with any such notice duly received by it and, in that connection, shall execute all such deeds and documents as either Agent may reasonably require in order to provide for:

(a)              that resignation;

(b)              the appointment of a successor security agent and trustee in compliance with clause 22.1 but so that, for this purpose, the reference in clause 22.1.2 to the Security Trustee shall be deemed to be a reference to the Majority Lenders; and

(c)               the transfer of the rights and obligations of the Security Trustee under this Agreement to that successor,

in each case, in a legal, valid and binding manner. The retiring Security Trustee shall not be responsible for any costs occasioned by that retirement (including in relation to any such deeds or documents referred to in this clause 22.2).

22.3                        Discharge of retiring Security Trustee

Upon any successor to the Security Trustee being appointed pursuant to clause 22.1 or 22.2, the retiring Security Trustee shall be discharged from any further obligation under this Agreement and the other Trust Documents with respect to the Trust Property and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if that successor had been a party to this Agreement and the other Trust Documents in place of the retiring Security Trustee. If the Security Trustee should retire pursuant to clause 22.1 or be removed pursuant to clause 22.2, the Finance Parties, the National Agent on behalf of ECGD and the Lessees agree to consult in good faith in selecting and appointing a new Security Trustee.

22.4                        Retirement after discharge of Secured Loan Obligations

Notwithstanding clauses 22.1 and 22.2, the Security Trustee shall be entitled to retire from its appointment as Security Trustee under this Agreement upon giving five (5) days’ written notice to the relevant Principal AerCap Obligor at any time when the Secured Loan Obligations have been fully repaid and discharged. A Lessee selected by a Principal AerCap Obligor shall, at its own cost, at that time assume the role of Security Trustee under this Agreement and the other Trust Documents.

22.5                        Cost of change in Security Trustee

In relation to any change of Security Trustee, other than a change at the request or direction of the National Agent on behalf of ECGD, the costs and expenses thereby incurred by each of the other parties hereto shall be for the account of the retiring Security Trustee and the incoming Security Trustee (as they may agree between themselves), in the case of a resignation, or the Lenders (as they may agree between themselves), in the case of a removal. If that change is at the request or direction of the National Agent on behalf of ECGD, the costs and expenses thereby incurred by each of the other parties hereto shall be for the account of the Borrowers.

23                                  Limited recourse obligations of Borrowers

23.1

23.1.1              Subject to clause 23.2 but otherwise notwithstanding the provisions of this Agreement or any of the other Transaction Documents to the contrary, all amounts payable or expressed to be payable by any Borrower for, in respect of or in connection with its obligations, covenants, representations, warranties, indemnities or other contractual assurances which are owed to the Security Trustee, the ECA Agent, the National Agent, the Lenders, the Principal AerCap Obligors, any other AerCap Obligor or any other person under, pursuant to or in connection with this Agreement and the other Transaction Documents, together with any liability of any Borrower for any breach by that Borrower of its obligations, covenants, representations, warranties, indemnities or other contractual assurances which are owed to the Security Trustee, the ECA Agent, the Lenders, the Principal AerCap Obligors, any other AerCap Obligor or any other person under, pursuant to or in connection with this Agreement and the other Transaction Documents, shall be limited to and only be made or payable from:

23.1.2              the recovery from that Borrower of all sums that are paid to or recovered by that Borrower (or any person lawfully claiming through or on behalf of that Borrower to the extent that that Borrower recovers the same from that person) pursuant to any provision of any Transaction Document, any Sub-Lease, any Sub-Lessee Security or any Sub-Sub-Lease or any sale or disposal of the relevant Aircraft or any part thereof or as a result of the enforcement of the Security Documents and/or in respect of Proceeds and/or in respect of any proceeds from Insurances (other than third party liability insurance proceeds); and

23.1.3              the realisation of any proceeds from the enforcement of any security granted to the Security Trustee, the ECA Agent and/or any of the Lenders under the Security Documents (except to the extent that the Borrower is not entitled to retain such sums as against any third party by virtue of Applicable Law), and each of the Security Trustee, the ECA Agent, the National Agent, Lenders, the Principal AerCap Obligors and the other AerCap Obligors irrevocably and unconditionally agrees that it shall look solely to such rights and sums for payments to be made by that Borrower under this Agreement and the other Transaction Documents and that it shall not otherwise take or pursue any judicial or other steps or proceedings or exercise any other right or remedy that it might otherwise have against that Borrower or any of its other assets except:

(a)                      to the extent that judgment or similar order is a necessary procedural step to enable the realisation of the full benefit of the security and rights granted by and under the Transaction Documents to obtain (but not enforce) a declaratory judgment or similar order as to the obligations of that Borrower expressed to be assumed under this Agreement or under any other Transaction Documents; or

(b)                      to the extent that claim or proof is a necessary procedural step to enable the realisation of the full benefit of the security and rights granted by and under the Transaction Documents, to make or file a claim or proof in any Insolvency Event in relation to that Borrower, but not to take proceedings to instigate that Insolvency Event.

23.2                        Clause 23.1 shall be of no application in respect of a Borrower and that Borrower shall be fully liable and the Secured Parties shall be at liberty to prove all their respective rights and remedies against that Borrower and its assets for any Loss (including, without limitation, legal fees and expenses) sustained or incurred by any Secured Party as a consequence of:

23.2.1              the wilful misconduct or gross negligence of that Borrower; or

23.2.2              a representation or warranty as to a matter of fact (and not, for the avoidance of doubt, as to a matter of law) made by that Borrower in any Transaction Document being untrue, incorrect or misleading; or

23.2.3              fraud on the part of that Borrower.

23.2.4              The provisions of this clause 23 shall only limit the personal liability of each Borrower for the discharge of its obligations under this Agreement and the other Transaction Documents and shall not:

23.2.5              limit or restrict in any way the accrual of interest on any unpaid amount (although the limitations as to the personal liabilities of each Borrower shall apply to the actual payment of that interest); or

23.2.6              derogate from or otherwise limit the right of recovery, realisation or application by the Secured Parties under or pursuant to any of the Security Documents or anything assigned, mortgaged, charged, pledged or secured under or pursuant to any of the Security Documents.

23.3

23.3.1              each Principal AerCap Obligor and each other AerCap Obligor each hereby agrees that it shall not petition for any Insolvency Event in relation to any Borrower until after all of the Secured Loan Obligations have been paid and discharged in full.

23.3.2              Each of the ECA Finance Parties hereby agrees that it shall not petition for any Insolvency Event in relation to any Borrower, unless failure to do so would or might reasonably be expected to result in the rights, title and interests of the ECA Finance Parties and the Borrowers (or any of them) in and to the Aircraft and/or under any Transaction Document being materially adversely affected, based on advice received by the Security Trustee and shared with the Principal AerCap Obligor from reputable legal counsel in the relevant jurisdictions.

23.4                        Each of the Security Trustee, the ECA Agent, the National Agent, the Lenders, the Principal AerCap Obligors and the other AerCap Obligors agrees not to seek before any court or governmental agency to have any shareholder, director or officer of any Borrower held liable for any actions or inactions of that Borrower or any obligations of that Borrower under the Transaction Documents, except if such actions or inactions are the result of the fraud or wilful default of that shareholder, director or officer.

24                                  Set-off

24.1                        Set-off

24.1.1              Subject to clause 24.1.4, at any time during the continuance of a Lease Termination Event:

(a)              each Borrower may set off from any sum payable by it to any one or more of the AerCap Obligors any sum due and unpaid by the relevant AerCap Obligor to that Borrower, in each case, under or in relation to any of the Transaction Documents; and

(b)              each ECA Finance Party and ECGD may set off from any sum payable by it to any one or more of the Obligors any sum due and unpaid by the relevant Obligor to that ECA Finance Party or, as the case may be, ECGD, in each case, under or in relation to any of the Transaction Documents.

24.1.2              No Obligor shall be entitled to deduct any sum which may be due to it from the ECA Finance Parties, ECGD and the Borrowers (or any of them) howsoever arising from any sum payable by that Obligor under or in connection with any of the Transaction Documents.

24.1.3              No Obligor shall be entitled to refuse or postpone performance of any payment or other obligation under any of the Transaction Documents by reason of any claim which it may have or may consider that it has against;

(a)              the ECA Finance Parties, ECGD and the Borrowers (or any of them) under or in connection with any of the Transaction Documents or any other agreement with any of the ECA Finance Parties, ECGD and/or any of the Borrowers; and/or

(b)              any other party under or in connection with any of the Transaction Documents.

24.1.4              Each ECA Finance Party irrevocably and unconditionally waives any rights of set off that it may have at law or under clause 24.1.1 in relation to any amount due to any Sub-Lessee or Lessee under clause 6.6.8(a).

24.2                        Set-off not mandatory

None of the ECA Finance Parties or ECGD shall be obliged to exercise any of its rights under clause 24.1.

25                                  Notices

25.1                        Unless otherwise expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto in connection with this Agreement shall:

25.1.1              in order to be valid be in English and in writing;

25.1.2              be deemed to have been duly served on, given to or made in relation to a party if it is:

(a)              left at the address of that party set out herein or at such other address as that party has specified by fifteen (15) days’ written notice to the other parties hereto;

(b)              posted by first class airmail postage prepaid or sent with an internationally recognised courier service in each case in an envelope addressed to that party at that address; or

(c)               sent by facsimile to the facsimile number of that party set out herein or to such other facsimile number as that party has specified by fifteen (15) days’ written notice to the other parties hereto;

25.1.3              be sufficient if:

(a)              executed under the seal of the party giving, serving or making the same; or

(b)              signed or sent on behalf of the party giving, serving or making the same by any attorney, director, secretary, agent or other duly authorised officer or representative of that party;

25.1.4              be effective:

(a)              in the case of a letter, when left at the address referred to in clause 25.1.2(a) after being deposited in the post first class airmail postage prepaid or deposited with an internationally recognised courier service and in each case in an envelope addressed to the addressee at the address referred to in clause 25.1.2(a); and

(b)              in the case of a facsimile transmission, upon receipt of a facsimile transmission slip indicating that the correct number of pages have been sent to the correct facsimile number.

25.2                        For the purposes of this clause 25, all notices, requests, demands or other communications shall be given or made by being addressed as follows:

25.2.1              if to the Principal Borrower and/or ALS 3 Limited, to:

c/o Walkers SPV Limited

Walker House

87 Mary Street

George Town

Grand Cayman, KY1-9002

Cayman Islands

Facsimile No:	+1 345 945 4757
Attention:	The Directors

with copies to each Principal AerCap Obligor and each Agent at the addresses detailed below;

25.2.2              if to any AerCap Obligor, to:

AerCap B.V.

AerCap House

Stationsplein 965

1117CE  Schiphol Airport

The Netherlands

Facsimile:	+3120 655 9100
Attention:	Managing Director

with a copy to each of the ECA Agent and the National Agent at the address detailed below;

25.2.3              if to the ECA Agent or the Security Trustee, to:

Credit Agricole Corporate and Investment Bank

9 Quai du Président Paul Doumer

92920 Paris La Défense Cedex

France

Facsimile:	+33 (0)1 41 89 85 75
Attention:	DFS/Middle Office Aviation Group

with, except in relation to notices from one Finance Party to another Finance Party, a copy to each Principal AerCap Obligor at the address detailed above; and

25.2.4              if to the National Agent to:

Credit Agricole Corporate and Investment Bank

Broadwalk House

5 Appold Street

London

EC2A 2DA

United Kingdom

Facsimile:	+44 (0)207 214 7175 / +44 (0)207 214 6816
Attention:	Export & Trade Finance

or,

Citibank International plc

Citigroup Centre

5th Floor CGC2

Canary Wharf

London E14 5LB

United Kingdom

Facsimile / Attention:	+44 20 8636 3824 (Jeremy Hayes, Specialist);
+44 20 7500 4247 (Jane Horner, Vice President)

with a copy to the ECA Agent at the address specified above.

25.2.5              if to an ECA Lender, to that ECA Lender care of the National Agent.

26                                  Confidentiality

At all times during the Security Period and after the termination thereof, each party hereto shall and shall procure that each of its respective officers, directors, employees and agents shall keep secret and confidential and not, without the prior written consent of the relevant Principal AerCap Obligor , the ECA Agent and the Security Trustee, disclose to any third party the terms of any of the Transaction Documents, any Sub-Lease, any Sub-Sub-Lease, the Insurances or any Purchase Document or any of the information, reports, invoices or documents supplied by or on behalf of any of the other parties hereto, save that any such party shall be entitled to disclose any such terms, information, reports or documents:

26.1.1              in connection with any proceedings arising out of or in connection with any of the Transaction Documents to the extent that that party may consider necessary to protect its interest; or

26.1.2              to any potential permitted assignee or transferee of all or any of that party’s rights under any of the Transaction Documents or any other permitted person proposing to enter into contractual arrangements with that party in relation to or in connection with the transactions contemplated by any of the Transaction Documents, subject to it obtaining an undertaking from that potential permitted assignee or permitted other person in the terms similar to this clause 26; or

26.1.3              if required to do so by an order of a court of competent jurisdiction whether in pursuance of any procedure for discovering documents or otherwise; or

26.1.4              pursuant to any Applicable Law; or

26.1.5              to any fiscal, monetary, Tax, governmental or other competent authority; or

26.1.6              to its auditors, bankers, legal or other professional advisers (which are under an ethical obligation to or agree to hold that information confidential); or

26.1.7              to any of the Export Credit Agencies; or

26.1.8              in any manner contemplated by any of the Transaction Documents; or

26.1.9              in the case of the Primary Lender, to any rating agency in connection with any transaction related to the Primary Lender’s funding of an ECA Loan subject to such rating agency’s customary procedures for the handling of such information; or

26.1.10       to each Principal AerCap Obligor, AerCap Holdings or any other AerCap Group Company.

27                                  Joint and several liability

For the purpose of any provision of the Transaction Documents, it is hereby acknowledged and agreed that:

27.1                        where the same obligations are expressed as being owed by more than one Lessee, each of such Lessees shall be jointly and severally liable for such obligations;

27.2                        where any obligations are expressed as being owed by a Principal AerCap Obligor each of the Principal AerCap Obligors shall be jointly and severally liable for such obligations;

27.3                        where the same obligations are expressed as being owed by more than one AerCap Obligor (other than a Principal AerCap Obligor), each of such AerCap Obligors shall be jointly and severally liable for such obligations; and

27.4                        where the same obligations are expressed as being owed by more than one Borrower, each of such Borrowers shall be jointly and severally liable for such obligations (but without prejudice to, and subject to, clause 23).

28                                  Consents and related matters

28.1                        Each Lessee and each of the Principal AerCap Obligors shall be entitled to deal exclusively with the Security Trustee and rely on communications that it receives from the Security Trustee in relation to any request for approval, consent, waiver, agreement or exercise of another discretion that the Lessees or a Principal AerCap Obligor may, from time to time, make under or in connection with any Transaction Document or the transactions contemplated thereby.

28.2                        Where any approval, consent, waiver, agreement or exercise of other discretion is requested by any Lessee or any Principal AerCap Obligor from the Security Trustee pursuant to this Agreement or any other Transaction Document, the Security Trustee and the relevant ECA Finance Parties at whose direction the Security Trustee is required (pursuant to the terms of the Transaction Documents) to act in relation to the particular matter each agree to consider the same and respond to the relevant Lessee or the relevant Principal AerCap Obligor in a timely manner.

29                                  Subordination

29.1                        Each of the ECA Finance Parties and the Lessees hereby agrees to regulate their claims, as to subordination and priority, in respect of any Proceeds in the manner set out in this clause 29.

29.2                        The Finance Parties and the Lessees hereby agree that the Secured Loan Obligations shall for all purposes whatsoever rank in priority to the Subordinated Secured Obligations and that such Subordinated Secured Obligations shall at all times be subject and subordinate to such Secured Loan Obligations.

29.3                        Without prejudice to the provisions of clause 29.2, if, for any reason, a Lessee claims or is required to claim in the liquidation, winding-up, dissolution or analogous proceedings in relation to any Borrower, then that Lessee shall direct that all dividends and other distributions in respect of its claim be paid to the Security Trustee for application in accordance with the provisions of clause 13 and, to the extent that any such dividend or other distribution is actually paid to that Lessee, that Lessee shall hold any amount received by it on trust for the Secured Parties and shall pay that amount over to the Security Trustee as soon as it is received.

29.4                        For so long as any of the Secured Loan Obligations remain outstanding, each Lessee hereby agrees that it shall have no rights whatsoever, save in respect of the express obligations of the Security Trustee as set out in this Agreement and the other Transaction Documents, to instruct, or give directions to, the Security Trustee, to require that the Security Trustee take any action or exercise any right, remedy or power or to determine any question or doubt, in each case in relation to any matter including, without limitation, the Trust, the Trust Property and/or the Trust Documents.

29.5                        For so long as any of the Secured Loan Obligations remain outstanding, each Lessee hereby agrees that the Security Trustee shall not, other than as expressly required by the terms of the Transaction Documents, be required to consult with, or have regard to the interests of, any Lessee when taking any action (including, without limitation, any enforcement action) or when exercising any right, remedy or power, in each case in relation to any matter including, without limitation, the Trust, the Trust Property and/or the Trust Documents.

29.6                        For so long as any of the Secured Loan Obligations remain outstanding, each Lessee hereby agrees that it shall not appoint any receiver in respect of any of the Trust Property.

29.7                        Each Lessee shall be entitled, at any time following the full and final discharge of the Secured Loan Obligations:

29.7.1              to require that the relevant Borrower discharge the Subordinated Secured Obligations by transferring title to any Aircraft to such person as is nominated by that Lessee (who shall not be a Borrower or a Lessee); and

29.7.2              to exercise all of the rights of the ECA Finance Parties under the Trust.

29.8                        To the extent required under Dutch law, the subordination set forth in this clause 29 is being accepted by the Security Trustee as agent (zaakwaarnemer) on behalf of the ECA Finance Parties and ECGD.

30                                  Miscellaneous

30.1                        Cumulative rights

The respective rights of the ECA Finance Parties, ECGD and the Borrowers pursuant to this Agreement and the other Transaction Documents:

30.1.1              are cumulative, may be exercised as often as they consider appropriate and are in addition to their respective rights under Applicable Law; and

30.1.2              shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing.

30.2                        Waivers

Any failure to exercise, or any delay in exercising, on the part of any ECA Finance Party, ECGD or any Borrower any right under any Transaction Document shall not operate as a waiver or variation of that or any other right and any defective or partial exercise of any such right shall not preclude any other or further exercise of that or any other right, and no act or course of conduct or negotiation shall in any way preclude any party hereto from exercising any such right or constitute a suspension or any variation of any such right.

30.3                        Severability

If at any time any provision of any Transaction Document is or becomes illegal, invalid or unenforceable in any respect under any Applicable Law, neither the legality, validity nor the enforceability of the remaining provisions hereof nor the legality, validity or enforceability of that provision under the law of any other jurisdiction shall in any way be affected or impaired.

30.4                        Further assurance

Except to the extent inconsistent with the express terms of the Transaction Documents, each Obligor shall from time to time and at its own cost, to the extent that it is permitted to do so under Applicable Law, as soon as reasonably practicable sign, seal, execute, acknowledge, deliver, file and register all such additional documents, instruments, agreements, certificates, consents and assurances and do all such other acts and things as may be required by Applicable Law or reasonably requested by any Representative from time to time in order to give full effect to each Transaction Document or to establish, maintain, protect or preserve the rights of the ECA Finance Parties, ECGD and the Borrowers under the Transaction Documents or to enable any of them to obtain the full benefit of each Transaction Document and to exercise and enforce their respective rights and remedies under the Transaction Documents.

30.5                        Certificates

A certificate given by any ECA Finance Party or ECGD as to the amount of any sum required to be paid to it under any provisions of any of the Transaction Documents shall, save in the case of manifest error, be prima facie evidence of the amounts therein stated for all purposes of the Transaction Documents.

30.6                        Amendments

30.6.1              Unless a Lease Termination Event has occurred any term of any Transaction Document other than the Lease and the Guarantee may be amended or waived with the agreement in writing of all the parties to it so long as such amendment does not adversely affect the right or obligations of ECGD or is made with its consent.

30.6.2

(a)             Subject to clause 30.6.2(b), the ECA Finance Parties and ECGD (or any of them) may also agree an amendment to a Transaction Document without the agreement of any other party or parties to that Transaction Document (or otherwise) if the amendment is in writing and does not affect the rights, interests or obligations of that other party or parties, ECGD or any ECA Finance Party, and the other parties to that Transaction Document shall (at no cost to such other parties) take such action and execute such documents as the relevant ECA Finance Party or ECGD may require in order to effect such amendment;

(b)             Each of the parties hereto agrees that any Transaction Document to which an AerCap Obligor is a party may not be amended other than in accordance with the express terms of the relevant Transaction Document and with the prior written consent of the relevant AerCap Obligor.

30.6.3              The Lease and the Guarantee may only be amended with the consent of the Majority Lenders.

30.6.4              Each of the parties hereto agrees that no amendments, variations, supplements or modifications may be made to any Transaction Document other than by an instrument in writing executed by the relevant Principal AerCap Obligor (on behalf of each AerCap Obligor) and the Security Trustee (on behalf of each ECA Finance Party (other than the Citibank Finance Parties), the National Agent (other than Citibank International plc) on behalf of ECGD and each Borrower). Each AerCap Obligor hereby irrevocably authorises each of the Principal AerCap Obligors to execute any amendments to any Transaction Document on its behalf. Each ECA Finance Party (other than the Citibank Finance Parties) and each Borrower hereby irrevocably authorises the Security Trustee to execute any amendments to any Transaction Document on its behalf, subject to the Security Trustee first receiving the written consent of the National Agent.

30.7                        Counterparts

This Agreement may be executed in any number of counterparts and by different parties thereto on separate counterparts and any single counterpart or set of counterparts signed, in either case, by all the parties hereto shall be deemed to constitute a full and original agreement for all purposes but all counterparts shall constitute but one and the same instrument.

30.8                        Other security

Nothing contained in this Agreement shall prejudice or affect the rights of any of the ECA Finance Parties or ECGD under any guarantee, lien, bill, note, charge or other security from any party, other than those comprised in or contemplated by the Transaction Documents now or hereafter held by it in respect of any moneys, obligations or liabilities thereby secured and so that (without limitation) each and any such person may apply any moneys recovered under any such guarantee, lien, bill, note, charge or other security in or towards payment of any money, obligation or liability, actual or contingent, now or hereafter due, owing or incurred to it by any person or may hold such moneys on a suspense account for such period as it may in its absolute discretion think fit.

30.9                        Obligations several

The obligations of each of the ECA Finance Parties under this Agreement are several; the failure of any of the ECA Finance Parties to perform such obligations shall not relieve any other of the ECA Finance Parties or any Obligor of any of their respective obligations or liabilities under any of the Transaction Documents nor shall ECGD, the ECA Agent, the National Agent or the Security Trustee be responsible for the obligations of the other ECA Finance Parties nor shall any of the ECA Finance Parties be responsible for the obligations of any other of the ECA Finance Parties under this Agreement.

30.10                 No partnership

This Agreement shall not and shall not be construed so as to constitute a partnership between the parties or any of them.

30.11                 Information from AerCap

Each Principal AerCap Obligor shall upon request of the National Agent deliver to ECGD (via the National Agent) or upon request of the ECA Agent deliver to the ECA Agent all such information concerning any AerCap Group Company which is a party to any of the Transaction Documents and their respective affairs and the Aircraft as shall be available to the relevant Principal AerCap Obligor or another AerCap Group Company (and subject to any confidentiality restrictions) and the National Agent, or, as the case may be, the ECA Agent shall reasonably require in the context of the Transaction Documents and the transactions contemplated thereby.

30.12                 Determination of LIBOR

In relation to the Transaction Documents for an Aircraft generally (other than the Transaction Documents in respect of any Citibank/GovCo Aircraft), it is hereby agreed amongst the relevant parties thereto that, in respect of any period, and unless the ECA Agent otherwise agrees, a determination of LIBOR under one Transaction Document for that Aircraft must be the same rate as is determined in respect of LIBOR under another Transaction Document for that Aircraft pursuant to which LIBOR falls to be determined for the same period and, in the event of any discrepancy, the determination of LIBOR under the ECA Loan Agreement for that Aircraft or, in the case of the Capital Markets Aircraft, the Capital Markets Documents shall prevail.

31                                  Transfers

31.1                        Transfers by Obligors

Without prejudice to the provisions of clause 7, no Obligor shall assign any rights or transfer any obligations under any Transaction Document without the prior written consent of the ECA Agent (acting on the instructions of the National Agent).

31.2                        Transfers by Lenders

Any Lender may transfer all or any of its rights, benefits and obligations under the Transaction Documents or change its Lending Office (whether in the same or a different jurisdiction), provided always that:

31.2.1              prior to the transfer or change in Lending Office becoming effective, the relevant Lender:

(a)             gives notice to the relevant Principal AerCap Obligor (with a copy to the ECA Agent) of the identity of the Transferee or (as the case may be) the new Lending Office and the jurisdiction of tax residence of the Transferee or (as the case may be) the new Lending Office; and

(b)             obtains the prior consent of ECGD,

31.2.2              the Transferee (i) is an Export Credit Agency, or (ii) is eligible for support from ECGD and (unless the Transferee is or has been an ECA Lender or is an Affiliate of an ECA Lender) has been approved as a Transferee by the relevant Principal AerCap Obligor (such approval not to be unreasonably withheld or delayed), or (iii) is designated as a Transferee by the relevant Export Credit Agency; and

31.2.3              with the exception of transfers occurring as a result of sub-paragraphs (i) or (iii) of clause 31.2.2, no Obligor shall be under any obligation to pay any greater amount or suffer any other increase in liabilities or diminution in right or benefit under the Transaction Documents following and as a consequence of any such transfer or change in Lending Office, except where the same arises as a consequence of a Change in Law which occurs after the date of that transfer or change in Lending Office (but excluding any Change in Law which is officially announced or proposed before the date of that transfer or change in Lending Office), provided further that the provisos set out above shall not apply to the extent that any Lender has effected a transfer or changed its Lending Office pursuant to, and in accordance with, clause 8.1.

31.3                        Transfer Certificates

31.3.1              If any ECA Lender (the Transferor) transfers all or any part of its rights, benefits and/or obligations under this Agreement in respect of any ECA Loan for a Financed Aircraft to another bank or financial institution (or other person approved by the relevant Principal AerCap Obligor) (the Transferee) in accordance with clause 31.2, that transfer shall be effected by way of a novation by the delivery to, and the execution by, the Security Trustee of a duly completed Transfer Certificate or in such other manner as the National Agent and the relevant Principal AerCap Obligor may agree.

31.3.2              On the date specified in the Transfer Certificate:

(a)             to the extent that in the Transfer Certificate the Transferor seeks to transfer its rights and obligations under the Transaction Documents, each of the Transferor and the other parties hereto shall be released from further obligations to each other under the Transaction Documents and their respective rights against each other under the Transaction Documents shall be cancelled (such rights and obligations being referred to in this clause 31.3 as Discharged Rights and Obligations);

(b)             the parties hereto (other than the Transferor) and the Transferee shall each assume obligations towards each other and/or acquire rights against each other which, subject to clause 31.2, differ from the Discharged Rights and Obligations only insofar as each of the parties hereto (other than the Transferor) and the Transferee have assumed and/or acquired the same in place of each of the parties hereto (other than the Transferor) and the Transferor; and

(c)              each of the parties hereto (other than the Transferor) and the Transferee shall acquire the same rights and assume the same obligations among themselves as they would have acquired and assumed had the Transferee originally been a party to the Transaction Documents as an ECA Lender with the rights and/or the obligations acquired or assumed by it as a result of the transfer.

31.3.3              The Security Trustee shall as soon as reasonably practicable complete a Transfer Certificate on written request by a Transferor and upon payment by the Transferee (other than in the case of an Export Credit Agency (or a Transferee nominated thereby) being a Transferee) of a fee of one thousand Dollars ($1,000) to the Security Trustee for each Transfer Certificate.

31.3.4              Each party hereto (other than the Security Trustee, the Transferor and the Transferee) hereby confirms that the execution of any Transfer Certificate by the Security Trustee on its behalf shall be binding upon and enforceable against it as if it had executed the Transfer Certificate itself. Each party hereto (other than the Security Trustee, the Transferor and the Transferee) hereby irrevocably authorises the Security Trustee to execute any duly completed Transfer Certificate on its behalf.

31.4                        Costs and expenses

In relation to any transfer contemplated by this clause 31 which is not a transfer pursuant to clause 8.1 or a transfer to a Transferee referred to in sub-paragraphs (i) or (iii) of clause 31.2.2, the costs and expenses thereby incurred by each of the other parties hereto shall be for the account of the Transferee or the Transferor (as they may agree between themselves). In relation to any transfer contemplated by this clause 31 which is a transfer pursuant to clause 8.1 or a transfer to a Transferee referred to in sub-paragraphs (i) or (iii) of clause 31.2.2, the costs and expenses thereby incurred by each of the other parties hereto shall be for the account of the Borrowers.

32                                  Governing law and jurisdiction

32.1                        Governing law

This Agreement and any non-contractual obligations connected with it shall be governed by and construed in accordance with English law.

32.2                        Jurisdiction

Each of the parties hereto agrees, for the benefit of each of the other parties hereto, that any legal action or proceedings arising out of or in connection with this Agreement or any non-contractual obligations connected with it (including a dispute regarding the existence, validity or termination of this Agreement) may be brought in the courts of England, irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers:

(a)             in the case of each Lessee, each Principal AerCap Obligor and ALS 3 Limited, LPA Process Limited whose current address is at 3A Eghams Wood Road, Beaconsfield, Buckinghamshire HP9 1JP, England;

(b)             in the case of each other Borrower, Norose Notices Limited whose current address is at 3 More London Riverside, London SE1 2AQ (marked for the attention of the Director of Administration, reference OGM/LN18407); and

(c)              in the case of each of the ECA Finance Parties, the address from time to time of the relevant ECA Finance Party’s branch in London, England (or, if any ECA Finance Party does not have or ceases to have a branch in London, it shall appoint an agent for receipt of service of process in England and shall provide the other parties to this Agreement with a copy of a letter from that agent accepting its appointment), in each case, to receive for it and on its behalf service of process issued out of the courts of England in any such legal action or proceedings. The submission to that jurisdiction shall not (and shall not be construed so as to) limit the right of any of the parties hereto to take proceedings against the other parties hereto (or any of them) in the courts of any other competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the courts of England and not those of any other state shall have jurisdiction to determine any claim arising out of or in connection with this Agreement.

32.3                        No immunity

Each of the parties hereto agrees that in any legal action or proceedings against it or its assets in connection with this Agreement no immunity from such legal action or proceedings (which shall include, without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) shall be claimed by or on behalf of it or with respect to its assets, irrevocably waives any such right of immunity which it or its assets now have or may hereafter acquire or which may be attributed to it or its assets and consents generally in respect of any legal action or proceedings to the giving of any relief or the issue of any process in connection with such action or proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceedings.

33                                  Contracts (Rights of Third Parties) Act 1999

33.1                        Each of the Obligors which is a party to this Agreement agrees that any of its obligations in this Agreement or any other Transaction Document which is expressly owed to any Finance Party and/or ECGD shall be enforceable by that Finance Party, or, as the case may be, ECGD subject always to any relevant restriction contained in any Transaction Document. The provisions of the

Contracts (Rights of Third Parties) Act 1999 shall apply for the benefit of each of the Finance Parties and ECGD.

33.2                        Subject to clause 33.1, it is not intended by any of the parties hereto that any term of this Agreement shall be enforceable solely by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party hereto. The parties hereto shall not require the consent of any person who is not a party in order to rescind, vary, waive, release, assign, novate or otherwise dispose of all or any of their respective rights or obligations under this Agreement.

34                                  Export Credit Agencies

34.1                        Each of the Obligors hereby acknowledges and accepts that, under the Support Agreement and the Capital Markets ECGD Agency Agreements, ECGD, whether directly or through the National Agent, has certain rights to require the ECA Finance Parties to act, or to omit to act, in accordance with the instructions of ECGD. Accordingly, each of the Obligors hereby acknowledges and accepts that if any of the ECA Finance Parties is required to exercise a right, discretion or power under any of the Transaction Documents “reasonably”, “in good faith” or “bona fide” or with any other restriction of whatsoever nature, then that ECA Finance Party will be deemed to be acting reasonably, “in good faith” or “bona fide” or in accordance with such other restrictions (as the case may be) if that ECA Finance Party exercises, or refrains from exercising, that right, discretion or power in accordance with the instructions of ECGD or the National Agent on its behalf.

34.2                        Each of the Obligors hereby acknowledges and accepts that this Agreement is drafted on the basis that ECGD will be the sole Export Credit Agency to issue a Support Agreement in support of the Borrower’s obligations under each ECA Loan which is to be issued hereunder and that ECGD will be the sole Export Credit Agency to enter into the Capital Markets Facility. The ECA Agent may, at any time following the execution of this Agreement, inform the Obligors that one or more of Euler Hermes and COFACE has elected to issue Support Agreements in respect of the ECA Loans to be issued hereunder and/or to enter into the Capital Markets Facility. Each of the Obligors hereby acknowledges and agrees that in the event that the ECA Agent so notifies them they shall execute all such additional documents, instruments, agreements, consents as the ECA Agent and the relevant Export Credit Agency may require in order to document and give effect to such change.

35                                  Parallel debt

35.1                        Each AerCap Obligor which is a party hereto and has its State of Incorporation in The Netherlands or France (Relevant Obligor) hereby irrevocably and unconditionally undertakes, as far as necessary in advance, to pay to the Security Trustee an amount equal to the aggregate of all of its Principal Obligations owed to all of the ECA Finance Parties and ECGD from time to time, as and when the same become due in accordance with the terms and conditions of its Principal Obligations (that payment undertaking and the obligations and liabilities which are the result thereof, the Parallel Debt).

35.2                        Each of the parties hereby acknowledges that:

35.2.1              for this purpose the Parallel Debt constitutes undertakings, obligations and liabilities of the Relevant Obligor to the Security Trustee which are separate and independent from, and without prejudice to, the Principal Obligations which the Relevant Obligor owes to any ECA Finance Party or ECGD; and

35.2.2              the Parallel Debt represents the Security Trustee’s own claim (vordering) to receive payment of the Parallel Debt by the Relevant Obligor, provided that the total amount which may become due in respect of the Parallel Debt under this clause 35 shall never exceed the amount which may become due in respect of all of its Principal Obligations owed to all of the ECA Finance Parties and ECGD.

35.3                        The total amount due by the Relevant Obligor as the Parallel Debt under this clause 35 shall be decreased to the extent that the Relevant Obligor shall have paid any amounts to the ECA

Finance Parties and ECGD or any of them to reduce its outstanding Principal Obligations or any ECA Finance Party or ECGD otherwise receives any amount in discharge of those Principal Obligations (other than by virtue of clause 35.4).

35.4                        To the extent that the Relevant Obligor shall have paid any amounts to the Security Trustee in respect of the Parallel Debt or the Security Trustee shall have otherwise received monies in discharge of the Parallel Debt, the total amount due in respect of its Principal Obligations shall be decreased accordingly.

35.5                        In the event of a resignation of Security Trustee or the appointment of a new Security Trustee pursuant to clause 22 of this Agreement, the retiring Security Trustee shall assign (cederen) or transfer by way of transfer of contract (contractsoverneming) the Parallel Debt owed to it to the successor Security Trustee

36                                  Principal AerCap Obligors and Airbus Purchase Agreement

36.1                        Each of the parties hereto acknowledges and agrees that AerCap Ireland intends to assign its right to take title to certain of the Aircraft under the Airbus Purchase Agreement to AerCap A330 Holdings and may assign its right to take title to certain other Aircraft under the Airbus Purchase Agreement to an Alternative Principal AerCap Obligor upon AerCap Holdings procuring the necessary third party investment in, in the case of any proposed assignment to AerCap A330 Holdings, AerCap A330 Holdings and, in the case of any proposed assignment to an Alternative Principal AerCap Obligor, such Alternative Principal AerCap Obligor.

36.2                        AerCap Ireland shall notify the ECA Agent in advance of any assignment of AerCap Ireland’s rights under the Airbus Purchase Agreement and shall provide a copy of the relevant purchase agreement assignment to the ECA Agent for review and approval by the ECA Agent and the Export Credit Agencies, provided that where any such assignment is being entered into by way of security for obligations which AerCap Ireland owes to financing parties which are financing the pre-delivery payments due in respect of any Aircraft under the Airbus Purchase Agreement and AerCap Ireland confirms in writing to the ECA Agent that such security assignment will be discharged in full prior to the drawdown of the relevant ECA Loan (with evidence of such discharge being provided to the ECA Agent as a condition precedent to the advance of the relevant ECA Loan) then the approval of the ECA Agent and the Export Credit Agencies shall not be required in connection with the execution of any such security assignment by AerCap Ireland.

36.3                        Each of AerCap Ireland, AerCap A330 Holdings, each Alternative Principal AerCap Obligor and AerCap Holdings acknowledges and agrees that on no account shall the Proposed PA Assignment constitute a transfer of AerCap Ireland’s obligations under the Airbus Purchase Agreement (it being acknowledged, however, that the terms of this clause 36.3 shall not be breached if pursuant to the Proposed PA Assignment, AerCap A330 Holdings, or, as the case may be, the relevant Alternative Principal AerCap Obligor assumes the obligation to pay the purchase price for the relevant Aircraft to Airbus on the Delivery Date for that Aircraft provided AerCap Ireland remains jointly and severally liable pursuant to the Airbus Purchase Agreement for the same) and, until such time as the ECA Agent has consented to a novation, transfer or cancellation and replacement of the Airbus Purchase Agreement pursuant to clause 36.4, AerCap Ireland shall remain liable for all of the obligations of the “Purchaser” under the Airbus Purchase Agreement.

36.4                        Any novation, transfer, cancellation or replacement of the Airbus Purchase Agreement or AerVenture Purchase Agreement shall require the express consent of ECGD.

37                                  SLB Aircraft

37.1                        The ECA Finance Parties acknowledge and agree that AerCap Holdings may, from time to time, request the ECA Finance Parties to consent to the financing of any Airbus A320 or A330 family aircraft which is not the subject of the Airbus Purchase Agreement but which is due to be delivered by the Manufacturer to an SLB Sub-Lessee pursuant to a separate purchase agreement entered into between the Manufacturer and such SLB Sub-Lessee (or, in the case of the Alitalia/AFS SLB Aircraft and without prejudice to clause 37.5, is subject to alternative arrangements approved by the Export Credit Agencies). It shall be a condition of any such aircraft being eligible for financing under this Agreement that:

37.1.1              the right to take title to any such aircraft under such other purchase agreement will be assigned by the SLB Sub-Lessee in favour of the proposed Borrower or that the SLB Sub-Lessee assigns such right to take title in favour of another Seller and such other Seller transfers title to the relevant aircraft on its Delivery Date to the Borrower pursuant to a Sale Agreement (or, in the case of the Alitalia/AFS SLB Aircraft and without prejudice to clause 37.5, there are equivalent alternative arrangements approved by the Export Credit Agencies); and

37.1.2              following the relevant Borrower obtaining title to any such aircraft, it will be leased by such Borrower to the relevant Lessee and sub-leased by the relevant Lessee, on a direct or indirect basis, to the SLB Sub-Lessee.

37.2                        Any request by AerCap Holdings pursuant to this clause 37, shall be in writing, addressed to the Security Trustee and the National Agent and shall provide details of the relevant Aircraft, the SLB Sub-Lessee, the relevant purchase agreement (or, as the case may be, the relevant alternative arrangements) and the terms upon which the Aircraft is to be sub-leased to the relevant SLB Sub-Lessee.

37.3                        To the extent that the proposed leasing/ownership structure is to involve the use of an Alternative AerCap Obligor, the procedure set out in clause 7.3 of this Agreement shall apply and the relevant Principal AerCap Obligor shall submit an Alternative Obligor Request to the Security Trustee.

37.4                        The Security Trustee (acting on the instructions of the National Agent) shall consider any request made by AerCap Holdings pursuant to this clause 37 in good faith. To the extent that the ECA Finance Parties agree that any such aircraft is eligible for financing under this Agreement, the Security Trustee shall inform AerCap Holdings in writing.  Each AerCap Obligor hereby acknowledges and agrees that any confirmation issued by the Security Trustee pursuant to this clause 37 confirming that an Aircraft is eligible for financing under this Agreement shall, in no event, be capable of being construed as a binding commitment to finance such Aircraft which shall (i) (if applicable) be subject to the approval of any relevant Alternative AerCap Obligor by the Security Trustee pursuant to clause 7.3 and (ii) be subject to the satisfaction of the conditions specified in clause 3.2.2 and Schedule 10 to this Agreement.

37.5                        Each AerCap Obligor expressly acknowledges and agrees that the Export Credit Agencies have not consented to the financing hereunder of the Alitalia/AFS SLB Aircraft with manufacturer’s serial numbers 4075 and 4108 and the ability of AerCap Holdings to finance those Alitalia/AFS SLB Aircraft pursuant to this Agreement therefore remains expressly subject to the Security Trustee confirming that those Alitalia/AFS SLB Aircraft are eligible for financing hereunder.

38                                  Non-Petitioning (Primary Lender)

Each of the parties to this Agreement (other than the ECA Finance Parties) hereby agrees that it will not institute against, or join any other person in instituting against, the Primary Lender any bankruptcy, reorganisation, arrangement, insolvency or liquidation proceedings, or any other proceedings under any federal or state bankruptcy or similar law of the United States of America, so long as any commercial paper issued by the Primary Lender shall be outstanding or there shall not have elapsed one (1) year plus one (1) day since the last day on which any such commercial paper shall have been outstanding.

IN WITNESS WHEREOF the parties to this Agreement have caused this Agreement to be duly executed as a deed and delivered on the date first above written.

Schedule 1
Definitions

A320 Facility Agreement means the Facility Agreement dated 23 April 2003 (as amended, supplemented and restated from time to time) between, among others, Credit Agricole Corporate and Investment Bank, AerCap B.V. and AerCap Holdings pursuant to which the ECA Lenders (as defined therein) have agreed to finance up to 30 Airbus A320 family aircraft for AerCap;

A320 Security Trustee means the “Security Trustee” from time to time under (and as defined in) the A320 Facility Agreement;

A320 Termination Event means a “Termination Event” under (and as defined in) the A320 Facility Agreement;

A320 Transaction Document means a “Transaction Document” under (and as defined in) the A320 Facility Agreement;

A330 Aircraft means all or any one of the thirty (30) Airbus A330 aircraft which AerCap Ireland has agreed to purchase pursuant to the Airbus Purchase Agreement details of which are set out in each ECA Utilisation Notice including, for the avoidance of doubt, the JV Avolon A330 Aircraft and the Capital Markets Aircraft and all or any one of the VAA SLB Aircraft provided always that the total amount of Airbus A330 aircraft financed under this Agreement from time to time shall not exceed fifteen (15) Aircraft (and, save where the context otherwise requires, includes any or all of the Replacement Aircraft);

Acceptance Certificate means, in respect of an Aircraft, the certificate (in substantially the form of Schedule 2 to the relevant Lease) signed by the relevant Lessee and given by that Lessee to the relevant Borrower pursuant to clause 5.1 of the relevant Lease;

Accession Deed means a deed of accession to be entered into by a Principal Lessee or, as the case may be, an Alternative Obligor in the form from time to time agreed between AerCap Ireland and the Security Trustee;

Additional Security Documents means each amendment, restatement and/or supplement of or to any of the Security Documents that is entered or to be entered into in connection with the Capital Markets Facility;

Additional Transaction Documents means the Capital Markets Documents, the Deeds of Amendment and Restatement, the Capital Markets Prepayment Agreements, the Lease Amendment Agreements and the Additional Security Documents;

Additional Insureds has the meaning specified in paragraph 10(e)(i) of Schedule 7;

Administration Agreements means together the Initial Administration Agreement and each Alternative Borrower Administration Agreement, and Administration Agreement means any of them;

AerCap B.V. means AerCap B.V., a company incorporated and organised under the laws of The Netherlands whose registered office is at AerCap House, Stationsplein 965, 1117 CE Schiphol Airport, Amsterdam, The Netherlands;

AerCap A330 Holdings means AerCap A330 Holdings Limited a company incorporated under the laws of Ireland and having its registered office at 4450 Atlantic Avenue, Westpark, Shannon, Co. Clare, Ireland;

AerCap A330 Holdings B.V., means AerCap A330 Holdings B.V. a company incorporated and organised under the laws of the Netherlands whose registered office is at AerCap House, Stationsplein 965, 1117 CE Schiphol Airport, Amsterdam, The Netherlands;

AerCap Group means AerCap Holdings and its Subsidiaries from time to time;

AerCap Group Company means any member of the AerCap Group;

AerCap Holdings means AerCap Holdings N.V. (a “naamloze vennootschap”) a company incorporated and organised under the laws of the Netherlands whose registered office is at AerCap House, Stationsplein 965, 1117 CE Schiphol Airport, Amsterdam, The Netherlands;

AerCap Ireland means AerCap Ireland Limited (previously known as debis AirFinance Ireland Limited and debis AirFinance Ireland plc) a company incorporated under the laws of Ireland having its registered office at 4450 Atlantic Avenue, Westpark, Shannon, Co. Clare, Ireland;

AerCap Obligors means together the Principal AerCap Obligors, each Lessee, AerCap Ireland, AerCap B.V., AerCap Holdings and each Lessee Parent and AerCap Obligor means any of them;

AerVenture means AerVenture Limited, a company incorporated under the laws of Ireland and having its registered office at 4450 Atlantic Avenue, Westpark, Shannon, Co. Clare, Ireland;

AerVenture Aircraft means the two (2) Airbus A320 Aircraft with manufacturer’s serial numbers 4569 and 4686 which AerVenture has agreed to purchase pursuant to the AerVenture Purchase Agreement;

AerVenture Export Leasing means AerVenture Export Leasing Limited, a company incorporated under the laws of Ireland having its registered office at 4450 Atlantic Avenue, Westpark, Shannon, Co. Clare, Ireland;

AerVenture Purchase Agreement means, in respect of an AerVenture Aircraft, the Airbus A320 family Airbus purchase agreement dated 30 December 2005, together with the exhibits thereto, made between the Manufacturer and AerVenture;

Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company;

Agreed ECA Rate means, in respect of an ECA Loan and an ECA Interest Period, the sum of (i) the Applicable Rate for that ECA Loan, and (ii) the Margin;

agreed form means, in relation to any document, the form of such document from time to time certified as the agreed form thereof by or at the direction of the relevant Principal AerCap Obligor and the Security Trustee;

Airbus means (as the context may require) Airbus S.A.S. (legal successor of Airbus S.N.C., formerly known as Airbus G.I.E. and Airbus Industrie G.I.E.) or AVSA S.A.R.L.;

Airbus Bill of Sale means, in relation to any Aircraft, the bill of sale, dated the Purchase Date for that Aircraft, executed or to be executed by Airbus in favour of the Seller or, as applicable, the Borrower in relation to that Aircraft pursuant to the Airbus Purchase Agreement or, as applicable, the AerVenture Purchase Agreement;

Airbus Purchase Agreement means, in respect of an Aircraft, the Airbus A330 family Airbus Purchase Agreement dated 11 December 2006, together with the exhibits thereto, made between the Manufacturer and AerCap Ireland or such other Airbus Purchase Agreement with the Manufacturer which relates to that Aircraft;

Airbus Purchase Agreement Assignment means, in respect of any Aircraft, the Airbus Purchase Agreement Assignment entered or to be entered into between the relevant Principal AerCap Obligor and the relevant Borrower (or, as the case may be, in respect of any Aircraft where the Principal AerCap Obligor is an Alternative Principal AerCap Obligor, entered into between either such Alternative Principal AerCap Obligor or AerCap Ireland and the relevant Borrower) in respect of the right to take title to that Aircraft under the Airbus Purchase Agreement or, applicable, the AerVenture Purchase Agreement;

Airbus Remarketing Agreement means, in respect of any Aircraft, the technical support and remarketing services agreement entered or to be entered into between the relevant Borrower, the Security Trustee and Airbus;

Aircraft means, subject to clause 2.2.2 and as the context may require, all or any one of the A330 Aircraft, the SLB A320 Aircraft, any other SLB Aircraft, the AerVenture Aircraft and/or such alternative aircraft as may from time to time be agreed in writing by the National Agent at the request of the relevant Principal AerCap Obligor, comprising, with respect to each individual aircraft, the relevant Airframe together with the relevant Engines (whether or not any of the relevant Engines may from time to time be installed on the relevant Airframe) together with the relevant Technical Records;

Aircraft Purchase Price means in respect of an Aircraft, the aggregate amount which is equal to:

(a)                       the final contract price for that Aircraft on delivery thereof from the Manufacturer, after deduction of all applicable credit memoranda and exclusive of any capitalised interest, but disregarding for this purpose any Buyer Furnished Equipment for that Aircraft (Final Aircraft Price); plus

(b)                       if there is any Buyer Furnished Equipment for that Aircraft, the lesser of (i) the final contract price for that Buyer Furnished Equipment for that Aircraft, after deduction of all applicable credit memoranda and exclusive of any capitalised interest, and (ii) an amount equal to five per cent. (5%) of the Final Aircraft Price, in each case, as approved by the National Agent;

Airframe means, in respect of an Aircraft, the airframe (except for the Engines) more particularly identified in Schedule 1 to the Lease for that Aircraft, including all Parts installed in or on the airframe at the Purchase Date (or which, having been removed therefrom, remain the property of the relevant Borrower) and all Replacement Parts from time to time installed in or on the said airframe and all Parts which are for the time being detached from the airframe but remain the property of the relevant Borrower;

Airframe Warranties Agreement means, in respect of an Aircraft, the airframe warranties agreement relating to that Aircraft from time to time entered into between, amongst others, the Manufacturer, the relevant Principal AerCap Obligor, the relevant Borrower, the relevant Lessee, the relevant Sub-Lessee and the Security Trustee which shall be in the agreed form or otherwise in form and substance reasonably satisfactory to the Security Trustee;

Alitalia/AFS SLB Aircraft means the five (5) Airbus A320 Aircraft with manufacturer’s serial numbers 4075, 4143, 4152, 4108 and 4119 which, as of the date of accession of the Alitalia/AFS SLB Aircraft to this Agreement, are the subject of lease agreements entered into between Airbus Financial Services and Compagnia Aerea Italian S.p.A.;

Alitalia/AFS SLB Lessee means Aercap Ireland Asset Investment 2 Limited, a company incorporated under the laws of Ireland and having its registered office at 4450 Atlantic Avenue, Westpark, Shannon, Co. Clare, Ireland;

Alternate Lender means Citibank, N.A., acting through its office at 388 Greenwich Street, 25th Floor, New York, New York 10013, United States of America in its capacity as ECA Lender;

Alternative Borrower means a company, approved by the National Agent and incorporated in a jurisdiction approved by the National Agent, in each case, in accordance with clause 7, which accedes to this Agreement as a Borrower pursuant to clause 7;

Alternative Borrower Administration Agreements means any administration agreements or corporate services agreements to be entered into by an Alternative Borrower Manager, the Security Trustee, an Alternative Borrower, AerCap Ireland, AerCap A330 Holdings and/or any Alternative AerCap Principal Obligor on terms approved by the Security Trustee (acting on the instructions of all of the Lenders and the National Agent) and the relevant Principal AerCap Obligor in accordance with this Agreement, and Alternative Borrower Administration Agreement means any of them;

Alternative Borrower Comfort Letters means each comfort letter to be issued in respect of an Alternative Borrower Manager to the Security Trustee and the relevant Principal AerCap Obligor, in form and substance reasonably satisfactory to the Security Trustee (acting on the instructions of all of the Lenders and the National Agent) and relevant Principal AerCap Obligor, and Alternative Borrower Comfort Letter means any of them;

Alternative Borrower Floating Charge means each floating charge (howsoever described) to be granted by an Alternative Borrower to the Security Trustee which shall be in form and substance reasonably satisfactory to the Security Trustee (acting on the instructions of all of the Lenders and the National Agent) and relevant Principal AerCap Obligor;

Alternative Borrower Manager means the manager, if any, of an Alternative Borrower as approved by the Security Trustee (acting on the instructions of all of the Lenders and the National Agent) and relevant Principal AerCap Obligor in accordance with this Agreement;

Alternative Borrower Share Charge means each pledge or charge (howsoever described) to be granted by the holder or holders of the entire issued share capital of an Alternative Borrower to the Security Trustee over all the shares of that Alternative Borrower, which pledge or charge shall be in form and substance reasonably satisfactory to the Security Trustee (acting on the instructions of all of the Lenders and the National Agent) and the relevant Principal AerCap Obligor;

Alternative Borrower Trustees means the legal owners of an Alternative Borrower as approved by the Security Trustee (acting on the instructions of all of the Lenders and the National Agent) and the relevant Principal AerCap Obligor in accordance with this Agreement, and Alternative Borrower Trustee means any of them;

Alternative Declaration of Trust means each declaration of trust to be entered into by an Alternative Borrower Trustee or the Trustee in relation to the shares that Alternative Borrower Trustee or the Trustee (as applicable) owns in an Alternative Borrower, in form and substance reasonably satisfactory to the Security Trustee (acting on the instructions of all of the Lenders and the National Agent) and the relevant Principal AerCap Obligor;

Alternative Lessee means a company, approved by the National Agent and incorporated in a jurisdiction approved by the National Agent, in each case, in accordance with clause 7, which accedes to this Agreement as a Lessee pursuant to clause 7;

Alternative Lessee Share Charge means each pledge or charge (howsoever described) to be granted by the relevant Lessee Parent to the Principal Borrower or the Security Trustee over all the shares of that Alternative Lessee, which pledge or charge shall be in form and substance reasonably satisfactory to the Security Trustee (acting on the instructions of all of the Lenders and the National Agent) and the relevant Principal AerCap Obligor;

Alternative Obligor means an Alternative Borrower or an Alternative Lessee;

Alternative Principal AerCap Obligor means any Subsidiary of AerCap Holdings in which at least fifty-one per cent. (51%) of the shares are owned and controlled on a direct or indirect basis by AerCap Holdings and which, from time to time, accedes to this Agreement;

Alternative Principal AerCap Obligor Parent means, in respect of any Alternative Principal AerCap Obligor which is an indirect Subsidiary of AerCap Holdings, AerCap Ireland or any other wholly-owned Subsidiary of AerCap Holdings which owns and controls at least fifty-one per cent. (51%) of the shares in such Alternative Principal AerCap Obligor;

Applicable Law includes, without limitation, all applicable (i) laws, bye-laws, statutes, decrees, acts, codes, legislation, treaties, conventions and similar instruments and, in respect of any of the foregoing, any instrument passed in substitution therefor or re-enactment thereof or for the purposes of consolidation thereof with any other instrument or instruments, (ii) final judgments, orders, determinations or awards of any court from which there is no right of appeal or if there is a right of appeal that appeal is not prosecuted within the allowable time, and (iii) rules and regulation of any Government Entity;

Applicable Rate means:

(a)                       in the case of the Capital Markets Facility and/or any of the Capital Markets Aircraft, the rate set out in the Capital Markets Notes;

(b)                       in respect of any Loan and any Interest Period, the LIBOR rate for that Loan and Interest Period on the Quotation Date. Notwithstanding the foregoing:

(i)                           in respect of the first ECA Interest Period for an ECA Loan and the last Interest Period for a Loan which ends on a Final ECA Repayment Date, unless that Interest Period commences or terminates, as the case may be, on a Reference Date, the Applicable Rate for that Interest Period shall (subject to the proviso to this definition) be determined by interpolating (on a linear basis) between:

(A)                     LIBOR for the complete period for which that rate is publicity quoted having the next shorter duration than that Interest Period, and

(B)                     LIBOR for the complete period for which said rate is publicity quoted having the next longer duration than that Interest Period; and

(ii)                        in respect of the first Interest Period for a Loan, if the Drawdown Notice in relation thereto is not received by the ECA Agent by the latest time required by the terms of the relevant Loan Agreement, the Applicable Rate for that Interest Period shall be calculated by reference to each relevant Lender’s cost of funding its participation in that Loan for that Interest Period, in each case, expressed as a percentage rate per annum and rounded up to four decimal places, as notified and reasonably substantiated by the National Agent to the relevant Borrower, the relevant Lessee and the relevant Principal AerCap Obligor on the relevant Quotation Date; or

(c)                        in the case of any ECA Loan, following a Conversion, the applicable Fixed Rate for that ECA Loan;

Approved Capital Markets Refinancing means any financing or refinancing of any Aircraft other than the Dekabank Aircraft under this Agreement through the issue by the relevant Borrower of commercial notes in the capital markets which the ECA Agent and that Borrower agree in writing is to be an “Approved Capital Markets Refinancing” for the purposes of this Agreement and the other Transaction Documents;

Assignment of Insurances means, in respect of an Aircraft, any assignment of insurances entered or to be entered into between the relevant Sub-Lessee (as assignor) and the relevant Lessee (as assignee);

Aviation Authority means, in respect of an Aircraft, any Government Entity which under the laws of the State of Registration for that Aircraft has from time to time:

(a)                      control or supervision of civil aviation in the State of Registration; and/or

(b)                       jurisdiction over the registration, airworthiness or operation of, or other similar matters relating to, that Aircraft;

Banking Day means a day (other than a Saturday or Sunday or holiday scheduled by law) on which banks are open for the transaction of domestic and foreign exchange business in Dublin, London, Paris, Amsterdam, Frankfurt, New York City, Luxembourg and Munich provided that:

(a)                           in relation to a day on which a payment is to be made by an Obligor in Dollars, that day need only be a day (other than a Saturday or Sunday) on which banks are open for the transaction of domestic and foreign exchange business in New York City, London, Frankfurt and Paris; and

(b)                           in relation to a day on which LIBOR is to be calculated, that day need only be a day (other than a Saturday or Sunday) on which banks are open for the transaction of domestic and foreign exchange business in London, Frankfurt and Paris;

Bankruptcy Law has the meaning specified in paragraph (g) of the definition of Insolvency Event;

Basle Paper means the paper entitled International Convergence of Capital Measurement and Capital Standards dated July 1988 and prepared by the Basle Committee on Banking Regulations and Supervision, as amended, modified, varied, supplemented or replaced prior to the date hereof and in the form existing as of the date of this Agreement;

Basle II Paper means the Revised Framework for International Convergence for Capital Measurement and Capital Standards issued by the Basel Committee on Banking Supervision in June 2004 and the proposals published by the European Parliament and Council recasting Directives 2000/12/EC and 93/6/EEC (the Capital Requirement Directives) and as amended and supplemented from time to time prior to the date hereof and in the form existing as of the date of this Agreement;

BFE Bill of Sale means, in respect of an Aircraft to which any Buyer Finished Equipment relates, the bill of sale executed or to be executed in favour of the Seller pursuant to which title to that Buyer Furnished Equipment is transferred to the Seller;

Bill of Sale means, in respect of an Aircraft where a Principal AerCap Obligor is the Seller, the bill of sale executed or to be executed by the Seller in favour of the relevant Borrower pursuant to which title to that Aircraft is transferred to that Borrower;

Borrower Document means, in respect of each Borrower, each Transaction Document to which such Borrower is, or will be, party;

Borrower Event means any event which, with any one or more of the lapse of time, the giving of notice, or the making of a determination, would become a Borrower Termination Event;

Borrower Floating Charges means together the Principal Borrower Floating Charge and each Alternative Borrower Floating Charge, and Borrower Floating Charge means any of them;

Borrower Novation means a borrower novation agreement entered into in connection with a Lease for a Financed Aircraft and/or the Loan Agreement for that Financed Aircraft, in form and substance acceptable to the relevant Principal AerCap Obligor and the Security Trustee (each acting reasonably);

Borrower Share Charges means together the Principal Borrower Share Charge and each Alternative Borrower Share Charge, and Borrower Share Charge means any of them;

Borrower Termination Event means, in respect of an Aircraft, any of the following events and circumstances:

(a)                       any Borrower fails to pay any amount due from it and for which (as a result of the application of clause 23) it is personally liable under any Transaction Document for that Aircraft in the currency and in the manner stipulated in that Transaction Document within three (3) Banking Days of the due date therefor (if that amount is a scheduled amount) or within five (5) Banking Days of the due date in all other circumstances;

(b)                       any Borrower knowingly creates (or consents to the creation of) any Lien, other than any Permitted Lien, over or with respect to that Aircraft, or sells, transfers or otherwise disposes of, or purports to sell, transfer or otherwise dispose of, that Aircraft, other than, in each case, as expressly permitted by the terms of the Transaction Documents;

(c)                        any Borrower fails to observe or perform in any material respect any of its obligations under any of the Transaction Documents for that Aircraft (other than the obligations mentioned in the other paragraphs of this definition) for a period of thirty (30) days after notice thereof from the Security Trustee;

(d)                       any representation or warranty made by a Borrower in clauses 4.1.15, 4.1.16 or 4.1.17 is, or proves to have been, incorrect and, as a consequence of such incorrectness (i) a deduction or withholding is required to be made in respect of any payment due by the relevant Borrower under the Transaction Documents and the relevant Borrower does not comply with its obligations under clause 4.8 of the ECA Loan Agreement to which it is party or, in the case of the Capital Markets Borrower, clause 2.4 of the Capital Markets Reimbursement Agreement or (ii) a Tax is levied or incurred which is not paid by the relevant Borrower in accordance with the Transaction Documents or in respect of which the ECA Finance Parties and ECGD are not indemnified to the extent required by the Transaction Documents;

(e)                        any representation or warranty (other than those outlined in sub-paragraph (d) immediately above) made by any Borrower in any of the Transaction Documents for that Aircraft or in any certificate provided by a Borrower under Schedule 10 or clause 9 is or proves to have been incorrect in any material respect when made and the circumstances giving rise to that incorrectness are not remedied within thirty (30) days after that Borrower receives notice of that incorrectness from the Security Trustee;

(f)                         any Insolvency Event occurs in relation to any Borrower which is a party to a Transaction Document for that Aircraft;

(g)                        any Borrower which is a party to a Transaction Document for that Aircraft repudiates or disclaims all or any of their respective obligations and liabilities under any Transaction Document for that Aircraft or evidences in writing an intention to do the same;

Borrower Trustees means together the Trustee and each Alternative Borrower Trustee, and Borrower Trustee means any of them;

Borrower’s Lien means, in respect of an Aircraft, any Lien created by or through the Borrower which is the owner of that Aircraft over that Aircraft, any of its Engines or any of its Parts or exercised, asserted or claimed against that Aircraft, any of its Engines or any of its Parts in respect of a debt, liability or other obligation (whether financial or otherwise) of the Borrower, other than

(a)                       a debt, liability or other obligation imposed on the Borrower as purchaser of that Aircraft pursuant to the Purchase Documents for that Aircraft or arising from the operation, maintenance, insurance, repair and storage of that Aircraft, any of its Engines or any of its Parts by any Lessee, any Sub-Lessee or any Sub-Sub-Lessee;

(b)                       any Lien over that Aircraft created pursuant to any of the Transaction Documents; or

(c)                        any Lien over that Aircraft arising by Applicable Law where that Lien does not arise as a result of an act or omission of the Borrower unless that act or omission is permitted or required by the Transaction Documents or arises as a result of a breach by either (i) any AerCap Obligor of its obligations under the Transaction Documents, or (ii) any Sub-Lessee or Sub-Sub-Lessee of its obligations under any Sub-Lease or Sub-Sub-Lease;

Borrowers means together the Principal Borrower and each Alternative Borrower including the Capital Markets Borrower, and Borrower means each or any of them (as the context requires);

Break Costs means (as a result of a prepayment of a Loan, any delayed Delivery or Delivery not occurring, any payments under a Support Agreement and/or in respect of the Capital Markets Facility following a Termination Event, or any other circumstances provided in a Transaction Document) either:

(a)                       prior to a Conversion (in the case of any of the Financed Aircraft and/or any of the ECA Loans) or at any time (in the case of any of the Capital Markets Aircraft and/or the Capital Markets Facility), such amounts as an ECA Lender or the National Agent (on behalf of the ECA Lenders or ECGD) may certify as necessary to compensate it, ECGD or any other ECA Finance Party for Losses incurred in terminating swaps, interest make-up or other arrangements from or with other persons (including any of the Export Credit Agencies or any other party to any of the Transaction Documents) or employing deposits, in each case, acquired or entered into to effect or maintain all or any part of its share of the relevant Loan or, in the case of ECGD, entered into pursuant to, or in connection with, its Support Agreement and/or the Capital Markets Facility but, in the case of an ECA Lender (and not an Export Credit Agency) in respect of Losses as a result of prepayments only, not in excess of the amount (if any) by which:

(i)                           the interest which that ECA Lender should have received for the period from the date of receipt of the relevant amount prepaid of its participation in a Loan to the last day of the current Interest Period in respect of that Loan, had the principal amount received been paid on the last day of that Interest Period;

exceeds

(ii)                        the amount which that ECA Lender is able to obtain by placing an amount equal to that relevant amount on deposit with a leading bank in the London interbank market for a period starting on the Banking Day following actual receipt or recovery and ending on the last day of the current Interest Period; or

(b)                       following a Conversion (in the case of any of the Financed Aircraft and/or any of the ECA Loans), such amounts which:

(i)                           in the case of ECGD, it certifies are Losses suffered or incurred by it as a result;

(ii)                        in the case of any Lender, the National Agent or the ECA Agent, it certifies will compensate it for Losses incurred in terminating the relevant Interest Rate Swap but in any event not in excess of the amount which would be the Close-out Amount (if positive) determined under (and as defined in) an ISDA 2002 Master Agreement (the ISDA Agreement) as if the relevant Lender were the Determining Party (as defined in the ISDA Agreement) and the Terminated Transaction (as defined in the ISDA Agreement) were an interest rate swap transaction beginning on the Conversion Date and ending on the Final ECA Repayment Date in respect of the relevant Loan Agreement, pursuant to which that ECA Lender is obliged, on each relevant ECA Repayment Date falling after the Conversion Date, to pay fixed amounts to the swap counterparty equal to the interest payable under the relevant Loan Agreement at the Fixed Rate and receive floating amounts from such swap counterparty equal to LIBOR by reference to principal amounts equal to the amount prepaid or to be prepaid to such Lender;

Buyer Furnished Equipment means, in respect of an Aircraft, the buyer furnished equipment relating to that Aircraft supplied to the Seller or Airbus (if not the Seller) on or prior to the Purchase Date for that Aircraft;

Cape Town Convention means the Convention on International Interests in Mobile Equipment (the Convention) and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the Protocol), both signed in Cape Town, South Africa on the 16 November 2001, together with any protocols, regulations, rules, orders, agreements, instruments, amendments, supplements, revisions or otherwise that have or will be subsequently made in connection with the Convention and/or the Protocol by the Supervisory Authority (as defined in the Protocol), the International Registry or Registrar (as defined in the Convention) or an appropriate registry authority (as defined in the Protocol) or any other international or national body or authority and references to any Articles of the Cape Town Convention refer to the English language version of the Consolidated Text of the Cape Town Convention and the Aircraft Protocol attached to Resolution No. 1 of the Final Act of the Diplomatic Conference to adopt the Cape Town Convention and Aircraft Protocol;

Capital Adequacy Requirement means the introduction of, change in, or change in the interpretation of, any law or regulation relating to capital adequacy, liquidity and/or reserve assets applicable to an ECA Lender, including one which makes any change to, or is based on any alteration in, the interpretation of the Basle Paper and/or the Basle II Paper or which increases the amounts of capital required thereunder, other than, with respect to any Lender, a request or requirement made by way of implementation of the Basle Paper and/or the Basle II Paper and/or any other law or regulation relating to capital adequacy, liquidity and/or reserve assets in the manner in which it is being implemented as at the Signing Date by the applicable regulatory authority or authorities;

Capital Markets Aircraft means the three (3) A330 Aircraft listed in Part 5 of Schedule 3;

Capital Markets Borrower means ALS 3 Limited (previously called Aerostream Aircraft Leasing Limited);

Capital Markets Documents means together the Capital Markets Reimbursement Agreements, the Capital Markets Trust Deeds, the Capital Markets Note Purchase Agreements, the Capital Markets Paying Agency Agreements, the Capital Markets Guarantees, the Capital Markets Limitation on Recourse Letters, the Capital Markets ECGD Agency Agreements and the Capital Markets Notes, and Capital Markets Document means any of them;

Capital Markets ECGD Agency Agreements means either or both of the Capital Markets ECGD Agency Agreement 2010-1 and the Capital Markets ECGD Agency Agreement 2010-2 as the context may require and Capital Markets ECGD Agency Agreement means any of them;

Capital Markets ECGD Agency Agreement 2010-1 means the agreement between ECGD and the National Agent relating to the Capital Markets Notes 2010-1;

Capital Markets ECGD Agency Agreement 2010-2 means the agreement between ECGD and the National Agent relating to the Capital Markets Notes 2010-2;

Capital Markets Effective Time 2010-1 means the Effective Time under and as defined in the Deed of Amendment and Restatement 2010-1;

Capital Markets Effective Time 2010-2 means the Effective Time under and as defined in the Deed of Amendment and Restatement 2010-2;

Capital Markets Facility means together the Capital Markets Facility 2010-1 and the Capital Markets Facility 2010-2.

Capital Markets Facility 2010-1 means the issue by ECGD of the Capital Markets Guarantee 2010-1 in connection with the Capital Markets Notes 2010-1;

Capital Markets Facility 2010-2 means the issue by ECGD of the Capital Markets Guarantee 2010-2 in connection with the Capital Markets Notes 2010-2;

Capital Markets Facility Amount means two hundred and twenty-five million three hundred and eighty-four thousand one hundred and thirteen Dollars ($225,384,113);

Capital Markets Guarantees means either or both of the Capital Markets Guarantee 2010-1 and Capital Markets Guarantee 2010-2 as the context may require;

Capital Markets Guarantee 2010-1 means the guarantee issued or to be issued by ECGD in favour of the Capital Markets Note Trustee in respect of the Capital Markets Notes 2010-1;

Capital Markets Guarantee 2010-2 means the guarantee issued or to be issued by ECGD in favour of the Capital Markets Note Trustee in respect of the Capital Markets Notes 2010-2;

Capital Markets Initial Purchasers means Goldman, Sachs & Co., Crédit Agricole Securities (USA) Inc. and Citigroup Global Markets Inc. in respect of the Capital Markets Notes 2010-1 and Goldman, Sachs & Co. and Crédit Agricole Securities (USA) Inc. in respect of the Capital Markets Notes 2010-2;

Capital Markets Lessees means Librastream Aircraft Leasing Limited, Virgostream Aircraft Leasing Limited, and Leostream Aircraft Leasing Limited and Capital Markets Lessee means either of them;

Capital Markets Limitation on Recourse Letter means each of the limitation of recourse side letters between the Capital Markets Borrower and each of the Capital Markets Initial Purchasers, the Security

Trustee, the Capital Markets Note Trustee, the Capital Markets Paying Agent and Deutsche Bank Trust Company Americas as transfer agent and registrar (as amended or supplemented from time to time);

Capital Markets Note Purchase Agreements means either or both of Capital Markets Note Purchase Agreement 2010-1 and Capital Markets Note Purchase Agreement 2010-2 as the context may require and Capital Markets Note Purchase Agreement means any of them;

Capital Markets Note Purchase Agreement 2010-1 means the note purchase agreement between the Capital Markets Borrower, AerCap Holdings and the Capital Markets Initial Purchasers in respect of the Capital Markets Notes 2010-1;

Capital Markets Note Purchase Agreement 2010-2 means the note purchase agreement between the Capital Markets Borrower, AerCap Holdings and the Capital Markets Initial Purchasers in respect of the Capital Markets Notes 2010-2;

Capital Markets Note Trustee means Deutsche Trustee Company Limited;

Capital Markets Notes means any or all, as the context may require, of the Capital Markets Notes 2010-1 and the Capital Markets Notes 2010-2;

Capital Markets Notes 2010-1 means any or all, as the context may require, of the global notes issued (by way of global notes) pursuant to the Capital Markets Trust Deed 2010-1 and shall include any definitive note(s) issued in replacement of such global notes in accordance with the terms of the Capital Markets Trust Deed 2010-1;

Capital Markets Notes 2010-2 means any or all, as the context may require, of the global notes issued (by way of global notes) pursuant to the Capital Markets Trust Deed 2010-2 and shall include any definitive note(s) issued in replacement of such global notes in accordance with the terms of the Capital Markets Trust Deed 2010-2;

Capital Markets Paying Agency Agreements means either or both of the Capital Markets Paying Agency Agreement 2010-1 or the Capital Markets Paying Agency Agreement 2010-2 as the context may require;

Capital Markets Paying Agency Agreement 2010-1 means the paying agency agreement between, among others, the Capital Markets Paying Agent, the Capital Markets Note Trustee and the Capital Markets Borrower in respect of the Capital Markets Aircraft which are the subject of the Capital Markets Notes 2010-1;

Capital Markets Paying Agency Agreement 2010-2 means the paying agency agreement between, among others, the Capital Markets Paying Agent, the Capital Markets Note Trustee and the Capital Markets Borrower in respect of the Capital Markets Aircraft which is the subject of the Capital Markets Notes 2010-2;

Capital Markets Paying Agent means Deutsche Bank Trust Company Americas;

Capital Markets Payment means each scheduled amount of interest and/or principal payable by the Capital Markets Borrower in respect of the Capital Markets Notes;

Capital Markets Payment Date means each date on which a scheduled amount is payable by the Capital Markets Borrower under the terms of the relevant Capital Markets Notes, being each Rental Payment Date under (and as defined in) the relevant Lease(s) for the applicable Capital Markets Aircraft;

Capital Markets Prepayment Agreements means either or both of the Capital Markets Prepayment Agreement 2010-1 or the Capital Markets Prepayment Agreement 2010-2 as the context may require and Capital Markets Prepayment Agreement means any of them;

Capital Markets Prepayment Agreement 2010-1 means the agreements dated on or about the date of the Deed of Amendment and Restatement 2010-1 which provides for the prepayment of the ECA Loans for the Capital Markets Aircraft which are the subject of the Capital Markets Notes 2010-1;

Capital Markets Prepayment Agreement 2010-2 means the agreements dated on or about the date of the Deed of Amendment and Restatement 2010-2 which provides for the prepayment of the ECA Loans for the Capital Markets Aircraft which is the subject of the Capital Markets Notes 2010-2;

Capital Markets Reimbursement Agreements means either or both of the Capital Markets Reimbursement Agreement 2010-1 or Capital Markets Reimbursement Agreement 2010-2 as the context may require;

Capital Markets Reimbursement Agreement 2010-1 means the reimbursement agreement entered into between the Capital Markets Borrower, the National Agent, the ECA Agent, the Security Trustee and AerCap Holdings in respect of the Capital Markets Aircraft which are the subject of the Capital Markets Notes 2010-1;

Capital Markets Reimbursement Agreement 2010-2 means the reimbursement agreement entered into between the Capital Markets Borrower, the National Agent, the ECA Agent, the Security Trustee and AerCap Holdings in respect of the Capital Markets Aircraft which is the subject of the Capital Markets Notes 2010-2;

Capital Markets Reimbursement Amount has the meaning given to the expression Reimbursement Amount in each of the Capital Markets Reimbursement Agreements;

Capital Markets Reimbursement Event has the meaning given to the expression Reimbursement Event in each of the Capital Markets Reimbursement Agreements;

Capital Markets Reimbursement Obligations means any and all monies, liabilities and obligations (whether actual or contingent, whether now existing or hereafter arising, whether or not for the payment of money, and including any obligation or liability to pay damages and including any interest which, but for the application of any Bankruptcy Law, would have accrued on the amounts in question) which are now or which may at any time and from time to time hereafter be due, owing, payable or incurred from or by the Capital Markets Borrower to any Secured Party under or in connection with the Capital Markets Reimbursement Agreements, any other Additional Transaction Document or any other Transaction Document which relates to the Capital Markets Aircraft (notwithstanding that recourse against the Capital Markets Borrower is limited pursuant to and in accordance with the Capital Markets Reimbursement Agreements, the other Additional Transaction Documents and the other Transaction Documents), and references to Capital Markets Reimbursement Obligations includes references to any part thereof;

Capital Markets Required Redemption Amount has the meaning given to the expression Required Redemption Amount in each of the Capital Markets Reimbursement Agreements;

Capital Markets Trust Deeds means either or both of the Capital Markets Trust Deed 2010-1 and the Capital Markets Trust Deed 2010-2 as the context may require;

Capital Markets Trust Deed 2010-1 means the trust deed dated on or about the date of the Deed of Amendment and Restatement 2010-1 between the Capital Markets Note Issuer, the Capital Markets Note Trustee and AerCap Holdings N.V.;

Capital Markets Trust Deed 2010-2 means the trust deed dated on or about the date of the Deed of Amendment and Restatement 2010-2 between the Capital Markets Note Issuer, the Capital Markets Note Trustee and AerCap Holdings N.V.;

Cash Collateral Account means, in respect of an Aircraft, the Dollar account so designated held by the Lessee of that Aircraft with the Cash Collateral Account Bank for that Aircraft, and includes any redesignation and sub-accounts thereof;

Cash Collateral Account Bank means, in respect of an Aircraft, Credit Agricole Corporate and Investment Bank (Paris head office) or such other bank or financial institution as may be agreed between the Principal AerCap Obligors and the Security Trustee (acting on the instructions of the ECA Agent which, in turn, is acting on the instructions of all of the ECA Lenders, in the case of the Financed Aircraft, or the National Agent on behalf of ECGD, in the case of the Capital Markets Aircraft) and includes its successors in title;

Cash Collateral Account Charge means, in respect of an Aircraft, the charge, pledge or other Lien over the Cash Collateral Account for that Aircraft in form and substance reasonably satisfactory to the Security Trustee (acting on the instructions of the National Agent) granted (where required by the terms of this Agreement) by the Lessee in favour of:

(a)                       where that Lessee is the lessee under the Intermediate Lease for that Aircraft, the other Lessee which is the lessor under that Intermediate Lease; or

(b)                       otherwise, the Borrower which is the lessor under the Lease for that Aircraft,

together with (A) an acknowledgment of the Cash Collateral Account Bank thereto which shall confirm (without limitation) that only the Security Trustee shall be entitled to withdraw or transfer monies from that Cash Collateral Account (or direct the same) and that it waives all rights of set off in relation to monies from time to time standing to the credit of that Cash Collateral Account and (B) in the event that paragraph (a) above applies, a lessee assignment (in substantially the same form as the Lessee Assignments) in respect of such Cash Collateral Account Charge in favour of the relevant Borrower and, in the event that paragraph (a) or (b) above applies, a security assignment (in substantially the same form as the Security Assignments) in respect of such Cash Collateral Account Charge in favour of the Security Trustee;

Centre of Main Interests means the “centre of main interests” of an Obligor for the purposes of Council Regulation (EC) No. 1346/2000 of 29 May 2000;

Certified Copy means, in relation to a document, a copy of that document bearing the endorsement “Certified a true, complete and accurate copy of the original”, which has not been amended otherwise than by a document, a Certified Copy of which is attached hereto, which has been signed and dated by a person duly authorised by the relevant entity and which complies with that endorsement;

CFO Certificate means a certificate issued by the chief financial officer for the time being of AerCap Holdings which confirms, by reference to the relevant financial ratios and components thereof, whether or not a Trigger Event had occurred and was continuing as at the immediately preceding Testing Date;

Change in Law means, in each case after the Signing Date:

(a)                       the introduction, abolition, withdrawal or variation of any Applicable Law, regulation, practice or concession or official directive, ruling, request, notice, guideline, statement of policy or practice statement by the Bank of England, the Banque de France, the Deutsche Bundesbank, the United States Federal Reserve, the European Union, the European Central Bank or any central bank, tax, fiscal, governmental, international, national or other competent authority or agency (whether or not having the force of law but in respect of which compliance by banks or other financial institutions in the relevant jurisdiction is generally considered to be mandatory); or

(b)                      any change in any interpretation after the Signing Date of any Applicable Law by any Government Entity, tribunal, revenue, international, national, fiscal or other competent authority;

Citibank/GovCo Aircraft means any three (3) of the four (4) A330 Aircraft listed in Part 2 of Schedule 3;

Citibank Finance Party means the Primary Lender, the Alternate Lender and Citibank International plc in its capacity as National Agent for the Citibank/GovCo Aircraft;

Citibank Side Letter means the side letter made between, inter alia, each of the Principal AerCap Obligors, the ECA Agent, the Primary Lender and Alternate Lender and the Principal Borrower regarding the Primary Lender’s and Alternate Lender’s commitment to finance the Citibank/GovCo Aircraft and the ECA Availability Period applicable thereto;

COFACE means the Export Credit Agency of the French Republic, represented by Compagnie Française d’Assurance pour le Commerce Extérieur;

Comfort Letters means together the Initial Comfort Letter and each Alternative Borrower Comfort Letter, and Comfort Letter means any of them;

Compulsory Acquisition means, in respect of an Aircraft or an Engine, requisition of title or other compulsory acquisition of title (but excluding requisition for use or hire) of that Aircraft or Engine (as the case may be) by a Government Entity;

Consent and Agreement in respect of an Aircraft, has the meaning given to it in the Airbus Purchase Agreement Assignment (if any) in relation to that Aircraft;

Contribution means, in relation to an ECA Lender and an ECA Loan, the principal amount of that ECA Loan owing to that ECA Lender at any relevant time;

Conversion means the conversion of the rate of interest payable on the ECA Loans to a fixed rate of interest from a floating rate of interest pursuant to clause 4.2 (Fixed rate option) of any ECA Loan Agreement;

Conversion Date has the meaning given to it in clause 4.2 (Fixed rate option) of any ECA Loan Agreement;

Damage Notification Threshold means, in respect of an A330 Aircraft, four million Dollars ($4,000,000) and, in respect of a SLB A320 Aircraft, an Alitalia/AFS SLB Aircraft or an AerVenture Aircraft, means two million Dollars ($2,000,000). Notwithstanding the foregoing, each of the Principal AerCap Obligors and the Security Trustee agree that if they are aware of prolonged periods of double digit year-on-year inflation in Dollars, both acting in good faith, they may agree to escalate the threshold amount;

Declarations of Trust means together the Principal Declaration of Trust and each Alternative Declaration of Trust, and Declaration of Trust means any of them;

Deed of Amendment and Restatement 2010-1 means the deed dated 29th June 2010 between the parties to this Agreement which amended and restates this Agreement to incorporate the Capital Markets Facility;

Deed of Amendment and Restatement 2010-2 means the deed between the parties to this Agreement which amends and restates this Agreement to, inter alia, amend the Capital Markets Facility to reflect the issurance of the Capital Markets Notes 2010-2;

Deeds of Amendment and Restatement means either or both of the Deed of Amendment and Restatement 2010-1 and the Deed of Amendment and Restatement 2010-2 as the context may require;

Default Interest Period means, in respect of an Unpaid Amount, each period (not exceeding six (6) months) as the ECA Agent or, in the case of clause 8.3 of any Lease, the relevant Borrower selects in its absolute discretion, the first such period commencing on the date on which the Unpaid Amount was due and each subsequent period commencing on the last day of the preceding period for so long as the relevant default continues;

Default Rate means, in respect of an Unpaid Amount and any relevant period, the rate equal to:

(a)                       in relation to the Capital Markets Facility and/or any of the Capital Markets Aircraft, the Default Rate under and as defined in the Capital Markets Reimbursement Agreement; or

(b)                       in relation to any of the ECA Loans and/or any of the Financed Aircraft at any time until a Conversion Date or following the end of a Fixed Interest Period, the aggregate of (i) two per cent. (2%) per annum, (ii) the applicable Margin, and (iii) (if that Unpaid Amount is due in Dollars) LIBOR for that period or (if that Unpaid Amount is due in another currency) the cost of funds of the relevant unpaid Finance Party for that period in the London interbank market; or

(c)                        in relation to any of the ECA Loans and/or any of the Financed Aircraft at any time during a Fixed Interest Period, the aggregate of (i) two per cent. (2%) per annum, (ii) the applicable Margin, and (iii) the applicable Fixed Rate for that ECA Loan;

DekaBank means DekaBank Deutsche Girozentrale, Mainzer Landstraße 16; 60325 Frankfurt am Main, Germany;

DekaBank Aircraft means the four (4) A330 Aircraft listed in Part 2 of Schedule 3;

DekaBank Side Letter means the side letter dated of even date herewith and made between each of the Principal AerCap Obligors, the ECA Agent, Dekabank and the Principal Borrower regarding DekaBank’s commitment to finance the DekaBank Aircraft;

Delivery Date means, in respect of an Aircraft, the Aircraft Delivery Date as defined in the Lease for that Aircraft;

Deregistration Power of Attorney means, in respect of an Aircraft, each deregistration power of attorney issued by the relevant Sub-Lessee or Sub-Sub-Lessee in favour of the Lessee of that Aircraft in a form approved by the Security Trustee acting reasonably, and includes any deed of substitution in respect of any such deregistration power of attorney executed in favour of the Security Trustee;

Dollars and $ means the lawful currency for the time being of the United States of America.

Dutch Documents means together each Dutch Supplemental Pledge (Lessee Assignment) and each Dutch Supplemental Pledge (Security Assignment);

Dutch Supplemental Pledge (Lessee Assignment) means, in relation to any Lessee, the Dutch supplemental pledge to Lessee Assignment entered or to be entered into between that Lessee as pledgor and the relevant Borrower as pledgee;

Dutch Supplemental Pledge (Security Assignment) means, in relation to any Borrower, the Dutch supplemental pledge to Security Assignment entered or to be entered into between that Borrower as pledgor and repledgor and the Security Trustee as pledgee and repledgee;

EASA means the European Aviation Safety Agency and any other organisation or authority that, under the laws of the European Union, shall from time to time have jurisdiction over, amongst other things, aircraft airworthiness standards for the European Union;

EC Treaty means the Treaty establishing the European Community (signed in Rome on 25 March, 1957), as amended by the Treaty on European Union (signed in Maastricht on 7 February, 1992) and as amended by the Treaty of Amsterdam (signed in Amsterdam on 2 October 1997);

ECA Acceleration Notice:

(a)                       in relation to an ECA Loan, has the meaning ascribed to it in clause 7 of the ECA Loan Agreement in respect of that ECA Loan;

(b)                       in relation to the Capital Markets Facility, has the meaning ascribed to it in clause 1.1 of the Capital Markets Reimbursement Agreement;

ECA Agent means, as applicable and as the context may require (a) Credit Agricole Corporate and Investment Bank, a société anonyme established under the laws of France with a capital social of 6,055,504,839 Euros, whose registered office is at 9 Quai du President Paul Doumer, 92920 Paris La Defense Cedex, France in its capacity as agent for the ECA Lenders in relation to those Financed

Aircraft other than the Citibank/Govco Aircraft or, as the case may be, in its capacity as agent for the National Agent on behalf of ECGD in relation to the Capital Markets Aircraft, together with its successors, permitted assignees and permitted transferees and (b) Citibank International plc, acting through its office at Citigroup Centre, 5th Floor CGC2, Canary Wharf, London E14 5LB, United Kingdom, in its capacity as agent for the ECA Lenders in relation to the Citibank/Govco Aircraft, together with its successors, permitted assignees and permitted transferees it being acknowledged and agreed that:

(i)                          in respect of those Financed Aircraft other than the Citibank/GovCo Aircraft, all references in this Agreement and the other Transaction Documents to the ECA Agent acting on the instructions of the ECA Lenders, the Lenders or the Majority Lenders (or similar) shall be interpreted as references to the ECA Agent acting on the instructions of the ECA Lenders, the Lenders or the Majority Lenders (or similar) in respect of those Financed Aircraft other than the Citibank/GovCo Aircraft only;

(ii)                       in respect of the Citibank/GovCo Aircraft, all references in this Agreement and the other Transaction Documents to the ECA Agent acting on the instructions of the ECA Lenders, the Lenders or the Majority Lenders (or similar) shall be interpreted as references to the ECA Agent acting on the instructions of the ECA Lenders, the Lenders or the Majority Lenders (or similar) in respect of the Citibank/GovCo Aircraft only; and

(iii)                    in respect of the Capital Markets Aircraft only, all references in this Agreement and the other Transaction Documents to the ECA Agent acting on the instructions of the ECA Lenders, the Lenders or the Majority Lenders (or similar) shall be interpreted as references to the ECA Agent acting on the instructions of the National Agent on behalf of ECGD in accordance with the Capital Markets ECGD Agency Agreements;

ECA Availability Period means (a) in respect of those Financed Aircraft other than the Citibank/GovCo Aircraft the period from the Signing Date up to and including 31 August 2013 or such later date as the parties hereto may agree, subject to earlier termination as provided for herein and (b) in respect of the Citibank/GovCo Aircraft, such period as may be agreed in the Citibank Side Letter;

ECA Broken Funding Gains in respect of an ECA Loan, shall have the meaning given to that term in clause 9.2.3 of the ECA Loan Agreement in respect of that ECA Loan;

ECA Commitment means, in relation to an ECA Lender and a Financed Aircraft at any time prior to the drawdown of the ECA Loan for that Financed Aircraft, that ECA Lender’s ECA Portion of (i) the Maximum Aircraft Amount for that Financed Aircraft, plus (ii) the Qualifying ECA Premium referred to in paragraph (a) of the definition thereof for that ECA Loan, in each case, as specified in Schedule 2 to the ECA Loan Agreement for that Financed Aircraft and/or any Transfer Certificate, in each case, as the same may be reduced or increased pursuant to any Transfer Certificate and/or further reduced or cancelled pursuant to the terms of the Transaction Documents;

ECA Drawdown Date means, in respect of an ECA Loan, the date specified as such in the ECA Drawdown Notice issued pursuant to clause 3.1 of the relevant ECA Loan Agreement or such other date as the parties may agree;

ECA Drawdown Notice means, in respect of an ECA Loan, a notice in the form of Schedule 3 to the ECA Loan Agreement for that ECA Loan;

ECA Facility means the term loan facility made available by the ECA Lenders to the Borrowers pursuant to clause 2.1 and the Capital Markets Facility;

ECA Facility Amount means one billion five hundred and eighty five million, two hundred and fifteen thousand eight hundred and eighty seven Dollars ($1,585,215,887);

ECA Finance Parties means together the ECA Lenders and the ECA Representatives, and ECA Finance Party means any of them;

ECA Indemnitee means each of the ECA Agent, the National Agent, the Security Trustee and each ECA Lender, together with their respective officers, directors, agents, employees, successors and permitted assignees and transferees.  This definition shall also include ECGD and the indemnities given in favour of ECGD (including in its expressed capacity as ECA Indemnitee or Indemnitee) in clause 4.1 of the Capital Markets Reimbursement Agreement and clause 9.1 of each ECA Loan Agreement shall not be subject to any exclusion, exception, restriction, carve-out or proviso (howsoever described);

ECA Interest Period means, in respect of an ECA Loan, each period commencing from (and including) the ECA Drawdown Date in respect of that ECA Loan or (as the case may be) an ECA Repayment Date in respect of that ECA Loan to (but excluding) the next succeeding ECA Repayment Date in respect of that ECA Loan;

ECA Lender Accession Deed means a deed of accession to be entered into by a bank or financial institution which wishes to accede to this Agreement as an ECA Lender in the form from time to time agreed between the Principal AerCap Obligors and the ECA Agent (acting upon the instructions of all of the ECA Lenders and the National Agent);

ECA Lenders means:

(a)                       in relation to any Financed Aircraft, the banks and financial institutions listed in Part I of Schedule 2 as the relevant Lenders in respect of such Financed Aircraft and any bank or financial institution which is approved by ECGD which, from time to time, accedes to this Agreement pursuant to an ECA Lender Accession Deed (an Acceding ECA Lender), together with their successors, permitted assigns and permitted transferees in relation to the financing of such Financed Aircraft; and

(b)                       generally, together the banks and financial institutions listed in Part I of Schedule 2 and each Acceding ECA Lender, together with their successors, permitted assigns and permitted transferees, and an ECA Lender shall mean any of them;

ECA Loan means the principal amount of the borrowing under an ECA Loan Agreement or, as the context may require, the principal amount of that borrowing for the time being outstanding;

ECA Loan Agreement means, in respect of a Financed Aircraft or an ECA Loan, the ECA loan agreement relating thereto entered or to be entered into between the relevant Borrower, the ECA Agent (for itself and as agent for the ECA Lenders) and the Security Trustee, substantially in the form set out in Schedule 6 (it being acknowledged that such an agreement will be amended as appropriate for the Citibank /GovCo Aircraft);

ECA Loan Amount in respect of an ECA Loan, shall have the meaning given to that term in clause 2.1 of the ECA Loan Agreement for that ECA Loan;

ECA Margin means, in respect of each Financed Aircraft, the “ECA Margin” for that Financed Aircraft (as defined in the ECA Loan Agreement for that Financed Aircraft);

ECA Portion means, in respect of any ECA Lender and any Financed Aircraft, the percentage specified opposite that ECA Lender in the relevant part of Schedule 2 to the ECA Loan Agreement for that Financed Aircraft and/or any Transfer Certificate, in each case, as the same may be reduced or increased pursuant to any Transfer Certificate and/or further reduced or cancelled pursuant to the terms of the Transaction Documents;

ECA Premium means the fee which is payable to ECGD in consideration for ECGD guaranteeing, insuring or otherwise covering the relevant Aircraft;

ECA Repayment Date means, in respect of an ECA Loan:

(a)                       the third Reference Date occurring after the ECA Drawdown Date in respect of that ECA Loan;

(b)                       each subsequent Reference Date occurring at three (3) monthly intervals thereafter prior to the Final ECA Repayment Date in respect of that ECA Loan; and

(c)                        the Final ECA Repayment Date in respect of that ECA Loan,

in each case, as or to be (as the case may be) set forth in column (1) of Schedule 1 to the ECA Loan Agreement in respect of that ECA Loan, provided that if any such date is not a Banking Day, the relevant ECA Repayment Date shall instead be the next succeeding Banking Day, unless that next succeeding Banking Day falls in the next calendar month, in which case, it shall be the immediately preceding Banking Day;

ECA Repayment Instalment means, in respect of an ECA Loan and an ECA Repayment Date, the principal amount due and payable on that ECA Repayment Date, as determined in accordance with clause 4.1 of the ECA Loan Agreement in respect of that ECA Loan and as set out in Schedule 1 to that ECA Loan Agreement, together with interest thereon payable pursuant to clause 4.3 of that ECA Loan Agreement;

ECA Representatives means together the ECA Agent, the National Agent and the Security Trustee and ECA Representative means any of them;

ECA Termination Amount means, in respect of an ECA Loan, the amount required to be paid on the prepayment or acceleration of that ECA Loan being the aggregate of:

(a)                       the unpaid principal balance of that ECA Loan at the relevant time;

(b)                       all interest which has accrued in respect of that ECA Loan to the date of that prepayment or acceleration and remains unpaid;

(c)                        all (if any) amounts due pursuant to clauses 9.2 and 9.3 of the ECA Loan Agreement in respect of that ECA Loan; and

(d)                       any other amounts due and payable with respect to that ECA Loan by any relevant Obligor under any Transaction Document which shall remain unpaid;

ECA Utilisation Block Event means any event described as such which the Principal AerCap Obligors and the ECA Agent have agreed in writing may, if the same has occurred and is continuing, result in the relevant Borrower being unable to borrow an ECA Loan;

ECA Utilisation Documentation means, in respect of an Aircraft:

(a)                       in the case of the Financed Aircraft, the ECA Loan Agreement for that Financed Aircraft;

(b)                       in the case of the Financed Aircraft, the ECA Utilisation Notice for that Financed Aircraft;

(c)                        in the case of the Capital Markets Aircraft, the Capital Markets Documents;

(d)                       the Purchase Documents for that Aircraft;

(e)                        the Lease for that Aircraft;

(f)                         the Lessee Assignment for that Aircraft;

(g)                        the Acceptance Certificate for that Aircraft;

(h)                       the Mortgage (if any) for that Aircraft;

(i)                           the English Law Mortgage for that Aircraft and (if applicable) the related English Law Mortgage Letter;

(j)                          the Airframe Warranties Agreement for that Aircraft;

(k)                       the Engine Warranties Agreement for that Aircraft;

(l)                           the Sub-Lease Account Charge for that Aircraft;

(m)                   each of the documents referred to in clause 7.3 in relation to the Borrower and each Lessee for the relevant Aircraft if and to the extent that those documents have not already been executed by that Borrower and each such Lessee; and

(n)                       where an Alternative Obligor is involved in the ownership and/or leasing structure for that Aircraft, all other documents required in relation thereto pursuant to clause 7;

ECA Utilisation Notice means any notice given by AerCap Holdings pursuant to clause 3.1 and substantially in the form of Schedule 4;

ECGD means Her Britannic Majesty’s Secretary of State acting by the Export Credits Guarantee Department;

Effective Time has the meaning given thereto in the LC Deed of Amendment and Restatement;

Engine or Engines means, in respect of an Aircraft:

(a)                       each of the engines identified in Schedule 1 to the Lease for that Aircraft whether or not from time to time installed on the Airframe or any other airframe unless and until title thereto is transferred to the relevant Lessee or its designee pursuant to clause 11.5.3 of that Lease; or

(b)                       any replacement Engine substituted therefor which becomes the property of the relevant Borrower including, if applicable, any other Engine which may from time to time be installed upon or attached to the Airframe and which becomes the property of the relevant Borrower; or

(c)                        insofar as the same belong to the relevant Borrower, any and all Parts and Replacement Parts of whatever nature from time to time relating to an engine referred to in (a) and (b) above, whether or not installed on or attached to that engine;

Engine Manufacturer means, in the case of any A330 Aircraft, either United Technologies International Corporation, Pratt & Whitney Division or Rolls Royce Plc or, in the case of any SLB A320 Aircraft or AerVenture Aircraft, IAE International Aero Engines AG or, in the case of any Alitalia/AFS SLB Aircraft, CFM International S.A., and, in each case, its successors and permitted assigns;

Engine Warranties means, in respect of the Engines relating to an Aircraft, the warranties granted by the applicable Engine Manufacturer under the Engine Warranties Agreement for that Aircraft;

Engine Warranties Agreement means, in respect of an Aircraft, the engines warranties agreement relating to that Aircraft entered or to be entered into on or prior to the Delivery Date for that Aircraft between, amongst others, the relevant Engine Manufacturer, the relevant Principal AerCap Obligor, the relevant Borrower, the relevant Sub-Lessee and the Security Trustee which shall be in the agreed form or otherwise in form and substance reasonably satisfactory to the Security Trustee;

English Law Mortgage means, in respect of an Aircraft, the mortgages (howsoever described) subject to English law for that Aircraft to be entered into between the relevant Borrower and the Security Trustee which shall be in the agreed form or otherwise in form and substance reasonably satisfactory to the Security Trustee;

English Law Mortgage Letter means, in respect of any English Law Mortgage, a letter in the form of Schedule 12 duly executed by the Borrower which owns the Aircraft to which that English Law Mortgage relates and the Lessee of that Aircraft;

Euler Hermes means Euler Hermes Kreditversicherungs-AG;

Excluded Taxes means:

(a)                       any Tax, other than any Tax which is imposed by way of deduction or withholding from a payment, which is imposed on or suffered by the affected ECA Finance Party or payable to the affected ECA Finance Party with respect to, or measured by, the income or capital gain of the affected ECA Finance Party imposed by:

(i)                          the jurisdiction of its Lending Office, unless it is imposed or suffered in consequence of any failure by any other party to any Transaction Document to perform any of its obligations thereunder; or

(ii)                       any other jurisdiction, other than the Cayman Islands, the Netherlands, Ireland and any other jurisdiction in which any Obligor has its State of Incorporation from time to time, unless such Tax is imposed or suffered in consequence of (A) a failure by any party to the Transaction Documents to perform its obligations thereunder, (B) any of the matters referred to in clause 9.1.1 of any Loan Agreement or clause 4.1.1 of the Capital Markets Reimbursement Agreement, (C) any other connection between any Obligor and such jurisdiction, and/or (D) any payment by any Obligor under the Transaction Documents being made from, within or through such jurisdiction; or

(b)                       any Tax which would not have arisen but for the existence of any Finance Party Lien created by or through the affected ECA Finance Party; or

(c)                        any Tax to the extent that that Tax would not have been imposed or suffered, or otherwise would not have arisen, but for any breach by the affected ECA Finance Party of any of its express obligations under any of the Transaction Documents (but excluding any breach in consequence of a failure by any other party to a Transaction Document to perform any of its obligations thereunder); or

(d)                       any Tax to the extent that that Tax would not have been imposed or suffered but for any misrepresentation made by the affected ECA Finance Party under any of the Transaction Documents to which it is a party (but excluding any breach in consequence of a failure by any other party to a Transaction Document to perform any of its obligations thereunder); or

(e)                        any Tax which would not have been imposed or suffered but for a reasonably avoidable delay or failure by the affected Finance Party in filing tax computations or returns, or in paying any Tax, which:

(i)                           it is required by Applicable Law of the jurisdiction of its Lending Office to file or, as applicable, pay; or

(ii)                        it is required by any other Applicable Law to file or, as applicable, pay and:

(A)                    the relevant Principal AerCap Obligor (acting reasonably) has requested the affected ECA Finance Party to make that filing or, as applicable, pay that Tax, and

(B)                    in the case of the payment of a Tax, other than a Tax which is an Excluded Tax pursuant to the other provisions of this definition, there has been advanced to the affected ECA Finance Party sufficient funds to enable it to pay the Tax in full; or

(f)                         any Tax which arises solely from an act or omission which constitutes gross negligence or wilful default by the affected ECA Finance Party; or

(g)                        in relation to clause 9.1 of any Loan Agreement or clause 4.1 of the Capital Markets Reimbursement Agreement, a Tax attributable to an act, matter, circumstance or thing done, arising or occurring after the date on which title to the relevant Aircraft shall have been transferred to the relevant Lessee under the Lease for that Aircraft (such date being herein referred to as the Compliance Date), but only to the extent not attributable, in whole or in part, to circumstances, acts, omissions, incidents or events occurring on or before the Compliance Date;

Existing Aircraft shall have the meaning given to that term in clause 10.7.1;

Expenses means all and any fees, costs and expenses (and, in the case of the expenses of the Representatives under paragraphs (c), (d) and (h) below, including (but otherwise excluding) all reasonable expenses referable to the cost of management time), reasonably and properly incurred:

(a)                       by the Security Trustee and every agent or other person appointed by the Security Trustee in connection with its appointment under this Agreement in the execution or exercise or bona fide purported execution or exercise of the trusts, rights, powers, authorities and duties created or conferred by or pursuant to the Transaction Documents or in respect of any action taken or omitted by the Security Trustee or any such agent or other person under the Transaction Documents or otherwise in relation to the Trust Property, in each case, in a manner consistent with the rights and interests of the ECA Finance Parties and ECGD under the Transaction Documents, unless they result from the Security Trustee’s or (as applicable) such other agent’s or person’s own gross negligence or wilful misconduct;

(b)                       by the ECA Agent in the execution or exercise or bona fide purported execution or exercise of the rights, powers, authorities and duties created or conferred by or pursuant to the Transaction Documents or in respect of any action taken or omitted by the ECA Agent under the Transaction Documents, in each case, in a manner consistent with the rights and interests of the ECA Finance Parties and ECGD under the Transaction Documents, including (without limitation) as a result of investigating any event which it reasonably believes is a Termination Event or Relevant Event or acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised, unless they result from the ECA Agent’s own gross negligence or wilful misconduct;

(c)                        by any of the ECA Finance Parties or ECGD in contemplation of, or otherwise in connection with, the enforcement or attempted enforcement of, or the preservation or attempted preservation of any rights under, any of the Transaction Documents after the occurrence of a Lease Termination Event which is then continuing;

(d)                       by any of the ECA Finance Parties or ECGD in preventing or attempting to prevent the arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention of any of the Aircraft or in securing the release of any of the Aircraft from arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention;

(e)                        by any of the ECA Finance Parties or ECGD in connection with the negotiation, preparation and execution of each of the Transaction Documents and the delivery of the Aircraft, subject to (where applicable) agreed caps;

(f)                         by any of the ECA Finance Parties or ECGD in connection with the consideration, review and implementation of any new ownership and leasing structure or the accession of any Alternative Obligor pursuant to clause 7;

(g)                       by any of the ECA Finance Parties or ECGD in connection with the implementation of any Sub-Lease and/or Sub-Sub-Lease in accordance with the requirements of this Agreement;

(h)                       by any of the ECA Finance Parties or ECGD in connection with any other variation, amendment, supplement, restructuring or novation of, or the granting of any release, waiver or consent in connection with, any of the Transaction Documents, in each case, if requested by a AerCap Obligor, together with, in each case, any applicable Value Added Tax thereon, and provided always that, if no Lease Termination Event has at the relevant time occurred and is then continuing, or to do so would or might reasonably be expected to result in the rights, title and interests of the ECA Finance Parties, ECGD and the Borrowers (or any of them) in and to the Aircraft and/or under any Transaction Document being materially adversely affected, based on advice received by the Security Trustee and shared with the relevant Principal AerCap Obligor from reputable legal counsel in the relevant jurisdictions, the person incurring the fee, cost or expense shall first consult in good faith with the relevant Principal AerCap Obligor in relation thereto and provide an estimate of the amount of the relevant fee, cost or expense;

Export Credit Agencies means together COFACE, ECGD and Euler Hermes, and Export Credit Agency means any of them;

FAA means the Federal Aviation Administration (or its successor) of the United States of America;

Fees Letters means the various letters entered into, or to be entered into, between, inter alia,  the Principal Borrower, AerCap Ireland, AerCap A330 Holdings and Credit Agricole Corporate and Investment Bank in relation to fees;

Final Disposition means, in respect of an Aircraft and following the enforcement of rights under the Security Documents:

(a)                       the sale against immediate payment in cash or for other consideration, whether through an agent on or otherwise, of any right, title and interest in and to that Aircraft (including, without limitation, a sale to the relevant Lessee, a Principal AerCap Obligor and/or any other person other than to a Borrower and whether pursuant to the terms of the relevant Lease or otherwise howsoever); or

(b)                       completion by delivery of that Aircraft to the purchaser or lessee (as the case may be) of a sale, lease or other disposition, pursuant to a conditional sale, hire purchase, full pay-out finance lease or other arrangement providing for the payment in full of the purchase price of that Aircraft over an agreed period of time and involving the retention of title to, or a security or similar interest in, that Aircraft;

Final Disposition Proceeds means, in respect of an Aircraft, the aggregate amount of:

(a)                           all consideration (whether cash or otherwise) received and retained by or on behalf of any Obligor or any Secured Party as a result of the Final Disposition of that Aircraft;

(b)                           any cash (including any non-refundable deposits) received and retained as a result of the sale or proposed sale by any Obligor or any Secured Party of any right, title and interest in and to any agreement for the Final Disposition of that Aircraft in a manner contemplated by paragraph (b) of the definition of Final Disposition or any non-cash consideration received by any of them as a result of the Final Disposition of that Aircraft or, where the Final Disposition provides for the payment in full of the purchase price of that Aircraft over an agreed period of time, all cash receipts in respect of that Final Disposition;

Final ECA Repayment Date means, in respect of any ECA Loan, the twelfth (12th) or tenth (10th) anniversary of the Purchase Date for the Financed Aircraft to which that ECA Loan relates or such earlier date as may be agreed between the relevant Principal AerCap Obligor and the ECA Agent, as specified in the ECA Loan Agreement for that ECA Loan, provided that if such date is not a Banking Day, the Final ECA Repayment Date shall instead be the immediately preceding Banking Day;

Finance Parties means the ECA Finance Parties and Finance Party means any of them;

Finance Party Lien means any Lien over an Aircraft or any part thereof:

(a)                       created by an act or omission of a Finance Party, in each case, in breach of its express obligations under the terms of the Transaction Documents; or

(b)                       exercised against that Aircraft or any part thereof as a direct result of a debt, liability or other obligation (financial or otherwise) owed by a Finance Party other than:

(i)                           a debt, liability or obligation arising from the possession, use or operation of the Aircraft by a Lessee, any Sub-Lessee or any Sub-Sub-Lessee; or

(ii)                        for which the Finance Party is entitled to be indemnified pursuant to the terms of the Transaction Documents and the Finance Party shall not have received the corresponding amount;

Financed Aircraft means the Aircraft other than the Capital Markets Aircraft.

Financial Indebtedness means any indebtedness for or in respect of:

(a)                       moneys borrowed;

(b)                       any amount raised by acceptance under any acceptance credit facility;

(c)                        any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                       the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)                        receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)                         any amount raised under any other transaction (including any forward sale, Airbus Purchase Agreement or the AerVenture Purchase Agreement) having the commercial effect of a borrowing;

(g)                        any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any individual derivative transaction, only the marked to market value of that derivative transaction shall be taken into account);

(h)                       any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)                           the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to and including (h) above,

but excluding (in each case):

(i)                           Subordinated Debt; and

(ii)                        any counter-indemnity obligation of the nature referred to in paragraph (h) above and/or any derivative transaction referred to in paragraph (g) above, in each case, where all obligations and liabilities under the corresponding instrument are fully cash-collateralised;

First Aircraft means the first Aircraft identified in Part 1 of schedule 3;

First Lessee means Streamline Aircraft Leasing Limited;

Fixed Interest Period has the meaning given to it in clause 4.2 (Fixed rate option) of the relevant ECA Loan Agreement;

Fixed Rate means, with respect to the ECA Loans, the per annum rate of interest determined by the ECA Agent to be that quoted by the ECA Agent or, with the ECA Agent’s consent, an ECA Lender at or about 9.00 a.m. (New York time) on a date falling two (2) Banking Days prior to the Conversion Date as being the offered fixed rate for Interest Rate Swaps;

Fourth Aircraft means the fourth Aircraft identified in Part 1 of schedule 3;

Government Entity means (i) any national, state or local government, (ii) any board, commission, department, division, courts or agency or political sub-division thereof, howsoever constituted, and (iii)

any association, organisation or institution (international or otherwise) of which any entity mentioned in (i) or (ii) above is a member or to whose jurisdiction it is subject or in whose activities it is a participant;

Guarantee means the guarantee dated the Signing Date between AerCap Holdings and the Borrowers pursuant to which AerCap Holdings guarantees the performance of the obligations and liabilities of the Obligors (as defined therein);

Habitual Base means each country in which the Aircraft is based from time to time in accordance with paragraph 1 of Schedule 7;

Heavy Maintenance Check means a 4C/5Y check or 8C/10Y check, as the case may be, or equivalent zonal/structural checks;

Holding Company means, in relation to any person, any other person in respect of which it is a Subsidiary;

Home Countries means the United Kingdom, the French Republic and Germany, and Home Country shall mean any of them;

Home Country Aircraft means any Aircraft which is leased, on the Delivery Date for that Aircraft or at any time during the first two years following that Delivery Date, to an Operator Lessee incorporated in a Home Country. For the avoidance of doubt, once an Aircraft has become a Home Country Aircraft in accordance with the above test, it shall remain a Home Country Aircraft for the purposes of the calculation referred to in clause 6.3.1 until the second anniversary of the Delivery Date for that Aircraft;

Hull Additional Insureds has the meaning specified in paragraph 10(c)(i) of Schedule 7;

IATA means the International Air Transport Association;

IDERA means an irrevocable de-registration and export request authorisation substantially in the form of Schedule 5;

Indemnitees means the ECA Indemnitees and the Borrowers, and Indemnitee means any of them;

Initial Administration Agreement means, in respect of the Principal Borrower and any Alternative Borrower managed by the Initial Manager, the agreement entitled Corporate Services Agreement dated on or about the Signing Date and made between the Initial Manager, the Principal Borrower, the Security Trustee, AerCap Ireland and AerCap A330 Holdings Limited;

Initial Comfort Letter means, in respect of the Initial Manager, the letter dated on or about the Signing Date and issued by Walkers in favour of the Security Trustee, AerCap Ireland and AerCap A330 Holdings Limited;

Initial Manager means Walkers SPV Limited, in its capacity as manager of the Principal Borrower;

Insolvency Event means, in relation to any person, any of the following (whether or not on a temporary basis):

(a)                       any encumbrancer takes possession of, or a trustee, examiner, liquidator, administrator, receiver, custodian or similar officer is appointed in respect of, that person or all or substantially all of the business or assets of that person unless that person shall have obtained a stay of execution in respect thereof and the release of any property subjected thereto (i) within thirty (30) days, or (ii) if in the meantime an appeal is being presented in good faith (and for the payment of which adequate funds are available, or, when required in order to pursue such proceedings, an adequate bond has been provided), sixty (60) days, so long as there are no reasonably grounds to believe that that possession or appointment involves any material likelihood of the sale, forfeiture or loss of the Airframe, any Engine or any Part or any interest therein;

(b)                       all or substantially all of the business or assets of that person is attached, sequestered, levied upon or subjected to any form of distraint or execution, unless:

(i)                           that attachment, sequestration, levy, distraint or execution is being contested in good faith by that person in appropriate proceedings; and

(ii)                        that person shall have obtained a stay of that attachment, sequestration, levy, distraint or execution and the release of any property subjected thereto (i) within thirty (30) days, or (ii) if in the meantime an appeal is being presented in good faith (and for the payment of which adequate funds are available, or, when required in order to pursue such proceedings, an adequate bond has been provided), sixty (60) days, so long as there are no reasonable grounds to believe that that attachment, sequestration, levy, distraint or execution involves any material likelihood of the sale, forfeiture or loss of the Airframe, any Engine or any Part or any interest therein; and

(iii)                     that attachment, sequestration, levy, distraint or execution, whether or not stayed or released, shall not, in the opinion of the Security Trustee (acting reasonably), have a material adverse effect on that person’s ability to perform its obligations under any of the Transaction Documents;

(c)                        that person is or becomes, or shall be deemed for the purpose of any law to be, insolvent or unable to pay its debts as they fall due, or shall admit in writing its inability to pay its debts as they fall due;

(d)                       that person suspends or threatens in writing to suspend making payments (whether of principal or interest or rentals or otherwise) with respect to all or substantially all of its debts, or a moratorium is declared in respect of all or substantially all of its debts;

(e)                        that person convenes a meeting for the purpose of considering, or makes, a resolution for the liquidation, or other relief under any bankruptcy, compromise, arrangement, insolvency, readjustment of debt, suspension of payments, dissolution, liquidation, administration, examination or similar law, whether now or hereafter in effect (herein called a Bankruptcy Law) or any scheme or arrangement or composition with, or any assignment for the benefit of, its creditors;

(f)                         a petition for liquidation, reorganisation or other relief under any Bankruptcy Law is filed by any person other than that person and that petition shall remain undismissed and unstayed for a period of sixty (60) days, or a decree or order for relief shall be entered against that person under any Bankruptcy Law, provided that this paragraph (f) shall not apply to any such petition issued in any state or jurisdiction where that person does not have or hold substantial or material assets if that petition is demonstrated by that person to the reasonable satisfaction of the Security Trustee (acting reasonably) to be of a frivolous, vexatious or non-meritorious nature;

(g)                        pursuant to an order, judgment or decree of any court or tribunal or authority of competent jurisdiction (whether under or in relation to any Bankruptcy Law or otherwise), that person is declared or adjudged to be wound-up, dissolved, placed in administration, in suspension of payments, liquidated, insolvent, bankrupt, subject to reorganisation or subject to any other similar relief, provided that this paragraph (g) shall not apply to any such order, judgment or decree of a court, tribunal or authority of any state or jurisdiction where that person does not have or hold substantial or material assets if the proceedings in relation to which that order, judgment or decree is given are demonstrated by that person to the reasonable satisfaction of the Security Trustee (acting reasonably) to be of a frivolous, vexatious or non-meritorious nature;

(h)                       that person shall commence a voluntary case or other proceeding seeking liquidation, reorganisation or other similar relief with respect to itself or its debts under any Bankruptcy Law or seeking the appointment of a trustee, examiner, liquidator, administrator, receiver, custodian or similar official of that person or all or substantially all of its business or assets, or shall consent to any such relief or to the appointment of or taking possession by any such official, or shall take any corporate action to authorise any of the foregoing;

(i)                           an involuntary case or other proceeding shall be commenced against that person seeking liquidation, reorganisation or other relief with respect to that person or its debts under any Bankruptcy Law or seeking the appointment of a trustee, examiner, liquidator, administrator, receiver, custodian or similar official of that person or all or substantially all of its business or assets, and that involuntary case or other proceeding shall remain undismissed and unstayed for a period of (i) thirty (30) days, or (ii) with respect to which an appeal is being presented in good faith and with respect to which there shall have been secured a stay of execution pending the determination of that appeal (and for the payment of which adequate funds are available, or, when required in order to pursue such proceedings, an adequate bond has been provided) sixty (60) days, so long as there are no reasonable grounds to believe that that judgment or award involves any material likelihood of the sale, forfeiture or loss of the Airframe, any Engine or any Part or any Part or any interest therein, provided that this paragraph (i) shall not apply to any such involuntary case or other proceeding commenced in any state or jurisdiction where that person does not have or hold substantial or material assets if that involuntary case or other proceeding is demonstrated by that person to the satisfaction of the Security Trustee (acting reasonably) to be of a frivolous, vexatious or non-meritorious nature;

(j)                          any event occurs, circumstance arises or proceeding is taken with respect to that person or its assets in any jurisdiction to which that person or its assets is subject (including, without limitation, the loss, in whole or in part, by that person of the free management and/or disposal of its property in any other manner (whether or not irrevocable)) to the extent that it has a purpose or an effect equivalent or similar to any of the events mentioned in any of the foregoing paragraphs;

Insurance Acknowledgement means an acknowledgement (if any) in the form and terms of Schedule 1 to the relevant Assignment of Insurances;

Insurance Notice means a notice in the form and terms of Schedule 1 to the relevant Assignment of Insurances;

Insurances means, in relation to an Aircraft, any and all contracts or policies of insurance taken out in respect of that Aircraft (or an indemnity from a Government Entity if the consent thereto from ECGD and the Security Trustee in accordance with the terms hereof has been obtained) and required to be effected and maintained in accordance with this Agreement;

Insurer means each insurer and broker with whom the contracts and policies of insurance in relation to an Aircraft, or any part thereof, are placed from time to time;

Interest Periods means each ECA Interest Period, and Interest Period means any of them;

Interest Rate Swap means any Dollar interest rate hedging arrangement entered or to be entered into by the ECA Lenders for the purpose of providing fixed rate financing to the Borrower for an ECA Loan on a twelve (12) monthly payment basis commencing on the succeeding ECA Repayment Date for the relevant ECA Loan after the Conversion Date or, as applicable, the Delivery Date for any Financed Aircraft, or, as the case may be and with the agreement of ECGD, any other relevant Export Credit Agency and the ECA Finance Parties, for the entire term of the ECA Loan and in respect of a notional principal amount equal to the amortising balance (and reflecting the scheduled amortisation of the relevant ECA Loan;

Intermediate Lease means, in respect of an Aircraft financed under a structure where a Lessee leases that Aircraft to another Lessee, a subject and subordinate lease agreement entered into between the first Lessee as lessor and the second Lessee as lessee in form and substance reasonably satisfactory to the Security Trustee;

Intermediate Lessee Assignment means each Lessee Assignment entered or to be entered into between a Lessee which is a lessee under an Intermediate Lease and the Lessee which is the lessor under that Intermediate Lease;

JAA means the Joint Aviation Authorities established by the Members of the European Civil Aviation Conference or any successor thereto including the EASA, the parties hereto acknowledging that, in respect of any jurisdiction with the European economic community, EASA will act as such a successor and, in respect of any jurisdiction outside the European economic community, EASA will not so act but its rules will nevertheless be promulgated by the Joint Aviation Authorities;

JV A320 Lessee means AerCap Partners 2 Limited a company organised and existing under the laws of Ireland whose registered office is at 4450 Atlantic Avenue, Westpark, Shannon, Co. Clare, Ireland;

JV Avolon A330 Aircraft means those Airbus A330-200 Aircraft with manufacturer’s serial numbers 1014, 1045 and 1047 and that one Airbus A330-343 Aircraft bearing manufacturer’s serial number 1231.

JV Avolon A330 Intermediate Lessees means each of Slipstream Aircraft Leasing Limited, Aureastream Aircraft Leasing Limited and Novastream Aircraft Leasing Limited in its capacity as intermediate Lessee of the JV Avolon A330 Aircraft;

JV Avolon A330 Lessees means each of Cometstream Aircraft Leasing Limited, Piscesstream Aircraft Leasing Limited, Stellastream Aircraft Leasing Limited and Wells Fargo Bank Northwest, National Association (not in its individual capacity but solely as owner trustee for and on behalf of Starstream Aircraft Leasing Limited pursuant to the Trust Agreement) in its capacity as Lessee of the JV Avolon A330 Aircraft.

JV Closing Date means the first date on which AerCap Holding & Finance Limited and Avolon Aerospace Limited each hold fifty per cent. (50%) of the issued share capital of AerCap Partners 3 Holdings Limited, as contemplated by clause 5.3.7;

LC Deed of Amendment and Restatement means the Deed of Amendment and Restatement made between the parties to this Agreement whereby this Agreement has been amended and restated to incorporate the provisions set out in clauses 6.7 to 6.8 with respect to the provision of Qualifying LCs;

LC Issuer Downgrade means any downgrade in the long term credit rating of a Qualifying LC Issuer below A+ from Standard & Poor’s or the equivalent rating with Moody’s Investor Service or Fitch Ratings;

LC Reference Date means the Effective Time and the 15th September, 15th December, 15th March and 15th June in each calendar year during the Security Period;

LC Renewal Date means the date which falls ten (10) Banking Days prior to the scheduled expiry date of any then current Qualifying LC.

LC Threshold Amount means the amount which is fifty per cent (50%) of the aggregate of the amounts which each Qualifying Lessee would, in the absence of a Qualifying LC being issued pursuant to clause 6, have otherwise been obliged to deposit in the Qualifying Sub-Lease Accounts.

Lease means, in respect of an Aircraft, an export lease agreement entered or to be entered into between the relevant Borrower, as lessor, and the relevant Lessee, as lessee which shall be in form and substance reasonably satisfactory to the Security Trustee as, in the case of the Leases for the Capital Markets Aircraft, amended and restated by the relevant Lease Amendment Agreement;

Lease Amendment Agreement means, in relation to each Lease for a Capital Markets Aircraft, the deed of amendment and restatement dated on or about the date of either Deed of Amendment and Restatement 2010-1 (in the case of the Capital Markets Aircraft which are the subject of the Capital Markets Notes 2010-1) or Deed of Amendment and Restatement 2010-2 (in the case of the Capital Markets Aircraft which are the subject of the Capital Markets Notes 2010-2) amending and restating that Lease;

Lease Event means any event which, with any one or more of the lapse of time, the giving of notice, or the making of a determination, would become a Lease Termination Event;

Lease Termination Event means, in respect of an Aircraft, any of the following events and circumstances:

(a)                       any AerCap Obligor fails to pay any amount due from it under any Transaction Document for that Aircraft in the currency and in the manner stipulated in that Transaction Document within three (3) Banking Days of the due date therefor (if that amount is a scheduled amount) or within five (5) Banking Days of the due date (in all other circumstances);

(b)                       any AerCap Obligor knowingly creates (or consents to the creation of) any Lien, other than any Permitted Lien, over or with respect to that Aircraft, or sells, transfers title to or otherwise disposes of title to or purports to sell, transfer title to or otherwise dispose of title to, that Aircraft, other than, in each case, as expressly permitted by the terms of the Transaction Documents;

(c)                        any AerCap Obligor fails to observe or perform in any material respect any of its obligations under any of the Transaction Documents for that Aircraft (other than the obligations mentioned in the other paragraphs of this definition) for a period of thirty (30) days after notice thereof from the Security Trustee;

(d)                       any representation or warranty made by a Lessee in clauses 4.2.13, 4.2.14, or 4.2.15 is, or proves to be incorrect when made and, as a consequence of such incorrectness (i) a deduction or withholding is required to be made in respect of any payment due by the relevant Lessee under the Transaction Documents and the relevant Lessee does not comply with its obligations under clause 13 of the Lease to which it is party or (ii) a Tax is levied or incurred which is not paid by the relevant Lessee in accordance with the Transaction Documents or in respect of which the ECA Finance Parties and ECGD are not fully indemnified to the extent required by the Transaction Documents;

(e)                        any representation or warranty (other than those outlined in sub-paragraph (d) immediately above) made by any AerCap Obligor in any of the Transaction Documents for that Aircraft or in any certificate provided by a AerCap Obligor under Schedule 10 or clause 7 is or proves to have been incorrect in any material respect when made and the circumstances giving rise to that incorrectness are not remedied within thirty (30) days after that AerCap Obligor receives notice of that incorrectness from that Security Trustee:

(f)                         any Insolvency Event occurs and is continuing in relation to any AerCap Obligor which is a party to a Transaction Document for that Aircraft;

(g)                        any AerCap Obligor which is a party to a Transaction Document for that Aircraft repudiates or disclaims all or any of their respective obligations and liabilities under any Transaction Document for that Aircraft or evidences in writing an intention to do the same;

(h)

(i)                          the Lessee of that Aircraft suspends or ceases to carry on any part of its business or disposes, threatens to dispose or takes any action to dispose of any of its assets, whether by one or a series of transactions, related to or not, otherwise than as expressly permitted by the Transaction Documents;

(ii)                       any of AerCap B.V., AerCap A330 Holdings or AerCap Ireland suspends or ceases to carry on all or substantially all of its business as a lessor of aircraft or as a holding company of companies which are lessors of aircraft, or disposes, threatens to dispose or takes any action to dispose of all or substantially all of its assets, whether by one or a series of transactions, related or not, and that disposal or action has or will have a material adverse effect on its ability to perform its obligations under any of the Transaction Documents for that Aircraft, but excluding for the purposes of a solvent reconstruction, reorganisation, merger, amalgamation or securitisation which does not adversely affect the creditworthiness of any of AerCap B.V., AerCap A330 Holdings and AerCap Ireland;

(i)                           in the case of each of AerCap B.V., AerCap Holdings and AerCap Ireland:

(i)                          any of its Financial Indebtedness is not paid when due (after the expiry of any originally applicable grace period);

(ii)                       any of its Financial Indebtedness:

(A)                    becomes prematurely due and payable;

(B)                    is placed on demand; or

(C)                    is capable of being declared by a creditor to be prematurely due and payable or being placed on demand,

in the case of each of sub-paragraphs (i)(ii)(A) or (B), as a result of an event of default (howsoever described) or in the case of sub-paragraph (i)(ii)(C) only, as a result of a payment event of default (howsoever described) in respect of a failure to pay an amount in excess of one hundred thousand Dollars ($100,000); or

(iii)                     any commitment for its Financial Indebtedness is cancelled or suspended as a result of an event of default (howsoever described),

unless the aggregate amount of Financial Indebtedness falling within all or any of sub-paragraphs (i)(i), (ii) and (iii) above is less than ten million Dollars ($10,000,000) in aggregate or its equivalent in any other currency or currencies and excluding:

(1)                       Financial Indebtedness in respect of which the person to whom that Financial Indebtedness is owed has agreed to limit its recourse to particular assets and otherwise has no recourse to any other assets of AerCap B.V. or, as the case may be, AerCap Holdings or AerCap Ireland; and

(2)                       Financial Indebtedness which AerCap B.V., AerCap Holdings or AerCap Ireland is disputing or contesting in good faith, including by appropriate proceedings, and in respect of which AerCap B.V. or, as the case may be Aircraft Holdings or AerCap Ireland has provided reasonable details of the basis of such dispute or contest to the Security Trustee;

(j)                          any of AerCap B.V., AerCap Holdings’ or AerCap Ireland’s Financial Indebtedness which is being guaranteed, insured or otherwise covered by any of the Export Credit Agencies or Eximbank (including, without limitation, the A320 Facility and any Other ECA Indebtedness) is not paid when due (after the expiry of any originally applicable grace periods);

(k)                       the Lessee of that Aircraft ceases to be a wholly-owned direct or indirect Subsidiary of the relevant Principal AerCap Obligor;

(l)                           AerCap Holdings fails to provide the Security Trustee with a replacement Qualifying LC on any LC Renewal Date or, in the event that the Qualifying Sub-Lessees have elected to provide additional cash deposits instead of a Qualifying LC pursuant to clause 6.7.6, AerCap Holdings fails to procure that the relevant cash deposits are credited to the Qualifying Sub-Lease Accounts by the relevant LC Renewal Date;

(m)                   an LC Issuer Downgrade occurs and AerCap Holdings fails to comply with its obligations under clause 6.7.8 of this Agreement;

(n)                       a Qualifying LC at any time ceases to be in full force and effect or ceases to constitute the legal, valid and binding obligations of the relevant Qualifying LC Issuer and such Qualifying LC is not replaced or equivalent cash amounts deposited into the Qualifying Sub-Lease Accounts as soon as practicable thereafter and in any event by no later than the date falling twenty (20) Banking Days after the relevant Qualifying LC ceases to be in full force and effect or ceases to constitute the legal, valid and binding obligations of the relevant Qualifying LC Issuer; or

(o)                       any other event which the relevant Principal AerCap Obligor and either Agent may agree in writing from time to time is a Lease Termination Event,

and means, generally, any of the foregoing in relation to any of the Aircraft;

Lenders means together the ECA Lenders, and Lender means any of them;

Lending Office means, in relation to an ECA Lender, its branch or office at the address specified against its name in Schedule 2 or specified in the Transfer Certificate whereby that ECA Lender becomes a party to this Agreement or such other branch or office determined in accordance with the provisions of this Agreement;

Lessee Assignment means, in respect of any Aircraft, the lessee assignment(s) (howsoever described) entered or to be entered into between the Lessee of that Aircraft, as assignor, and:

(a)                       where that Lessee is party (as lessee) to an Intermediate Lease for that Aircraft, the Lessee which is lessor under that Intermediate Lease, as assignee; and/or

(b)                       where that Lessee is party (as lessee) to the Lease for that Aircraft, the Borrower which is lessor under that Lease, as assignee,

which shall be in the agreed form as certified by each of the parties hereto on or about the Signing Date or otherwise in form and substance reasonably satisfactory to the Security Trustee;

Lessee Document means, in respect of each Lessee, each Transaction Document to which such Lessee is, or will be, party;

Lessee Insolvency Event means any Insolvency Event in relation to a Sub-Lessee or Sub-Sub Lessee of the nature referred to in paragraphs (b) or (g) of the definition thereof;

Lessee Novation means a Lessee novation agreement entered into in connection with a Lease which shall be in form and substance reasonably satisfactory to the Security Trustee;

Lessee Parent means:

(a)                       in respect of any Principal Lessee other than the JV Avolon A330 Lessees and the JV Avolon A330 Intermediate Lessees:

(i)                           prior to the Proposed PA Assignment becoming effective and in respect of any Lessee, AerCap Ireland or, as the case may be; an Alternative Principal AerCap Obligor and

(ii)                        following the Proposed PA Assignment becoming effective and in respect of any Lessee, AerCap A330 Holdings, AerCap Ireland or, as the case may be, an Alternative Principal AerCap Obligor (as applicable);

(b)                       in respect of the JV Avolon A330 Lessees and the JV Avolon A330 Intermediate Lessees, AerCap Partners 3 Holdings Limited;

(c)                        in respect of any Alternative Lessee, the company, being AerCap Holdings or a direct or indirect wholly-owned Subsidiary of AerCap Holdings which owns the entire issued share capital of that Alternative Lessee; and

(d)                       in respect of AerVenture Export Leasing, AerCap Ireland;

Lessee Share Charges means each Principal Lessee Share Charge and each Alternative Lessee Share Charge, and Lessee Share Charge means any of them;

Lessees means the Principal Lessees and each Alternative Lessee which accedes to this Agreement pursuant to clause 7, and Lessee means any of them;

Liability means, at any time in respect of an ECA Lender, the proportion which that ECA Lender’s Contribution bears to the amount of all of the Loans as at that time, and Liabilities shall be construed accordingly;

Liability Additional Insureds has the meaning specified in paragraph (d)(ii)(A) of Schedule 7;

LIBOR means, in relation to any amount denominated in Dollars and for any period, the rate for deposits in Dollars for that amount and for that period which is:

(a)                       the applicable Screen Rate at or about 11:00 a.m. (London time) on the Quotation Date relating to that period; or

(b)                       if (a) does not apply, the arithmetic mean (rounded to the nearest four decimal places) of the rates, as supplied to the ECA Agent at its request, quoted by the Reference Banks to leading banks in the European interbank market, at or about 11:00 a.m. (London time) on the Quotation Date relating to that period, for the offering of deposits in Dollars in an amount comparable with that amount and for a period comparable to that period,

Lien means any encumbrance or security interest whatsoever, howsoever created or arising, including any right of ownership, security, mortgage, pledge, assignment by way of security, charge, lease, lien, statutory right in rem, hypothecation, title retention arrangement, attachment, levy, claim, right of detention or security interest whatsoever, howsoever created or arising, or any right or arrangement having a similar effect to any of the above;

Loan Agreement means, in respect of any Financed Aircraft, the ECA Loan Agreement for that Financed Aircraft;

Loans means together the ECA Loans, and Loan means any of them;

Losses means any losses, demands, liabilities, obligations, claims, actions, proceedings, penalties, fines, damages, adverse judgments, Break Costs, orders or other sanctions, fees, out-of-pocket costs and expenses (including, without limitation, the fees, out-of-pocket costs and expenses of any legal counsel, but excluding, in all cases, Taxes), and Loss shall be construed accordingly;

Maintenance Programme means, in relation to any Aircraft, a maintenance programme for that Aircraft in accordance with the Manufacturer’s recommendations, contained in the Manufacturer’s maintenance review board document or the Manufacturer’s maintenance planning document, and approved by the Aviation Authority, including, but not limited to, servicing, testing, preventive maintenance, repairs, structural inspections, system checks, overhauls, approved modifications, service bulletins, engineering orders, Airworthiness Directives, corrosion control, inspections and treatments;

Maintenance Reserves means, in respect of an Aircraft, the maintenance reserves or any letter(s) of credit or other security in respect thereof, if any, which have been paid and/or issued and which are payable and/or to be issued from time to time by the relevant Sub-Lessee pursuant to a Sub-Lease for that Aircraft or any amounts which that Sub-Lessee has agreed to make available to the relevant Lessee in connection with the maintenance of that Aircraft in accordance with the terms of that Sub-Lease (maintenance credits), less, in the case of maintenance reserves and maintenance credits, any amount paid to that Sub-Lessee or any relevant maintenance facility in reimbursement out of a maintenance reserve account or out of the maintenance credits, as the case may be, for maintenance of that Aircraft in accordance with the terms of that Sub-Lessee;

Majority Lenders means, in relation to any Aircraft until such time as all amounts outstanding under the Transaction Documents for that Aircraft to the ECA Finance Parties or, as the case may be, ECGD have been repaid in full:

(a)                       if that Aircraft is a Capital Markets Aircraft, the National Agent acting on the instructions of ECGD;

(b)                       if that Aircraft is a Financed Aircraft (i) in relation to any decision, discretion, action or inaction under any of the Transaction Documents for that Financed Aircraft in respect of which the National Agent either must follow the instructions of ECGD under the relevant Support Agreement or, in its good faith opinion, believes the consent of ECGD to be necessary, the National Agent, and (ii) in relation to any other decision, discretion, action or inaction under any of the Transaction Documents for that Financed Aircraft that is provided to be made by the Majority Lenders, the ECA Lenders the aggregate of whose Contributions in relation to the ECA Loan for that Financed Aircraft is equal to or exceeds sixty-six and two thirds per cent. (66 2/3%) of the amount of that ECA Loan;

Managers means the Initial Manager and each Alternative Borrower Manager, and Manager means any of them;

Mandatory Prepayment Event means, in respect of an Aircraft:

(a)                       if any conditions precedent which the ECA Agent (acting on the instructions of all of the ECA Lenders and the National Agent) has agreed in writing may be satisfied after the ECA Loan for that Aircraft has been made or, as the case may be, the Capital Markets Facility has become effective have not been so satisfied within the period so agreed between the ECA Agent (acting on the instructions of the National Agent) and the relevant Principal AerCap Obligor; or

(b)                       if that Aircraft is not delivered to a Sub-Lessee pursuant to a Sub-Lease within one hundred and eighty (180) days after the Delivery Date for that Aircraft or such longer period as the ECA Agent (acting on the instructions of the National Agent) may agree in writing; or

(c)                        a Borrower Termination Event occurs in respect of that Aircraft and is continuing at the end of any period of consultation pursuant to clause 8.1; or

(d)                       clause 8.1.2 applies in relation to any Security Document for that Aircraft and continues to apply at the end of any period of consultation pursuant to clause 8.1; or

(e)                        any of the Insurances for that Aircraft are not obtained and/or maintained in accordance with the requirements of this Agreement and/or that Aircraft is operated in a place excluded from the insurance coverage unless, immediately upon any Principal AerCap Obligor becoming aware of the same, that Aircraft is grounded in a jurisdiction with no actual or imminent war or hostilities and, for so long as any of those Insurances are not obtained and/or maintained in accordance with the requirements of this Agreement, remains grounded in such a jurisdiction, safely stored and fully covered by a ground risk only insurance policy which complies with the requirements of this Agreement; or

(f)                         that Aircraft is flown to or within a Prohibited Country unless, immediately upon any AerCap Obligor becoming aware of the same, that Aircraft is removed from that Prohibited Jurisdiction; or

(g)                        a notice of prepayment is issued pursuant to 6.3.2 in respect of that Aircraft; or

(h)                       the Final Date occurs under (and as defined in) clause 5.3.3 or any of the ownership covenants on the part of AerCap Holdings pursuant to clause 5.3.4 is breached at any time; or

(i)                           such other circumstances as any of the Principal AerCap Obligors and the ECA Agent may agree in writing from time to time; or

(j)                          if, at any time when that Aircraft is subject to a Sub-Lease:

(i)                          any AerCap Obligor becomes aware of the relevant Sub-Lessee or any other person selling, transferring title to or otherwise disposing of title to, or purporting to sell, transfer title to or otherwise dispose of title to, that Aircraft and, if and for so long as the Security

Trustee determines that there is no material likelihood that the security over that Aircraft created by the Security Documents and/or the relevant Borrower’s ownership interest in that Aircraft will, by effluxion of the thirty (30) day period referred to below, be materially prejudiced, materially limited or otherwise materially adversely affected, the relevant Lessee fails to have that sale, transfer, other disposal or purported sale, transfer or other disposal set aside or annulled within a period of thirty (30) days;

(ii)                       any AerCap Obligor is or becomes aware of any Lien, other than a Permitted Lien, over or with respect to the Aircraft and that Lien is not discharged in full within one hundred and twenty (120) days; or

(k)                       unless the relevant deviation is approved by the Security Trustee pursuant to clause 6.7, a Lessee enters into a Sub-Lease for that Aircraft which does not comply with the Sub-Lease Requirements in breach of clause 6.2 and that breach is not remedied within thirty (30) days after notice thereof from the Security Trustee; or

(l)                           any authorisation necessary to enable any Borrower or the Security Trustee to repossess that Aircraft upon termination of the leasing of that Aircraft under the Transaction Documents or to de-register and export that Aircraft from the State of Registration thereupon, is modified in a manner materially adverse to the Borrower’s or the Relevant Parties’ interests or is not granted or is revoked, suspended, withdrawn or terminated or expires save that where the Principal AerCap Obligor or, as the case may be, the relevant Lessee is acting in accordance with the Standard in order to procure the renewal of the same, failure to procure such shall not constitute a Mandatory Prepayment Event; or

(m)                   subject always to paragraph 1(n) of Schedule 7, the Lessee of that Aircraft failing to provide the Security Trustee with the IDERA duly recorded by the Aviation Authority, pursuant to paragraph 1(k) of Schedule 7 within thirty (30) days (the IDERA Target Period) of the delivery of that Aircraft from the Manufacturer, or delivery of that Aircraft under a Sub-Lease, in each case if applicable, save that, where the Lessee is acting in accordance with the Standard to have the IDERA recorded with the relevant Aviation Authority in the shortest time possible, the failure to have the IDERA so recorded within the IDERA Target Period shall not constitute a Mandatory Prepayment Event; or

(n)                       the Security Trustee shall have declared a Mandatory Prepayment Event in respect of that Aircraft pursuant to clause 7.6.1(c)(ii); or

(o)                       a Mandatory Prepayment Event shall be deemed to have occurred in respect of that Aircraft pursuant to clause 6 of the Deed of Amendment and Restatement 2010-1,

and means, generally, any of the foregoing in relation to any of the Aircraft;

Manufacturer means Airbus;

Margin means the relevant ECA Margin;

Maximum Aircraft Amount means, in respect of any Financed Aircraft, the lesser of:

(a)                       eighty-five per cent. (85%) of the Aircraft Purchase Price for that Financed Aircraft; and

(b)                       the amount specified in column (4) of the table set out in Part 1 of Schedule 3 in respect of that Financed Aircraft;

Maximum ECA Amount means, in respect of any Financed Aircraft, the lesser of:

(a)                       the sum of the Maximum Aircraft Amount for that Financed Aircraft plus the Qualifying ECA Premium for the ECA Loan for that Financed Aircraft; and

(b)                       the Unutilised ECA Facility for that Financed Aircraft;

Mortgage means, in respect of an Aircraft and subject always to paragraph 1(c) of Schedule 7, the first priority mortgage or equivalent Lien in the State of Registration for that Aircraft (but excluding, for the avoidance of doubt, any English Law Mortgage where the relevant State of Registration is not the United Kingdom) to be entered into (where required pursuant to paragraph 1 of Schedule 7) between, amongst others, the relevant Borrower and the Security Trustee in a form approved by the Security Trustee acting reasonably;

National Agent means, as applicable and as the context may require (a) Credit Agricole Corporate and Investment Bank, a société anonyme established under the laws of France acting through its office in England at Broadwalk House, 5 Appold Street, London EC2A 2DA, England, in its capacity as national agent for the ECA Lenders in relation to those Financed Aircraft other than the Citibank/Govco Aircraft or, as the case may be, in its capacity as national agent for ECGD in relation to the Capital Markets Aircraft, together with its successors, permitted assignees and permitted transferees and (b) Citibank International plc, acting through its office at Citigroup Centre, 5th Floor CGC2, Canary Wharf, London E14 5LB, United Kingdom, in its capacity as national agent for the ECA Lenders in relation to the Citibank/Govco Aircraft, together with its successors, permitted assignees and permitted transferees it being acknowledged and agreed that:

(i)                          in respect of those Financed Aircraft other than the Citibank/GovCo Aircraft, all references in this Agreement and the other Transaction Documents to the National Agent acting on the instructions of the ECA Lenders, the Lenders or the Majority Lenders (or similar) shall be interpreted as references to the National  Agent acting on the instructions of the ECA Lenders, the Lenders or the Majority Lenders (or similar) in respect of those Financed Aircraft other than the Citibank/GovCo Aircraft only;

(ii)                       in respect of the Citibank/GovCo Aircraft, all references in this Agreement and the other Transaction Documents to the National Agent acting on the instructions of the ECA Lenders, the Lenders or the Majority Lenders (or similar) shall be interpreted as references to the National Agent acting on the instructions of the ECA Lenders, the Lenders or the Majority Lenders (or similar) in respect of the Citibank/GovCo Aircraft only; and

(iii)                    in respect of the Capital Markets Aircraft only, all references in this Agreement and the other Transaction Documents to the National Agent acting on the instructions of the ECA Lenders, the Lenders or the Majority Lenders (or similar) shall be interpreted as references to the National Agent acting on the instructions of the National Agent on behalf of ECGD in accordance with the Capital Markets ECGD Agency Agreements;

Net Worth means, at any time, the sum of AerCap Holdings’ Shareholder Funds at that time;

Notice of Demand has the meaning given to that term in clause 2.2.1 of a Guarantee;

Notifiable Sub-Lease Event of Default means, in relation to a Sub-Lease, any event of default thereunder which relates to:

(a)                       a Lessee Insolvency Event in respect of the relevant Sub-Lessee; or

(b)

(i)                           at any time when a Trigger Event has not occurred and is continuing, the insurance provisions of the Sub-Lease or Sub-Sub-Lease (as applicable); and

(ii)                        at any time when clause 6.6.11 applies and for so long as the relevant Trigger Event has occurred and is continuing, the provisions of the Sub-Lease which are equivalent to the Operational Undertakings;

Obligors means each AerCap Obligor and each Borrower (and includes, for the avoidance of doubt, each Alternative Obligor), and Obligor means any of them;

OCI means, at any time, AerCap Holdings’ accumulated other income, as shown in the accounts most recently provided to the Security Trustee pursuant to clause 5.2.3;

OCL means, at any time, AerCap Holdings’ accumulated other loss, as shown in the accounts most recently provided to the Security Trustee pursuant to clause 5.2.3;

Off-Lease Period means, in respect of an Aircraft, any period within the Lease Period (as defined in the Lease for that Aircraft) during which no Sub-Lease or Sub-Sub-Lease for that Aircraft is in effect;

Operational Undertakings means the covenants and undertakings set out in Schedule 7;

Operator Lessee shall have the meaning given thereto in clause 6.3.1;

Other ECA Indebtedness means any Financial Indebtedness whether present or future, direct or indirect (other than pursuant to the Transaction Documents), including by way of a direct loan to any Principal AerCap Obligor, AerCap B.V. or any other AerCap Obligor or pursuant to a lease financing or other financing structure, to which the Lessee or AerCap Holdings or any other AerCap Obligor is a party and which is guaranteed, insured, supported or otherwise covered by any Export Credit Agency, including, without limitation, pursuant to (i) the A320 Facility Agreement, and/or (ii) any financing or refinancing through the issue of commercial notes in the capital markets;

Parallel Debt, in relation to this Agreement or any Loan Agreement or any Capital Markets Reimbursement Agreement, has the meaning ascribed thereto in clause 35 of this Agreement, clause 15 of that Loan Agreement or, as the case may be, clause 10.1 of the relevant Capital Markets Reimbursement Agreement;

Part means, in respect of an Aircraft, each module, appliance, part, accessory, instrument, furnishing and other item of equipment of whatsoever nature (including the Buyer Furnished Equipment), other than a complete Engine or engine, which at any time of determination is incorporated or installed in or attached to the relevant Airframe or any relevant Engine, in each case, title to which is vested in the relevant Borrower, or, having been removed therefrom, title to which remains vested in the relevant Borrower;

Permitted Finance Party Lien means, in relation to any ECA Finance Party:

(a)                       any Lien created by the Transaction Documents; or

(b)                       any other Lien created at the written request of or with the prior written consent of any AerCap Obligor;

Permitted Lien means, in relation to an Aircraft:

(a)                       any Borrower’s Lien or Finance Party Lien; or

(b)                       any Lien for Taxes or other governmental or statutory charges or levies not yet assessed or, if assessed, not yet due and payable or, if due and payable, which the Lessee or, where relevant, the Sub-Lessee or Sub-Sub-Lessee is disputing or contesting in good faith by appropriate proceedings (and for the payment of which adequate funds are available, or, when required in order to pursue such proceedings, an adequate bond has been provided), so long as, at the time of entering into such proceedings, there are no reasonable grounds to believe that the outcome of such proceedings, or the continued existence of that Lien, involves any material likelihood of the sale, forfeiture or loss of that Aircraft or any part thereof or any interest therein; or

(c)                       any Lien for the fees or charges of any airport or air navigation authority arising in the ordinary course of business, by statute or by operation of law, in each case, for amounts the payment of which either is not yet due and payable or, if due and payable (i) the late payment reflects the normal procedure agreed between the payer and the relevant airport or Eurocontrol or any other relevant air navigation authority and no action is being taken by the relevant airport or air navigation authority in connection therewith to enforce its rights in respect of any amount owed to it, or (ii) which is being disputed or contested in good faith by appropriate proceedings (and for the payment of which adequate funds are available, or, when required in order to pursue such proceedings, an adequate bond has been provided), so long as (in the case of each of (i)

and (ii)) there are no reasonable grounds to believe that the continued existence of that Lien involves any material likelihood of the sale, forfeiture or loss of that Aircraft or any part thereof or any interest therein; or

(d)                       any Lien for the fees or charges of any supplier, hangar keeper, mechanic, workman, repairer or employee arising in the ordinary course of business, by statute or by operation of law, in each case, for amounts  the payment of which either is not yet due and payable, or, if due and payable, is being disputed or contested in good faith by appropriate proceedings (and for the payment of which adequate funds are available, or, when required in order to pursue such proceedings, an adequate bond has been provided), so long as, at the time of entering into such proceedings, there are no reasonable grounds to believe that the outcome of such proceedings, or the continued existence of that Lien, involves any material likelihood of the sale, forfeiture or loss of that Aircraft or any part thereof or any interest therein; or

(e)                        Liens (other than Liens in respect of or resulting from Taxes) arising out of judgments or awards against any Lessee, any Sub-Lessee or any Sub-Sub-Lessee (i) so long as that judgment or award is discharged, vacated or reversed within thirty (30) days, or (ii) with respect to which an appeal is being presented in good faith and with respect to which there shall have been secured a stay of execution pending the determination of that appeal (and for the payment of which adequate funds are available, or, when required in order to pursue such proceedings, an adequate bond has been provided), or (iii) if that judgment or award is discharged, vacated or revised within thirty (30) days after the expiration of the stay referred to in (ii) above, in each case, so long as there are no reasonable grounds to believe that that judgment or award, or the continued existence of that Lien, involves any material likelihood of the sale, forfeiture or loss of that Aircraft or any part thereof or any interest therein; or

(f)                         any Lien created by or expressly permitted by the terms of the Transaction Documents; or

(g)                        any Sub-Lease and any Sub-Sub-Lease; or

(h)                       any other Lien created at the written request of or with the prior written consent of the Security Trustee;

Primary Lender means Govco LLC, a limited liability company incorporated under the laws of the State of Delaware, the United States of America, acting through its office at 388 Greenwich Street, 25th Floor, New York, New York 10013, United States of America, in its capacity as ECA Lender;

Principal AerCap Obligor means:

(a)                       in the case of the Capital Markets Aircraft, AerCap Ireland; or

(b)                       in the case of the AerVenture Aircraft, AerCap Ireland; or

(c)                       in the case of the Financed Aircraft, the party identified as such in any ECA Utilisation Notice and being either:

(i)                           AerCap Ireland; or

(ii)                        AerCap A330 Holdings; or

(iii)                     an Alternative Principal AerCap Obligor,

and, for the avoidance of doubt, the Principal AerCap Obligor in relation to each of the JV Avolon A330 Lessees and each of the JV Avolon A330 Intermediate Lessees shall continue to be AerCap Ireland notwithstanding that the Lessee Parent of each of the JV Avolon A330 Lessees and each of the JV Avolon A330 Intermediate Lessees has become AerCap Partners 3 Holdings Limited;

Principal Borrower means Jetstream Aircraft Leasing Limited, a company incorporated under the laws of the Cayman Islands and having its registered office at Walkers SPV Limited, Walker House, 87 Mary Street, George Town, Grand Cayman, KY1-9002, Cayman Islands;

Principal Borrower Floating Charge means each floating charge (howsoever described) granted by the Principal Borrower in relation to its property, assets, undertaking and income in favour of the Security Trustee;

Principal Borrower Share Charge means, in relation to the Principal Borrower, each charge over shares (howsoever described) made between the Trustee (in the case of the Principal Borrower) and the Security Trustee in respect of the entire issued share capital of the Principal Borrower;

Principal Declaration of Trust means the declaration of trust entered into by the Trustee on or about the Signing Date in respect of the entire issued share capital of the Principal Borrower;

Principal Lessee Share Charge means each pledge or charge to be granted by the relevant Lessee Parent to the relevant Borrower or the Security Trustee over all the shares of that Principal Lessee, which pledge or charge shall be in form and substance reasonably satisfactory to the Security Trustee (acting on the instructions of all of the Lenders) and the relevant Principal AerCap Obligor;

Principal Lessees means, as the context may require, each of:

(a)                       the First Lessee;

(b)                       each of the JV Avolon A330 Lessees and each of the JV Avolon A330 Intermediate Lessees;

(c)                        each wholly owned Subsidiary of AerCap A330 Holdings; or

(d)                       each other wholly owned Subsidiary of AerCap Ireland:

(e)                        any indirectly owned subsidiary of AerCap Holdings in respect of which the following requirements are met:

(i)                           one hundred per cent. (100%) of the shares in such subsidiary are owned by AerCap A330 Holdings; and

(ii)                        at least fifty-one per cent. (51%) of the shares in AerCap A330 Holdings are owned by AerCap A330 Holdings B.V.; and

(f)                        one hundred per cent. (100%) of the shares in AerCap A330 Holdings B.V are owned by AerCap Holdings.

in each case incorporated under the laws of Ireland which accedes to this Agreement through the execution of an Accession Deed and Principal Lessee means any of them;

Principal Obligations means, in relation to this Agreement, any Loan Agreement or any Capital Markets Reimbursement Agreement and a particular Obligor, all monetary obligations (other than the Parallel Debt in relation to this Agreement, that Loan Agreement or, as the case may be, the relevant Capital Markets Reimbursement Agreement) which now or at any time hereafter may be or become due, owing or incurred by that Obligor to any Finance Party or ECGD, whether due or not, whether contingent or not and whether alone or jointly with others, as principal, guarantor, surety or otherwise, under or in connection with the Transaction Documents, as such obligations may be extended, restated, prolonged, amended, renewed or novated from time to time;

Proceeds means, in relation to an Aircraft or any Loan for that Aircraft or, in the case of the Capital Markets Aircraft, the Capital Markets Facility:

(a)                           any and all amounts received or recovered under the Loan Agreements for that Aircraft or, in the case of any of the Capital Markets Aircraft, the Capital Markets Reimbursement Agreement (other than (i) prior to the occurrence of a Lease Termination Event which is continuing, scheduled payments of principal and interest, (ii) prior to the occurrence of a Lease Termination Event which is continuing, any indemnity payments, or (iii) any amounts received by application of clause 13);

(b)                           any Final Disposition Proceeds for that Aircraft;

(c)                            any and all other proceeds of enforcement of the Security Documents for that Aircraft;

(d)                           any Total Loss Proceeds for that Aircraft;

(e)                            any Requisition Proceeds for that Aircraft;

(f)                             any and all amounts received or recovered from AerCap Holdings upon enforcement of the Guarantee if and to the extent that it relates to an amount referred to in (a) above;

(g)                            any and all other amounts received by the ECA Agent, the Security Trustee or any Lender from any of the Obligors (whether directly or through a Borrower) pursuant to the Transaction Documents for that Aircraft;

Proceeds Account means, in respect of an Aircraft, the account of the Security Trustee with Credit Agricole Corporate and Investment Bank designated as such by the Security Trustee pursuant to clause 12.1 or such other account as the Security Trustee may designate as such from time to time by notice to the other parties hereto;

Prohibited Country means, in respect of any Aircraft, any state, country or jurisdiction which is subject from time to time to sanctions pursuant to any United Nations Sanctions Order, European Union imposed sanction, US Export Controls, the United Kingdom Export of Goods (Control) Order 1992, the Dual-Use and Related Goods (Export Control) (Amendment) Regulations 1997 pursuant to the European Communities Act 1972 or any statutory modification or re-enactment thereof or successor or similar or corresponding legislation then in effect in the United Kingdom, the French Republic or Germany, the effect of which, unless any applicable consents or licences have been obtained in relation to such Aircraft, prohibits any of the Principal AerCap Obligors or the relevant Lessee from exporting to and/or consigning for use of that Aircraft in that country;

Proposed Effective Date has the meaning specified in clause 7.2.1;

Proposed PA Assignment means the proposed assignment of the Airbus Purchase Agreement by AerCap Ireland in favour of AerCap A330 Holdings, or, as the case may be, an Alternative Principal AerCap Obligor as contemplated by clause 36 of this Agreement;

Purchase Date means, in respect of any Aircraft, the date on which that Aircraft is delivered by the Manufacturer;

Purchase Documents means, in respect of any Aircraft:

(a)                       where the Aircraft is to be purchased by the relevant Borrower on the Purchase Date from the Manufacturer pursuant to a Airbus Purchase Agreement Assignment and the Airbus Purchase Agreement or the AerVenture Purchase Agreement, that Airbus Purchase Agreement Assignment, the Airbus Bill of Sale for the Aircraft and the BFE Bill of Sale for the Aircraft;

(b)                      otherwise, the Bill of Sale for the Aircraft, the BFE Bill of Sale for the Aircraft, the Sale Agreement for the Aircraft, the Sale Acceptance Certificate for the Aircraft and the Airbus Bill of Sale for the Aircraft;

Qualifying ECA Premium means, in relation to ECGD and any ECA Loan, one hundred per cent. (100%) of the ECA Premium payable to ECGD for that ECA Loan;

Qualifying Expenses means Expenses of the nature referred to in paragraphs (a), (b), (c) and (d) of the definition thereof (but excluding Expenses referable to the cost of management time) which are incurred:

(a)                       in the case of clause 13.4, in connection with the collection of the relevant Total Loss Proceeds;

(b)                       in the case of clause 13.6, in connection with the collection of the relevant ECA Prepayment Proceeds;

(c)                        in the case of clause 13.7, in connection with the relevant Lease Termination Event and/or the collection of the relevant Proceeds; and

(d)                       in the case of clause 13.8, in connection with the collection of the relevant Guarantee Proceeds;

Qualifying LC means a letter of credit which is:

(a)                      issued by a Qualifying LC Issuer;

(b)                       denominated in Dollars;

(c)                        constitutes as first demand, irrevocable and absolute payment undertaking of the issuing bank payable on demand without proof or evidence of entitlement or loss required;

(d)                       has a non-cancellable term of not less than twelve (12) months; and

(e)                        is presentable for payment at sight at, an office of the Qualifying LC Issue in London or New York.

Qualifying LC Issuer means a first class international bank which has a credit rating of  A+ from Standard & Poor’s or the equivalent rating with Moody’s Investor Service or Fitch Ratings;

Qualifying Lessees means each of:

(a)                       Streamline Aircraft Leasing Limited;

(b)                       AerCap Ireland Asset Investment 2 Limited;

(c)                        AerVenture Export Leasing Limited;

(d)                       Mainstream Aircraft Leasing Limited;

(e)                        Geministream Aircraft Leasing Limited; and

(f)                         such other Lessee as the Security Trustee may from time to time, following a request being made by AerCap Holdings, agree is to be a “Qualifying Lessee” for the purposes of this Agreement;

Qualifying Sub-Lease Accounts means each of the Sub-Lease Accounts listed below and any other Sub-Lease Account which the Security Trustee may, from time to time, following a request being made by AerCap Holdings, agree is to be a “Qualifying Sub-Lease Account” for the purposes of this Agreement:

(a)                       in respect of Streamline Aircraft Leasing Limited:

(i)                           the Sub-Lease Account in respect of Maintenance Reserves for those three (3) Airbus A330-300 Aircraft bearing manufacturer’s serial numbers 1001 (MSN 1001), 1020 (MSN 1020) and 1052 (MSN 1052) bearing account number 116660406 (IBAN NL94RABO0116660406) held with Rabobank Utrecht (SWIFT RABONL2U);

(ii)                        the Sub-Lease Account in respect of security deposits for MSN 1001, MSN 1020 and MSN 1052 bearing account number 116324988 (IBAN NL94RABO0116324988) held with Rabobank Utrecht (SWIFT RABONL2U);

(iii)                     the Sub-Lease Account in respect of Maintenance Reserves for that one Airbus A330-300 Aircraft with manufacturer’s serial number 1201 (MSN 1201) bearing account number

157782174 (IBAN NL82RABO0157782174) held with Rabobank Utrecht (SWIFT RABONL2U);

(iv)                    the Sub-Lease Account in respect of security deposits for MSN 1201 bearing account number 157760545 (IBAN NL28RABO0157760545) held with Rabobank Utrecht (SWIFT RABONL2U);

(v)                       the Sub-Lease Account in respect of Maintenance Reserves for that one Airbus A330-300 Aircraft with manufacturer’s serial number 1206 (MSN 1206) bearing account number 158208951 (IBAN NL24RABO0158208951) held with Rabobank Utrecht (SWIFT RABONL2U);

(vi)                    the Sub-Lease Account in respect of security deposits for MSN 1206 bearing account number 158208978 (IBAN NL71RABO0158208978) held with Rabobank Utrecht (SWIFT RABONL2U);

(vii)                 the Sub-Lease Account in respect of Maintenance Reserves for that one Airbus A330-300 Aircraft with manufacturer’s serial number 1211 (MSN 1211) bearing account number 157782190 (IBAN NL38RABO0157782190) held with Rabobank Utrecht (SWIFT RABONL2U); and

(viii)              the Sub-Lease Account in respect of security deposits for MSN 1211 bearing account number 157782182 (IBAN NL60RABO0157782182) held with Rabobank Utrecht (SWIFT RABONL2U);

(b)                       in respect of AerCap Ireland Asset Investment 2 Limited:

(i)                           the Sub-Lease Account in respect of Maintenance Reserves for that one Airbus A320-200 Aircraft with manufacturer’s serial number 4143 (MSN 4143) bearing account number 116453664 (IBAN NL88RABO0116453664) held with Rabobank Utrecht (SWIFT RABONL2U);

(ii)                        the Sub-Lease Account in respect of security deposits for MSN 4143 bearing account number 115230629 (IBAN NL32RABO0115230629) held with Rabobank Utrecht (SWIFT RABONL2U);

(iii)                     the Sub-Lease Account in respect of Maintenance Reserves for that one Airbus A320-200 Aircraft with manufacturer’s serial number 4119 (MSN 4119) bearing account number 115229884 (IBAN NL68RABO0115229884) held with Rabobank Utrecht (SWIFT RABONL2U);

(iv)                    the Sub-Lease Account in respect of security deposits for MSN 4119 bearing account number 115229965 (IBAN NL15RABO0115229965) held with Rabobank Utrecht (SWIFT RABONL2U);

(v)                       the Sub-Lease Account in respect of Maintenance Reserves for that one Airbus A320-200 Aircraft with manufacturer’s serial number 4152 (MSN 4152) bearing account number 115230890 (IBAN NL66RABO00115230890) held with Rabobank Utrecht (SWIFT RABONL2U); and

(vi)                    the Sub-Lease Account in respect of security deposits for MSN 4152 bearing account number 116453362 (IBAN NL94RABO0116453362) held with Rabobank Utrecht (SWIFT RABONL2U);

(c)                        in respect of AerVenture Export Leasing Limited:

(i)                           the Sub-Lease Account in respect of Maintenance Reserves for that one Airbus A320-200 Aircraft with manufacturer’s serial number 4569 (MSN 4569) bearing account number 149975481 (IBAN NL84RABO0149975481) held with Rabobank Utrecht (SWIFT RABONL2U);

(ii)                        the Sub-Lease Account in respect of security deposits for MSN 4569 bearing account number 149975511 (IBAN NL50RABO0149975511) held with Rabobank Utrecht (SWIFT RABONL2U);

(iii)                     the Sub-Lease Account in respect of Maintenance Reserves for that one Airbus A320-200 Aircraft with manufacturer’s serial number 4686 (MSN 4686) bearing account number 112031323 (IBAN NL78RABO0112031323) held with Rabobank Utrecht (SWIFT RABONL2U); and

(iv)                    the Sub-Lease Account in respect of security deposits for MSN 4686 bearing account number 112031366 (IBAN NL81RABO0112031366) held with Rabobank Utrecht (SWIFT RABONL2U);

(d)                       in respect of Mainstream Aircraft Leasing Limited:

(i)                           the Sub-Lease Account in respect of Maintenance Reserves for that one Airbus A320-200 Aircraft with manufacturer’s serial number 4195 (MSN 4195) bearing account number 106164643 (IBAN NL20RABO0106164643) held with Rabobank Utrecht (SWIFT RABONL2U);

(ii)                        the Sub-Lease Account in respect of security deposits for MSN 4195 bearing account number 105836273 (IBAN NL16RABO0105836273) held with Rabobank Utrecht (SWIFT RABONL2U);

(iii)                     the Sub-Lease Account in respect of Maintenance Reserves for that one Airbus A320-200 Aircraft with manufacturer’s serial number 4249 (MSN 4249) bearing account number 105835501 (IBAN NL05RABO0105835501) held with Rabobank Utrecht (SWIFT RABONL2U); and

(iv)                    the Sub-Lease Account in respect of security deposits for MSN 4249 bearing account number 106164570 (IBAN NL51RABO0106164570) held with Rabobank Utrecht (SWIFT RABONL2U);

(e)                        in respect of Geministream Aircraft Leasing Limited:

(i)                           the Sub-Lease Account in respect of Maintenance Reserves for that one Airbus A330-300 Aircraft with manufacturer’s serial number 1077 (MSN 1077) bearing account number 152882626 (IBAN NL54RABO0152882626) held with Rabobank Utrecht (SWIFT RABONL2U); and

(ii)                        the Sub-Lease Account in respect of security deposits for MSN 1077 bearing account number 152882634 (IBAN NL32RABO0152882634) held with Rabobank Utrecht (SWIFT RABONL2U);

Qualifying Sub-Lease Account Report means a written report certified by the Chief Financial Officer of AerCap Holdings and detailing:

(a)                       the amounts which, in the absence of any Qualifying LC being provided pursuant to this clause 6.7.1 would have been deposited in each Qualifying Sub-Lease Account; and

(b)                       the then current balances standing to the credit of each Qualifying Sub-Lease Account;

Quiet Enjoyment Undertaking means, in respect of a Sub-Lease, a quiet enjoyment undertaking from the Security Trustee and the relevant Borrower to the relevant Sub-Lessee in the form set out in Schedule 9 or in such other form as the Security Trustee may agree from time to time, acting reasonably;

Quotation Date means, in relation to any period for which an interest rate is to be determined: (a) in the case of any amount owed or payable to the Primary Lender, the first day of such period; and (b) in the case of any amount owed or payable to any other party, the second Banking Day before the first day of such period;

Receiver means any receiver or receiver and manager appointed after the occurrence of a Termination Event by either Agent, the Security Trustee or the Majority Lenders pursuant to any Security Document;

Reference Banks means in respect of any ECA Loan Agreement in which the Primary Lender and/or Alternate Lender participates as an ECA Lender, Credit Agricole Corporate and Investment Bank, Barclays Bank plc and Citibank, N.A.; and in all other circumstances, Credit Agricole Corporate and Investment Bank, Barclays Bank PLC and the principal London office of BNP Paribas;

Reference Dates means the twenty fifth (25th) day of each calendar month of each year, and Reference Date means any of them, provided that if any such date is not a Banking Day, the relevant Reference Date shall instead be the next succeeding Banking Day, unless that next succeeding Banking Day falls in the next calendar month, in which case, it shall be the immediately preceding Banking Day;

Reinsurances has the meaning ascribed thereto in paragraph 10(a)(ii) of Schedule 7;

Relevant Event means any event which, with any one or more of the lapse of time, the giving of notice, or the making of a determination, would become a Termination Event;

Relevant Parties means the Borrower, ECGD and the ECA Finance Parties;

Relevant Rate means, in relation to any ECA Loan, the ten (10) or twelve (12) year (determined by reference to the Final ECA Repayment Date for that ECA Loan) Dollar rate as shown in the Financial Times five (5) Banking Days prior to the proposed ECA Drawdown Date for that ECA Loan;

Replacement Aircraft means any Aircraft approved by the Security Trustee as a Replacement Aircraft and substituted for an Aircraft pursuant to clause 10.7;

Replacement Part means, in respect of an Aircraft or Engine, any part installed on, incorporated in or attached to that Aircraft or Engine as a replacement part pursuant to the Operational Undertakings or the provisions of any relevant Sub-Lease and where title to that part has vested in the relevant Borrower in accordance with the Operational Undertakings or the provisions of any relevant Sub-Lease;

Representatives means the ECA Representatives and Representative means any of them;

Required Insurance Value means, in respect of an Aircraft and at any time of determination, one hundred and fifteen per cent. (115%) of the principal amount outstanding at that time in respect of the Loans for that Aircraft or, in the case of each of the Capital Markets Aircraft, one hundred and fifteen per cent. (115%) of the Capital Markets Required Redemption Amount for that Capital Markets Aircraft (to be determined as if the Capital Markets Notes were to be redeemed at the time of determination, but excluding any Make Whole Amount (as defined in each of the Capital Markets Reimbursement Agreements));

Requisition Proceeds means, in respect of an Aircraft, any monies and/or other compensation received by any Obligor or any Secured Party from any Government Entity (whether de jure or de facto) in relation to that Aircraft in the event of that Aircraft’s confiscation, restraint, detention, forfeiture, compulsory acquisition, seizure, requisition for title or requisition for hire by or under the order of any such Government Entity;

Sale Acceptance Certificate, in respect of an Aircraft, has the meaning ascribed to the term Acceptance Certificate in the Sale Agreement (if any) in relation to that Aircraft;

Sale Agreement means, in respect of an Aircraft, the aircraft sale and purchase agreement (if any) in respect of that Aircraft entered or to be entered into between the Seller in relation to that Aircraft and the relevant Borrower as buyer;

Scheduled Delivery Date means, in respect of an Aircraft, the date nominated in the relevant ECA Utilisation Notice for the delivery of that Aircraft from the Seller to the relevant Borrower;

Scheduled Delivery Month means, in respect of any Aircraft and subject to clause 2.2.2, the month specified opposite such Aircraft in Part 1 of Schedule 3;

Screen Rate means the British Bankers Association Interest Settlement Rate for the relevant currency and period displayed on the appropriate page of the Reuters screen selected by the ECA Agent (which in the case of the Citibank/Govco Aircraft shall be the Reuters screen page LIBOR01). If the relevant page is replaced or the service ceases to be available, the ECA Agent may (after consultation with the relevant ECA Lenders) obtain the rate for the relevant currency and period displayed on the applicable Bloomberg screen IRSB18 (Ask Rate);

Second Aircraft means the second Aircraft identified in Part 1 of schedule 3;

Secured Loan Obligations means the Secured Obligations excluding the Subordinated Secured Obligations;

Secured Obligations means any and all monies, liabilities and obligations (whether actual or contingent, whether now existing or hereafter arising, whether or not for the payment of money, and including any obligation or liability to pay damages and including any interest which, but for the application of any Bankruptcy Law, would have accrued on the amounts in question) which are now or which may at any time and from time to time hereafter be due, owing, payable or incurred or expressed to be due, owing, payable or incurred from or by any Obligor to any Secured Party or any Borrower under or in connection with any of the Transaction Documents including, for the avoidance of doubt, (i) any document, instrument or memorandum which is entered into in accordance with paragraph (f) of the definition of Transaction Documents in connection with an Approved Capital Markets Refinancing, and (ii) the Capital Markets Reimbursement Obligations (notwithstanding, in the case of each Borrower, that recourse against the Borrowers is limited pursuant to and in accordance with clause 23), and references to Secured Obligations includes references to any part thereof;

Secured Parties means together the ECA Finance Parties, ECGD and the Lessees and, where applicable in relation to the Capital Markets Aircraft only, includes a reference to the National Agent acting on behalf of ECGD, and Secured Party means any of them;

Security Assignment means, in respect of any Borrower, each security assignment (howsoever described) entered or to be entered into between that Borrower, as assignor, and the Security Trustee, as assignee, which shall be in substantially the form of the Security Assignments entered or to be entered into by the Principal Borrower on or about the Signing Date in the agreed form or otherwise in form and substance reasonably satisfactory to the Security Trustee;

Security Documents means, in respect of an Aircraft, together:

(a)                       each Security Assignment, the Borrower Floating Charge, the Borrower Share Charge, the Administration Agreement, the Declaration of Trust (if any) and the Comfort Letter, in each case, entered into by or in respect of the Borrower which is the owner of that Aircraft and to the extent that it relates to that Aircraft;

(b)                       each Security Assignment, the Borrower Floating Charge, the Borrower Share Charge, the Administration Agreement, the Declaration of Trust (if any) and the Comfort Letter, in each case, entered into by or in respect of the Principal Borrower;

(c)                        each Lessee Assignment (including for the avoidance of doubt any Intermediate Lessee Assignment) and each Lessee Share Charge, in each case, entered into by or in respect of a Lessee which is party to a Lease for that Aircraft and to the extent that it relates to that Aircraft;

(d)                       where a Lessee which is party to a Lease for that Aircraft has its State of Incorporation in The Netherlands, the Dutch Documents for that Lessee, to the extent that they relate to that Aircraft;

(e)                        the Mortgage for that Aircraft (if any) and the English Law Mortgage for that Aircraft and the related English Law Mortgage Letter;

(f)                         the Airframe Warranties Agreement for that Aircraft and the Engine Warranties Agreement for that Aircraft;

(g)                        the Purchase Documents for that Aircraft;

(h)                       any assignment of reinsurances for that Aircraft referred to in paragraph 10(m) of Schedule 7;

(i)                           the Guarantee, to the extent that it relates to that Aircraft;

(j)                          the Supplemental Security Assignment;

(k)                       the Sub-Lease Account Charge and any Dutch law supplemental deed of pledge or repledge which may, from time to time, be entered into in connection with the security interest which is created pursuant to the Sub-Lease Account Charge;

(l)                           where that Aircraft is subject to a Sub-Lease, the Assignment of Insurances for that Aircraft, the Deregistration Power of Attorney for that Aircraft (if any) and the Sub-Lease Account Charge for that Aircraft;

(m)                   where that Aircraft is subject to a Sub-Sub-Lease, the Subordination Acknowledgement for that Aircraft;

(n)                       each Additional Security Document, to the extent that it relates to that Aircraft;

(o)                       any other instrument, document or memorandum annexed to any of the documents referred to above or delivered pursuant thereto, to the extent that it relates to that Aircraft;

(p)                       any notice or acknowledgement required pursuant to the terms of any of the documents referred to above, to the extent that it relates to that Aircraft;

(q)                       any document, instrument or memorandum which (i) is executed and delivered in connection with a restructuring of all or any part of any of the documents referred to in this definition (including this part (q)) and is requested or consented to by a Principal AerCap Obligor, (ii) a Principal AerCap Obligor agrees constitutes a Security Document, or (iii) is entered into in substitution for or which amends, supplements, varies or novates all or any part of any of the documents referred to in this definition (including this part (q)) and is requested or consented to by a Principal AerCap Obligor, and means, generally, all of the foregoing in relation to all of the Aircraft, and Security Document shall be construed accordingly;

Security Period means the period commencing on the Signing Date and ending on the date upon which the Secured Obligations shall have been satisfied in full;

Security Trustee means Credit Agricole Corporate and Investment Bank, a société anonyme established under the laws of France with a capital social of 6,055,504,839 Euros, whose registered office is at 9 Quai du President Paul Doumer, 92920 Paris La Defense Cedex, France in its capacity as security trustee for the Secured Parties, together with its successors, permitted assignees and permitted transferees.  In respect of the Capital Markets Aircraft only, all references in this Agreement and the other Transaction Documents to the Security Trustee acting on the instructions of the ECA Lenders, the Lenders or the Majority Lenders (or similar) shall be interpreted as references to the Security Trustee acting on the instructions of the National Agent on behalf of ECGD;

Seller means, in respect of an Aircraft, the Manufacturer, AerCap Ireland, AerCap A330 Holdings, AerVenture or the relevant Alternative Principal AerCap Obligor (as applicable), being the person who sells that Aircraft to the relevant Borrower;

Share Charges means together each of the Borrower Share Charges and each of the Lessee Share Charges, and Share Charge means any of them;

Shareholder Funds means, at any time, the sum of AerCap Holdings’ share capital plus retained earnings (or, as applicable, accumulated deficit) minus AerCap Holdings’ OCL or, as applicable, plus AerCap Holdings’ OCI;

Signing Date means 30th December 2008;

SLB A320 Aircraft means all or any one of the two (2) Airbus A320 family Aircraft with manufacturer’s serial numbers 4195 and 4249 which are the subject of a separate purchase agreement between the Manufacturer and Aircraft Purchase Fleet Limited and those three (3) Airbus A320 family Aircraft with manufacturer’s serial numbers 4323, 4351 and 4372 which are the subject of a separate purchase agreement between the Manufacturer and Wizz Air which, the Security Trustee (acting on the instructions of the National Agent) has agreed are eligible for financing as SLB Aircraft pursuant to clause 37 of this Agreement;

SLB Aircraft means any aircraft which the Security Trustee (acting on the instructions of the National Agent) informs AerCap Holdings is eligible for financing pursuant to clause 37 of this Agreement, including, provided that the Export Credit Agencies consent to their financing hereunder, the Alitalia/AFS SLB Aircraft;

SLB Sub-Lessee means any counterparty to a purchase agreement with the Manufacturer (other than the Airbus Purchase Agreement) which wishes to sub-lease an SLB Aircraft from a Lessee pursuant to the arrangements described in clause 37 of this Agreement including, in the case of the Alitalia/AFS SLB Aircraft, Compagnia Aerea Italian S.p.A. and in the case of the VAA SLB Aircraft, Virgin Atlantic Airways Limited;

Standard means, in relation to any particular issue or matter, the standard which a reputable international aircraft operating lessor would apply in the applicable circumstances having regard, where relevant, to:

(a)                       the credit standing of the relevant or proposed Sub-Lessee or Sub-Sub-Lessee;

(b)                       the economic terms of the relevant or proposed Sub-Lease or Sub-Sub-Lease;

(c)                        the negotiating position of the relevant or proposed Sub-Lessee or Sub-Sub-Lessee and the AerCap Group and taking into account prevailing market conditions; and

(d)                       the rights and interests of ECGD and the Lenders in and to the Aircraft and under the Transaction Documents;

State of Incorporation means, in respect of any person, the state or country in which that person is incorporated and under whose laws it is existing and, if different, the state or country in which it has its principal place of business;

State of Registration means, in respect of any Aircraft, the state or country in which the Aircraft is registered from time to time pursuant to paragraph 1 of Schedule 7;

Sub-Lease means each sub-lease of an Aircraft entered into by a Lessee in accordance with clause 6.2;

Sub-Lease Account means, in respect of an Aircraft or a Sub-Lease, the Dollar account so designated held by the Lessee which is the lessor under that Sub-Lease with the Sub-Lease Account Bank for that Aircraft, and includes any redesignation and sub-accounts thereof;

Sub-Lease Account Bank means, Rabobank or in respect of an Aircraft and a Sub-Lease, such other bank or financial institution as may be nominated by the relevant Principal AerCap Obligor and approved by the Security Trustee (acting on the instructions of the National Agent) and includes its successors in title;

Sub-Lease Account Charge means, in respect of an Aircraft or a Sub-Lease, the charge, pledge or other Lien over the Sub-Lease Account for that Aircraft in form and substance reasonably satisfactory to the Security Trustee granted by:

(a)                       in the case of a lease structure where the Aircraft is leased by the Borrower to the Lessee pursuant to a Lease and sub-leased by the Lessee to a Sub-Lessee pursuant to a Sub-Lease, the Lessee in favour of the Borrower; and

(b)                       in the case of any lease structure for an Aircraft which involves one or more Intermediate Leases, by the Lessee which is the lessor under the Sub-Lease for that Aircraft (or such other Lessee in whose name the relevant Sub-Lease Account is opened) in favour of (i) the Borrower or (ii) with the consent of the Security Trustee, any other Lessee or Intermediate Lessee in such lease structure together with an acknowledgment of the Sub-Lease Account Bank thereto which shall confirm (without limitation) that, upon notification from the Security Trustee that a Trigger Event has occurred and is continuing, only the Security Trustee shall be entitled to withdraw or transfer monies from that Sub-Lease Account (or direct the same) and that it waives all rights of set off in relation to monies from time to time standing to the credit of that Sub-Lease Account;

Sub-Lease Credit Document means, in relation to any Sub-Lease, each letter of credit, guarantee or other similar credit enhancement document provided by any person to support or guarantee any of the obligations of the relevant Sub-Lessee under that Sub-Lease;

Sub-Lease Requirements means the requirements set out in Schedule 8;

Sub-Lessee has the meaning ascribed thereto in paragraph 1 of Schedule 8;

Sub-Lessee Notice and Acknowledgement means a notice in the form and terms of Schedule 1 to a Security Assignment together with an acknowledgement (if any) in the form and terms of Schedule 2 to that Security Assignment;

Sub-Lessee Security means, in respect of an Aircraft (i) any security deposit which has been paid or which is payable in cash by the relevant Sub-Lessee pursuant to any Sub-Lease for that Aircraft, and/or (ii) any letter of credit which any Lessee has procured the issue of in lieu of that security deposit, in each case, in accordance with the terms of that Sub-Lease;

Subordinated Debt means, in relation to each Principal AerCap Obligor at any time, that Principal AerCap Obligor’s indebtedness under all subordinated loan agreements entered into by that Principal AerCap Obligor, as shown in the accounts most recently provided to the Security Trustee pursuant to clause 5.2.3;

Subordinated Secured Obligations means the Secured Obligations to the extent owed to a Lessee;

Subordination Acknowledgement means each acknowledgement issued or to be issued by a Sub-Sub-Lessee to a Lessee as contemplated and required pursuant to paragraph 3.1.2 of Schedule 8;

Subsidiary means, in relation to any person, any other person:

(a)                           which is controlled, directly or indirectly, by the first mentioned person (and, for this purpose, a person shall be treated as being controlled by another if that other person is able to direct its affairs and/or control the composition of its board of directors or equivalent body);

(b)                           more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first mentioned person;

(c)                            which is a Subsidiary of another Subsidiary of the first mentioned person; or

(d)                           where the beneficial interest of such other person, if it is a trust, association or other unincorporated organisation, is more than fifty per cent. (50%) owned, directly or indirectly, by the first mentioned person;

Sub-Sub-Lease means a sub-sub-lease of the Aircraft entered into by a Sub-Lessee in accordance with clause 6.2;

Sub-Sub-Lessee has the meaning ascribed thereto in paragraph 1 of Schedule 8;

Sub-Sub-Lessee Notice means a notice in the form and terms of Schedule 8 to a Security Assignment;

Support Agreement means the guarantees, insurance or other support of the Borrower’s obligations under an ECA Loan issued or to be issued by ECGD pursuant to the guarantee agreement to be entered into between ECGD, the ECA Lenders and the National Agent;

Taxes and taxes means all present and future taxes, levies, imposts, duties (including, without limitation, customs duties), withholdings, assessments, fees or charges of any nature whatsoever, and wheresoever and by whomsoever imposed, together with any penalties, additions to tax, fines or interest with respect to any of the foregoing, and Tax, tax, Taxation and taxation shall be construed accordingly;

Technical Records means, in respect of an Aircraft, all technical data, manuals, computer records, logbooks and other records required to be maintained pursuant to any law or regulation or any requirement for the time being of the applicable Aviation Authority and relating to that Aircraft or any of its Engines or any of its Parts;

Termination Amount means any ECA Termination Amount;

Termination Event means, in respect of an Aircraft, any Lease Termination Event in respect of that Aircraft, any Borrower Termination Event in respect of that Aircraft and, if that Aircraft is a Capital Markets Aircraft, any Capital Markets Reimbursement Event (to the extent that it is not also a Lease Termination Event or a Borrower Termination Event), and means generally any of the foregoing in relation to any of the Aircraft;

Testing Date means:

(a)                       the last day of each semi-annual accounting period of AerCap Holdings;

(b)                       if clause (d) applies or in order to enable AerCap Holdings to establish that a Trigger Event is no long continuing, the last day of each relevant calendar month; and

(c)                        the date of each Drawdown Notice;

Third Aircraft means the third Aircraft identified in Part 1 of schedule 3;

Total Assets means, in relation to AerCap Holdings at any time, the total of AerCap Holdings’ assets, as shown in the accounts most recently provided to the Security Trustee pursuant to clause 7.2.3;

Total Loss with respect to any Aircraft, any Airframe or any Engine means:

(a)                       its actual, constructive, compromised, arranged or agreed total loss (including any damage thereto or requisition for use or hire which results in an insurance settlement on the basis of a total loss); or

(b)                       its destruction, damage beyond repair or being rendered permanently unfit for normal use for any reason whatsoever; or

(c)                        the requisition of title or other compulsory acquisition of that Aircraft, Airframe or Engine by any Government Entity (whether de jure or de facto), but excluding requisition for use or hire not involving requisition of title; or

(d)                       the hi-jacking, theft, disappearance, confiscation, detention, seizure, deprivation or requisition for use or hire of that Aircraft, Airframe or Engine which deprives any person permitted by this Agreement to have possession and/or use of the Aircraft, the Airframe or any Engine of its possession and/or use for more than one hundred and twenty (120) consecutive days, and a Total Loss of the Aircraft shall be deemed to have occurred if a Total Loss occurs with respect to the Airframe;

Total Loss Payment Date means, in respect of any Total Loss, the earlier of (a) one hundred and eighty (180) days after that Total Loss occurs or, in the case of a Total Loss resulting from any of the circumstances referred to in paragraph (d) of the definition of Total Loss, sixty (60) days after that Total Loss occurs, and (b) the date of receipt of the relevant Total Loss Proceeds;

Total Loss Proceeds means the proceeds of the hull Insurances in respect of an Aircraft or any compensation for a Compulsory Acquisition of an Aircraft, in each case, with respect to a Total Loss;

Transaction Documents means, in respect of an Aircraft, together:

(a)                       this Agreement, each Accession Deed, each Transfer Certificate and the Fees Letters, in each case, to the extent that it relates to that Aircraft;

(b)                       the Lease for that Aircraft, any Intermediate Lease for that Aircraft, any Lessee Novation entered into by a Lessee which is a party to that Lease and/or Intermediate Lease and any Borrower Novation entered into by a Borrower which is a party to that Lease;

(c)                        the Security Documents for that Aircraft;

(d)                       the ECA Utilisation Documentation for that Aircraft and, if that Aircraft is a Financed Aircraft, the ECA Drawdown Notice for the ECA Loan in respect of that Financed Aircraft;

(e)                        the Additional Transaction Documents, in each case, to the extent that it relates to that Aircraft;

(f)                         any recognition of rights agreement to which a Borrower, Lessee and/or ECA Finance Party are party to, in each case, to the extent that it relates to that Aircraft, including without limitation, the recognition of rights agreement in respect of each Citibank / Govco Aircraft entered into between, amongst others, Virgin Atlantic Airways Limited, the Principal Borrower, Streamline Aircraft Leasing Limited and the Security Trustee; and

(g)                        any document, instrument or memorandum which (i) is executed and delivered in connection with a restructuring of all or any part of any of the documents referred to in this definition (including this part (f)) and is requested or consented to by a Principal AerCap Obligor, (ii) AerCap Ireland agrees constitutes a Transaction Document, or (iii) is entered into in substitution for or which amends, supplements, varies or novates all or any part of any of the documents referred to in this definition (including this part (f)) and is requested or consented to by AerCap Ireland, and means, generally, all of the foregoing in relation to all of the Aircraft, and Transaction Document shall be construed accordingly;

Transfer Certificate means a certificate in the form set out in Schedule 11 or in such other form as the National Agent and AerCap Ireland may agree or, if ECGD is to become an ECA Lender, in such other form as shall be agreed by the National Agent and AerCap Ireland;

Transferee shall have the meaning given thereto in clause 31.3.1;

Transferor shall have the meaning given thereto in clause 31.3.1;

Trigger Event means the occurrence of any of the following events and circumstances:

(a)                       the Net Worth of AerCap Holdings is, as at any Testing Date, less than seven hundred and sixty million Dollars ($760,000,000);

(b)                       the ratio of the Shareholder Funds of AerCap Holdings to the Total Assets of AerCap Holdings is, at any Testing Date, less than fourteen per cent. (14%);

Trust Agreement means the Trust Agreement dated 22 November 2011 made between Streamline Aircraft Leasing Limited and Wells Fargo Bank Northwest, National Association as assigned in favour of Starstream Aircraft Leasing Limited pursuant to a Trust Assignment and Assumption Agreement dated 22 Febraury 2012;

Trust Documents means, in respect of an Aircraft, each Transaction Document for that Aircraft to which the Security Trustee is or becomes a party, other than this Agreement and the Loan Agreement for that Aircraft or, in the case of the Capital Markets Aircraft, the Capital Markets Documents (except for the Capital Markets ECGD Agency Agreements, which shall be a Trust Document), and means generally all of the foregoing, and Trust Document means each or any of them (as the context may require);

Trust Property means (i) the Trust Documents and the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Security Trustee under or pursuant to the Trust Documents or the other Transaction Documents, and (ii) all Proceeds and any other moneys, property or other assets paid or transferred to or vested in the Security Trustee or received or recovered by the Security Trustee pursuant to, or in connection with, any of the Trust Documents or the other Transaction Documents;

Trustee means Walkers SPV Limited, in its capacity as trustee of the trusts created pursuant to the Principal Declaration of Trust;

Unpaid Amount has the meaning given to that term in clause 4.7.1 of the relevant ECA Loan Agreement, clause 2.3 of the Capital Markets Reimbursement Agreement and/or clause 8.3.1 of the relevant Lease, as applicable;

Unutilised ECA Facility means, at any time, the ECA Facility Amount, as that amount may have been reduced by the amount of each ECA Loan made before that time;

US GAAP means the accounting principles, practices and policies generally adopted and accepted in the United States of America;

VAA SLB Aircraft means all or any one of the three (3) Airbus A330 family Aircraft identified as such in Part 8 of Schedule 3 which are the subject of a separate purchase agreement between the Manufacturer and Virgin Atlantic Airways Limited which, the Security Trustee (acting on the instructions of the National Agent) has agreed are eligible for financing as SLB Aircraft pursuant to clause 37 of this Agreement; and

Value Added Tax means value added tax as provided for in the United Kingdom Value Added Tax Act 1994 and legislation (whether delegated or otherwise) supplemental thereto or in any primary or subordinate legislation promulgated by the European Union or any body or agency thereof and any Tax similar or equivalent to value added tax imposed by any country other than the United Kingdom and any similar or turnover tax replacing or introduced in addition to any of the same.

1                        Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.1              Construction of certain terms

In this Agreement, unless the context otherwise requires:

(a)             references to clauses and schedules are to be construed as references to the clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

(b)             references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as from time to time amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties and (where that consent is, by the terms of this Agreement or the Transaction Document, required to be obtained as a condition to that amendment being permitted) the prior written consent of the Security Trustee;

(c)              references to a regulation (other than the Basle Paper and Basle II Paper) include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

(d)             words importing the plural shall include the singular and vice versa;

(e)              references to a time of day are to Paris time;

(f)               references to a person shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any state or any agency thereof;

(g)              references to a guarantee include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and guaranteed shall be construed accordingly;

(h)             references to any enactment shall be deemed to include references to that enactment as re-enacted, amended or extended; and

(i)                 the ejusdem generis rule shall not apply and accordingly the interpretation of general words shall not be restricted by being preceded by words including a particular class of acts, matters or things or by being followed by particular examples.

Schedule 2
The Lenders

The Financed Aircraft

Lender	Lending Office	ECA Portion expressed as a percentage of the ECA Portion and by Aircraft

(1) DekaBank Deutsche Girozentrale (in respect of the DekaBank Aircraft)	Mainzer Landstraße 16, 60325 Frankfurt am Main, Germany	In respect of the DekaBank Aircraft: 100%

(2) Credit Agricole Corporate and Investment Bank (in respect of all Aircraft other than the DekaBank Aircraft, the Capital Markets Aircraft) and that one Airbus A330-300 aircraft bearing manufacturers serial number 1077 (“MSN 1077”)

	Credit Agricole Corporate and Investment Bank Broadwalk House 5 Appold Street London EC2A 2DA	All Financed Aircraft other than the DekaBank Aircraft, the Capital Markets Aircraft and MSN 1077: 100% DekaBank Aircraft: 0% In respect of MSN 1077: 11.8%

(3) Apple Bank for Savings	122 East 42nd Street, 9th Floor New York NY 10168 United States of America	In respect of MSN 1077: 51.45%%

(4) Crédit Suisse (Luxembourg) S.A.	Crédit Suisse (Luxembourg) S.A. 56 Grand-Rue 1660 Luxembourg	In respect of MSN 1077: 36.75%

(5) Citibank, N.A. (in respect of the Citibank/Govco Aircraft)	388 Greenwich Street, 25th Floor, New York, New York 10013 United States of America	In respect of the Citibank/Govco Aircraft: TBD

(6) Govco LLC (in respect of the Citibank/Govco Aircraft)	388 Greenwich Street, 25th Floor, New York, New York 10013 United States of America	In respect of the Citibank/Govco Aircraft: TBD

The SLB A320 Aircraft

Lender	Lending Office	ECA Portion expressed as a percentage of the ECA Portion and by Aircraft

Credit Agricole Corporate and Investment Bank	Broadwalk House 5 Appold Street London EC2A 2DA	100%

The VAA SLB Aircraft

Lender	Lending Office	ECA Portion expressed as a percentage of the ECA Portion and by Aircraft

Credit Agricole Corporate and Investment Bank	Broadwalk House 5 Appold Street London EC2A 2DA	100%

Schedule 3
The Aircraft
Part 1 - The A330 Aircraft

(1) Scheduled Delivery Month	(2) Manufacturer’s Serial Number	(3) Aircraft Type	(4) Maximum Aircraft Amount USD million
Apr-09	TBD	A330-300	89.3
May-09	TBD	A330 -200	73.9
Jun-09	TBD	A330 -200	73.9
Sep-09	TBD	A330 -200	74.3
Sep-09	TBD	A330 -200	74.3
Oct-09	TBD	A330 -200	71.5
Oct-09	1058	A330-300	N/A
Nov-09	1065	A330-300	N/A
Dec-09	1072	A330-300	N/A
Jan-10	TBD	A330 -200	77.6
Jan-10	TBD	A330-300	87.9
Feb-10	TBD	A330-300	91.6
Apr-10	TBD	A330-300	85.6
Jun-10	TBD	A330-300	92.1
Jul-10	TBD	A330 -200	79.0
Sep-10	TBD	A330-300	91.2
Sep-10	TBD	A330-300	94.4
Nov-10	TBD	A330 -200	76.7
Dec-10	TBD	A330-300	90.7
Feb-11	TBD	A330-300	90.7
Apr-11	TBD	A330-300	94.0
Jul-11	TBD	A330-200	77.1
Jan-12	TBD	A330-300	92.6
Feb-12	TBD	A330-300	92.6
Apr-12	TBD	A330-300	93.0
May-12	TBD	A330-300	93.0
Jan-13	TBD	A330-300	94.4
Feb-13	TBD	A330-300	94.4

Part 2 - The DekaBank Aircraft

(1) Scheduled Delivery Month	(2) Manufacturer’s Serial Number	(3) Aircraft Type	(4) Maximum Aircraft Amount USD million
Apr-09	1001	A330-300	89.3
May-09	1014	A330 -200	73.9
Jun-09	1020	A330 -200	73.9
Sep-09	1045	A330 -200	74.3

Part 3 - The SLB A320 Aircraft

(1) Scheduled Delivery Month	(2) Manufacturer’s Serial Number	(3) Aircraft Type	(4) Maximum Aircraft Amount USD million
Mar-10	4195	A320-200	35
Mar-10	4249	A320-200	35
Jun-10	4323	A320-200	34
Jun-10	4351	A320-200	33
Jul-10	4372	A320-200	33

Part 4 - The Alitalia/AFS SLB Aircraft

(1) Scheduled Delivery Month	(2) Manufacturer’s Serial Number	(3) Aircraft Type	(4) Maximum Aircraft Amount USD million
Jun-10	4075	A320-200	31.5
Jun-10	4143	A320-200	31.5
Jun-10	4152	A320-200	31.5
Jun-10	4108	A320-200	31.5
Jun-10	4119	A320-200	31.5

Part 5 - The Capital Markets Aircraft

(1) Scheduled Delivery Month	(2) Manufacturer’s Serial Number	(3) Aircraft Type
Oct-09	1058	A330-300
Nov-09	1065	A330-300
Dec-09	1072	A330-300

Part 6 - The AerVenture Aircraft

(1) Scheduled Delivery Month	(2) Manufacturer’s Serial Number	(3) Aircraft Type	(4) Maximum Aircraft Amount USD million
Jan-11	4569	A320-200	35.70
May-11	4686	A320-200	37.40

Part 7 - The Citibank/Govco Aircraft

(1) Scheduled Delivery Month	(2) Manufacturer’s Serial Number	(3) Aircraft Type	(4) Maximum Aircraft Amount USD million
Feb-11	1201	A330-300	90.0
Mar-11	1206	A330-300	90.0
Mar-11	1215	A330-300	90.0
Jun-11	1231	A330-300	90.0

Part 8 - The VAA SLB Aircraft

(1) Scheduled Delivery Month	(2) Manufacturer’s Serial Number	(3) Aircraft Type	(4) Maximum Aircraft Amount USD million
Feb-11	1195	A330-300	90.0
Mar-11	1206	A330-300	90.0
Apr-11	1215	A330-300	90.0

Schedule 4
ECA Utilisation Notice

To:	Credit Agricole Corporate and Investment Bank
9 Quai du Président Paul Doumer
92920 Paris La Défense Cedex
France

	Facsimile No:	+33 (0)1 41 89 91 96 and +33 (0)1 41 89 85 75
	Attention:	Head of Transportation Group and DFS / MO

From:	[AerCap Holdings N.V. (AerCap)

Facility Agreement dated [              ] and made between, amongst others, you and AerCap, as amended, supplemented or acceded to from time to time (the Agreement)

AerCap hereby gives notice in accordance with clause 3.1.1 of the Agreement that it wishes to utilise an ECA Loan and that:

(a)                       the proposed ECA Drawdown Date for that ECA Loan is [              ];

(b)                       the proposed Final ECA Repayment Date for that ECA Loan is [              ];

(c)                        the amount of the proposed ECA Loan is [              ];

(d)                       the details of the relevant Financed Aircraft are: [type], [manufacturer’s serial number], [proposed registration mark], [Engine Manufacturer], [Engine type], [Engine manufacturer’s serial numbers];

(e)                        [the proposed Sub-Lessee of that Financed Aircraft is [              ] and its principal place of business is [              ] [and the proposed Sub-Sub-Lessee of that Financed Aircraft is [              ] and its principal place of business is [              ]];

(f)                         that Financed Aircraft will initially be registered in [              ] and it is [not] proposed that there will be a Mortgage over that Financed Aircraft;

(g)                        the anticipated Aircraft Purchase Price for that Financed Aircraft is [              ];

(h)                       the identity of each Borrower and Lessee to be party to the Transaction Documents for that Financed Aircraft are [name and jurisdiction and any other relevant information];

(i)                           [we attach hereto a Certified Copy of the [latest draft]/[executed version] of the proposed Sub-Lease for that Financed Aircraft]; and

(j)                          the relevant Principal AerCap Obligor in respect of the proposed ECA Loan and the Financed Aircraft specified above is [              ].

Terms used herein defined in the Agreement have the same meanings herein.

[AERCAP HOLDINGS N.V.]

By:
Name:
Title:

Schedule 5 - IDERA
Form of Irrevocable De-registration and Export Request Authorisation

 [insert date]

To:                             [Insert name of Registry Authority]

Re:                             Irrevocable De-Registration and Export Request Authorisation

The undersigned is the registered [operator] [owner] of the Airbus [              ] A330 [A320] aircraft bearing manufacturer’s serial number [•] and registration [•] (together with all installed, incorporated or attached accessories, parts and equipment the Aircraft).

This instrument is an irrevocable de-registration and export request authorisation issued by the undersigned in favour of [insert name of Security Trustee] (the Authorised Party) under the authority of Article 25 of the Consolidated Text of the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters specific to Aircraft Equipment. In accordance with that Article, the undersigned hereby requests:

(a)                       recognition that the authorised party or the person it certifies as its designee is the sole person entitled to:

(i)                            procure the de-registration of the aircraft from the [insert name of aircraft register] maintained by the [insert name of registry authority] for the purposes of Chapter III of the Convention on International Civil Aviation, signed at Chicago, USA on 7 December 1944; and

(ii)                         procure the export and physical transfer of the aircraft from [insert name of country]; and

(b)                       confirmation that the authorised party or the person it certifies as its designee may take the action specified in paragraph (a) above on written demand without the consent of the undersigned and that, upon such demand, the authorities in [insert name of country] shall co-operate with the authorised party with a view to the speedy completion of such action.

The rights in favour of the authorised party established by this instrument may not be revoked by the undersigned without the written consent of the authorised party.

Please acknowledge your agreement to this request and its terms by appropriate notation in the space provided below and by lodging this instrument in [insert name of registry authority].

[insert name of operator/owner]

Agreed to and lodged this	By: [insert name of signatory]

[insert date]	Its: [insert title of signatory]

[insert relevant notational details]

Schedule 6
ECA Loan Agreement

Schedule 7
Operational Undertakings

1                       Registration, title and nameplates

(a)             The Lessee shall:

(i)                           ensure that Aircraft is registered with the Aviation Authority in a country which is not, at the time of that registration, a Prohibited Country;

(ii)                        ensure that the relevant Borrower’s ownership interest in the Aircraft is registered, recorded and noted in the register maintained by the Aviation Authority to the fullest extent possible in accordance with Applicable Laws of the State of Registration;

(iii)                     subject to paragraph 1(c) below, ensure that a Mortgage is executed and that that Mortgage is registered and/or the interest of the Security Trustee in the Aircraft is registered, in each case, in the register (if any) maintained by the Aviation Authority and, in each case, to the fullest extent possible in accordance with Applicable Laws of the State of Registration, and the Borrower agrees, as soon as reasonably practicable following a written request by the Lessee, to execute that Mortgage; and

(iv)                    ensure that the Aircraft is habitually based in a Habitual Base which is not, at the time of entering into the related Sub-Lease, a Prohibited Country; and

(v)                       ensure that Aircraft is not flown to or within a Prohibited Country.

(b)             There shall be no change in the State of Registration of the Aircraft unless and until the Lessee provides an opinion of counsel acceptable to the Security Trustee (acting in accordance with the instructions of the ECA Agent which, in turn, is acting on the instructions of all of the ECA Lenders (acting reasonably), in the case of the Financed Aircraft, or the National Agent on behalf of ECGD, in the case of the Capital Markets Aircraft), in form and substance reasonably satisfactory to the Security Trustee, addressed to the Security Trustee, with respect to the laws of the new State of Registration, subject to customary qualifications and assumptions.

(c)              If:

(i)                           the Taxes, fees, costs and expenses referred to in clauses 14.4 and 14.5 would, in relation to any individual Mortgage for an Aircraft and/or any registration contemplated by paragraph 1(h) below, exceed twenty thousand Dollars ($20,000); and

(ii)                        the Security Trustee has received (in a reasonably satisfactory form) a legal opinion from counsel acceptable to the Security Trustee (acting reasonably) in the State of Incorporation of the relevant Sub-Lessee and (if applicable) Sub-Sub-Lessee and, if different, the Habitual Base for that Aircraft demonstrating that the rights of the Security Trustee to terminate the relevant Sub-Lease and (if applicable) Sub-Sub-Lease and repossess that Aircraft pursuant to the Security Documents for that Aircraft give at least equivalent protection as the rights the Security Trustee would have enjoyed if (A) in the case of a Mortgage, a Mortgage had been executed and registered, and/or (as applicable) (B) in the case of any registration contemplated by paragraph 1(h) below, that registration had been effected (in each case, subject to customary exclusions and qualifications), then, unless any of the Finance Parties elect to pay the amount by which such Taxes, fees, costs and expenses exceed twenty thousand Dollars ($20,000), the Lessee shall not be required to procure the execution and/or registration of a Mortgage for that

Aircraft and/or (as applicable) the relevant registration contemplated by paragraph 1(h) below.

(d)             The Lessee shall not do or knowingly permit to be done anything that would jeopardise the rights of the relevant Borrower as owner of the Aircraft (or of the Security Trustee as mortgagee) or that would prejudice or cancel any registration required by this Agreement and shall cause to be taken all actions necessary or reasonably requested by the Security Trustee (acting in accordance with the instructions of the ECA Agent which, in turn, is acting on the instructions of all of the ECA Lenders, in the case of the Financed Aircraft, or the National Agent on behalf of ECGD, in the case of the Capital Markets Aircraft) to prevent the rights of the relevant Borrower as owner of the Aircraft (or of the Security Trustee as mortgagee) from being jeopardised, and shall not do or permit to be done anything which, or omit to do anything the omission of which, would or would be likely to prejudice any material right that the relevant Borrower or the Security Trustee may have against the Manufacturer, the relevant Engine Manufacturer, any maintenance provider or any supplier or manufacturer of the Aircraft or any part thereof under the Purchase Documents, the documents constituting the Engine Warranties (as defined in the relevant Engine Warranties Agreement) or any other agreement in respect of the Aircraft or any part thereof. Subject always to clause 14.6, at the reasonable request of the Security Trustee (acting in accordance with the instructions of the ECA Agent which, in turn, is acting on the instructions of all of the ECA Lenders, in the case of the Financed Aircraft, or the National Agent on behalf of ECGD, in the case of the Capital Markets Aircraft), the Lessee will do all acts and things (including making any filing, registration or recording with the Aviation Authority or any other Government Entity or as required to comply with any Applicable Law) and execute, notarise, file, register and record all documents as may be required by the Security Trustee (acting in accordance with the instructions of the ECA Agent which, in turn, is acting on the instructions of all of the ECA Lenders, in the case of the Financed Aircraft, or the National Agent on behalf of ECGD, in the case of the Capital Markets Aircraft) and which it is possible for the Lessee to do under Applicable Laws of the State of Registration to establish, maintain, perfect, protect and preserve the rights and interests of the relevant Borrower or of the Security Trustee as mortgagee and in the Aircraft.

(e)              The Lessee shall affix, maintain and shall not cover up (or permit to be covered up) a fireproof plate (having dimensions of not less than 10 cm. x 7 cm.) in a prominent position on the flight-deck or cockpit of the Aircraft and in a prominent position on each of its Engines stating:

“THIS AIRCRAFT IS OWNED BY [  ], IS LEASED TO [  ], IS SUBLEASED TO [INSERT NAME OF SUB-LESSEE] AND IS MORTGAGED TO CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK”.

(f)               The Lessee shall not hold itself out to any third party as owner of the Aircraft or any part of it, and when any third party inquires as to the ownership of the Aircraft or any part thereof, it will make clear to that third party that title to the same is held by the relevant Borrower subject to the Mortgage for the Aircraft (if any) and the English Law Mortgage for the Aircraft. The Lessee shall not at any time represent or hold out any Indemnitee as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation of carriage (whether for hire or reward, or gratuitously) that may be undertaken by the Lessee, any Sub-Lessee or any Sub-Sub-Lessee.

(g)              The Lessee has no authority to pledge, and shall not pledge, the credit of any Indemnitee for any fees, costs or expenses connected with any maintenance, overhaul, repairs, replacements or modifications to the Aircraft or any part thereof or otherwise connected with the use or operation of the Aircraft or any part thereof.

(h)             The Lessee will execute, deliver, notarise and legalise all documents and take all actions (including making any filing, recording or registration with the Aviation Authority or any other Government Entity or as required to comply with any Applicable Law and amending any Transaction Document) as may from time to time be required by the Security Trustee (acting in accordance with the instructions of the ECA Agent which, in turn, is acting on the instructions of all of the ECA Lenders (acting reasonably), in the case of the Financed Aircraft, or the National Agent on behalf of ECGD, in the case of the Capital Markets Aircraft) to establish, maintain, preserve, perfect and protect the rights and interests of the Relevant Parties in the Aircraft and the Transaction Documents including as requested by the Relevant Agent if in the State of Registration, the Habitual Base or the jurisdiction of incorporation of the Lessee or the Lessor there is, or is brought into force, any legislative or other provisions giving effect to the Geneva Convention or otherwise relating to recognition of rights in aircraft.

(i)                 If at any time any of the State of Registration or the jurisdiction of incorporation of the Lessee or the relevant Borrower, is, or becomes, a Contracting State to the Cape Town Convention and either:

(i)                           the Contracting State has made any declaration under the Cape Town Convention which may, in any way, affect the determination of priority (including the protection of any existing priority) of any rights (including pre-existing rights), title and interests of the Relevant Parties hereunder or under any of the Transaction Documents which constitute or create an International Interest or National Interest in accordance with the provisions of the Cape Town Convention; or

(ii)                        any amendment and/or repeal of any part of the Cape Town Convention is adopted by any such jurisdiction(s) which, in the opinion of the ECA Finance Parties or ECGD, necessitates the registration of any or all of the Transaction Documents which constitute or create an International Interest or National Interest in accordance with the provisions of the Cape Town Convention, the Lessee shall, upon the request of the Security Trustee (acting in accordance with the instructions of the ECA Agent which, in turn, is acting on the instructions of all of the ECA Lenders, in the case of the Financed Aircraft, or the National Agent on behalf of ECGD, in the case of the Capital Markets Aircraft) cause:

(A)                     all of the Transaction Documents which constitute or create an International Interest or a National Interest to be duly registered in accordance with the provisions of the Cape Town Convention; and

(B)                     all other filings and recordings and all such other action including the entry into of new documentation necessary to constitute the leasing of the Aircraft under this Agreement or any Security as International Interests or National Interests under the Cape Town Convention which, in the case of Security, may be in addition to or in substitution for the Security contemplated as at the date of this Agreement, to protect and perfect the respective rights, title and interests of the Relevant Parties hereunder and thereunder.

(j)                Where the Cape Town Convention permits any of the Parties to consent or to agree to a provision of the Cape Town Convention applying or not applying, the Lessee agrees that the terms of any such new documentation will provide for the Lessee’s consent or agreement as required by the Security Trustee (acting in accordance with the instructions of the ECA Agent which, in turn, is acting on the instructions of all of the ECA Lenders, in the case of the Financed Aircraft, or the National Agent on behalf of ECGD, in the case of the Capital Markets Aircraft). The Lessee consents to the registration of any Prospective International Interests, International Interests and National Interests from time to time arising under this Agreement, the Transaction Documents at the International Registry and shall co-operate with the ECA Finance Parties and ECGD and procure that any relevant third party which is not an ECA

Finance Party or ECGD (including any sublessee) takes all actions necessary on its part to ensure that:

(i)                           all International Interests, Prospective International Interests and National Interests which the Security Trustee requires to be registered are promptly registered at the International Registry with the priority required by the Security Trustee (acting in accordance with the instructions of the ECA Agent which, in turn, is acting on the instructions of all of the ECA Lenders, in the case of the Financed Aircraft, or the National Agent on behalf of ECGD, in the case of the Capital Markets Aircraft); and

(ii)                        all International Interests, Prospective International Interests, National Interests and Non-Consensual Rights or Interests which the Lessor requires to be removed or discharged are promptly removed or discharged.

The Lessee shall be responsible for all costs and expenses incurred by ECGD and the Administrative Parties in connection with any registrations, recordings or filings contemplated in this paragraph (j);

(k)             Subject to sub-paragraph (m) below, the Lessee undertakes promptly on delivery of each Aircraft from the Manufacturer, or, as the case may be, upon any registration being effected pursuant to sub-paragraph (j) above to submit an IDERA for recordation by the Aviation Authority. Following recordation by the Aviation Authority, the Lessee shall return the IDERA to the Security Trustee.

(l)                 The Lessee undertakes not to execute or submit an IDERA for recordation in favour of any creditor other than the relevant Borrower or the Security Trustee without the Security Trustee’s prior written consent (acting in accordance with the instructions of the ECA Agent which, in turn, is acting on the instructions of all of the ECA Lenders, in the case of the Financed Aircraft, or the National Agent on behalf of ECGD, in the case of the Capital Markets Aircraft).

(m)         The Lessee shall not be obliged to submit an IDERA for recordation by the Aviation Authority where the ECA Finance Parties and ECGD have received confirmation from legal counsel reasonably acceptable to the ECA Finance Parties and ECGD in the relevant jurisdiction that it is not customary for aircraft owners, operators or any other party to submit an IDERA for recordation by the Aviation Authority in the relevant jurisdiction.

2                       Liens

The Lessee shall not create or permit to arise or subsist any Lien (other than Permitted Liens) over or with respect to the Aircraft or any part thereof and shall as soon as reasonably practicable, at its own expense, discharge or procure the discharge of any such Lien if the same shall exist at any time. The Lessee shall not attempt or hold itself out as having any power to sell, charge, lease or otherwise dispose of or encumber the Aircraft or any of its Engines or Parts other than as permitted under this Agreement or any other Transaction Document.

3              Information and records

(a)             The Lessee shall keep, or procure that there are kept, the Technical Records and shall keep as part thereof accurate, complete and current records of all flights made by the Aircraft, each of its Engines and each of its Parts, and of all maintenance and repairs carried out on the Aircraft, each of its Engines and each of its Parts, in accordance with the Standard. During any Off-Lease Period, the Technical Records shall be kept and maintained in English. In addition, if, upon the expiry or other termination of any Sub-Lease, the Technical Records are then not wholly in English, the Lessee shall procure that they are as soon as reasonably practicable translated into English. Except as required by Applicable Law, the Technical Records shall be the property of the relevant

Borrower and shall be subject to the Mortgage (if any) for the Aircraft and the English Law Mortgage for the Aircraft.

(b)             The Lessee shall as soon as reasonably practicable on becoming aware of the same notify the Security Trustee of:

(i)                           any Total Loss with respect to the Aircraft, its Airframe or any of its Engines;

(ii)                        any loss, theft, damage or destruction of or to the Aircraft or any part thereof if the potential cost of repairs or replacement could reasonably be expected to exceed the Damage Notification Threshold or its equivalent in any other currency; and

(iii)                     any loss, arrest, hijacking, confiscation, seizure, requisition, impound, taking in execution, detention or forfeiture of the Aircraft.

4                       Lawful and safe operation

The Lessee will:

(a)             ensure that each Sub-Lease contains provisions in relation to the lawful and safe operation of the Aircraft that are consistent with the Standard; and

(b)             not permit the Aircraft to be operated or used at any time for any illegal purpose or in an illegal manner, or operated or located in an area excluded from coverage by the Insurances.

5                       Inspections

(a)             During the course of formulating a Sub-Lease, the Lessee, based on its knowledge and experience, will define intervals at which it will inspect the Aircraft. At the commencement of any Sub-Lease, the Lessee shall inform the Security Trustee of such inspection interval. In the event that there is any change in the inspection intervals during the term of such Sub-Lease, the Lessee shall as soon as reasonably practicable inform the Security Trustee of such change. Upon completion of such inspections, the Lessee shall provide a copy of the inspection report to the Security Trustee, together with any conclusions that might (i) impact on or indicate a change to the Lessee’s ability to repossess the Aircraft; or (ii) result in non-compliance with the terms of the Sub-Lease; or (iii) in the Lessee’s sole opinion have a substantive effect on the market value or marketability of the Aircraft.

(b)             Where the inspection report indicates any of the above, the Lessee shall inform the Security Trustee of what action the Lessee is taking to rectify the situation and shall continue to inform the Security Trustee of any actions until the Lessee, in its sole opinion, is satisfied that such conclusions are no longer relevant.

(c)              If the Security Trustee (acting in accordance with the instructions of the ECA Agent which, in turn, is acting on the instructions of all of the ECA Lenders (acting reasonably), in the case of the Financed Aircraft, or the National Agent on behalf of ECGD, in the case of the Capital Markets Aircraft) wishes to inspect the Aircraft (i) at any time when a Trigger Event has occurred and is continuing, outside the intervals referred to in paragraph (a) above, and/or (ii) because it is not satisfied with any information provided to it pursuant to paragraph (a) and/or paragraph (b) above, the Lessee shall procure that the Security Trustee or its duly authorised agent is provided with access to the Aircraft for such purpose.

(d)             The Lessee shall ensure that it is entitled under the terms of the relevant Sub-Lease, on receiving notice from the Security Trustee, to require that the relevant Sub-Lessee permits the Security Trustee or its duly authorised agent to inspect the relevant Aircraft, its Technical Records and/or its Engines whenever the Security Trustee is entitled to do so pursuant to paragraph (c) above but subject to reasonable notice and no interruption of the operation of the Aircraft. To the extent practicable, any such inspection shall be co-ordinated so as to take place at the same time as the Lessee is conducting its inspection. The Security Trustee shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection.

(e)              All inspections undertaken by the Security Trustee or its duly authorised agent as contemplated by this paragraph 5 shall be at the cost of the Borrowers.

6                       Prevention of arrest

The Lessee will not do, and will use all reasonable endeavours to prevent, any act which could reasonably be expected to result in the Aircraft or any of its Engines being arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory Lien or other claim or otherwise taken from the possession of the Lessee, any Sub-Lessee or any Sub-Sub-Lessee and, if any such arrest, confiscation, seizure, taking, impounding, forfeiture or detention occurs, the Lessee will give the Security Trustee written notice thereof as soon as reasonably practicable, and will make all reasonable efforts to procure the prompt release of the Aircraft and each of its Engines.

7                       Maintenance and repair - general

The Lessee shall procure that the Aircraft is not operated in any manner whatsoever other than by (a) a Sub-Lessee or Sub-Sub-Lessee in possession of a valid, current and up to date Air Operator’s Certificate for aircraft of the same type as the Aircraft, or (b) during any Off-Lease Period, duly qualified pilots and crew employed by the Lessee and possessing all certificates and licenses required by Applicable Law. The Lessee shall perform or cause to be performed all service, inspection, maintenance, modification, storage, repair and overhaul in accordance with the Maintenance Programme and in a maintenance facility approved by AerCap Ireland in accordance with the Standard.

8                       Parts; Engines; modifications and related matters

The Lessee shall be entitled to, and may permit any Sub-Lessee or Sub-Sub-Lessee to:

(a)             substitute and/or replace Parts, on a temporary or permanent basis;

(b)             pool Parts;

(c)              make modifications to the Aircraft; and

(d)             remove, interchange, pool, install, substitute and/or replace any Engine, on a temporary or permanent basis,

provided, in each case, that:

(i)                           such action is consistent with the Standard; and

(ii)                        title to any Engine or Part is retained by the Borrower and subject to the Mortgage (if any) and the English Law Mortgage, unless the Borrower has obtained title to a replacement Engine or Part having the same or higher standard in terms of serviceability, airworthiness and fitness for use as the Engines or Part that it replaced. Upon such a transfer, such replaced Engine or Part shall, without further act, become subject to the Mortgage (if any) and the English Law Mortgage, and title to the replaced Engine or Part shall vest in the Lessee free from Borrower’s Liens, Finance Party Liens and the Liens constituted by the Security Documents;

9                       Title

From the time when the relevant Borrower acquires title to the Aircraft from the Seller pursuant to the Purchase Documents, title to the Aircraft shall remain vested in the relevant Borrower subject to the Mortgage and Permitted Liens and any assignment, charge, transfer of title, sale or disposal the relevant Borrower may make in accordance with this Agreement. Save as aforesaid, the relevant Borrower gives no condition, warranty or representation in respect of title to or its interest in the Aircraft, and all such conditions, warranties or representations, expressed or implied, statutory or otherwise, are hereby expressly excluded.

10                Insurances - obligation to insure

(a)             General

The Lessee shall effect and maintain or cause to be effected and maintained in full force and effect insurances on and with respect to the Aircraft that comply with the provisions of this Agreement. The Lessee further agrees that such insurances shall reflect prudent industry practice in the international aviation insurance market for air carriers comparable to the relevant operator operating the same type of aircraft as the Aircraft on similar routes and shall be effected and maintained with insurers and reinsurers and/or through brokers, in each case, of recognised standing in the London, Paris or New York market or otherwise reasonably satisfactory in all respects to the Security Trustee.

The insurances will be effected either:

(i)                           on a direct basis with insurers of recognised standing who normally participate in aviation insurances in the leading international insurance markets and led by internationally recognised and reputable underwriter(s); or

(ii)                        with a single internationally recognised and reputable insurer or group of internationally recognised and reputable insurers who does not retain the risk but effects substantial reinsurance with reinsurers in the leading international insurance markets and through brokers each of internationally recognised standing in the international aviation insurance markets for a percentage which is consistent with prudent market practice but shall not be less than ninety per cent. (90%), except in respect of an Aircraft on lease to a Sub-Lessee or Sub-Sub-Lessee incorporated in the People’s Republic of China in which case reinsurance shall be for a percentage not less than sixty six per cent. (66%) (the Reinsurances).

(b)             Hull insurance with respect to the Aircraft

The Lessee shall obtain and maintain, or cause to be obtained and maintained, with respect to the Aircraft the following insurance coverage:

(i)                           “Hull All-Risks” of loss or damage while flying and on the ground with respect to the Aircraft on an “agreed value” basis for an amount not less than the Required Insurance Value;

(ii)                        “All-Risks” (including “War and Allied Risk” except when on the ground or in transit other than by air) property insurance on all Engines and Parts when not installed on the Aircraft on an “agreed value” basis for their full replacement value and including engine test and running risks; and

(iii)                     “Hull War and Allied Perils” as per and as wide as LSW555D including if generally available at a commercially reasonable rate and otherwise permitted confiscation and requisition by the State of Registration on an “agreed value” basis for an amount not less than the Required Insurance Value, with a hull deductible of not more than one million Dollars ($1,000,000) or such higher deductible as shall be industry standard applied by ‘all risks’ underwriters from time to time.  All such insurance coverage shall be in Dollars.

(c)              Terms specific to hull insurance

The Insurances required under paragraph 10(b) above shall be provided on an “agreed value” basis and the policies shall, to the extent not in conflict with AVN 67B or any replacement or equivalent thereof:

(i)                           include the relevant Borrower, the relevant Lessee(s) and the Security Trustee acting on behalf of the Finance Parties and ECGD as additional insureds for their respective rights and interests (the Hull Additional Insureds) with the Security Trustee named as Sole Loss Payee;

(ii)                        include a loss payable section that provides that all insurance proceeds in respect of a Total Loss shall be settled in Dollars and paid to the Security Trustee as Sole Loss Payee or its designee;

(iii)                     be subject to such exclusions and deductibles as are consistent with prudent market practice;

(iv)                    not contain any right on the part of the insurers to replace the Aircraft,

and the certificate of insurance will show all aggregate or overall limits applicable to war risks and spares insurance.

In the event that separate insurances are arranged to cover the “Hull All-Risks” insurance and the “Hull War-Risks” and related insurances, the underwriters subscribing to that insurance agree that, in the event of any dispute as to whether a claim is covered by the “Hull All-Risks” or “Hull War-Risks” policies, that claim be settled on a 50/50 claim funding basis in accordance with AVS103 (or similar).

(d)             Liability insurance with respect to the Aircraft

(i)                           The Lessee shall obtain and maintain or cause to be obtained and maintained a policy or policies of comprehensive insurance covering third party legal liability, bodily injury and property damage, passenger legal liability, baggage, cargo and mail for a combined single limit of not less than $900,000,000 in respect of any A330 Aircraft and $600,000,000 in respect of any SLB A320 Aircraft, any Alitalia/AFS SLB Aircraft or any AerVenture Aircraft, for any one accident, that policy or policies to cover war risks and allied perils in accordance with extended coverage endorsement AVN.52(E) with an extended aggregate coverage limit of not less than $900,000,000 in respect of any A330 Aircraft and $600,000,000 in respect of any SLB A320 Aircraft, any Alitalia/AFS SLB Aircraft or any AerVenture Aircraft any one occurrence and in the annual aggregate.

(ii)                        The policies evidencing the Insurance required under paragraph 10(d)(i) above shall, to the extent not in conflict with AVN 67B or any replacement or equivalent thereof:

(A)                     include each of the Indemnitees as additional insureds (the Liability Additional Insureds) for their respective rights and interests;

(B)                     provide that all the provisions thereof, except the limits of liability, shall operate to give each of the Liability Additional Insureds the same protection as if there were a separate policy issued to, and covering, each of the Liability Additional Insureds; and

(C)                     be primary and without right of contribution from other insurance that may be available to any of the other Liability Additional Insureds.

(e)              Provisions relating to all Insurances

The policies evidencing any of the Insurances required under this Agreement shall, to the extent not in conflict with AVN 67B or any replacement or equivalent thereof:

(i)                           provide that the Insurances shall not be invalidated, so far as concerns any of the Hull Additional Insureds and the Liability Additional Insureds (collectively the Additional Insureds and each an Additional Insured), by any action or inaction or omission (including misrepresentation and nondisclosure) by the Lessee, any Sub-Lessee or any other person that results in a breach of any term, condition or warranty of that policy, provided that the Additional Insured so protected has not caused, contributed to or knowingly condoned the action, inaction or omission, as the case may be;

(ii)                        specifically reference this Agreement and the other relevant Transaction Documents;

(iii)                     provide for worldwide coverage (subject only to such exceptions as are customary in insurance coverage carried by the relevant operator);

(iv)                    provide that, upon payment of any loss or claim to or on behalf of any Additional Insured, the respective insurer shall to the extent and in respect of that payment be thereupon subrogated to all legal and equitable rights of that Additional Insured indemnified hereby (but not against any other Additional Insured), provided that that insurer shall not exercise such rights without the consent of the indemnified Additional Insured;

(v)                       provide that none of the Additional Insureds shall be liable for any premiums in respect thereof and that the insurers shall waive any right of set-off or counterclaim against the Additional Insureds except in respect of unpaid premiums in respect of the Aircraft;

(vi)                    provide that the insurers shall as soon as reasonably practicable notify the Security Trustee in the event of cancellation of, or any material change in, the Insurances or any act, omission or event that might invalidate or render unenforceable the Insurances, or in the event that any premium or instalment of premium shall not have been paid when due, and that the Insurances shall continue unaltered for the benefit of each Additional Insured for at least thirty (30) days after written notice by registered mail of that cancellation, change, act, omission, event or non-payment of premium or instalment thereof shall have been sent by the Insurer to the Security Trustee except in the case of War Risks for which seven (7) days notice (or such period as may be customarily available in respect of War Risks or Allied Perils) will be given; and

(vii)                 provide coverage with respect to losses and claims in connection with any change of year, date or time to the fullest extent as customary in the worldwide aviation insurance market, including date recognition limited coverage clauses AVN 2001 and AVN 2002.

(f)               Information

On or before the Delivery Date for the Aircraft and as soon as reasonably practicable after each renewal of the Insurances, the Lessee shall provide the Security Trustee with (in each case, in English or accompanied by a certified translation into English) certificates of insurance and a broker’s or insurer’s letter of undertaking that (i) evidence to the satisfaction of the Security Trustee that the insurances are and will continue in full force after the Delivery Date or the renewal date (as the case may be) for such period as shall then be stipulated, and (ii) contain such other certifications and undertakings as are customarily provided to lessors and secured financiers by the relevant insurance brokers.

(g)              Other insurance; no Lien

(i)                           The Lessee shall not, and shall procure that no Sub-Lessee or other person shall, without the prior written consent of the Security Trustee, maintain insurances with respect to the Aircraft or any of its Engines other than as required under this Agreement if the maintenance thereof would adversely affect any Indemnitee’s interests hereunder or under any of the Insurances in any material respect.

(ii)                        The Lessee shall not, and shall procure that no Sub-Lessee or other person shall, sell, assign, dispose of or create or permit to exist any Lien over the Insurances, or its interest therein, save as may be constituted by this Agreement and the other Transaction Documents.

(h)             Failure to insure

If at any time insurances are not in full force and effect in compliance with all provisions of this Agreement, the Security Trustee shall be entitled but not bound (without prejudice to any other rights that it may have or acquire under this Agreement by reason of that failure):

(i)                           to pay any premiums due or to effect or maintain insurances satisfactory to the Security Trustee, or otherwise remedy that failure in such manner as the Security Trustee consider appropriate, and the Lessee shall as soon as reasonably practicable reimburse the Security Trustee in full for any amount so expended by the Security Trustee; and/or

(ii)                        at any time while that failure is continuing, to require the Aircraft to remain at any airport, or to proceed to and remain at any airport, designated by the Security Trustee until that failure is remedied.

(i)                 Settlement of claims

Where AVN67B or any replacement or equivalent thereof does not apply, the Lessee will not settle or permit settlement of any claims arising under any of the Insurances in excess of an amount in any currency equal to $7,000,000 in respect of any claim in respect of an A330 Aircraft and $5,000,000 in respect of a SLB A320 Aircraft or a AerVenture Aircraft, or any Alitalia/AFS SLB Aircraft, or make or permit any payment in connection therewith without the prior written consent of the Security Trustee. Subject to AVN67B or any replacement or equivalent thereof, the proceeds of insurances in respect of a Total Loss of the Aircraft or the Airframe shall be paid to the Security Trustee for application in accordance with this Agreement. The proceeds of insurances in respect of any loss other than a Total Loss of the Aircraft or the Airframe shall (a) if that loss is less than $7,000,000 in respect of any claim in respect of an A330 Aircraft and $5,000,000, in respect of a SLB A320 Aircraft, any Alitalia/AFS SLB Aircraft or a AerVenture Aircraft, be paid to such parties as may be necessary to repair the Aircraft or to the Lessee in reimbursement of the cost of repair of the Aircraft, or (b) if that loss is greater than $7,000,000 in respect of any claim in respect of an A330 Aircraft and $5,000,000, in respect of a SLB A320 Aircraft, any Alitalia/AFS SLB Aircraft or a AerVenture Aircraft, be paid to such parties as may be necessary to repair the Aircraft or to the Security Trustee for application in accordance with clause 15.3.

(j)                Self-insurance

The Lessee and any Sub-Lessee or Sub-Sub-Lessee shall be entitled to self-insure the amount of any deductible under the Insurances with prior written consent of the Security Trustee (not to be unreasonably withheld or delayed).

(k)             Post-termination

With effect from the expiry or termination of the leasing of the Aircraft under the relevant Lease, for a period ending on the earlier of (i) the second anniversary of the date of that expiry or termination, and (ii) the date of completion of the first Heavy Maintenance Check for the Aircraft after the date of that expiry or termination, the Lessee shall effect and maintain (or procure) for the benefit of the relevant Borrower, each Finance Party and any other Indemnitee requested by the Security Trustee, as additional named insureds, the liability Insurance required by this Agreement. The obligation of the Lessee to effect and maintain (or procure) that Insurance shall continue notwithstanding the Lessee ceasing to be a user, operator and/or owner of the Aircraft.

(l)                 Reinsurance

If and for so long as the Insurances required by this Agreement are effected through reinsurances, such reinsurances will be on the same terms as the original insurances.

(m)         Cut-through clause

If and for so long as the hull Insurances required by this Agreement are effected through reinsurances, such reinsurances shall, if available in the local jurisdiction of the Sub-Lessee or Sub-Sub-Lessee (as applicable) contain a “cut-through” clause in a form consistent with prudent market practice and satisfactory to the Security Trustee (acting reasonably) and, if the same is customarily required and/or obtained by the AerCap Group from the relevant Insurer, AerCap Ireland shall procure that that Insurer shall execute, for the ultimate benefit of the Security Trustee, an assignment of reinsurances for the Aircraft in form and substance satisfactory to the Security Trustee.

(n)             Change in insurance practice

(i)                           If there is a material change in the generally accepted industry-wide practice with regard to the insurance of aircraft or any material change with respect to the insurance of aircraft based or operated in any jurisdiction in which the Aircraft may then be based or operated such that the Security Trustee shall be of the reasonable opinion (based upon the advice (the Advice) of reputable international insurance advisers of good standing and repute, experienced in the field of commercial aviation insurances and (as applicable) experienced and reputable legal advisers qualified in the relevant jurisdictions to opine on matters related to commercial aviation, in each case as appointed by the Security Trustee with the Borrowers being responsible for the cost of that Advice) that the Insurances required pursuant to this Agreement are insufficient (bearing in mind the interests of the Additional Insureds and generally adopted practice in the aviation industry), the insurance requirements set forth in this Agreement shall be amended so as to include such additional or varied requirements as may be agreed between the Lessee and the Security Trustee, each acting reasonably.

(ii)                        If, at any time, the Insurances required under this Agreement in relation to third party war and allied perils liability risks cease, or will cease, to be available in the leading aviation insurance market on a per occurrence basis, then if there occurs any event that gives rise to a claim under such Insurances in relation to the Aircraft or any other aircraft operated by the Lessee which reduces the remaining aggregate cover applicable to such Insurances below the required liability coverage amount of not less than $1,000,000,000 the Lessee shall, if requested by the Security Trustee, either (a) cause to be reinstated in an amount at least equal to the required liability coverage amount of not less than $1,000,000,000 the coverage in relation to such Insurances, or (b) take steps available to it to ground the Aircraft and ensure that the Aircraft is covered by such ground risk coverage as is customary in accordance with normal industry practice in an amount at least equal to that required under this Agreement.

(iii)                     If, at any time, any of the Insurances required by this Agreement cease, or will cease, to be available on commercially reasonable terms in the leading aviation insurance market, the Security Trustee and the Lessee agree to hold good faith discussions at that time for a period of up to seven (7) Banking Days (or such longer period as the parties may agree) to ascertain what alternatives (if any) to such Insurances exist which can be obtained by the Lessee on commercially reasonable terms and which protect the respective interests of the relevant Borrower, ECGD and the ECA Finance Parties having regard to market practice at the relevant time. Neither the relevant Borrower nor any ECA Finance Party shall be under any obligation to take any action, grant consents or waivers or take other steps if to do so (a) would or would be likely to involve it in any unlawful activity or would involve it in any Loss or Tax disadvantage unless indemnified to its satisfaction by the Borrowers, who shall have been counter-indemnified by the Lessees with such counter-indemnity being guaranteed under the Guarantee, or (b) would or might reasonably be expected to result in the rights, title and interests of the ECA Finance Parties, ECGD and the Borrowers (or any of them) in and to the Aircraft and/or under any Transaction Document being materially adversely affected.

Schedule 8
Sub-Lease requirements

1                       Sub-Lessee or Sub-Sub-Lessee

Each sub-lessee (Sub-Lessee) and each sub-sub-lessee (Sub-Sub-Lessee) shall be a person:

1.1             holding all relevant certificates and consents for the operation of the Aircraft whose State of Incorporation is not located in a Prohibited Country and which is not subject to any Lessee Insolvency Event, in each case, as at the time of entering into such Sub-Lease or Sub-Sub-Lease; or

1.2             otherwise approved in writing by the ECA Agent (acting on the instructions of the National Agent).

2                       Sub-Lease terms

2.1             Payments

Each Sub-Lease shall require the payment of rent in Dollars in such amounts which are either:

(a)            sufficient (assuming no change in prevailing interest and/or exchange rates from the date on which the determination of that sufficiency is made) to enable the relevant Borrower to pay (i) in the case of a Financed Aircraft, on each ECA Repayment Date for the ECA Loan for that Financed Aircraft an amount equal to not less than seventy five per cent. (75%) of the relevant ECA Repayment Instalment payable on that ECA Repayment Date, or (ii) in the case of a Capital Markets Aircraft, on each Capital Markets Payment Date an amount equal to not less than seventy five per cent. (75%) of the relevant Capital Markets Payment payable on that Capital Markets Payment Date which is attributable to that Capital Markets Aircraft; or

(b)            provided that the term of the Sub-Lease does not exceed three (3) years and no Trigger Event has occurred and is continuing, reflective of rents generally available in the operating lease market for new leases of the same type and age of aircraft as the Aircraft for the same or a similar term and to operators of the same or a similar standing to the relevant Sub-Lessee.

2.2             Operational Undertakings

Each Sub-Lease shall contain provisions corresponding in all material respects with (or imposing more onerous obligations on the Sub-Lessee than) the Operational Undertakings, other than:

(a)             any covenants or undertakings which relate to the execution, registration, perfection, filing, notarising, recording or the taking of any other action in respect of any Mortgage, any English Law Mortgage, any Security Document or the rights and interests of the Security Trustee, ECGD or any ECA Finance Party under any Transaction Document; or

(b)             any covenants or undertakings which relate to the reimbursement or indemnification of the Security Trustee in respect of any costs or expenses of the type referred to in the Operational Undertakings or to the giving of any notice to the Security Trustee; or

(c)              any provisions which contain references to the exercise by the Security Trustee of any discretion or which refer or relate to any act, matter or thing being acceptable to, consented to, by or approved by the Security Trustee.

In addition, the definition of Permitted Lien (or the equivalent thereof) in any Sub-Lease may include any Liens created or arising by or through, or as a result of any act or omission of, any person other than the Sub-Lessee, except any such Liens which are created or arise as a result of matters for which the Sub-Lessee is responsible under the terms of the Sub-Lease, by way of any formulation thereof which is consistent with the Standard.

2.3             Governing law

The relevant Lessee shall use all reasonable efforts to procure that the governing law of the Sub-Lease shall be English law or New York law. However, the governing law may be the law of another country if the legal opinion (of counsel qualified in that country) states that the Sub-Lease constitutes binding and enforceable obligations of the Sub-Lessee under that law (that opinion may be subject to qualifications acceptable to the Lessee, acting in accordance with the Standard).

2.4             Additional documents

Any ancillary documents or letter agreements entered into by the relevant Lessee with the Sub-Lessee shall not contain any provisions which conflict with or qualify the provisions of this Schedule 8.

2.5             Language

Each Sub-Lease shall be in English.

2.6             No sale

No Sub-Lease shall confer any ownership right, title or interest to or in the Aircraft, including, without limitation, by means of a purchase option at a nominal price unless any purchase option is expressly subject to the Lessee obtaining title to the Aircraft under the Lease.

3                       Sub-Sub-Leases

The following conditions shall be satisfied in relation to any Sub-Sub-Lease which is not a wet lease which satisfies the requirements of paragraph 5 below:

3.1             The Sub-Sub-Lease shall provide that:

3.1.1   the Sub-Sub-Lease is subject and subordinate to the then current Sub-Lease in all respects and the rights of the Sub-Sub-Lessee under the Sub-Sub-Lease are subject and subordinate in all respects to the rights of the relevant Lessee under then current Sub-Lease; and

3.1.2   prior to delivery of the Aircraft to the Sub-Sub-Lessee (as a condition precedent thereto), the Sub-Sub-Lessee shall provide an acknowledgement to the relevant Lessee (in a form satisfactory to the Security Trustee, acting reasonably) confirming its agreement to this provision and confirming that its rights to possession of the Aircraft under the Sub-Sub-Lease will terminate immediately upon the termination of the then current Sub-Lease, and that it will redeliver the Aircraft to the relevant Lessee upon notification from that Lessee that an event of default (howsoever described) under the then current Sub-Lease has occurred and that it has, as a result thereof, terminated the Sub-Lessee’s right to possession of the Aircraft under the then current Sub-Lease (the Subordination Acknowledgement), and, in each case, the same shall be valid and enforceable as a matter of all Applicable Laws, subject to customary exclusions and qualifications.

3.2             Notwithstanding the Sub-Sub-Lease, the relevant Sub-Lessee shall remain fully liable and responsible for performing, and procuring observance of and compliance with, all of its obligations under the relevant Sub-Lease.

3.3             The relevant Lessee shall or shall procure that the relevant Sub-Lessee shall deliver a Sub-Sub-Lessee Notice forthwith to the Sub-Sub-Lessee and evidence to the reasonable satisfaction of the Security Trustee that:

3.3.1   that Sub-Sub-Lessee Notice has been served on and received by the Sub-Sub-Lessee; and

3.3.2   if the assignments contemplated by the Lessee Assignment(s) which relates to the Aircraft and/or the Security Assignment which relates to the Aircraft respectively would otherwise not be permitted, the Sub-Sub-Lessee shall have consented to such assignments.

3.4             As soon as reasonably practicable after its execution, the Lessee shall provide the Security Trustee with a copy of the signed Sub-Sub-Lease.

4                       Additional Sub-Lease requirements

The following conditions shall be satisfied in relation to any Sub-Lease:

4.1             There is executed and delivered by the relevant Lessee and the Sub-Lessee an Assignment of Insurances and, where the same is available and advisable under Applicable Law, a Deregistration Power of Attorney, together with such other documents and/or authorisations as may be necessary or advisable as a matter of Applicable Law of the State of Registration of the Aircraft to ensure that the Security Trustee is able to exercise that Lessee’s rights thereunder at all times when a Lease Termination Event has occurred and is continuing.

4.2             The relevant Lessee shall execute and deliver a Sub-Lessee Notice and Acknowledgement forthwith to the Sub-Lessee and shall:

4.2.1   evidence to the reasonable satisfaction of the Security Trustee that:

(a)             that Sub-Lessee Notice and Acknowledgement has been served on and received by the Sub-Lessee; and

(b)             if the assignments contemplated by the Lessee Assignment(s) which relates to the Aircraft and/or the Security Assignment which relates to the Aircraft respectively would otherwise not be permitted, the Sub-Lessee shall have consented to such assignments; and

4.2.2   use all reasonable endeavours to procure that the Sub-Lessee issues the Sub-Lessee Notice and Acknowledgement to, amongst others, the Security Trustee in return for the issue to the Sub-Lessee of the Quiet Enjoyment Undertaking.

4.3             The Lessee shall execute and deliver an Insurance Notice forthwith to the Insurer and shall:

4.3.1   evidence to the reasonable satisfaction of the Security Trustee that:

(a)             that Insurance Notice has been served on and received by the Insurer; and

(b)             if the assignments contemplated by the Lessee Assignment(s) which relates to the Aircraft and/or the Security Assignment which relates to the Aircraft respectively would otherwise not be permitted, the Insurer shall have consented to such assignments; and

4.3.2   use all reasonable endeavours to procure that the Insurer issues an Insurance Acknowledgement to, amongst others, the Security Trustee.

4.4             The Lessee provides opinions of counsel satisfactory to the Security Trustee (acting reasonably), in form and substance reasonably satisfactory to the Security Trustee, addressed to the Security Trustee, with respect to the laws of the State of Incorporation of the Sub-Lessee, subject to customary qualifications and assumptions.

4.5             The Lessee shall put, or shall permit the Security Trustee to put, to such legal counsel such further questions, including by way of a jurisdictional questionnaire, as the Security Trustee may, acting reasonably and after having consulted with in-house counsel of AerCap Ireland, wish to have answered in connection with the proposed leasing of the Aircraft into such jurisdictions and the rights and interests of the ECA Finance Parties, ECGD and the Borrowers in connection therewith.

4.6             As soon as reasonably practicable after its execution, the relevant Lessee shall provide the Security Trustee with a copy of the signed Sub-Lease.

5                       Wet Leases

A Sub-Sub-Lease of the Aircraft which is a wet lease shall satisfy the following conditions:

5.1             The Aircraft shall be operated solely by regular employees of the relevant Sub-Lessee possessing all certificates and licenses that are required by Applicable Law.

5.2             The Aircraft shall be subject to insurance coverage which complies with the requirements of this Agreement and the relevant Sub-Lease.

5.3             The Aircraft shall be maintained by the relevant Sub-Lessee in accordance with requirements of the relevant Sub-Lease.

5.4             The Aircraft shall not be subject to any change in the State of Registration.

Schedule 9
Quiet Enjoyment Undertaking

[Insert name and address of Sub-Lessee]

Dated: [   ]

Dear Sirs

One (1) Airbus [   ] Aircraft msn [   ] (the Aircraft)

Reference is made to:

1                               an aircraft lease agreement dated [   ] between you, as lessee, and [   ], as lessor (the Operating Lessor), in respect of the Aircraft (the Lease Agreement);

2                               [a lease agreement dated [   ] between the Operating Lessor, as lessee, and [   ], as lessor (the Intermediate Lessor) in respect of the Aircraft (the Intermediate Lease Agreement);]

3                               a lease agreement dated [   ] between the [Operating Lessor]/[Intermediate Lessor], as lessee, and [   ], as lessor (the Lessor) in respect of the Aircraft (the Head Lease Agreement);

4                               [the lessee assignment dated of even date herewith between the Operating Lessor, as assignor, and the Intermediate Lessor, as assignee, pursuant to which the Operating Lessor has assigned absolutely by way of security to the Intermediate Lessor all its right, title and interest in and to, inter alia, the Lease Agreement (the Intermediate Lessee Assignment);]

5                               the lessee assignment dated of even date herewith between the [Operating Lessor]/[Intermediate Lessor], as assignor, and the Lessor, as assignee, pursuant to which the [Operating Lessor]/[Intermediate Lessor] has assigned absolutely by way of security to the Lessor all its right, title and interest in and to, inter alia, [the Lease Agreement]/[the Intermediate Lease Agreement and the Intermediate Lessee Assignment] (the Lessee Assignment); and

6                               the security assignment dated [   ] between the Lessor, as assignor, and Credit Agricole Corporate and Investment Bank as security trustee (the Security Trustee), as assignee, pursuant to which the Lessor has assigned absolutely by way of security to the Security Trustee all its right, title and interest in and to, inter alia, the Head Lease Agreement and the Lessee Assignment.

[The Intermediate Lessor hereby undertakes that, subject to no [Event of Default] (as that term is defined in the Lease Agreement) having occurred and being continuing, neither the Intermediate Lessor, nor any person lawfully claiming through the Intermediate Lessor, will disturb your lawful use, possession and quiet enjoyment of the Aircraft during the [Term] (as that term is defined in the Lease Agreement).]

The Lessor hereby undertakes that, subject to no [Event of Default] (as that term is defined in the Lease Agreement) having occurred and being continuing, neither the Lessor, nor any person lawfully claiming through the Lessor, will disturb your lawful use, possession and quiet enjoyment of the Aircraft during the [Term] (as that term is defined in the Lease Agreement).

The Security Trustee hereby undertakes that, subject to no [Event of Default] (as that term is defined in the Lease Agreement) having occurred and being continuing, neither the Security Trustee, nor any person lawfully claiming through the Security Trustee, will disturb your lawful use, possession and quiet enjoyment of the Aircraft during the [Term] (as that term is defined in the Lease Agreement).

This letter will be governed by and construed in accordance with English law.

Please countersign this letter in order to confirm your agreement to the arrangements contained herein.

Yours faithfully

[For and on behalf of

[ • ]

as Intermediate Lessor

Name:

Title:]

For and on behalf of

[ • ]

as Lessor

Name:

Title:

For and on behalf of

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Security Trustee

Name:

Title:

Agreed and accepted.

For and on behalf of

[•]

Name:

Title

Schedule 10
Part I : Conditions precedent - initial

1.              Principal documents

(a)                       An original of this Agreement duly executed by the parties thereto;

(b)                       a duly executed original of the Guarantee;

(c)                        a duly executed original of each of the Fees Letters;

(d)                       a duly executed original of the Principal Borrower Share Charge, together with originals of the share certificates of the Principal Borrower, as referred to therein, and duly executed originals of the letters of resignation, irrevocable proxy, undated share transfer forms and other ancillary documents referred to therein;

(e)                        a duly executed original of the Principal Borrower Floating Charge, together with duly executed originals of the notices and acknowledgements referred to therein;

(f)                         a duly executed original of the Initial Administration Agreement;

(g)                        a duly executed original of the Principal Declaration of Trust;

(h)                       a duly executed original of the Initial Comfort Letter;

(i)                           a duly executed original of a Security Assignment for the Principal Borrower, together with duly executed originals of the notices and acknowledgements referred to therein.

2.              Corporate documents

For each AerCap Obligor and each Borrower, a certificate signed by a director or the company secretary setting out the specimen signature of those persons authorised to sign the Transaction Documents to which it is or is to be a party and attaching, and certifying as true copies of the originals, copies of:

(a)           its certificate of incorporation and constitutional documents;

(b)           subject to the final sub-paragraph of this paragraph 2, the resolutions of its board of directors approving the execution and performance of each Transaction Document to which it is or is to be a party;

(c)            if required, the resolutions of its shareholders approving the execution and performance of each Transaction Document to which it is or is to be a party;

(d)           a power of attorney appointing those persons authorised to sign on its behalf each Transaction Document to which it is or is to be a party; and

(e)            in the case of AerCap Holdings, the ECA Agent shall have further received, by no later than the earlier of (i) the date on which the ECA Loan Agreement in respect of the first ECA Loan is entered into and (ii) the date which falls two (2) Banking Days after the date of the next meeting of the board of directors of AerCap Holdings which follows the date of execution of this Agreement) a ratifying board resolution passed by the board of directors of AerCap Holdings and authorising the execution of this Agreement, the Guarantee and those other Transaction Documents entered into by AerCap Holdings on the date of execution of this Agreement, in form and substance reasonably satisfactory to the ECA Agent.  In the event that this condition precedent is not satisfied within the foregoing time limits, the Parties agree that an ECA Utilisation Block Event shall be deemed to have occurred.

3.              Cayman Islands Tax exemption

(a)                       Subject to paragraph 3(b) below, a certificate of tax exemption in respect of the Principal Borrower from the appropriate Cayman Islands authorities.

(b)                       The condition precedent outlined in paragraph 3(a) above has been waived by the Finance Parties only on the terms that it will be satisfied to the satisfaction of the ECA Agent by no later than the earlier of (i) the date on which the first ECA Loan Agreement in respect of the first ECA Loan is entered into; and (ii) forty (40) days after the Signing Date.  In the event that the condition precedent outlined in paragraph 3(a) above is not satisfied within the foregoing time limits, the Parties agree that an ECA Utilisation Block Event shall be deemed to have occurred.

4.              Process agent letters

(a)                       Letters from Freshfields Bruckhaus Deringer or such other process agent as may be agreed with the Security Trustee accepting its appointment as agent for service of process in England for each Principal Lessee and AerCap Ireland; and

(b)                       letters from Norose Notices Limited accepting its appointment as agent for service of process in England for the Principal Borrower.

5.              Legal opinions

Legal opinions from:

(a)                       Norton Rose LLP, English, French and Dutch counsel to the Lenders;

(b)                       Walkers, Cayman Islands counsel, in relation to the Principal Borrower and the Initial Manager;

(c)                        McCann FitzGerald, Irish counsel, in relation to the Principal AerCap Obligors; and

(d)                       in-house opinion from AerCap Holdings.

Part II: Conditions precedent to each Loan

1.              Representations and warranties and KYC requirements

(a)                       All representations and warranties made (or deemed repeated) by or on behalf of the relevant Borrower and each relevant Lessee in clause 6, by AerCap Holdings in the Guarantee and by any Alternative Obligor under the relevant Accession Deed shall be true and accurate on the ECA Drawdown Date with reference to the circumstances and facts existing on the ECA Drawdown Date.

(b)                       All such documentation and information from the relevant Borrower as reasonably requested by the Security Trustee and/or each ECA Lender in respect of its ‘Know Your Customer’ checks, anti-money laundering checks and similar requirements.

2.              Principal documents

Duly executed originals of all ECA Utilisation Documentation for the relevant Aircraft.

3.              Lessee Share Charge

A duly executed original of each Lessee Share Charge, together with originals of the share certificates of each Principal Lessee, as referred to therein, and duly executed originals of the letters of resignation, irrevocable proxy, undated share transfer forms and other ancillary documents referred to therein;

4.              Support Agreements

The Support Agreement which shall be in full force and effect (it being acknowledged and agreed by the AerCap Obligors that it is a condition to the issuance of any Support Agreement that ECGD shall have confirmed its agreement to the basis upon which any Lessee, Sub-Lessee or customer furnished equipment is installed on the Aircraft which is the subject of such Support Agreement).

5.              Corporate documents

The documents referred to in paragraph 2 of Part I, in relation to each Obligor which is a party to any ECA Utilisation Documentation for the Aircraft.

6.              Process agent letters

The documents referred to in paragraph 4 of Part I, in relation to each Obligor which is a party to any ECA Utilisation Documentation for the Aircraft.

7.              Insurances

A certificate of the applicable Insurer in respect of the Insurances together with a letter of undertaking to the extent that the Insurances are placed through an insurance broker, and, if the Aircraft is reinsured, a reinsurance broker’s letter of undertaking and a certificate of reinsurance, evidencing compliance with the requirement of this Agreement or otherwise in form and substance reasonably acceptable to the Security Trustee.

8.              Aircraft registration documents

Evidence of registration of the Aircraft with the applicable Aviation Authority.

9.              Documents and evidence relating to the purchase and delivery of the Aircraft

(a)                       Evidence that the Aircraft has not suffered a Total Loss;

(b)                       a commercial invoice for the Aircraft (including the installed Buyer Furnished Equipment and, if applicable, lessee furnished equipment) issued by the Seller specifying the net final contract price for the Aircraft and, if the Seller is not Airbus, from Airbus respectively;

(c)                        written confirmation from the Seller that the Purchase Documents are in full force and effect;

(d)                       written confirmation from Airbus that the Airbus Purchase Agreement is in full force and effect;

(e)                        a certificate from the Seller addressed to the Security Trustee confirming that the identification plates required to be affixed on the Aircraft and the relevant Engines pursuant to this Agreement have been affixed;

(f)                         a certificate from Airbus confirming that the Buyer Furnished Equipment has been installed on the Aircraft

(g)                        a copy of the Certificate of Airworthiness for Export issued by EASA.

10.       Payments

(a)                       Evidence that the initial rental payment due on the Delivery Date by the relevant Lessee under the relevant Lease has been paid; and

(b)                       the receipt by the relevant payees of all fees referred to in the Fees Letters which are payable on or prior to the ECA Drawdown Date.

11.       Legal opinions

The legal opinions referred to in paragraph 5 of Part I (other than the opinion referred to in paragraph (d) thereof), together with legal opinions from:

(a)                       the Manufacturer (to the extent that it is the Manufacturer’s standard practice to issue such legal opinions);

(b)                       the Engine Manufacturer (to the extent that it is the Engine Manufacturer’s standard practice to issue such legal opinions); and

(c)                        independent counsel acceptable to the ECA Finance Parties and ECGD with respect to the lex situs of the Aircraft at the time at which title to the Aircraft is transferred to the relevant Borrower and at the time at which the English Law Mortgage and (if any) Mortgage respectively become effective; and

(d)                       to the extent that the Principal Lessee is deemed to be tax resident in a jurisdiction other than its jurisdiction of incorporation, a legal opinion from independent counsel to the ECA Finance Parties and ECGD in such jurisdiction in form and substance satisfactory to the ECA Finance Parties.  This condition precedent shall only be applicable in respect of the first Loan.

12.       Airbus Remarketing Agreement

A duly executed original of the Airbus Remarketing Agreement for the relevant Aircraft.

Schedule 11
Transfer Certificate

To:                             [Security Trustee]

Transfer Certificate - Airbus [               ] Aircraft msn [               ] (the Aircraft) [NB Financed Aircraft only] - ECA Loan

This transfer certificate (Transfer Certificate) relates to a Facility Agreement dated [•] between, amongst others, (1) the banks and financial institutions referred to therein as ECA Lenders; (2) Credit Agricole Corporate and Investment Bank as the ECA Agent; (3) Credit Agricole Corporate and Investment Bank, as National Agent (4) Credit Agricole Corporate and Investment Bank as the Security Trustee; (5) Jetstream Aircraft Leasing Limited as Principal Borrower; (6) Streamline Aircraft Leasing Limited as Principal Lessee; (7) AerCap Ireland and (8) AerCap A330 Holdings Limited as Principal AerCap Obligors; (9) AerCap Holdings N.V. (the Agreement which term shall include any amendments or supplements thereto).

Terms defined or incorporated by reference in the Agreement shall, unless otherwise defined, have the same meanings when used in this Transfer Certificate.

1                               [Details of the Transferor] (the Transferor):

(a)                       confirms that the details in Part 1 of the schedule to this Transfer Certificate in respect of the Aircraft are accurate;

(b)                       requests [Details of Transferee] (the Transferee) to accept and procure, in accordance with clause 31.3 of the Agreement, the substitution of the Transferor by the Transferee in respect of the amounts and percentages in respect of the Aircraft specified in Part 2 of the schedule hereto by signing this Transfer Certificate.

2                               The Transferee hereby requests each of the Obligors and each of the Finance Parties to accept this executed Transfer Certificate as being delivered under and for the purposes of clause 31.3 of the Agreement so as to take effect in accordance with the terms thereof on the transfer date specified in Part 3 of the Schedule hereto or such later date as may be determined in accordance with the terms thereof.

3                               The Transferee:

(a)                       represents that it has received a copy of the Agreement and each relevant Loan Agreement together with such other documents and information as it has requested in connection with this transaction;

(b)                       represents that it has not relied and will not rely on the Transferor or any of the other Finance Parties to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such documents or information;

(c)                        agrees that it has not relied and will not rely on the Transferor or any of the other Finance Parties to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any party to any of the Transaction Documents or the legality, validity, priority, adequacy, effectiveness or enforceability of any of the Transaction Documents; and

(d)                       agrees that it will be bound by the provisions of the Agreement and the other Transaction Documents and will perform in accordance with the terms of the Agreement and the other Transaction Documents the obligations which by their terms are required to be performed by a ECA Lender for the Aircraft.

4                               With effect from the transfer date specified in Part 3 of the Schedule hereto, the parties to the Agreement (including in particular but without limitation the Transferee) agree that, in relation to the Aircraft and to the extent of the amounts and percentages in respect of the Aircraft specified in Part 2 of the Schedule hereto, the rights, benefits and obligations of the Transferor shall be transferred by way of novation to the Transferee in accordance with clause 31.3 of the Agreement.

5                               The Transferee confirms that its Lending Office and address for notices for the purposes of the Agreement are as set out in Part 4 of the Schedule hereto.

6                               The Transferor agrees that nothing herein or in any Transaction Document shall oblige the Transferee to (i) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations transferred pursuant hereto or (ii) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including, without limitation, the non-performance by any other party to the Transaction Documents of its obligations under any Transaction Document. The Transferee hereby acknowledges the absence of any such obligation as is referred to in (i) or (ii) above.

7                               This Transfer Certificate and any non-contractual obligations connected with it shall be governed by and construed in accordance with English law.

[Transferee]
By:

[Transferor]
By:

The Security Trustee on behalf of itself and all other parties to the Agreement (other than the Transferor).

By:

Dated: [ ]

SCHEDULE

Part 1

[Transferor’s ECA Commitment for the Aircraft	$	[	]
Transferor’s ECA Portion for the Aircraft	[		]%
Transferor’s ECA Contribution for the ECA Loan for the Aircraft	$	[	]]

Part 2

[Amount of Transferor’s ECA Commitment for the Aircraft to be transferred to Transferee	$	[	]
Amount of Transferor’s ECA Portion for the Aircraft to be transferred to Transferee	[		]%
Amount of Transferor’s ECA Contribution for the ECA Loan for the Aircraft to be transferred to Transferee	$	[	]]

Part 3

Transfer date	[	]

Part 4

Lending Office of Transferee:	Notice details:

[ ]	[	]

Schedule 12
English Law Mortgage Letter

To:                             Norton Rose LLP

3 More London Riverside

London

SE1 2 AQ

and:                       Credit Agricole Corporate and Investment Bank

9 Quai du Président Paul Doumer

92920 Paris La Défense Cedex

France

[                       ]

Dear Sirs

Financing of one Airbus [                  ] Aircraft msn [                   ] (the Aircraft)

We refer to the Facility Agreement relating to the Aircraft dated [               ] between, inter alia, [Borrower] (the Relevant Borrower), [Lessee] (the Relevant Lessee) and Credit Agricole Corporate and Investment Bank as Security Trustee (the Facility Agreement).

In this letter, unless otherwise defined herein, words and expressions defined in the Facility Agreement (whether expressly or by reference to another document) shall bear the same respective meanings when used herein.

In order to secure the Borrowers’ obligations under the Transaction Documents, the Relevant Borrower has agreed to grant in favour of Credit Agricole Corporate and Investment Bank in its capacity as Security Trustee for and on behalf of the Secured Parties an English Law Mortgage over the Aircraft (the English Law Mortgage).

The Relevant Borrower hereby irrevocably authorises Norton Rose LLP to date and deliver the English Law Mortgage as a deed as from the time that the Relevant Lessee notifies Norton Rose LLP, pursuant to the following paragraph, that the English Law Mortgage should be so dated and delivered.

The Relevant Lessee hereby undertakes to Credit Agricole Corporate and Investment Bank in its capacity as Security Trustee to procure that the Aircraft enters England or English airspace or another location the laws of which in all respects recognise the English Law Mortgage as creating a first priority English law mortgage over the Aircraft whilst the Aircraft is located in that jurisdiction no later than the date falling sixty (60) days after [the Delivery Date for the Aircraft]/[the time at which the Mortgage over the Aircraft ceases to be registered on the register of mortgages maintained by the aviation authority in the State of Registration for the Aircraft] and to notify each of Credit Agricole Corporate and Investment Bank and Norton Rose LLP in writing promptly thereupon.

This letter is to be treated as a Transaction Document for the purposes of the Facility Agreement and the other Transaction Documents.

This letter shall be governed by, and construed in accordance with, English law.

duly authorised, for and on behalf of	duly authorised, for and on behalf of
[Relevant Borrower]	[Relevant Lessee]

EXECUTION PAGE 1 of 10

THE ECA LENDERS

EXECUTED as a DEED and DELIVERED	)
for and on behalf of	)
DEKABANK DEUTSCHE GIROZENTRALE	)
by	)
its duly authorised attorney-in-fact	)
in the presence of	)

EXECUTED as a DEED and DELIVERED	)
for and on behalf of	)
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK	)
(acting through its Paris head office))
by	)
its duly authorised attorney-in-fact	)
in the presence of	)

EXECUTED as a DEED and DELIVERED	)
for and on behalf of	)
CITIBANK N.A.	)
by	)
its duly authorised attorney-in-fact	)
in the presence of	)

EXECUTED as a DEED and DELIVERED	)
for and on behalf of	)
GOVCO, LLC	)
acting by : Citibank, N.A.	)
as Administrative Agent	)

EXECUTED as a DEED and DELIVERED	)
for and on behalf of	)
APPLE BANK FOR SAVINGS	)
by	)
its duly authorised attorney-in-fact	)
in the presence of	)

EXECUTED as a DEED and DELIVERED	)
for and on behalf of	)
CREDIT SUISSE (LUXEMBOURG) S.A.	)
by	)
its duly authorised attorney-in-fact	)
in the presence of	)

THE ECA AGENTS

EXECUTED as a DEED and DELIVERED	)
for and on behalf of	)
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK	)
(acting through its Paris head office))
by	)
its duly authorised attorney-in-fact	)
in the presence of	)

EXECUTED as a DEED and DELIVERED	)
for and on behalf of	)
CITIBANK INTERNATIONAL PLC	)
)
by	)
its duly authorised attorney-in-fact	)
in the presence of	)

EXECUTION PAGE 2 of 10

THE NATIONAL AGENTS

EXECUTED as a DEED and DELIVERED	)
for and on behalf of	)
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK	)
(acting through its London office))
by	)
its duly authorised attorney-in-fact	)
in the presence of	)

EXECUTED as a DEED and DELIVERED	)
for and on behalf of	)
CITIBANK INTERNATIONAL PLC	)
)
by	)
its duly authorised attorney-in-fact	)
in the presence of	)

THE SECURITY TRUSTEE

EXECUTED as a DEED and DELIVERED	)
for and on behalf of	)
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK	)
(acting through its Paris head office))
by	)
its duly authorised attorney-in-fact	)
in the presence of	)

EXECUTION PAGE 3 of 10

THE PRINCIPAL AERCAP OBLIGORS

AERCAP IRELAND

SIGNED SEALED and DELIVERED	)
for and on behalf of	)
AERCAP IRELAND LIMITED	)
by	)
its duly authorised attorney-in-fact	)
in the presence of	)

AERCAP A330 HOLDINGS

SIGNED, SEALED and DELIVERED	)
for and on behalf of	)
AERCAP A330 HOLDINGS LIMITED	)
by	)
its duly authorised attorney-in-fact	)
in the presence of	)

THE PRINCIPAL BORROWER

EXECUTED as a DEED and DELIVERED	)
for and on behalf of	)
JETSTREAM AIRCRAFT LEASING LIMITED	)
by	)
its duly authorised attorney-in-fact	)
in the presence of	)

BORROWER

SIGNED, SEALED and DELIVERED	)
for and on behalf of	)
ALS 3 LIMITED	)
by	)
its duly authorised attorney-in-fact	)
in the presence of	)

BORROWER

SIGNED, SEALED and DELIVERED	)
for and on behalf of	)
AIRSTREAM AIRCRAFT LEASING LIMITED	)
by	)
its duly authorised attorney-in-fact	)
in the presence of	)

THE FIRST LESSEE

SIGNED, SEALED and DELIVERED	)
for and on behalf of	)
STREAMLINE AIRCRAFT LEASING LIMITED	)
by	)
its duly authorised attorney-in-fact	)
in the presence of	)

EXECUTION PAGE 4 of 10

THE ALTERNATIVE LESSEES

SIGNED, SEALED and DELIVERED	)
for and on behalf of	)
COMETSTREAM AIRCRAFT LEASING LIMITED	)
by	)
its duly authorised attorney-in-fact	)
in the presence of	)

EXECUTED as a DEED and DELIVERED	)
by SLIPSTREAM AIRCRAFT LEASING LIMITED	)
acting by	)
expressly authorised in accordance with	)
the laws of Bermuda	)
by virtue of a power of attorney granted	)
by SLIPSTREAM AIRCRAFT LEASING LIMITED	)
on 2010)
such execution being witnessed by:	)

Name, address and occupation of witness:

Signature of witness:

EXECUTED as a DEED and DELIVERED)
for and on behalf of)
NICE LOCATION S.A.R.L.)
by)
its Gérant (Managing Director))
in the presence of)

SIGNED, SEALED and DELIVERED)
for and on behalf of)
PISCESSTREAM AIRCRAFT LEASING LIMITED)
by)
its duly authorised attorney-in-fact)
in the presence of)

EXECUTED as a DEED and DELIVERED	)
by AUREASTREAM AIRCRAFT LEASING LIMITED	)
acting by	)
expressly authorised in accordance with	)
the laws of Bermuda	)
by virtue of a power of attorney granted	)
by AUREASTREAM AIRCRAFT LEASING LIMITED	)
on 2010)
such execution being witnessed by:	)

Name, address and occupation of witness:

Signature of witness:

EXECUTION PAGE 5 of 10

EXECUTED as a DEED and DELIVERED	)
by NOVASTREAM AIRCRAFT LEASING LIMITED	)
acting by	)
expressly authorised in accordance with	)
the laws of Bermuda	)
by virtue of a power of attorney granted	)
by NOVASTREAM AIRCRAFT LEASING LIMITED	)
on 2010)
such execution being witnessed by:	)

Name, address and occupation of witness:

Signature of witness:

SIGNED, SEALED and DELIVERED	)
for and on behalf of	)
STELLASTREAM AIRCRAFT LEASING LIMITED	)
by)
its duly authorised attorney-in-fact	)
in the presence of	)

EXECUTED as a DEED and DELIVERED	)
for and on behalf of	)
BIARRITZ LOCATION S.A.R.L.	)
by	)
its Gérant (Managing Director))
in the presence of	)

SIGNED, SEALED and DELIVERED	)
for and on behalf of	)
LIBRASTREAM AIRCRAFT LEASING LIMITED	)
by	)
its duly authorised attorney-in-fact	)
in the presence of	)

EXECUTED as a DEED and DELIVERED	)
by GOLDSTREAM AIRCRAFT LEASING LIMITED	)
acting by	)
expressly authorised in accordance with	)
the laws of Bermuda	)
by virtue of a power of attorney granted	)
by GOLDSTREAM AIRCRAFT LEASING LIMITED	)
on 2010)
such execution being witnessed by:	)

Name, address and occupation of witness:

EXECUTION PAGE 6 of 10

Signature of witness:
SIGNED, SEALED and DELIVERED	)
for and on behalf of	)
VIRGOSTREAM AIRCRAFT LEASING LIMITED)
by	)
its duly authorised attorney-in-fact	)
in the presence of

EXECUTED as a DEED and DELIVERED	)
by WHITESTREAM AIRCRAFT LEASING LIMITED	)
acting by	)
expressly authorised in accordance with	)
the laws of Bermuda	)
by virtue of a power of attorney granted	)
by WHITESTREAM AIRCRAFT LEASING LIMITED	)
on 2010)
such execution being witnessed by:	)

Name, address and occupation of witness:

Signature of witness:

SIGNED, SEALED and DELIVERED	)
for and on behalf of	)
LEOSTREAM AIRCRAFT LEASING LIMITED	)
by	)
its duly authorised attorney-in-fact	)

EXECUTED as a DEED and DELIVERED	)
by SILVERSTREAM AIRCRAFT LEASING LIMITED	)
acting by	)
expressly authorised in accordance with	)
the laws of Bermuda	)
by virtue of a power of attorney granted	)
by SILVERSTREAM AIRCRAFT LEASING LIMITED	)
on 2010)
such execution being witnessed by:	)

Name, address and occupation of witness:

Signature of witness:

EXECUTION PAGE 7 of 10

SIGNED, SEALED and DELIVERED		)
for and on behalf of		)
GEMINISTREAM AIRCRAFT LEASING LIMITED		)
by		)
its duly authorised attorney-in-fact		)

EXECUTED as a DEED and DELIVERED		)
by COPPERSTREAM AIRCRAFT LEASING LIMITED		)
acting by		)
expressly authorised in accordance with		)
the laws of Bermuda		)
by virtue of a power of attorney granted		)
by WHITESTREAM AIRCRAFT LEASING LIMITED		)
on 2010)
such execution being witnessed by:		)

Name, address and occupation of witness:

Signature of witness:

SIGNED and DELIVERED as a DEED	)
by	)
as attorney for	)
MAINSTREAM AIRCRAFT LEASING LIMITED	)
in the presence of	)

Signature of witness

SIGNED and DELIVERED as a DEED	)
by	)
as attorney for	)
AECAP PARTNERS 2 LIMITED	)
in the presence of	)

Signature of witness

EXECUTION PAGE 8 of 10

SIGNED and DELIVERED as a DEED by	)
as attorney for	)	Attorney-in-fact
AERVENTURE EXPORT LEASING LIMITED, in	)
the presence of:	)
Signature of Witness:	)
Name of Witness:	)
Address of Witness:	)
)
Occupation of Witness:	)

SIGNED and DELIVERED as a DEED by	)
as attorney for	)	Attorney-in-fact
AERCAP IRELAND ASSET INVESTMENT	)
2 LIMITED, in	)
the presence of:	)
Signature of Witness:	)
Name of Witness:	)
Address of Witness:	)
)
Occupation of Witness:	)

SIGNED and DELIVERED as a DEED by	)
as attorney for	)	Attorney-in-fact
STARSTREAM AIRCRAFT LEASING LIMITED, in	)
the presence of:	)
Signature of Witness:	)
Name of Witness:	)
Address of Witness:	)
)
Occupation of Witness:	)

EXECUTION PAGE 9 of 10

Owner Trustee

EXECUTED and DELIVERED as a DEED	)
by	)
WELLS FARGO BANK NORTHWEST	)
NATIONAL ASSOCIATION, not in its individual capacity	)
but solely in its capacity as owner trustee under the	)
Trust Agreement	)
by	)
its	)

in the presence of:	)

Witness:

Name:

Address:
Occupation:

LESSEE PARENTS

SIGNED and DELIVERED as a DEED	)
by	)
as attorney for	)
AERCAP PARTNERS 2 HOLDING LIMITED	)
in the presence of	)
)

Signature of witness

SIGNED and DELIVERED as a DEED by	)
as attorney for	) Attorney-in-fact
AERCAP PARTNERS 3 HOLDINGS LIMITED	)
(formerly known as AerAvolon Aircraft	)
Leasing Limited), in	)
the presence of:	)
Signature of Witness:	)
Name of Witness:	)
Address of Witness:	)
)
Occupation of Witness:	)

EXECUTION PAGE 10 of 10

SIGNED and DELIVERED as a DEED by	)
as attorney for	)	Attorney-in-fact
AERCAP IRELAND INVESTMENT 1 LIMITED, in	)
the presence of:	)
Signature of Witness:	)
Name of Witness:	)
Address of Witness:	)
)
Occupation of Witness:	)

ADMINISTRATIVE AGENT

EXECUTED as a DEED and DELIVERED			)
for and on behalf of			)
CITIBANK N.A.			)
by			)
its duly authorised attorney-in-fact			)
in the presence of			)

AERCAP HOLDINGS N.V.

EXECUTED as a DEED and DELIVERED		)
for and on behalf of		)
AERCAP HOLDINGS N.V.		)
by		)
its duly authorised attorney-in-fact		)
in the presence of:		)

Name, address and occupation of witness:

Signature of witness: